UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12
Atkore Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 28, 2026

   , 2026
Dear Atkore Stockholder:
The board of directors (the “Board”) of Atkore Inc. (“Atkore” or the “Company”), a Delaware corporation, unanimously approved an Agreement and Plan of Merger, dated as of August 2, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Atkore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Prysmian”), Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prysmian (“Merger Sub”), and, solely as provided in certain sections of the Merger Agreement, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”).
Pursuant to the Merger Agreement, at the effective time of the Merger (as defined herein) (the “Effective Time”), Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian (the “Merger”). At the Effective Time, each share of Atkore’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled for no consideration or converted in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive an amount in cash equal to $95.00, without interest and subject to applicable withholding taxes (the “Merger Consideration”).
At a special meeting of Atkore stockholders (the “Special Meeting”) to be held on    , 2026, Atkore stockholders will be asked to vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of 5:00 p.m. Eastern Time on    , 2026, the record date for the Special Meeting (the “Record Date”).
At the Special Meeting, Atkore stockholders will also be asked to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger (the “Compensation Proposal”), and to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if a quorum is not present or in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Assuming a quorum is present, approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, whether or not a quorum is present.
The Board has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Atkore and its stockholders; (ii) determined that it is in the best interests of Atkore and its stockholders and declared it advisable to enter into the Merger Agreement; (iii) approved the execution and delivery by Atkore of the Merger Agreement, the performance by Atkore of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (iv) resolved to recommend that the stockholders of Atkore approve the Merger and adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to the stockholders of Atkore for its adoption.
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
The Record Date is 5:00 p.m. Eastern Time on    , 2026. Your vote is very important, regardless of the number of shares of Common Stock you own.

Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger will not be completed. Approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the Merger, and the votes of Atkore stockholders on the Compensation Proposal and the Adjournment Proposal will not have any bearing on whether the Merger is consummated.
Atkore will hold the Special Meeting solely by means of remote communication via the internet. All holders of record of shares of Common Stock as of the Record Date will be able to attend, vote and participate in the Special Meeting by remote communication. Whether or not you expect to attend the Special Meeting, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. Record holders of shares of Common Stock may submit a proxy to vote their shares of Common Stock in advance of the Special Meeting by any of the following means, as instructed on your proxy card:
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Internet. You may submit a proxy electronically via the internet by following the instructions on your enclosed proxy card. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on    , 2026, the day prior to the Special Meeting.

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Telephone. You may submit a proxy by telephone by following the instructions set forth on your enclosed proxy card. The telephone number is toll-free (within the U.S. and Canada), at no charge to the holders of shares of Common Stock. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on    , 2026, the day prior to the Special Meeting.

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Mail. You may indicate your vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid reply envelope. If you vote this way, make sure you mail your proxy card early enough so that it is received prior to the closing of the polls at the Special Meeting.

•	Virtually. You may vote your shares of Common Stock at the Special Meeting if you attend the Special Meeting, which will be held virtually at www.virtualshareholdermeeting.com/ATKR2026SM.
The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not be permitted to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
Submitting a proxy will not prevent you from attending the Special Meeting and voting virtually, and it will help to secure a quorum and avoid added solicitation costs. Any record holder of Common Stock entitled to vote at the Special Meeting and who is present at the Special Meeting may vote virtually, thereby revoking any previous proxy. Record holders of shares of Common Stock entitled to vote at the Special Meeting may also revoke their proxy in writing at any time before the Special Meeting in the manner described in the accompanying proxy statement. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, the foregoing instructions do not apply to you, and you must follow the instructions on the enclosed voting instruction card furnished by your bank, brokerage firm or other nominee to revoke your proxy.
The obligations of Prysmian and Atkore to complete the Merger are subject to the satisfaction or waiver of several conditions. The accompanying proxy statement contains detailed information about Prysmian, Atkore, the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We encourage you to read the proxy statement carefully and in its entirety before voting.

On behalf of the Board and the management of Atkore, we thank you for your support.
Sincerely,

Michael V. Schrock
Chairman of the Board of Directors
Atkore Inc.
The accompanying proxy statement is dated    , 2026 and, together with the enclosed proxy card, is first being mailed to Atkore stockholders on or about    , 2026.

Atkore Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on    , 2026
Dear Atkore Inc. Stockholder:
We are pleased to invite you to attend the special meeting (the “Special Meeting”) of stockholders of Atkore Inc. (“Atkore”). Atkore will hold the Special Meeting solely by means of remote communication via the internet. The Special Meeting will be held on    , 2026, at     Eastern Time, virtually at www.virtualshareholdermeeting.com/ATKR2026SM for the following purposes:
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to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 2, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Atkore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Prysmian”), Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prysmian (“Merger Sub”), and, solely as provided in certain sections of the Merger Agreement, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”), a copy of which is attached as Annex A to the accompanying proxy statement of which this notice is a part, pursuant to which, among other things, at the effective time of the Merger (as defined below), Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian (the “Merger” and such proposal, the “Merger Proposal”);

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to cast an advisory (non-binding) vote on a proposal to approve the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger (the “Compensation Proposal”); and

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to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if a quorum is not present or in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Atkore will transact no other business at the Special Meeting. Please refer to the accompanying proxy statement of which this notice is a part for further information with respect to the business to be transacted at the Special Meeting.
The board of directors of Atkore (the “Board”) has fixed 5:00 p.m. Eastern Time on    , 2026 as the record date for the Special Meeting (the “Record Date”). Only holders of record of shares of Atkore’s common stock, par value $0.01 per share (“Common Stock”), on the Record Date are entitled to notice of and vote at the Special Meeting or at any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available at the executive offices of Atkore at 16100 South Lathrop Avenue, Harvey, IL 60426 for inspection by any Atkore stockholder for any purpose germane to the Special Meeting during ordinary business hours for the 10 days preceding the Special Meeting. The list will also be available for examination by stockholders during the Special Meeting at www.virtualshareholdermeeting.com/ATKR2026SM.
The Board has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Atkore and its stockholders; (ii) determined that it is in the best interests of Atkore and its stockholders and declared it advisable to enter into the Merger Agreement; (iii) approved the execution and delivery by Atkore of the Merger Agreement, the performance by Atkore of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (iv) resolved to recommend that the stockholders of Atkore approve the Merger and adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to the stockholders of Atkore for its adoption.
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

The Record Date is 5:00 p.m. Eastern Time on    , 2026. Your vote is very important, regardless of the number of shares of Common Stock you own. Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger will not be completed. Approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the Merger, and the votes of Atkore stockholders on the Compensation Proposal and the Adjournment Proposal will not have any bearing on whether the Merger is consummated.
Whether or not you expect to attend the Special Meeting, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. Record holders of shares of Common Stock may submit a proxy to vote their shares of Common Stock in advance of the Special Meeting by any of the following means, as instructed on your proxy card:
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Internet. You may submit a proxy electronically via the internet by following the instructions on your enclosed proxy card. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on    , 2026, the day prior to the Special Meeting.

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Telephone. You may submit a proxy by telephone by following the instructions set forth on your enclosed proxy card. The telephone number is toll-free (within the U.S. and Canada), at no charge to the holders of shares of Common Stock. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on    , 2026, the day prior to the Special Meeting.

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Mail. You may indicate your vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid reply envelope. If you vote this way, make sure you mail your proxy card early enough so that it is received prior to the closing of the polls at the Special Meeting.

•	Virtually. You may vote your shares of Common Stock at the Special Meeting if you attend the Special Meeting, which will be held virtually at www.virtualshareholdermeeting.com/ATKR2026SM.
The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not be permitted to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
The enclosed proxy statement provides a detailed description of the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We urge you to read the proxy statement carefully and in its entirety, including the annexes and the documents incorporated by reference into the proxy statement. If you have any questions concerning the Merger, the Merger Agreement, the other transactions contemplated by the Merger Agreement or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Common Stock, please contact Atkore’s proxy solicitor:
Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders May Call Toll Free: (877) 687-1875 (From the US and Canada)
(877) 687-1875 (All other Countries)
Banks & Brokers May Call Collect: (212) 750-5833

By Order of the Board of Directors,

Daniel S. Kelly Vice President, General Counsel & Corporate Secretary

Harvey, IL
   , 2026

ADDITIONAL INFORMATION
This proxy statement incorporates by reference important business and financial information about Atkore from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your request. You can obtain physical copies of the documents incorporated by reference into this proxy statement without charge by requesting them in writing or by telephone from our proxy solicitor at the following address and telephone numbers:
Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders May Call Toll Free: (877) 687-1875 (From the US and Canada)
(877) 687-1875 (All other Countries)
Banks & Brokers May Call Collect: (212) 750-5833
You may also consult Atkore’s website for more information about Atkore. Atkore’s website is www.atkore.com. Information contained on or connected to any website referenced in this proxy statement is not incorporated by reference into this proxy statement or in any other report or document we file with the U.S. Securities and Exchange Commission (the “SEC”), and any website references are intended to be inactive textual references only, unless expressly noted.
If you would like to request any physical copies of documents incorporated by reference into this proxy statement, please do so by    , 2026 in order to receive them before the Special Meeting.
For a more detailed description of the documents incorporated by reference into this proxy statement and how you may obtain them, see “Where You Can Find More Information.”

ABOUT THIS PROXY STATEMENT
This proxy statement constitutes a proxy statement for Atkore under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and notice of meeting with respect to the Special Meeting of stockholders of Atkore.
You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated     , 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. Our mailing of this proxy statement to Atkore stockholders will not create any implication to the contrary.
Information contained in this proxy statement regarding Atkore has been provided by Atkore, and information contained in this proxy statement regarding Prysmian, Merger Sub and Guarantor has been provided by Prysmian.
Unless otherwise indicated or as the context otherwise requires, as used in this proxy statement:
•	“Atkore,” “the Company,” “we,” “us” or “our” refer to Atkore Inc., a Delaware corporation;
•	“Prysmian” refers to Prysmian S.p.A., a company organized under the laws of the Republic of Italy;
•	“Merger Sub” refers to Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prysmian;
•	“Guarantor” refers to Prysmian Cables and Systems USA, LLC, a Delaware limited liability company;
•	“stockholders” or “Atkore stockholders” refer only to holders of shares of Common Stock as of the Record Date; and
•
“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of August 2, 2026, as it may be amended from time to time, by and among Atkore, Prysmian, Merger Sub and, solely as provided in certain sections of the Merger Agreement, Guarantor, a copy of which is attached as Annex A to this proxy statement.

i

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For a more complete description of the Merger (as defined herein) contemplated by the Agreement and Plan of Merger, dated as of August 2, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Atkore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Prysmian”), Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prysmian (“Merger Sub”), and, solely as provided in certain sections of the Merger Agreement, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”), you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement. Any document or agreement summarized or referred to in this proxy statement is qualified in its entirety by reference to the full text of such document or agreement insofar as such document is attached as an annex hereto or incorporated by reference herein. All references in this proxy statement to terms defined in the notice to which this proxy statement is attached, and which are not otherwise defined in this proxy statement, have the respective meanings provided in that notice. All references to capitalized terms not defined herein or in the notice to which this proxy statement is attached have the respective meanings ascribed to them in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement.
The Parties to the Merger
Atkore Inc.
Atkore, a Delaware corporation, is a leading manufacturer of Electrical products primarily for the non-residential construction and renovation markets, as well as residential markets, and Safety & Infrastructure products for the construction and industrial markets. The Electrical segment manufactures high quality products used in the construction of electrical power systems including conduit, cable and installation accessories. The Safety & Infrastructure segment designs and manufactures solutions including metal framing, mechanical pipe, perimeter security and cable management for the protection and reliability of critical infrastructure.
Shares of Atkore’s common stock, par value $0.01 per share (the “Common Stock”), trade on the New York Stock Exchange (“NYSE”) under the symbol “ATKR.” Atkore’s principal executive offices are located at 16100 South Lathrop Avenue, Harvey, IL 60426, and Atkore’s telephone number is (708) 339-1610.
Additional information regarding Atkore is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”
Prysmian S.p.A.
Prysmian, a company organized under the laws of the Republic of Italy, is a leading provider of solutions for energy and digital connections, delivering major electrical transmission projects on land and at sea, modernizing power grids and unlocking renewable energy, electrification and digital connectivity worldwide. The company combines engineering excellence with sustainability-driven innovation, enabled by its 34,000 employees, 109 production facilities and 30 R&D centers in over 50 countries.
Prysmian’s ordinary shares, without nominal value, trade on the Italian Stock Exchange under the symbol “PRY.” Prysmian’s principal executive offices are located at Via Chiese 6, 20126 Milan, Italy, and Prysmian’s telephone number is +39 02 6449.1.
Trinity Merger Sub, Inc.
Merger Sub, a Delaware corporation and wholly owned subsidiary of Prysmian, was formed for the sole purpose of acquiring Atkore, including by effecting the Merger, and conducts no other business. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian.
Merger Sub’s principal executive offices are located at 4 Tesseneer Drive, Highland Heights, KY 41076, and Merger Sub’s telephone number is (859) 572-8000.
Prysmian Cables and Systems USA, LLC
Guarantor, a Delaware limited liability company and wholly owned subsidiary of Prysmian, is a party to the transaction solely as provided in certain sections of the Merger Agreement.

Guarantor’s principal executive offices are located at 4 Tesseneer Drive, Highland Heights, KY 41076, and Guarantor’s telephone number is (859) 572-8000.
Overview of the Merger
On August 2, 2026, Atkore, Prysmian and Merger Sub entered into the Merger Agreement. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian (the “Merger”). As a result of the Merger, Prysmian will acquire Atkore.
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled for no consideration or converted in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive an amount in cash equal to $95.00, without interest and subject to applicable withholding taxes (the “Merger Consideration”). For more information, see “The Merger Agreement—Merger Consideration.”
The completion of the Merger is subject to certain conditions. For more information, see “The Merger Agreement—Conditions to Completion of the Merger.”
The terms and conditions of the Merger and the related transactions are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety.
Key Terms of the Merger Agreement
Merger Consideration
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled for no consideration or converted in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will automatically be canceled and will cease to exist, and each holder thereof will thereafter have no rights with respect to such securities, except the right to receive the Merger Consideration.
All shares of Common Stock owned directly by Prysmian, Atkore (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time will be automatically canceled and will cease to exist, and no consideration will be delivered in exchange therefor, as described under “The Merger Agreement—Merger Consideration.” All shares of Common Stock owned by any wholly owned subsidiary of Prysmian (other than Merger Sub) or any wholly owned subsidiary of Atkore immediately prior to the Effective Time will be automatically converted into such number of shares of the surviving corporation so as to maintain relative ownership percentages.
Conditions to Completion of the Merger
The obligations of each of Atkore, Prysmian and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following conditions:
•	adoption by Atkore’s stockholders of the Merger Agreement;
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the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of any applicable waiting period of, or receipt of clearance or approval of, certain other governmental entities, including in Austria, Australia and Canada; and

•	the absence of any law or governmental order in effect that prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement.
In addition, the obligations of Atkore to complete the Merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:
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the representations and warranties of Prysmian and Merger Sub relating to (i) Prysmian’s and Merger Sub’s legal organization and good standing, (ii) the corporate power and authority of Prysmian and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby and

(iii) brokers and finders, in each case, being true and correct in all material respects, at and as of the date of the Merger Agreement and the closing of the Merger (the “Closing”), as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);
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the other representations and warranties of Prysmian and Merger Sub being true and correct at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by the Merger Agreement;

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the performance in all material respects of all obligations and compliance in all material respects with all covenants in the Merger Agreement required to be performed or complied with by Prysmian and Merger Sub prior to the Closing; and

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receipt of a certificate, dated as of the closing date of the Merger and duly executed on behalf of Prysmian and Merger Sub by a duly authorized officer of Prysmian and Merger Sub, certifying that (in his or her capacity as such and not in his or her personal capacity and without any personal liability) the conditions above have been satisfied.

In addition, the obligations of Prysmian and Merger Sub to complete the Merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:
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the representations and warranties of Atkore relating to (i) organization, good standing and qualification, (ii) the authorized and outstanding capital stock of Atkore and (iii) the absence of certain changes, in each case, being true and correct, at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, except, with respect to the capital structure representations, for de minimis inaccuracies;

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the representations and warranties of Atkore relating to (i) certain capital structure matters, (ii) corporate authority and approval, (iii) governmental filings and no violations (solely with respect to Atkore), (iv) takeover statutes and no rights plan and (v) brokers and finders, in each case, being true and correct in all material respects, at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

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the representations and warranties of Atkore that are qualified by a “Company Material Adverse Effect” (as defined in the section titled “The Merger Agreement—Representations and Warranties”) qualification being true and correct in all respects as so qualified at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

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the other representations and warranties of Atkore being true and correct (without giving effect to any qualification as to the materiality contained therein) at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

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the performance in all material respects of all obligations and compliance in all material respects with all covenants in the Merger Agreement required to be performed or complied with by Atkore prior to the Closing;

•	the absence, since the date of the Merger Agreement, of any Company Material Adverse Effect; and
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receipt of a certificate, dated as of the closing date of the Merger and duly executed on behalf of Atkore by Atkore’s duly authorized officer, certifying that (in his or her capacity as such and not in his or her personal capacity and without any personal liability) the first six conditions above have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of Atkore and Prysmian. In addition, the Merger Agreement may be terminated and the Merger may be abandoned by either Atkore or Prysmian under specific circumstances. For a description of the circumstances under which the Merger Agreement may be terminated and the Merger may be abandoned, see “The Merger Agreement—Termination of the Merger Agreement.”
Termination Fees
The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, a termination fee of $115,920,000 (the “Company Termination Fee”) may be payable by Atkore to Prysmian. For a description of the circumstances under which Atkore may be required to pay the Company Termination Fee, see “The Merger Agreement—Termination of the Merger Agreement.”
The Special Meeting
Date, Time and Place
The Special Meeting will be held solely by means of remote communication via the internet. All holders of record of shares of Common Stock as of 5:00 p.m. Eastern Time on     , 2026, the record date for the Special Meeting (the “Record Date”), will be able to attend, vote and participate in the Special Meeting by remote communication. The Special Meeting will be held on    , 2026, at     Eastern Time, virtually at www.virtualshareholdermeeting.com/ATKR2026SM. In order to attend the Special Meeting and vote electronically during the Special Meeting, holders of record of shares of Common Stock as of the Record Date will need the 16-digit control number found on the enclosed proxy card.
Any beneficial holders that hold their shares of Common Stock in “street name” by a bank, brokerage firm or other nominee who do not have a 16-digit control number and want to attend the Special Meeting should follow the instructions provided on the voting instruction form provided by their broker, bank or other nominee. Such holders that wish to vote at the Special Meeting must obtain a legal proxy executed in their favor from their bank, broker or other nominee prior to the Special Meeting and submit such legal proxy at the Special Meeting in order to vote virtually at the Special Meeting.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of Common Stock entitled to vote at the Special Meeting will be asked to consider and vote on the following:
•
a proposal to adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and which is further described in the section titled “The Merger Agreement,” pursuant to which, among other things, at the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian (the “Merger Proposal”);

•
an advisory (non-binding) proposal to approve the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger (the “Compensation Proposal”); and

•
a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if a quorum is not present or in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger will not be completed. Approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the Merger, and the votes of Atkore stockholders on the Compensation Proposal and the Adjournment Proposal will not have any bearing on whether the Merger is consummated.
Record Date; Stockholders Entitled to Vote
The Record Date for the Special Meeting is 5:00 p.m. Eastern Time on    , 2026. Only record holders of shares of Common Stock as of the Record Date are entitled to notice of and vote at the Special Meeting or at any adjournment or postponement thereof. As of the Record Date,     shares of Common Stock were outstanding.
Quorum
No business may be transacted at the Special Meeting unless a quorum is present. The holders of record of a majority of the outstanding shares of Common Stock as of the Record Date, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Shares for which valid proxies are delivered or that are held of record by an Atkore stockholder who attends the Special Meeting virtually will be considered part of the quorum.
In addition, if your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee and you obtain a “legal proxy” executed in your favor from your bank, brokerage firm or other nominee, attend the Special Meeting virtually and submit such “legal proxy” at the Special Meeting, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Special Meeting, it is deemed present for quorum purposes for the remainder of the Special Meeting and for any adjourned Special Meeting. All shares of Common Stock represented and entitled to vote at the Special Meeting, including shares of Common Stock that are represented by proxy but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.
If a quorum is not present virtually or represented, or if a quorum is present virtually or represented but there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Special Meeting may be adjourned by the vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, subject to the prior written consent of Prysmian in certain circumstances, as required by the Merger Agreement. The Special Meeting may also be adjourned by the chairperson of the meeting.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
Assuming a quorum is present, approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, assuming a quorum is present, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Assuming a quorum is present, failures to vote will have no effect on the vote for the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, whether or not a quorum is present. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.
Whether or not you expect to attend the Special Meeting, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. The failure to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal. You can subsequently change your vote as described below.
If you properly complete and sign your proxy card but do not indicate how your shares of Common Stock should be voted on a proposal, the shares of Common Stock represented by your proxy will be voted in accordance with the recommendation of the Board, which is “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not be permitted to vote your shares of Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal. For more information about the Special Meeting, see “The Special Meeting” and “Proposals for the Special Meeting.”

Recommendation of the Board; Reasons for the Merger
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
In evaluating the Merger, the Board consulted with Atkore’s management team and legal and financial advisors and, after consideration of the various factors discussed in “The Merger—Recommendation of the Board; Reasons for the Merger,” the Board unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Atkore and its stockholders; (ii) determined that it is in the best interests of Atkore and its stockholders and declared it advisable to enter into the Merger Agreement; (iii) approved the execution and delivery by Atkore of the Merger Agreement, the performance by Atkore of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (iv) resolved to recommend that the stockholders of Atkore approve the Merger and adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to the stockholders of Atkore for its adoption.
For more information regarding the factors considered by the Board in reaching its decision to recommend the adoption of the Merger Agreement, see “The Merger—Recommendation of the Board; Reasons for the Merger.”
Opinions of Atkore’s Financial Advisors
Opinion of Citigroup Global Markets Inc.
Atkore retained Citigroup Global Markets Inc. (“Citi”) as its financial advisor in connection with a possible transaction involving Prysmian. In connection with Citi’s engagement, Atkore requested that Citi evaluate the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration pursuant to the Merger Agreement. On August 2, 2026, at a meeting of the Board held to evaluate the Merger and at which the Merger Agreement was approved, Citi rendered to the Board an oral opinion, confirmed by delivery of a written opinion, dated August 2, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Citi’s written opinion, dated August 2, 2026, to the Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi’s opinion in the section titled “The Merger—Opinions of Atkore’s Financial Advisors—Opinion of Citigroup Global Markets Inc.” is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Board (in its capacity as such) in connection with its evaluation of the Merger and was limited to the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration pursuant to the Merger Agreement. Citi’s opinion did not address any other terms, aspects or implications of the Merger. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Merger.
For more information, see the section titled “The Merger—Opinions of Atkore’s Financial Advisors—Opinion of Citigroup Global Markets Inc.”
Opinion of J.P. Morgan Securities LLC
Atkore retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with a possible transaction involving Prysmian. In connection with J.P. Morgan’s engagement, Atkore requested that J.P. Morgan evaluate the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration pursuant to the Merger Agreement. On August 2, 2026, at a meeting of the Board held to evaluate the Merger and at which the Merger Agreement was approved, J.P. Morgan rendered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated August 3, 2026, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated August 3, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Atkore’s stockholders are urged to read J.P. Morgan’s opinion in its entirety.
J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, was directed only to the consideration to be paid to the holders of Common Stock in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of any other consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Atkore or as to the underlying decision by Atkore to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. J.P. Morgan’s opinion does not constitute a recommendation to any stockholder of Atkore as to how any stockholder of Atkore should vote with respect to the Merger or any other matter. For a description of the opinion that the Board received from J.P. Morgan, see the section titled “The Merger—Opinions of Atkore’s Financial Advisors—Opinion of J.P. Morgan Securities LLC.”
Interests of Atkore’s Directors and Executive Officers in the Merger; Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger
You should be aware that Atkore’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Atkore’s stockholders generally. The Board was aware of these interests and considered them when evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the Merger and in making its recommendation. As described in more detail in the sections titled “The Merger—Interests of Atkore’s Directors and Executive Officers in the Merger” and “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger,” these interests may include the following, among others:
•	accelerated vesting of Atkore equity-based awards at the Effective Time and their cancellation and conversion into the right to receive a cash payment based on the Merger Consideration;
•
eligibility of executive officers to receive severance payments and/or benefits under Atkore’s Severance and Retention Policy for Senior Management effective July 10, 2017 (the “Executive Severance Policy”) upon a qualifying termination of employment;

•	eligibility of James W. Alvey, our Vice President and Chief Accounting Officer, for a cash retention award approved by the Human Resources and Compensation Committee of the Board;
•	payouts of pro-rated annual bonuses for the year in which the Effective Time occurs as provided for under the Merger Agreement; and
•
certain indemnification arrangements for Atkore’s current and former officers and directors and certain other indemnified persons, and the continuation of certain insurance arrangements, in each case for six years after the Effective Time.

Material U.S. Federal Income Tax Consequences of the Merger
The exchange of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a U.S. holder (as defined in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.
For a more complete discussion of the material U.S. federal income tax consequences of the Merger, see the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” The tax consequences of the Merger to any holder of Common Stock will depend on such holder’s particular facts and circumstances. All holders of Common Stock should consult with a tax advisor in regard to the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Merger to them.

Regulatory Approvals
Atkore and Prysmian have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate and make effective the Merger as promptly as practicable after the date of the Merger Agreement, including to obtain the required regulatory approvals for the Merger, and Prysmian has agreed to use reasonable best efforts to take all actions necessary to avoid or eliminate regulatory impediments to the Merger so as to enable the closing of the Merger to occur as promptly as practicable, including agreeing to specified divestitures and other remedial actions affecting Atkore’s business, subject to negotiated limitations. For a summary of such actions, see “The Merger Agreement—Covenants and Agreements.”
United States Antitrust
Under the HSR Act, the Merger may not be completed until certain information and materials have been provided by Atkore and Prysmian to the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the U.S. Federal Trade Commission (the “FTC”), and the applicable waiting period under the HSR Act (or any extension thereof) has expired or been terminated. The parties filed the required HSR Act notifications with the Antitrust Division and the FTC on August 14, 2026. On that basis, the applicable waiting period under the HSR Act is expected to expire at 11:59 p.m. Eastern Time on September 14, 2026, unless earlier terminated by the FTC.
Other Jurisdictions
The Merger will entail pre-closing filings to national merger control authorities in Austria, Australia and Canada. Under jurisdiction-specific laws, the Merger Agreement would require Prysmian and Atkore to submit notifications to the antitrust authorities of each of these countries prior to the closing date of the Merger, and antitrust authorities thereof would have jurisdiction to conduct staged reviews, request information, pause their review, and issue governmental orders that could prohibit the Merger. The transactions contemplated by the Merger Agreement cannot be completed until Prysmian and Atkore obtain all necessary clearances or the applicable waiting periods have expired or been terminated in each of these jurisdictions.
The Antitrust Division, the FTC and foreign antitrust authorities frequently scrutinize the legality of transactions, such as the Merger, under antitrust, competition and trade regulation law (the “Antitrust Laws”). At any time before or after the Merger, the Antitrust Division, the FTC or a foreign antitrust authority could take action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial businesses or assets of Atkore, Prysmian or their respective affiliates. Private parties may also bring legal actions under the Antitrust Laws in certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, of the result.
For more information regarding the regulatory approvals, see “The Merger—Regulatory Approvals.”
Appraisal Rights
Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if the Merger is completed and certain conditions under Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of shares of Common Stock who (i) have delivered a written demand for appraisal of such holder’s or owner’s shares of Common Stock in compliance with Section 262 of the DGCL to Atkore prior to the vote on the Merger Proposal, (ii) do not vote, in person or by proxy, in favor of the Merger Proposal, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time, and (iv) otherwise comply with the statutory requirements set forth in Section 262 of the DGCL are entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Merger Consideration, for the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the “fair value.” The “fair value” of such shares of Common Stock, as determined by the Delaware Court of Chancery, may be less than, equal to or more than the Merger Consideration. A holder of record or beneficial owner of shares of Common Stock must satisfy the requirements of Section 262 of the DGCL to exercise and perfect appraisal rights and follow precisely the statutory procedures pursuant to Section 262 of the DGCL in a timely manner. Failure to comply strictly with these procedures will result in a loss of appraisal rights. These procedures are described in the section titled “Appraisal Rights” and Section 262 of the DGCL, which governs such rights and procedures and may be accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein.

Market Price and Dividend Data of Common Stock
Shares of Common Stock are listed for trading on the NYSE under the symbol “ATKR.” On July 31, 2026, the last trading day prior to the public announcement of the Merger, the closing price for the shares of Common Stock on the NYSE was $72.96 per share. On    , 2026, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Common Stock on the NYSE was $    per share. For current price information, you are urged to consult publicly available sources.
On July 30, 2026, the Board declared a quarterly cash dividend of $0.33 per share of Common Stock, payable on August 28, 2026, to stockholders of record as of August 18, 2026. Pursuant to the Merger Agreement, Atkore may not, without Prysmian’s prior written consent, declare, set aside, authorize or pay any dividend or distribution on the Common Stock during the period from the date of the Merger Agreement through the Effective Time, other than regular quarterly dividends in an amount no greater than $0.33 per share per quarter, paid at such times and in a manner consistent with Atkore’s historical quarterly dividend practice.
See “Market Price and Dividend Data” for additional information.

QUESTIONS AND ANSWERS
The following are some questions that you, as an Atkore stockholder, may have regarding the Merger and the other matters being considered at the Special Meeting, and the answers to those questions. Atkore urges you to carefully read the remainder of this proxy statement, including the documents incorporated by reference herein and the annexes attached to this proxy statement, in its entirety because the information in this section does not provide all of the information that might be important to you with respect to the Merger Agreement, the Merger and the other matters being considered at the Special Meeting. Important qualifications with respect to the representations, warranties, covenants and agreements included in the Merger Agreement are set forth in the section of this proxy statement titled “The Merger Agreement.”
Questions and Answers About the Merger
Q:	What is the Merger?
A:
Atkore and Prysmian have entered into the Merger Agreement that is described in this proxy statement, pursuant to which, at the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian. As a result of the Merger, Prysmian will acquire Atkore. Following the Effective Time, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Atkore will no longer be required to file periodic reports with the SEC on account of the Common Stock. A copy of the Merger Agreement is attached as Annex A to this proxy statement. See “The Merger—Overview of the Merger.”

Q:	What will I receive if the Merger is completed?
A:
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled for no consideration or converted in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive an amount in cash equal to $95.00, without interest and subject to applicable withholding taxes.

Q:	What is the market price of the Common Stock?
A:
On     , 2026, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Common Stock on the NYSE was $   per share. For current price information, you are urged to consult publicly available sources. See “Market Price and Dividend Data.”

Q:	What is the premium represented by the Merger Consideration?
A:
The Merger Consideration of $95.00 in cash represents a premium of approximately 30% to Atkore’s closing share price of $72.96 on July 31, 2026, the last trading day prior to the public announcement of the Merger, and approximately 57% to Atkore’s closing share price of $60.69 on September 29, 2025, the last trading day before Atkore announced its initial strategic review.

Q:	What effect will the Merger have on Atkore?
A:
At the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian. As a result of the Merger, Prysmian will acquire Atkore. Following the Effective Time, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Atkore will no longer be required to file periodic reports with the SEC on account of the Common Stock.

Q:	How will I receive the Merger Consideration to which I am entitled?
A:
As soon as reasonably practicable following the Effective Time (and in any event not later than the fifth business day following the closing date of the Merger), the paying agent will send to each holder of record of a stock certificate that formerly represented outstanding shares of Common Stock a letter of transmittal and instructions advising such stockholder how to surrender certificates in exchange for the Merger Consideration. Upon receipt of (1) surrendered certificates (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond) with respect to shares of Common Stock and (2) a signed letter of transmittal

(in the case of Common Stock represented by stock certificates) and such other documents as may be required by the paying agent, the holder of such certificate will be entitled to receive the Merger Consideration, without interest and subject to applicable withholding taxes, and the surrendered certificates will be canceled.
Any holder of book-entry shares of Common Stock will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the Merger Consideration to which such holder is entitled to receive in the Merger. Each holder of record of one or more book-entry shares converted into the Merger Consideration pursuant to the Merger Agreement will automatically upon the Effective Time be entitled to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock previously represented by such book-entry shares, and the book-entry shares of such holder will be canceled.
No interest will be paid or will accrue on any cash payable upon surrender of any certificates or conversion of any book-entry shares that formerly represented outstanding shares of Common Stock.
Q:	What will holders of Atkore equity-based awards receive in the Merger?
A:
Options: At the Effective Time, each option to purchase shares of Common Stock (a “Company Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product obtained by multiplying (A) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option by (B) the total number of shares of Common Stock underlying such Company Option.

Underwater Options: At the Effective Time, each Company Option with an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be canceled for no consideration.
Restricted Stock Units: At the Effective Time, each award of restricted stock units with respect to shares of Common Stock (a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company RSU. Any Company RSUs granted to an Atkore employee after August 2, 2026, if any and to the extent outstanding and unvested immediately prior to the Effective Time, will be converted into the contingent right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company RSU, with such contingent right remaining subject to the same terms and conditions (including vesting schedule and pro rata vesting upon a qualifying termination of employment), that applied to such Company RSU immediately prior to the Effective Time.
Performance Restricted Stock Units: At the Effective Time, each award of performance restricted stock units with respect to shares of Common Stock (a “Company PSU”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company PSU. The number of shares of Common Stock underlying a Company PSU will be determined in accordance with the applicable terms of such Company PSU.
Deferred Stock Units: At the Effective Time, each award of deferred stock units with respect to shares of Common Stock (a “Company DSU”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company DSU.
For additional information on Atkore’s equity awards, including the interests of Atkore’s directors and executive officers in the Merger and the Merger-related compensation which may be payable to Atkore’s named executive officers, see “The Merger—Interests of Atkore’s Directors and Executive Officers in the Merger” and “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger,” respectively.

Q:	When do you expect the Merger to be completed?
A:
The Merger is targeted to close by calendar year end 2026, subject to approval by Atkore stockholders holding at least a majority of outstanding shares of Common Stock, regulatory approvals and other customary closing conditions.

As described in the sections titled “The Merger Agreement—Conditions to Completion of the Merger” and “The Merger—Regulatory Approvals” of this proxy statement, completion of the Merger is conditioned on, among other things, approval of the Merger Proposal by Atkore stockholders, the expiration or termination of the applicable waiting period under the HSR Act, the expiration of any applicable waiting period of, or receipt of clearance or approval of, certain other governmental entities, including in Austria, Australia and Canada, and the absence of any law or governmental order that prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement.
The parties filed the required HSR Act notifications with the Antitrust Division and the FTC on August 14, 2026. On that basis, the applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m. Eastern Time on September 14, 2026, unless earlier terminated by the FTC.
At any time before or after the Merger, the Antitrust Division, the FTC, or a foreign antitrust authority could take action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial businesses or assets of Atkore, Prysmian or their respective affiliates. Private parties may also bring legal actions under the Antitrust Laws in certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, of the result.
Neither Atkore nor Prysmian can predict the actual date on which the Merger will be completed because completion is subject to conditions beyond each company’s control.
Q:	Is Prysmian’s obligation to complete the Merger subject to Prysmian receiving financing?
A:	No. Prysmian’s obligations under the Merger Agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the Merger.
Q:	What happens if the Merger is not completed?
A:
If the Merger Proposal is not approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date, or if the Merger is not completed for any other reason, Atkore stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Common Stock pursuant to the Merger Agreement. Instead, Atkore will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Atkore will continue to file periodic reports with the SEC. See “The Merger—Effect on Atkore If the Merger Is Not Completed.”

If the Merger Agreement is terminated, under certain specified circumstances, Atkore may be required to pay Prysmian the Company Termination Fee, equal to $115,920,000. See “The Merger Agreement—Termination of the Merger Agreement.”
Q:	What are the expected material U.S. federal income tax consequences of the Merger to a holder of Common Stock?
A:	The exchange of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.
For U.S. federal income tax purposes, a U.S. holder (as defined in the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) of Common Stock who exchanges shares of Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.
For a more complete description of the U.S. federal income tax consequences of the Merger, see the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” The tax consequences of the Merger to any holder of Common Stock will depend on such holder’s particular facts and circumstances. All holders of Common Stock should consult with a tax advisor in regard to the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Merger to them.
Questions and Answers About the Special Meeting
Q:	Why am I receiving this proxy statement?
A:
In order to complete the Merger, among other conditions, holders of a majority of the outstanding shares of Common Stock as of the Record Date must approve the Merger Proposal. Atkore will hold the Special Meeting to obtain such Atkore stockholder approval. This proxy statement, including its annexes, contains or incorporates by reference important information about Atkore, the Merger and the Special Meeting. This proxy statement also contains important information about Prysmian and the other parties to the Merger Agreement. You should read all of the available information carefully and in its entirety.

Q:	When and where will the Special Meeting be held?
A:
The Special Meeting will be held solely by means of remote communication via the internet. All holders of record of shares of Common Stock as of 5:00 p.m. Eastern Time on     , 2026, the Record Date for the Special Meeting, will be able to attend, vote and participate in the Special Meeting by remote communication. The Special Meeting will be held on     , 2026, at      Eastern Time, virtually at www.virtualshareholdermeeting.com/ATKR2026SM. In order to attend the Special Meeting and vote electronically during the Special Meeting, holders of record of shares of Common Stock as of the Record Date will need the 16-digit control number found on the enclosed proxy card.

Any beneficial holders that hold their shares of Common Stock in “street name” by a bank, brokerage firm or other nominee who do not have a 16-digit control number and want to attend the Special Meeting should follow the instructions provided on the voting instruction form provided by their broker, bank or other nominee. Such holders that wish to vote at the Special Meeting must obtain a legal proxy executed in their favor from their bank, broker or other nominee prior to the Special Meeting and submit such legal proxy at the Special Meeting in order to vote virtually at the Special Meeting.
Online access will begin at      Eastern Time, and you should allow ample time for the online check-in proceedings. Technicians will be standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at      Eastern Time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting log-in page.
Even if you plan to attend the Special Meeting, Atkore recommends that you vote your shares in advance as instructed on your enclosed proxy card or voting instruction form so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting. You can subsequently change your vote as described below.
Q:	What am I being asked to vote on at the Special Meeting?
A:	At the Special Meeting, Atkore stockholders will be asked to vote on the following proposals:
•
a proposal to adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and which is further described in the section titled “The Merger Agreement,” pursuant to which, among other things, at the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian (the Merger Proposal);

•
an advisory (non-binding) proposal to approve the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger (the Compensation Proposal); and

•
a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if a quorum is not present or in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the Adjournment Proposal).

Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger will not be completed. Approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the Merger, and the votes of Atkore stockholders on the Compensation Proposal and the Adjournment Proposal will not have any bearing on whether the Merger is consummated.
Q:	Who is entitled to vote at the Special Meeting?
A:
The Record Date for the Special Meeting is 5:00 p.m. Eastern Time on     , 2026. Only record holders of shares of Common Stock as of the Record Date are entitled to notice of and vote at the Special Meeting or any adjournment or postponement thereof.

Q:	How does the Board recommend that I vote?
A:
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. See “The Merger—Recommendation of the Board; Reasons for the Merger.”

Q:
Why am I being asked to cast an advisory (non-binding) vote to approve the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger?

A:
Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require Atkore to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger, including the payments summarized in the “golden parachute compensation” table and the related narrative compensation disclosures regarding Atkore’s named executive officers set forth in “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger.” Accordingly, Atkore stockholders are being provided with the opportunity to cast an advisory vote on these change-of-control payments.

Compensation, if any, that may become payable by Prysmian to Atkore’s named executive officers in connection with any such named executive officer’s continued service with Prysmian following the Effective Time is not subject to this advisory (non-binding) vote.
Q:	What will happen if Atkore stockholders do not approve the advisory Compensation Proposal?
A:
The vote on the Compensation Proposal is separate and apart from the vote to approve the Merger Proposal. As an advisory vote, the Compensation Proposal is not binding upon Atkore, the Board or the Human Resources and Compensation Committee of the Board, and approval of the Compensation Proposal is not a condition to completion of the Merger. Accordingly, if the Merger is completed, the compensation payments described in the Compensation Proposal that are contractually required to be paid or become payable to Atkore’s named executive officers will remain in place, subject only to the existing terms and conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of Atkore stockholders on the Compensation Proposal.

Q:	How many votes do I have?
A:
With respect to each proposal to be presented at the Special Meeting, each holder of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock owned as of the Record Date. As of the Record Date, there were      shares of Common Stock outstanding.

Q:	What constitutes a quorum at the Special Meeting?
A:
The holders of a majority of the outstanding shares of Common Stock as of the Record Date, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Shares for which valid proxies are delivered or that are held of record by an Atkore stockholder who attends the Special Meeting virtually will be considered part of the quorum. In addition, if your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee and you obtain a “legal proxy” executed in your favor from your bank, brokerage firm or other nominee, attend the Special Meeting virtually and submit such “legal proxy” at the Special Meeting, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Special Meeting, it is deemed present for quorum purposes for the remainder of the Special Meeting and for any adjourned Special Meeting. All shares of Common Stock represented and entitled to vote at the Special Meeting, including shares of Common Stock that are represented by proxy but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum. See “The Special Meeting—Quorum.”
Q:	What vote is required to approve each proposal at the Special Meeting?
A:
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Assuming a quorum is present, approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, assuming a quorum is present, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Assuming a quorum is present, failures to vote will have no effect on the vote for the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, whether or not a quorum is present. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.
Q:	Who can adjourn the Special Meeting?
A:
The Special Meeting may be adjourned by the vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting on one or more occasions for the purpose of soliciting additional proxies, if there is an insufficient number of shares of Common Stock present (either virtually or by proxy) to constitute a quorum or an insufficient number of shares of Common Stock have been voted virtually or by proxy in favor of the approval of the Merger Proposal, subject to the prior written consent of Prysmian in certain circumstances, as required by the Merger Agreement. In addition, the Special Meeting may be adjourned by the chairperson of the meeting. See “The Special Meeting—Adjournments.”

No notice of an adjourned meeting need be given if the date, time and place, if any, of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting are announced at the Special Meeting, displayed during the time scheduled for the Special Meeting on the same electronic network used to enable stockholders and proxyholders to participate in the Special Meeting or set forth in the notice of the Special Meeting, unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.
At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.
Q:	How do I vote if I am a stockholder of record?
A:
If you were a record holder of Common Stock as of the Record Date for the Special Meeting, you may vote by attending the Special Meeting virtually or, to ensure that your shares of Common Stock are represented at the Special Meeting, vote or authorize a proxy to vote in advance of the Special Meeting using one or more of the following methods, as instructed on your proxy card:

•
Internet. You may submit a proxy electronically via the internet by following the instructions on your enclosed proxy card. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on     , 2026, the day prior to the Special Meeting.

•
Telephone. You may submit a proxy by telephone by following the instructions set forth on your enclosed proxy card. The telephone number is toll-free (within the U.S. and Canada), at no charge to the holders of shares of Common Stock. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on     , 2026, the day prior to the Special Meeting.

•
Mail. You may indicate your vote by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid reply envelope. If you vote this way, make sure you mail your proxy card early enough so that it is received prior to the closing of the polls at the Special Meeting.

•	Virtually. You may vote your shares of Common Stock at the Special Meeting if you attend the Special Meeting, which will be held virtually at www.virtualshareholdermeeting.com/ATKR2026SM.
Q:	My shares are held in “street name” by my bank, brokerage firm or other nominee. Will my bank, brokerage firm or other nominee automatically vote my shares for me?
A:
If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your bank, brokerage firm or other nominee, and not you. If this is the case, this proxy statement has been or will be forwarded to you by your bank, brokerage firm or other nominee. You must provide the record holder of your shares of Common Stock with instructions on how to vote your shares. Otherwise, your bank, brokerage firm or other nominee will not vote your shares on any of the proposals to be considered at the Special Meeting.

The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
Please follow the voting instructions provided by your bank, brokerage firm or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares of Common Stock held in street name by returning a proxy card directly to Atkore, and if you do not have a 16-digit control number, you may not vote shares of Common Stock held in street name by voting virtually at the Special Meeting unless you first obtain a “legal proxy” executed in your favor from your bank, brokerage firm or other nominee and submit such “legal proxy” at the Special Meeting.
Q:	What is a “broker non-vote”?
A:
A broker non-vote occurs when shares held by a bank, brokerage firm or other nominee are represented at a meeting, but the bank, brokerage firm or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal (a “non-routine” proposal) but has discretionary voting power on other proposals at such meeting.

There will not be any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is considered to be “non-routine.” Accordingly, if your shares of Common Stock are held in “street name,” you must provide voting instructions to your bank, brokerage firm or other nominee, as banks, brokerage firms and other nominees will not be permitted to vote your shares of Common Stock at the Special Meeting without receiving instructions.
Q:	What will happen if I return my proxy card without indicating how to vote?
A:
If you properly complete and sign your proxy card but do not indicate how your shares of Common Stock should be voted on a proposal, the shares of Common Stock represented by your proxy will be voted in accordance with the recommendation of the Board, which is “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?
A:	Yes. If you are the record holder of Common Stock, you can change your vote or revoke your proxy at any time before your proxy is exercised at the Special Meeting. You can do this by:
•	timely delivering a signed written notice of revocation at the address listed below;

•
logging on to the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or calling the telephone number specified on your proxy card and following the instructions on your proxy card;

•	timely delivering a new, validly executed proxy card bearing a later date than your original proxy card by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•
attending the Special Meeting and voting virtually, which will automatically revoke any proxy previously given. Attending the Special Meeting without voting will not revoke any proxy that you may have previously given or change your vote.

A record holder of Common Stock may change their vote or revoke their proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy.
Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Atkore as follows:
Atkore Inc.
Attn: Corporate Secretary (Legal Department)
16100 South Lathrop Avenue
Harvey, IL 60426
If your shares are held in “street name” through a bank, brokerage firm or other nominee, you may change your voting instructions by submitting new voting instructions to your bank, brokerage firm or other nominee in accordance with its established procedures. If your shares are held in the name of a bank, brokerage firm or other nominee and you do not have a 16-digit control number and decide to change your vote by attending the Special Meeting virtually and voting at the Special Meeting, your vote at the Special Meeting will not be effective, unless you have obtained a “legal proxy” executed in your favor from the record holder (your bank, brokerage firm or nominee) and submit such “legal proxy” at the Special Meeting.
Once voting on a particular matter is completed at the Special Meeting, an Atkore stockholder will not be able to revoke its proxy or change its vote as to that matter.
Q:	Who will count the votes?
A:
Atkore expects to appoint Broadridge Financial Solutions, Inc. (“Broadridge”) to serve as the inspector of election for the Special Meeting. The inspector of election will, among other matters, determine the number of shares of Common Stock entitled to vote at the Special Meeting that are represented at the Special Meeting to confirm the existence of a quorum for the Special Meeting, determine the validity of all proxies and ballots and certify the results of voting on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal submitted to stockholders.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
Atkore is soliciting proxies for the Special Meeting from holders of shares of Common Stock. In addition to solicitation of proxies by mail, proxies may be solicited by Atkore’s directors, officers and employees, without additional compensation, in person, by telephone, email or other means of communication.

Atkore will make arrangements with banks, brokerage firms and other intermediaries and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Stock. Atkore may reimburse these banks, brokerage firms and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.
Atkore has engaged Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies on Atkore’s behalf and provide consulting and analytic services in connection with the Special Meeting. Atkore expects to pay Innisfree a fee of approximately $45,000, plus a success fee of $22,500, for these services. Atkore will also reimburse Innisfree for certain fees and expenses associated with its services and has agreed to indemnify Innisfree for certain losses relating to or arising out of Innisfree’s services.

Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Atkore will disclose the final voting results on a Current Report on Form 8-K filed with the SEC.

Q:	How do Atkore’s directors and executive officers intend to vote?
A:
As of the Record Date, Atkore directors and executive officers were entitled to vote      shares of Common Stock, or approximately     % of the total number of shares of Common Stock outstanding at that time. We currently expect that all of Atkore’s directors and executive officers will vote their shares of Common Stock “FOR” each of the proposals to be presented at the Special Meeting. For more information regarding the security ownership of Atkore’s directors and executive officers, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Q:	Do any of Atkore’s directors or executive officers have interests in the Merger that may differ from my interests as a stockholder generally?
A:
Yes. In considering the Merger Proposal, you should be aware that Atkore’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Atkore stockholders generally. These interests are described in more detail in the sections titled “The Merger—Interests of Atkore’s Directors and Executive Officers in the Merger” and “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger.” The Board was aware of these interests and considered them when evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the Merger and in making its recommendation.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Merger Proposal?
A:
Yes. You should read and carefully consider the risk factors of Atkore contained in the documents that are incorporated by reference into this proxy statement, including in “Item 1A. Risk Factors” in Atkore’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, Atkore’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2026 and any updates to those risk factors contained in subsequent reports incorporated by reference into this proxy statement, along with the other information in this proxy statement, including the section titled “Cautionary Statement Regarding Forward-Looking Statements.” See “Where You Can Find More Information.”

Q:	Are appraisal rights available in the Merger?
A:
Yes. Under Section 262 of the DGCL, if the Merger is completed and certain conditions under Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of shares of Common Stock who (i) have delivered a written demand for appraisal of such holder’s or owner’s shares of Common Stock in compliance with Section 262 of the DGCL to Atkore prior to the vote on the Merger Proposal, (ii) do not vote, in person or by proxy, in favor of the Merger Proposal, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time, and (iv) otherwise comply with the statutory requirements set forth in Section 262 of the DGCL are entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Merger Consideration, for the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the “fair value.” The “fair value” of such shares of Common Stock, as determined by the Delaware Court of Chancery, may be less than, equal to or more than the Merger Consideration.

A holder of record or beneficial owner of shares of Common Stock must satisfy the requirements of Section 262 of the DGCL to exercise and perfect appraisal rights and follow precisely the statutory procedures pursuant to Section 262 of the DGCL in a timely manner. Failure to comply strictly with these procedures will result in a loss of appraisal rights. These procedures are described in the section titled “Appraisal Rights” and Section 262 of the DGCL, which governs such rights and procedures and may be accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein.

Q:	What happens if I sell or otherwise transfer my shares of Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date is earlier than the date of the Special Meeting and earlier than the date that the Merger is expected to be completed. If you sell or otherwise transfer your shares of Common Stock entitled to vote at the Special Meeting after the Record Date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting.

However, if you sell or otherwise transfer your shares of Common Stock prior to the Effective Time, you will have transferred to the person that acquires your shares of Common Stock the right to receive the Merger Consideration and, to the extent you took steps to preserve your right to appraisal, lose your appraisal rights with respect to the transferred shares of Common Stock. To receive the Merger Consideration or seek an appraisal of your shares of Common Stock, you must hold your shares of Common Stock through the Effective Time.
Q:	What does it mean if I receive more than one set of materials?
A:
This means you own shares of Common Stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a bank, brokerage firm or other nominee or you may own shares through more than one bank, brokerage firm or other nominee. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction forms you receive in order to vote all of the shares of Common Stock that you own. Each proxy card you receive will come with its own self-addressed, stamped envelope; if you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card. If you submit your proxy by mail, make sure you mail each proxy card early enough so that it is received prior to the closing of the polls at the Special Meeting.

Q:	How can I find out more information?
A:	For more information about Atkore, as well as about the Merger Agreement, the Merger and the Special Meeting, see “Where You Can Find More Information.”
Q:	Who can help answer any other questions I may have?
A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes and the documents incorporated by reference herein. You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

Atkore stockholders who have questions about the Merger, the Merger Agreement, the other transactions contemplated by the Merger Agreement, this proxy statement or how to submit a proxy, or who desire additional copies of this proxy statement or additional proxy cards should contact:
Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders May Call Toll Free: (877) 687-1875 (From the US and Canada)
(877) 687-1875 (All other Countries)
Banks & Brokers May Call Collect: (212) 750-5833

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement and the other documents referenced herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of the Merger and the other transactions contemplated by the Merger Agreement, future financial and operating results, objectives, expectations and intentions, and other statements that are not historical facts. Words such as “believe,” “expect,” “may,” “will,” “shall,” “should,” “would,” “could,” “seek,” “aim,” “project,” “intend,” “plan,” “estimate,” “anticipate” and similar terms, among other terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. These forward-looking statements include, without limitation, statements regarding the expected completion and timing of the Merger and other information relating to the transactions contemplated by the Merger Agreement, including the Merger, as well as statements reflecting the expectations and beliefs of the Board and Atkore’s management. Important factors that could cause actual results and outcomes to differ materially from those in the forward-looking statements include, but are not limited to, the factors summarized below:
•	the completion of the Merger may not occur on the anticipated terms and timing or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger;
•	the risk that Atkore stockholders may not approve the Merger Proposal;
•	the risk that the necessary regulatory approvals for the Merger may not be obtained or may be obtained subject to conditions that are not anticipated;
•	the risk that any of the closing conditions to the Merger may not be satisfied in a timely manner;
•	risks related to litigation brought in connection with the Merger;
•	risks related to disruption of management time from ongoing business operations due to the Merger;
•
effects of the announcement, pendency or completion of the Merger on Atkore’s ability to retain customers, attract and retain key personnel or employees and maintain relationships with its suppliers, agents, distributors, vendors and other business partners, and on its operating results and business generally;

•	negative effects of the announcement or the consummation of the Merger on the market price of the Common Stock;
•	risks related to the potential impact of general economic, political and market factors on Atkore or the Merger;
•	inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections;
•	the response of Atkore or Prysmian management to any of the aforementioned factors; and
•
other risks detailed in Atkore’s filings with the SEC, including “Item 1A. Risk Factors” in Atkore’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and Atkore’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find More Information.”

Forward-looking statements are subject to various risks and uncertainties that change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results.
The foregoing review of important factors related to the Merger or the other transactions contemplated by the Merger Agreement should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this proxy statement or disclosed in our other SEC filings. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this proxy statement, and Atkore expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent required by applicable law. All subsequent written and oral forward-looking statements attributable to Atkore and/or any person acting on behalf of Atkore are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this proxy statement or in Atkore’s periodic reports filed with the SEC is not incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER
Atkore Inc.
Atkore, a Delaware corporation, is a leading manufacturer of Electrical products primarily for the non-residential construction and renovation markets, as well as residential markets, and Safety & Infrastructure products for the construction and industrial markets. The Electrical segment manufactures high quality products used in the construction of electrical power systems including conduit, cable and installation accessories. The Safety & Infrastructure segment designs and manufactures solutions including metal framing, mechanical pipe, perimeter security and cable management for the protection and reliability of critical infrastructure.
Shares of Common Stock trade on the NYSE under the symbol “ATKR.” Atkore’s principal executive offices are located at 16100 South Lathrop Avenue, Harvey, IL 60426, and Atkore’s telephone number is (708) 339-1610.
Additional information regarding Atkore is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section titled “Where You Can Find More Information.”
Prysmian S.p.A.
Prysmian, a company organized under the laws of the Republic of Italy, is a leading provider of solutions for energy and digital connections, delivering major electrical transmission projects on land and at sea, modernizing power grids and unlocking renewable energy, electrification and digital connectivity worldwide. The company combines engineering excellence with sustainability-driven innovation, enabled by its 34,000 employees, 109 production facilities and 30 R&D centers in over 50 countries.
Prysmian’s ordinary shares, without nominal value, trade on the Italian Stock Exchange under the symbol “PRY.” Prysmian’s principal executive offices are located at Via Chiese 6, 20126 Milan, Italy, and Prysmian’s telephone number is +39 02 6449.1.
Trinity Merger Sub, Inc.
Merger Sub, a Delaware corporation and wholly owned subsidiary of Prysmian, was formed for the sole purpose of acquiring Atkore, including by effecting the Merger, and conducts no other business. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian.
Merger Sub’s principal executive offices are located at 4 Tesseneer Drive, Highland Heights, KY 41076, and Merger Sub’s telephone number is (859) 572-8000.
Prysmian Cables and Systems USA, LLC
Guarantor, a Delaware limited liability company and wholly owned subsidiary of Prysmian, is a party to the transaction solely as provided in certain sections of the Merger Agreement.
Guarantor’s principal executive offices are located at 4 Tesseneer Drive, Highland Heights, KY 41076, and Guarantor’s telephone number is (859) 572-8000.

THE SPECIAL MEETING
This proxy statement is being provided to holders of shares of Common Stock as part of a solicitation of proxies by the Board for use at the Special Meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides holders of shares of Common Stock with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.
Date, Time and Place
Atkore will hold the Special Meeting solely by means of remote communication via the internet. The Special Meeting will be held on    , 2026, at     Eastern Time, virtually at www.virtualshareholdermeeting.com/ATKR2026SM. In order to attend the Special Meeting and vote electronically during the Special Meeting, holders of record of shares of Common Stock as of the Record Date will need the 16-digit control number found on the enclosed proxy card.
Any beneficial holders that hold their shares of Common Stock in “street name” by a bank, brokerage firm or other nominee who do not have a 16-digit control number and want to attend the Special Meeting should follow the instructions provided on the voting instruction form provided by their broker, bank or other nominee. Such holders that wish to vote at the Special Meeting must obtain a legal proxy executed in their favor from their bank, broker or other nominee prior to the Special Meeting and submit such legal proxy at the Special Meeting in order to vote virtually at the Special Meeting.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of Common Stock entitled to vote at the Special Meeting will be asked to consider and vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved, the Merger will not be completed. Approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the Merger, and the votes of Atkore stockholders on the Compensation Proposal and the Adjournment Proposal will not have any bearing on whether the Merger is consummated.
Recommendation of the Board
On August 2, 2026, the Board unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Atkore and its stockholders; (ii) determined that it is in the best interests of Atkore and its stockholders and declared it advisable to enter into the Merger Agreement; (iii) approved the execution and delivery by Atkore of the Merger Agreement, the performance by Atkore of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (iv) resolved to recommend that the stockholders of Atkore approve the Merger; and (v) adopt the Merger Agreement and directed that the Merger Agreement be submitted to the stockholders of Atkore for its adoption.
Accordingly, the Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Atkore stockholders should carefully read this proxy statement, including its annexes and the documents incorporated by reference, in their entirety for more detailed information concerning the Merger and the other transactions contemplated by the Merger Agreement.
Atkore Record Date; Stockholders Entitled to Vote
The Record Date for the Special Meeting is 5:00 p.m. Eastern Time on     , 2026. Only record holders of shares of Common Stock as of the Record Date are entitled to notice of and vote at the Special Meeting or at any adjournment or postponement thereof. As of the Record Date,       shares of Common Stock were outstanding. A list of stockholders of record who are entitled to vote at the Special Meeting will be available at the executive offices of Atkore at 16100 South Lathrop Avenue, Harvey, IL 60426 for inspection by any Atkore stockholder for any purpose germane to the Special Meeting during ordinary business hours for the 10 days preceding the Special Meeting. The list will also be available for examination by stockholders during the Special Meeting at www.virtualshareholdermeeting.com/ATKR2026SM.

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each proposal and any other matter coming before the Special Meeting.
Voting by Atkore’s Directors and Executive Officers
As of the Record Date, Atkore directors and executive officers were entitled to vote      shares of Common Stock, or approximately     % of the total number of shares of Common Stock outstanding at that time.
Atkore currently expects that Atkore directors and executive officers will vote all of their respective shares of Common Stock “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Quorum
No business may be transacted at the Special Meeting unless a quorum is present. The holders of record of a majority of the outstanding shares of Common Stock as of the Record Date, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Shares for which valid proxies are delivered or that are held of record by an Atkore stockholder who attends the Special Meeting virtually will be considered part of the quorum. In addition, if your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee and you obtain a “legal proxy” executed in your favor from your bank, brokerage firm or other nominee, attend the Special Meeting virtually and submit such “legal proxy” at the Special Meeting, your shares will be considered part of the quorum. Once a share is represented for any purpose at the Special Meeting, it is deemed present for quorum purposes for the remainder of the Special Meeting and for any adjourned Special Meeting. All shares of Common Stock represented and entitled to vote at the Special Meeting, including shares of Common Stock that are represented by proxy but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.
If a quorum is not present virtually or represented, or if a quorum is present virtually or represented but there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Special Meeting may be adjourned by the vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, subject to the prior written consent of Prysmian in certain circumstances, as required by the Merger Agreement. The Special Meeting may also be adjourned by the chairperson of the meeting. See “—Adjournments.” No notice of an adjourned meeting need be given if the date, time and place, if any, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting are (a) announced at the Special Meeting, (b) displayed, during the time scheduled for the Special Meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the Special Meeting or (c) set forth in the notice of the Special Meeting, unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.
Shares of Common Stock held in “street name” for which a bank, brokerage firm or other nominee receives no instructions regarding how to vote on any of the proposals at the Special Meeting will be treated as absent for purposes of determining the presence or absence of a quorum. Shares of Common Stock held in “street name” for which a bank, brokerage firm or other nominee receives instructions regarding how to vote on some but not all of the proposals at the Special Meeting will be treated as present for determining the presence or absence of a quorum.
Required Vote
The required votes to approve the Atkore proposals are as follows:
•
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

•
Assuming a quorum is present, approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, assuming a quorum is present, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Assuming a quorum is present, failures to vote will have no effect on the vote for the Compensation Proposal.
•
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, whether or not a quorum is present. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.

If you properly complete and sign your proxy card but do not indicate how your shares of Common Stock should be voted on a proposal, the shares of Common Stock represented by your proxy will be voted in accordance with the recommendation of the Board, which is “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Granting of Proxies by Holders of Record
If you were a record holder of Common Stock as of the Record Date, a proxy card is enclosed for your use. Atkore requests that you submit your proxy as promptly as possible by (i) accessing the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for submitting a proxy via the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of Common Stock represented by it will be voted at the Special Meeting or at any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your internet or telephone submission authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card by mail.
If a proxy is returned without an indication as to how the shares of Common Stock represented are to be voted with regard to a particular proposal, the Common Stock represented by the proxy will be voted in accordance with the recommendation of the Board, which is “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
As of the date of this proxy statement, the Board does not know of any matters that will be presented for consideration at the Special Meeting, other than as described in this proxy statement, and, in accordance with the Merger Agreement, Atkore has agreed that, without the prior written consent of Prysmian, other than as described in this proxy statement, no other matters will be considered at the Special Meeting (other than matters of procedure and matters required by applicable law to be voted on by Atkore stockholders in connection therewith and the transactions contemplated by the Merger Agreement). If any other matter properly comes before the Special Meeting, or at any adjournment or postponement of the Special Meeting, and is voted upon, the enclosed proxy card will confer discretionary authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any such matters. It is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on such matters.
Your vote is very important, regardless of the number of shares of Common Stock you own. Accordingly, if you were a record holder of Common Stock as of the Record Date, please submit your proxy via the internet or telephone or sign and return the enclosed proxy card as promptly as possible, regardless of whether you expect to attend the Special Meeting. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m. Eastern Time on      , 2026, the day before the Special Meeting. You can subsequently change your vote, as described herein.
Shares Held in Street Name
If you hold shares of Common Stock through a bank, brokerage firm or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your bank, brokerage firm or other nominee, and not you, and you must provide the record holder of your shares of Common Stock with instructions on how to vote your shares. Please follow the voting instructions provided by your bank, brokerage firm or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares of Common Stock held in street name by returning a proxy card directly to Atkore, and if you do not have a 16-digit control number, you may not vote shares of Common Stock held in street name by voting virtually at the Special Meeting, unless you first obtain a “legal proxy” executed in your favor from your bank, brokerage firm or other nominee and submit such “legal proxy” at the Special Meeting. Furthermore, banks, brokerage firms or other nominees who hold shares of Common Stock on behalf of their customers may not give a proxy to Atkore to vote those shares without specific instructions from their customers.
If you hold shares of Common Stock in “street name” through a bank, brokerage firm or other nominee, and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares, your bank, brokerage firm or other nominee will not vote your shares on any of the proposals to be considered at the Special Meeting. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock will have the same effect as voting “AGAINST” the approval of the Merger Proposal.
Voting at the Special Meeting
All holders of shares of Common Stock as of the Record Date, including record holders of shares of Common Stock and beneficial owners of Common Stock registered in the “street name” of a bank, brokerage firm or other nominee will be able to attend the Special Meeting.
Record holders of shares of Common Stock will be able to vote virtually at the Special Meeting. In order to attend the Special Meeting and vote electronically during the Special Meeting, holders of record of shares of Common Stock as of the Record Date will need the 16-digit control number found on the enclosed proxy card. If you are not a record holder of Common Stock but instead hold your shares of Common Stock in “street name” through a bank, brokerage firm or other nominee and you do not have a 16-digit control number, you must obtain a legal proxy executed in your favor from your bank, brokerage firm or other nominee and submit such “legal proxy” at the Special Meeting in order to be able to vote virtually at the Special Meeting.
To ensure that your shares of Common Stock are represented at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually. You can subsequently change your vote, as described herein.
Revocation of Proxies
If you are the record holder of Common Stock, you can change your vote or revoke your proxy at any time before your proxy is exercised at the Special Meeting. You can do this by:
•	timely delivering a signed written notice of revocation at the address listed below;
•
logging on to the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or calling the telephone number specified on your proxy card and following the instructions on your proxy card;

•	timely delivering a new, validly executed proxy card bearing a later date than your original proxy card by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or
•
attending the Special Meeting and voting virtually, which will automatically revoke any proxy previously given. Attending the Special Meeting without voting will not revoke any proxy that you may have previously given or change your vote.

A record holder of Common Stock may change their vote or revoke their proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy.
Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Atkore as follows:
Atkore Inc.
Attn: Corporate Secretary (Legal Department)
16100 South Lathrop Avenue
Harvey, IL 60426

If your shares are held in “street name” through a bank, brokerage firm or other nominee, you may change your voting instructions by submitting new voting instructions to your bank, brokerage firm or other nominee in accordance with its established procedures. If your shares are held in the name of a bank, brokerage firm or other nominee and you do not have a 16-digit control number and decide to change your vote by attending the Special Meeting virtually and voting at the Special Meeting, your vote at the Special Meeting will not be effective, unless you have obtained a legal proxy executed in your favor from the record holder (your bank, brokerage firm or nominee) and submit such “legal proxy” at the Special Meeting.
Once voting on a particular matter is completed at the Special Meeting, an Atkore stockholder will not be able to revoke its proxy or change its vote as to that matter.
Tabulation of Votes
Atkore expects to appoint Broadridge to serve as the inspector of election for the Special Meeting. The inspector of election will, among other matters, determine the number of shares of Common Stock entitled to vote at the Special Meeting that are represented at the Special Meeting to confirm the existence of a quorum for the Special Meeting, determine the validity of all proxies and ballots and certify the results of voting on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal submitted to stockholders.
Solicitation of Proxies
Atkore is soliciting proxies for the Special Meeting from holders of shares of Common Stock. In addition to solicitation of proxies by mail, proxies may be solicited by Atkore’s directors, officers, employees and certain other representatives, without additional compensation, in person, by telephone, email or other means of communication.
Atkore will make arrangements with banks, brokerage firms and other intermediaries and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Stock. We may reimburse these banks, brokerage firms and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.
Atkore has engaged Innisfree to solicit proxies on Atkore’s behalf and provide consulting and analytic services in connection with the Special Meeting. Atkore expects to pay Innisfree a fee of approximately $45,000, plus a success fee of $22,500, for these services. Atkore will also reimburse Innisfree for certain fees and expenses associated with its services and has agreed to indemnify Innisfree for certain losses relating to or arising out of Innisfree’s services.
Adjournments
The Special Meeting may be adjourned by the vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting on one or more occasions for the purpose of soliciting additional proxies, if there is an insufficient number of shares of Common Stock present (either virtually or by proxy) to constitute a quorum or an insufficient number of shares of Common Stock have been voted virtually or by proxy in favor of the approval of the Merger Proposal, subject to the prior written consent of Prysmian in certain circumstances, as required by the Merger Agreement. In addition, the Special Meeting may be adjourned by the chairperson of the meeting. Atkore may, without Prysmian’s prior written consent, adjourn or postpone the Special Meeting (i) if Atkore believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain approval of the Merger Proposal or (B) distribute any supplement or amendment to this proxy statement, the distribution of which the Board has determined in good faith to be necessary under applicable law, or (ii) for an absence of a quorum, in which case Atkore will use its reasonable best efforts to obtain a quorum as promptly as practicable. Atkore may not, without Prysmian’s prior written consent, adjourn or postpone the Special Meeting more than a total of three times for purposes of soliciting additional proxies necessary to obtain approval of the Merger Proposal or for an absence of a quorum, and no such adjournment or postponement may exceed ten days or thirty days in the aggregate. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. See “The Merger Agreement—Covenants and Agreements—Atkore Special Meeting” and “—Quorum.”

PROPOSALS FOR THE SPECIAL MEETING
The Merger Proposal
For a summary and detailed information regarding the Merger Proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the sections titled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Stockholder approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal is not approved by stockholders, the Merger will not occur.
The vote on the Merger Proposal is separate and apart from the votes to approve the Compensation Proposal and the Adjournment Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve either or both of the other proposals and vice versa.
The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. Abstentions from voting and failures to vote (including failure to instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock) will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal.
The Compensation Proposal
Section 14A of the Exchange Act and the applicable SEC rules thereunder, which were implemented as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require Atkore to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable to Atkore’s named executive officers in connection with the completion of the Merger, including the payments summarized in the “golden parachute compensation” table and the related narrative compensation disclosures regarding Atkore’s named executive officers set forth in “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger.” Accordingly, Atkore stockholders are being provided with the opportunity to cast an advisory vote on these change-of-control payments.
As an advisory vote, the Compensation Proposal is not binding upon Atkore, the Board or the Human Resources and Compensation Committee of the Board, and approval of the Compensation Proposal is not a condition to completion of the Merger. Accordingly, if the Merger is completed, the compensation payments described in the Compensation Proposal that are contractually required to be paid or become payable to Atkore’s named executive officers will remain in place, subject only to the existing terms and conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of Atkore stockholders on the Compensation Proposal.
Atkore is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of Atkore Inc. approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the named executive officers of Atkore Inc. in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger” (which disclosure includes the ‘Golden Parachute’ Compensation table required pursuant to Item 402(t) of Regulation S-K).”
The vote on the Compensation Proposal is separate and apart from the votes to approve the Merger Proposal and the Adjournment Proposal. Accordingly, you may vote to approve the Compensation Proposal and vote not to approve either or both of the other proposals and vice versa.
Assuming a quorum is present, approval of the Compensation Proposal on an advisory (non-binding) basis requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, assuming a quorum is present, that abstention will have the same effect as voting “AGAINST” the approval of the Compensation Proposal. Assuming a quorum is present, failures to vote will have no effect on the vote for the Compensation Proposal.

The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Compensation Proposal.
The Adjournment Proposal
If a quorum is not present or Atkore fails to receive a sufficient number of votes to approve the Merger Proposal, Atkore may propose to adjourn the Special Meeting for the purpose of soliciting additional proxies. Atkore currently does not intend to propose adjournment of the Special Meeting if a quorum is present and there are sufficient votes to approve the Merger Proposal. Atkore does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.
The vote on the Adjournment Proposal is separate and apart from the votes to approve the Merger Proposal and the Compensation Proposal. Accordingly, you may vote to approve the Adjournment Proposal and vote not to approve either or both of the other proposals and vice versa.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting, whether or not a quorum is present. If you attend the Special Meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” the approval of the Adjournment Proposal. Failures to vote will have no effect on the vote for the Adjournment Proposal.
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Adjournment Proposal.

THE MERGER
This section describes the Merger. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you any factual information about Atkore. Such information can be found elsewhere in this proxy statement and in the public filings Atkore makes with the SEC, as described in the section titled “Where You Can Find More Information.”
Overview of the Merger
At the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian. As a result of the Merger, Prysmian will acquire Atkore.
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled for no consideration or converted into shares of the surviving corporation in the Merger in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive an amount in cash equal to $95.00, without interest and subject to applicable withholding taxes.
Following the Effective Time, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Atkore will no longer be required to file periodic reports with the SEC on account of the Common Stock. The completion of the Merger is subject to certain conditions. See “The Merger Agreement—Conditions to Completion of the Merger.”
Effect on Atkore If the Merger Is Not Completed
If the Merger Proposal is not approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date, or if the Merger is not completed for any other reason, Atkore’s stockholders will not be entitled to, nor will they receive, any payment for their shares of Common Stock pursuant to the Merger Agreement. Instead, Atkore will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Atkore will continue to file periodic reports with the SEC.
Prior to the Effective Time, Atkore anticipates that management will operate the business in a manner similar to that in which it is being operated today and Atkore’s stockholders will be subject to similar risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Atkore operates, the servicing of Atkore’s debt, market volatility and adverse economic conditions.
If the Merger is not completed, and depending on the circumstances that would have caused the Merger to not be completed, the price of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Common Stock would return to the price at which it trades as of the date of this proxy statement. If the Merger Proposal is not approved by Atkore stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Atkore will be offered or that Atkore’s business, prospects or results of operation will not be adversely affected. If the Merger Agreement is terminated, under certain specified circumstances, Atkore may be required to pay the Company Termination Fee. See “The Merger Agreement—Termination of the Merger Agreement” for a discussion of the circumstances under which the Company Termination Fee may be payable.
Background of the Merger
The following chronology summarizes the material meetings and events that led to the execution of the Merger Agreement. This chronology does not purport to catalogue every conversation of, or among, the Board, members of Atkore’s senior management or Atkore’s advisors and other parties.
The Board, together with Atkore’s senior management, regularly reviews Atkore’s performance, growth prospects and overall strategic direction and evaluates potential opportunities to strengthen Atkore’s business and enhance value for its stockholders. From time to time, these reviews and evaluations have included consideration of potential strategic alternatives, including potential strategic acquisitions and divestitures and other strategic transactions.

In January 2025, representatives of a European electrical industry participant (“Bidder A”), reached out to Atkore unsolicited to express interest in exploring a potential business combination between Bidder A and Atkore. Thereafter, Mr. Waltz met with the Chief Executive Officer and other senior management of Bidder A to discuss Bidder A’s interest in Atkore.
On January 29, 2025, the Board held an in-person meeting, which included senior management of Atkore. During the meeting, the Board discussed the meeting between Mr. Waltz and the Chief Executive Officer and other senior management of Bidder A. Following this discussion, the Board requested that Atkore obtain a third-party perspective on Atkore’s intrinsic value.
On February 14, 2025, members of senior Atkore management met separately with representatives of each of Citi and J.P. Morgan to discuss Atkore’s recent financial performance and certain potential and illustrative strategic alternatives, including continuing Atkore’s existing strategy, conducting a broader strategic review and evaluating potential dispositions of non-core assets to transform Atkore into an electrical-focused portfolio business.
On March 12, 2025, members of Atkore management met with representatives of Citi to discuss Atkore’s 2025 strategic plan, perspectives on valuation, and potential strategies for future value creation, including through M&A.
On March 21, 2025, the Board held a meeting via means of remote communication, which included senior management of Atkore. During the meeting, Atkore’s general counsel presented to the Board on certain litigation matters and their potential impact on Atkore. Additionally, members of management of Atkore provided an update to the Board regarding its discussions with representatives of Citi and J.P. Morgan regarding Atkore’s recent financial performance and reviewed certain potential strategic alternatives available to Atkore.
On April 24, 2025, members of Atkore management met with representatives of Citi to discuss the potential sale of Atkore’s high-density polyethylene (“HDPE”) business. During the meeting, representatives of Citi discussed with Atkore management various considerations relating to a potential sale of the HDPE business, including the market landscape, the possible transaction structure and perimeter, potential buyers and Atkore’s financial position following a sale of the HDPE business.
On April 29, 2025, the Board held an in-person meeting, which included senior management of Atkore. During the meeting, the Board discussed Atkore management’s work undertaken with representatives of Citi and J.P. Morgan since the January 29, 2025 Board meeting, including Atkore management’s EBITDA and growth assumptions and various valuation methods and the preliminary perspectives on valuation discussed with representatives of Citi and J.P. Morgan. The Board discussed and considered a number of potential strategic options, including continuing the status quo, acquiring or divesting certain business lines, selling Atkore as a whole, or merging with a strategic partner. The Board further discussed the additional information it would need to evaluate such alternatives, including timing and tax considerations. The Board unanimously agreed to continue working with external advisors to analyze specific alternatives, including divestiture options. The Board also discussed the declining sales and increasing losses in Atkore’s HDPE business.
On July 30, 2025, the Board held an in-person meeting, which included senior management of Atkore and representatives of Citi. Representatives of Citi discussed with the Board various potential strategic alternatives, including potential alternatives for non-core assets, Atkore’s go-forward M&A strategy as well as initial considerations for addressing the possibility of stockholder activism in the current activism landscape with a view to enhancing value for Atkore’s stockholders. As part of the discussion of potential alternatives for non-core assets, the Board discussed with Atkore management and representatives of Citi the potential sale of the HDPE business in the context of the HDPE business’s deteriorating performance, including a discussion of potential negative repercussions of selling the HDPE business at a loss, as well as whether the announcement of the sale of the HDPE business might lead to offers for a whole-company transaction with Atkore or other parts of its business. The Board also discussed with Atkore management and representatives of Citi plans for the remaining business of Atkore if the HDPE business were sold, including the types of potential buyers who might be interested in Atkore as a whole. Following such discussion, the representatives of Citi departed from the meeting, and following further discussion, the Board unanimously resolved to authorize Atkore management to work with its financial advisors to contact select potential buyers of the HDPE business.
On September 9, 2025, in accordance with the Board’s authorization and following preparation work with Atkore’s management, Citi launched a sale process for Atkore’s HDPE business by contacting potential buyers.

On September 16, 2025, Atkore received a letter from Irenic Capital Evergreen Master Fund LP (“Irenic”) disclosing that Irenic had accumulated a stake in Atkore and requesting that Atkore conduct a strategic review.
On September 19, 2025, the Board held a meeting via means of remote communication, which included senior management of Atkore and representatives of Citi, Debevoise & Plimpton LLP (“Debevoise”) and Joele Frank, Wilkinson Brimmer Katcher (“Joele Frank”). At the meeting, Atkore management and representatives of Citi, Debevoise and Joele Frank discussed with the Board potential responses to Irenic’s letter. Debevoise also reviewed with the Board the directors’ fiduciary duties in connection with the matters under consideration.
On September 26, 2025, the Board held a meeting via means of remote communication, which included senior management of Atkore and representatives of Citi, Debevoise and Joele Frank. At the meeting, members of Atkore management and representatives of Citi, Debevoise and Joele Frank updated the Board regarding management’s engagement with Irenic and discussed potential responses to Irenic. Debevoise reviewed with the Board the directors’ fiduciary duties in connection with the matters under consideration.
On September 28, 2025, the Board held a meeting via means of remote communication. At this meeting, the Board approved the public announcement of a review of strategic alternatives, including a potential divestiture of the HDPE business.
On September 29, 2025, Atkore announced that it was evaluating a broad range of strategic alternatives to enhance its focus on Atkore’s core electrical infrastructure portfolio. In connection with this announcement, Atkore announced that it was reviewing select assets that might not fit its core electrical infrastructure portfolio, including a potential sale of the HDPE business. On the same date, Atkore announced other steps it was taking to reduce costs, including a reduction in headcount and the identification of three manufacturing facilities that would be consolidated in calendar year 2026.
On September 30, 2025, media sources reported that Irenic had built a 2.5% economic stake in Atkore and was advocating for a potential sale of Atkore.
On October 8, 2025, the Board held a meeting via means of remote communication, which included senior management of Atkore and representatives from Debevoise. During the meeting, the Board discussed Atkore’s September 29th announcement regarding its review of strategic alternatives and (i) the status of the HDPE sale process, including timing and next steps and (ii) preparations for a potential broader strategic review, including considerations relating to the timing and potential launch of a formal sale process for Atkore as a whole, and the Board’s options in responding to potential unsolicited acquisition proposals.
Throughout October and early November 2025, a number of financial sponsors contacted representatives of Citi regarding Atkore, and Citi held initial discussions with certain of these parties. On October 14, 2025, one of these financial sponsors (“Bidder B”) submitted an unsolicited written preliminary proposal expressing interest in a potential acquisition of Atkore in an all-cash transaction. The preliminary proposal did not specify a proposed purchase price and contemplated that Bidder B would submit a proposal regarding valuation following completion of certain priority due diligence and management discussions.
On October 16, 2025, the Board held a meeting via means of remote communication, which included senior management of Atkore and representatives of Citi, Debevoise and Joele Frank. During the meeting, representatives of Citi updated the Board regarding recent interest in Atkore from certain financial sponsors, and the Board approved continuing the engagement with two financial sponsor parties to assess possible third-party interest in Atkore as a whole. Citi also updated the Board regarding the status of preparations for a potential sale process for Atkore as a whole, including preparation of Atkore management’s long-term strategic plan, diligence materials, marketing materials and potential buyer outreach.
On October 28, 2025, Atkore received a letter from Irenic nominating six (6) directors to the Board in advance of the 2026 annual meeting of the stockholders.
On October 30, 2025, the Board held a meeting via means of remote communication with senior management and representatives of Citi, Debevoise and Joele Frank to discuss developments relating to Irenic and the potential Atkore sale process. During this meeting, the Board also approved the engagement with a third financial sponsor party.
Between October 30 and November 3, 2025, Atkore entered into confidentiality agreements with the three financial sponsors, and Atkore and representatives of Citi continued discussions with such financial sponsors, including by providing certain parties with marketing materials and financial information and conducting management and legal due diligence sessions. Thereafter, throughout November and December 2025 and January 2026, Atkore negotiated (through Debevoise) and entered into confidentiality agreements with various potential bidders.
On November 4 and November 10, 2025, the Board held meetings with senior management and representatives of Citi, Debevoise and Joele Frank to discuss developments relating to Irenic and the potential Atkore sale process. During these meetings, the Board received updates regarding exploratory discussions with potential acquirors and preparations for a potential sale process and considered potential terms of a resolution with Irenic, including the proposed formation of a strategic review committee and public announcement of an expanded strategic review. During the November 10, 2025 meeting, the Board authorized a framework for a potential settlement with Irenic.
On November 12, 2025, Atkore and J.P. Morgan entered into an engagement letter pursuant to which J.P. Morgan was engaged to act as co-financial advisor in connection with a potential sale of Atkore. On November 17, 2025, Atkore and Citi entered into an engagement letter, replacing and expanding the scope of Citi’s prior engagement letter with Atkore, pursuant to which, among other things, Citi was engaged to act as lead financial advisor in connection with a potential sale of Atkore.
On November 17-18, 2025, the Board held an in-person meeting, which included senior management of Atkore and representatives of Citi, J.P. Morgan and Debevoise. At the meeting, Mr. Waltz updated the Board regarding the preliminary evaluations of Atkore being conducted by the three financial sponsors and the status of discussions with Irenic regarding a potential cooperation agreement. Debevoise also reviewed with the Board the fiduciary duties of directors in connection with the evaluation of strategic alternatives. Representatives of Citi then reviewed with the Board the status of the preliminary diligence on Atkore conducted by the three financial sponsors and discussed a potential expanded strategic alternatives process, including an illustrative timeline for such a process. The Board discussed with representatives of Citi considerations relating to such potential expanded strategic process, including feedback received from the three financial sponsors that a divestiture of the HDPE business prior to the sale of Atkore as a whole would be desirable, whether additional interest in Atkore could emerge following the announcement of an expanded strategic alternatives review and how prospective acquirors might react to certain litigation and investigation matters relating to alleged anticompetitive conduct related to the price of PVC pipes sold in the United States (and separately in Canada) since 2021 or earlier, which included civil antitrust class action lawsuits (the “Antitrust Litigation”), a civil investigation demand from the Florida Attorney General and a Department of Justice investigation (together, the “Antitrust Investigation”), and securities class action lawsuits, stockholder derivative litigation, and stockholder demands on the Board (the “Stockholder Litigation” and, collectively with the Antitrust Litigation and the Antitrust Investigation, the “Antitrust and Related Matters”). Representatives of Citi also updated the Board regarding the status of Atkore’s discussions with Irenic and the Board authorized continued negotiations and settlement with Irenic, within a defined set of parameters.
On November 20, 2025, Atkore announced that it had expanded the scope of its previously announced review of strategic alternatives and would consider a broader range of alternatives to maximize stockholder value, including a potential sale or merger of Atkore. On the same date, Atkore announced that it had entered into a cooperation agreement with Irenic, pursuant to which it expanded the Board and appointed Franklin S. Edmonds as a director. Pursuant to the cooperation agreement, the Board formed a strategic review committee (the “Strategic Review Committee”), including Mr. Waltz, Mr. Schrock, Ms. Isbell and Mr. Edmonds, and Bruce Taten as special advisor to the Strategic Review Committee, to oversee, evaluate and provide advice to the Board regarding its review of strategic alternatives.
On November 20, 2025, the Chairman of the board of directors of a strategic party (“Bidder C”) and the Chairman of the Board discussed Bidder C’s interest in a potential business combination between Atkore and Bidder C.
On November 21, 2025, Citi and J.P. Morgan, on behalf of Atkore, formally launched a targeted sell-side process for Atkore as a whole by contacting potential strategic and financial buyers.
On November 21, 2025, representatives of the financial advisor of Bidder C and representatives of Citi discussed Bidder C’s interest in a potential business combination with Atkore. Through late November and early December of 2025, Bidder C and Atkore, through their respective outside counsel, negotiated the terms of a confidentiality agreement. During these negotiations, Bidder C indicated that a potential proposal could include a mix of cash and stock consideration, and requested a mutual confidentiality agreement. On December 19, 2025,

Bidder C and Atkore entered into a one-way confidentiality agreement in favor of Atkore, with the understanding that the parties could enter into a reciprocal confidentiality agreement in the future to the extent Bidder C’s proposal included stock consideration, which Atkore and Bidder C later entered into on February 19, 2026.
On November 22, 2025, Prysmian contacted representatives of Citi regarding Atkore. On November 25, 2025, during a meeting between representatives of Citi and Prysmian, representatives of Citi discussed with Prysmian the Atkore sale process, and Prysmian expressed interest in participating in the process.
Later, on November 25, 2025, representatives of Citi sent a draft confidentiality agreement to Prysmian. Between November 27 and December 3, 2025, Prysmian, through its in-house counsel, and Atkore, through Debevoise, negotiated the terms of the confidentiality agreement, which Prysmian and Atkore entered into on December 3, 2025.
On December 3, 2025, the Strategic Review Committee met by means of remote communication, with representatives of Citi and J.P. Morgan in attendance. During the meeting, the Strategic Review Committee discussed objectives of the strategic review and the status of the Atkore sale process following the announcement of the expanded strategic review. As of the date of this meeting, twenty-eight potentially interested parties had contacted Atkore’s advisors to express interest in Atkore or parts thereof. The Strategic Review Committee also discussed key considerations in the sale process, including the impact of the Antitrust and Related Matters and the potential divestiture of the HDPE business. The Strategic Review Committee’s discussion also included perspectives on Atkore’s broader capital allocation strategy.
On December 5, 2025, Bidder B submitted a non-binding indication of interest to acquire Atkore for between $72.00 and $77.00 per share in cash. The proposed price assumed no liability exposure with respect to the Antitrust and Related Matters, which remained subject to further due diligence. The proposal remained subject to completion of due diligence, negotiation of definitive documentation, final internal approval and receipt of debt financing commitments.
On December 7, 2025, representatives of Citi sent Prysmian Atkore’s confidential information presentation.
On December 19, 2025, representatives of Citi sent Prysmian Atkore’s sell-side financial model.
On December 22, 2025, the Strategic Review Committee met by means of remote communication, with representatives of Citi and J.P. Morgan in attendance, to discuss the status of the sale process. As of the date of this meeting, twenty-eight potentially interested parties had contacted Atkore or its advisors or had been contacted by them since Atkore’s November 20, 2025 announcement of the expanded strategic review process. Three parties had declined to proceed, including certain parties that cited uncertainty regarding the Antitrust and Related Matters. During the same meeting, the Strategic Review Committee also discussed the status of the HDPE divestiture, including the likely buyer and the timeline for execution of definitive transaction documents.
On December 29, 2025, representatives of Citi and J.P. Morgan, on behalf of Atkore, sent an initial process letter to participants in the Atkore sale process, requesting indications of interest by January 26, 2026.
During January 2026, Atkore and its advisors continued to provide due diligence access to seven potentially interested parties, including through management and legal due diligence sessions and site visits.
On January 15, 2026, the Strategic Review Committee met by means of remote communication, with representatives of Citi and J.P. Morgan in attendance, to discuss the status of the Atkore expanded sale process and the HDPE divestiture. During this meeting, the Strategic Review Committee discussed the status of Atkore’s engagement with potentially interested parties. The Strategic Review Committee also discussed the impact of the Antitrust and Related Matters on the potential bidders’ diligence process, including that the absence of greater definition or quantification of potential net litigation exposure could delay the Atkore sale process timeline. The Strategic Review Committee also discussed the latest developments in the HDPE divestiture process, including that Atkore was finalizing an exclusivity agreement with a potential buyer of the HDPE business.
On January 26, 2026, Atkore and its advisors received three non-binding indications of interest (the “January Bids”):
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Prysmian submitted a non-binding indication of interest for Atkore offering $87.00 per share in cash. Prysmian’s offer did not take into account potential liabilities from the Antitrust and Related Matters and remained subject to customary due diligence.

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Bidder C submitted a non-binding indication of interest for Atkore offering $80.00 per share, consisting of $20.00 per share in cash and $60.00 per share in Bidder C’s common stock. Bidder C’s offer assumed completion of the HDPE divestiture and did not take into account potential liabilities from the Antitrust and Related Matters. Bidder C’s proposal was expressly contingent on satisfactory completion of diligence regarding the Antitrust and Related Matters and Bidder C reserved the right to adjust valuation, structure, risk allocation or timing based on the results of that diligence.

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A potential strategic bidder (“Bidder D”) submitted a non-binding indication of interest to acquire certain assets comprising Atkore’s “conduit business” in an asset sale and expressly stated that it was not interested at that time in acquiring Atkore as a whole. Bidder D did not provide a clear perspective on the transaction perimeter intended with the reference to the “conduit business,” or an indicative valuation, which it stated could be provided at a later stage following agreement on the transaction scope and review of the related financial profile of the conduit business. Bidder D’s indication of interest excluded the assumption of liabilities relating to the Antitrust and Related Matters.

On January 28-29, 2026, the Board held an in-person meeting, which included senior management of Atkore and representatives of Citi and J.P. Morgan. At the meeting, counsel representing Atkore in connection with the Antitrust and Related Matters and Atkore’s general counsel updated the Board regarding the Antitrust Litigation, the Antitrust Investigation, and the Stockholder Litigation. During the Board meeting, a meeting of the Strategic Review Committee took place, with the rest of the Board in attendance, during which representatives of Citi reviewed the January Bids, noting that none of the January Bids took into account potential liabilities relating to the Antitrust and Related Matters. The Strategic Review Committee, with the Board in attendance, further discussed the parties that had declined to participate further in the process, and the reasons therefor, including the uncertainty regarding the magnitude of potential liabilities arising from the Antitrust and Related Matters. Certain parties indicated that they might reconsider participating if there were greater clarity regarding such matters.
In February 2026, Atkore adjusted the timing of its sale process in light of uncertainty regarding the Antitrust and Related Matters and the outcome of the HDPE sale process, and the effect of such uncertainty on bidder participation and their valuation of Atkore. Following consultation with its financial advisors, the Board determined that a process on the previously contemplated timeline would be unlikely to lead to a successful outcome, and that Atkore should continue to engage with third parties over time with the goal of accelerating the process once there was more clarity regarding the magnitude of liabilities associated with the Antitrust and Related Matters, as well as the outcome of the HDPE divestiture. Thereafter, Atkore and its advisors continued to facilitate diligence and engage with certain potential bidders, including Prysmian, Bidder C and Bidder D. During February and March 2026, this engagement included reverse diligence by Atkore with respect to Bidder C in light of the stock component of Bidder C’s proposal and additional business and operational diligence by Prysmian, including site visits and meetings with Prysmian and Bidder C’s senior management teams.
On March 10, 2026, the Strategic Review Committee held a meeting by means of remote communication, with representatives of Citi and J.P. Morgan in attendance. At the meeting, representatives of Citi and J.P. Morgan provided an update on the status of diligence by Prysmian, Bidder C and Bidder D. The Strategic Review Committee discussed the timeline for the Atkore sale process and determined to continue monitoring developments regarding the Antitrust and Related Matters and the HDPE divestiture before reassessing the process timeline.
On March 23, 2026, the Board held a meeting by means of remote communication, which included senior management of Atkore and outside counsel representing Atkore in connection with certain of the Antitrust Litigation matters. At the meeting, outside counsel and Atkore’s general counsel provided an update to the Board on the status of the In re PVC Pipe Antitrust Litigation. Later at the same meeting, members of Atkore management presented to the Board on the status of the HDPE divestiture, including tax implications of the transaction. Following a discussion, the Board approved the HDPE divestiture.
On April 1, 2026, the Board held a meeting via means of remote communication, which included senior management of Atkore. During the meeting, the Board discussed aspects of a potential settlement agreement with one of the classes of plaintiffs in the In re PVC Pipe Antitrust Litigation matter, and instructed management to continue settlement discussions.
On April 7, 2026, members of Atkore management and representatives of Prysmian met for a joint virtual session to discuss potential synergies from a potential acquisition of Atkore by Prysmian. During this session, the parties discussed, among other potential synergies, the synergies related to procurement, manufacturing and market opportunities.

On April 7, 2026, wholly owned subsidiaries of Atkore entered into definitive documentation to sell Atkore’s HDPE business. On April 8, 2026, Atkore announced the sale of the HDPE business to Infra Pipes.
On April 23, 2026, the Board held a meeting by means of remote communication, which included senior management of Atkore and outside counsel representing Atkore in connection with the Antitrust and Related Matters. At the meeting, outside counsel and Atkore’s general counsel updated the Board regarding the Antitrust Litigation, the Antitrust Investigation, and the Stockholder Litigation.
On April 28, 2026, Atkore entered into agreements, subject to court approval, to settle with two of three classes in the In re PVC Pipe Antitrust Litigation for aggregate payments of $136.5 million. Following these settlements, one putative class action litigation matter from the Antitrust Litigation, as well as other matters related to the Antitrust and Related Matters (including the Antitrust Investigation and Stockholder Litigation), remained pending.
Following developments in the Antitrust Litigation, including the April 28 settlements, and Atkore’s announcement of quarterly earnings on May 5, 2026, Atkore began increasing its engagement with potential bidders still involved in the process and re-engaged with other potential bidders which had previously stepped back from the process but had indicated a desire to re-engage if certain of the Antitrust and Related Matters were resolved. In total, ten parties were engaged in the process in May 2026, with eight potential bidders conducting diligence regarding Atkore, including business diligence sessions with management, quality of earnings diligence calls and diligence regarding the Antitrust and Related Matters with members of Atkore’s legal team and outside counsel. Seven potential bidders, including Prysmian, Bidder B, Bidder C and Bidder E (as defined below) and other potential strategic and financial sponsor bidders, were provided with access to Atkore’s updated confidential information presentation, quality of earnings materials and a limited virtual data room containing selected diligence materials.
During this time, one potential bidder indicated that it would not participate further in the process while the Antitrust Investigation remained outstanding, while Bidder E expressed continued interest and requested an opportunity to meet with Atkore management.
On May 10, 2026, Bidder C made a verbal proposal to acquire Atkore for $85.00 per share, consisting of $25.00 in cash and $60.00 in Bidder C’s common stock, qualified by reference to the Antitrust and Related Matters.
Between May 19, 2026 and May 23, 2026, representatives of Citi and J.P. Morgan sent additional diligence materials reflecting developments in Atkore’s business and the Antitrust and Related Matters, as well as a clean team agreement, to seven potential bidders, including Prysmian, Bidder A, Bidder B, Bidder C, Bidder D and Bidder E.
Also on May 19, 2026, members of Prysmian’s executive team toured Atkore’s Hobart, Indiana and Harvey, Illinois facilities. On the same date, Atkore held a general management diligence session and a legal diligence session with members of Prysmian’s executive team.
On May 29, 2026, Citi and J.P. Morgan, on behalf of Atkore, sent an updated process letter to participants in the Atkore sale process, requesting non-binding indications of interest from bidders by June 17, 2026.
On June 3, 2026, Atkore entered into an agreement, subject to court approval, to settle with the third and final class of plaintiffs in the In re PVC Pipe Antitrust Litigation putative class action lawsuit against Atkore, for the payment of an aggregate of $50 million into a settlement fund.
On June 4, 2026, Atkore management held a diligence call with representatives of Bidder C.
Throughout June 2026, six potential bidders conducted diligence on Atkore, including site visits and meetings with the Atkore management team. On June 16, 2026, certain potential bidders, including Bidder B, notified Atkore and its advisors that they would not be submitting bids, citing, among other reasons, risks relating to the remaining Antitrust and Related Matters.
On June 17, 2026, Atkore and its advisors received four non-binding indications of interest (the “June Bids”):
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Prysmian submitted a non-binding indication of interest for Atkore offering a price of $90.00 per share in cash. Prysmian stated that its proposed price took into account its then-current assessment of potential liabilities from the Antitrust and Related Matters, subject to further diligence and refinement.

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Bidder C submitted a non-binding indication of interest to acquire Atkore for $84.00 per share, with $24.00 per share in cash and the balance in newly issued shares of Bidder C’s common stock, reflecting a lower price than its May 10, 2026 verbal proposal. Bidder C stated that its proposed price reflected its then-current assessment of the information made available to date and accepted all actual and potential liabilities of Atkore of which it was then aware, although its proposal remained subject to confirmatory diligence, including with respect to the Antitrust and Related Matters and related actual or potential liabilities. Bidder C’s indication of interest also included a request for a six-week period of exclusivity, subject to an automatic additional 30-day extension upon Bidder C’s written confirmation of the final purchase price and other key terms.
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Other bids received included (i) an all-cash offer for Atkore from a financial sponsor (“Bidder E”) at a price ranging from $81.00 to $84.00 per share, which reflected Bidder E’s then-current assessment of Atkore’s potential off-balance sheet liabilities, including the Antitrust and Related Matters, and (ii) an all-cash offer from Bidder A for Atkore’s “Cable & Accessories Business” valued at a range of 10.0x to 11.5x FY2026 normalized EBITDA.

Additionally, as part of the process that resulted in the June Bids, Atkore and its advisors also received verbal indications from certain other potential bidders who noted that they would only be interested in acquiring a portion of Atkore’s business.
On June 19, 2026, the Strategic Review Committee met by means of remote communication, along with representatives of Citi, J.P. Morgan and Debevoise, to discuss and compare the June Bids and the status of the Atkore sale process, including parties who declined to submit bids and reasons therefor. In connection with the Strategic Review Committee’s discussion of the June Bids, representatives of Citi presented the financial terms of the June Bids, including the premiums implied by the June Bids. The Strategic Review Committee then discussed next steps in the process, including the scheduling of a meeting of the full Board to review the current status and make any decisions regarding next steps with each of the bidders.
On June 23, 2026, the Board held a meeting via means of remote communication, which included senior management of Atkore and representatives of Debevoise, Citi and J.P. Morgan. During the meeting, Debevoise presented to the Board on fiduciary duties applicable to directors under Delaware law, including the applicable legal standards in connection with the sale process. The Board discussed such applicable duties and asked Debevoise questions regarding such duties under certain circumstances. Later in the meeting, Citi and J.P. Morgan presented to the Board on the status of the Atkore sale process, including (i) a summary and comparison of the June Bids, (ii) the premiums implied by the June Bids and (iii) a summary of which parties declined to submit bids and the reasons therefor. The Board determined that Atkore should prioritize a sale of the whole company rather than certain parts thereof. The Board, together with Citi, J.P. Morgan and Debevoise, then discussed next steps in the Atkore sale process.
On June 23, 2026, bidders, including Prysmian, Bidder C and Bidder E received access to the “Round 2” virtual data room.
Throughout the end of June and the beginning of July 2026, Prysmian, Bidder C and Bidder E conducted diligence, including meetings between representatives of each of Prysmian, Bidder C and Bidder E and advisors and/or management of Atkore, covering the following topics, among others: accounting; quality of earnings; procurement; management presentations; legal; antitrust; litigation; financial modeling; environmental; and go-to-market. The legal diligence included updates on the Antitrust Litigation, the Antitrust Investigation and the Stockholder Litigation.
On July 7, 2026, two versions of the auction draft of the Merger Agreement were made available to bidders, one that was distributed to all-cash bidders (including Prysmian and Bidder E) and one that was delivered to cash/stock-mix bidders (including Bidder C).
On July 10, 2026, representatives of Citi and J.P. Morgan, on behalf of Atkore, sent a process letter to Prysmian, Bidder C and Bidder E, requesting final bids, including final-form transaction documents, from each bidder by August 6, 2026. Initial markups of the Merger Agreement were requested to be delivered to Debevoise by July 24, 2026 to allow time to discuss transaction documents prior to the final bid date.
Throughout the second half of July 2026, Prysmian, Bidder C and Bidder E continued to conduct confirmatory due diligence on Atkore, including management meetings, site visits and financial, operational, legal, litigation, tax and other diligence sessions. In connection with Bidder C’s proposal to provide a portion of the consideration in Bidder C common stock, Atkore also conducted reverse diligence on Bidder C, including management presentations and site visits.

On July 16, 2026, the Board and the Strategic Review Committee held a joint meeting via means of remote communication, which included representatives of Debevoise, Citi and J.P. Morgan. During the meeting, the Board and the Strategic Review Committee discussed, together with Debevoise, the directors’ fiduciary duties in connection with a proposed transaction. Representatives of Citi and J.P. Morgan updated the Board and the Strategic Review Committee regarding the status of the Atkore sale process, including that Prysmian, Bidder C and Bidder E remained active in the process and were conducting due diligence, that Atkore was conducting reverse diligence on Bidder C and the anticipated timeline to final bids and execution of definitive transaction documents. Citi and J.P. Morgan also each presented their respective preliminary financial analyses to the Board and the Strategic Review Committee based on financial information and projections prepared by Atkore management. The financial advisors noted that additional work remained to be completed before they could finalize their respective financial analyses and render any potential fairness opinions. The Board and the Strategic Review Committee discussed and asked questions regarding the preliminary financial analyses with representatives of Citi and J.P. Morgan.
On July 23, 2026, initial drafts of the Company Disclosure Letter were made available to bidders.
On July 24, 2026, outside counsel for each of Prysmian and Bidder C, respectively, submitted a markup of the draft merger agreement for the proposed transaction. Also on July 24, 2026, Debevoise had a meeting by means of remote communication with Prysmian’s outside counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), to discuss regulatory matters in connection with the proposed transaction, including Prysmian’s obligations to obtain required regulatory approvals.
On July 28, 2026, a representative from the financial advisor to Bidder C informed a representative of Citi that Bidder C’s revised bid would include a contingent value right (“CVR”) to account for certain of the Antitrust and Related Matters (the “Covered Litigation”). Later that day, Bidder C’s outside counsel sent a CVR term sheet to Debevoise.
On July 28, 2026, Debevoise met with each of Wachtell Lipton and Bidder C’s outside counsel to provide feedback on the bidders’ markups to the merger agreement. Key issues discussed with Wachtell Lipton included regulatory efforts and closing conditions and certain interim operating covenants. Key issues discussed with Bidder C’s outside counsel included financing cooperation, post-closing governance and certain interim operating covenants. Additionally, Bidder C’s counsel reiterated that Bidder C’s bid would include a CVR accounting for the Covered Litigation as part of the mix of consideration.
On July 29, 2026, the Board and the Strategic Review Committee held a combined meeting, which included senior management of Atkore and representatives from Debevoise, Citi and J.P. Morgan. During the meeting, Debevoise presented to the Board and the Strategic Review Committee on the status of the contract negotiations with Prysmian and Bidder C. In particular, Debevoise noted the potential regulatory implications of a transaction with Prysmian. Debevoise then discussed the CVR proposed as part of Bidder C’s bid, including that (i) the CVR portion of the consideration would represent deferred consideration that would not become payable, if at all, until the Covered Litigation is finally resolved, (ii) any such amounts payable would be reduced by a portion of the liabilities incurred in connection with the Covered Litigation, with any amount ultimately paid to former Atkore stockholders depending on the results of such final resolution, with former Atkore stockholders bearing the cost of 100% of a “retention amount” and a portion of the liabilities above that amount, (iii) Bidder C would have full control over the Covered Litigation, and (iv) the CVR would be non-transferable. Thereafter, representatives from Citi updated the Board and the Strategic Review Committee regarding the status of the bidders’ due diligence. Citi reported to the Board and the Strategic Review Committee that Prysmian had indicated that it might seek to accelerate its bid. The Board and the Strategic Review Committee then discussed this possibility with Citi and J.P. Morgan. Finally, the Board and the Strategic Review Committee discussed the characteristics of each potential transaction, including the synergies with each bidder, regulatory implications and the uncertainty of the actual value and timing of payment of the CVR proposed by Bidder C.
On July 30, 2026, Prysmian submitted to the Board, via Citi, a revised proposal (the “July 30 Proposal”), which noted that Prysmian’s critical diligence was complete and the transaction was approved by Prysmian’s board, and included an increased price of $93.00 per share in cash, which accounted for potential liabilities arising from the Antitrust and Related Matters. Other terms in Prysmian’s July 30 Proposal included: (i) that Prysmian would be the purchasing entity under the merger agreement, and that Prysmian was prepared to offer a guarantee of Prysmian’s obligations by its principal U.S. subsidiary, (ii) that the transaction would be financed with cash on hand and third party financing, and the transaction would not be conditioned on financing and (iii) that appropriate employee retention and incentive arrangements would be expected to be implemented for key employees to support a successful transition. Citi reported that Prysmian was working toward being able to announce an agreed transaction by August 3. Also on July 30, 2026, Wachtell Lipton sent Debevoise an incrementally revised markup of the merger agreement along with a markup of the Company Disclosure Letter, and, later, drafts of the exhibits to the merger agreement and an initial draft Buyer Disclosure Letter (as defined in the Merger Agreement). Later on July 30, 2026, Debevoise sent a revised draft of the merger agreement back to Wachtell Lipton.
Later on July 30, 2026, the Board and the Strategic Review Committee held a combined meeting, which included senior management of Atkore and representatives from Debevoise, Citi and J.P. Morgan. During the meeting, the Board discussed Prysmian’s July 30 Proposal. The Board approved the negotiation of definitive documents with Prysmian with the goal of coming to an agreement prior to Atkore’s third quarter earnings call. The Board also directed Citi to seek a higher price from Prysmian. Thereafter, representatives of Citi called representatives of Prysmian to relay Atkore’s feedback to the July 30 Proposal with a request to submit their best proposal on value.
On July 31, 2026, Prysmian submitted to the Board, via representatives of Citi and J.P. Morgan, a second revised proposal (the “July 31 Proposal”), in which Prysmian further increased its price to $95.00 per share in cash and confirmed that it was working towards finalizing definitive documentation and announcing the transaction on the morning of August 3, 2026, prior to Atkore’s earnings announcement. On the same day, Wachtell Lipton sent a revised draft of the merger agreement back to Debevoise.
Additionally, at the Board’s direction, on July 31, 2026, representatives of Citi contacted representatives of Bidder C’s financial advisors to clarify Bidder C’s proposed CVR mechanism. Bidder C’s advisors confirmed that the CVR would not constitute additional consideration on top of Bidder C’s previously communicated proposal but rather make up a portion of the aggregate consideration (in addition to cash and stock) in the revised proposal to be submitted by Bidder C. The representatives of Citi relayed this information to the Board and senior management.
Throughout August 1, 2026 and August 2, 2026, Debevoise and Wachtell Lipton traded drafts of the Company Disclosure Letter, the Buyer Disclosure Letter and the merger agreement and representatives of Debevoise and Wachtell Lipton held meetings to discuss comments on the merger agreement and the Company Disclosure Letter.
At mid-day on August 2, 2026, representatives of Bidder C called representatives of Citi and delivered a revised oral offer at a price of $87.00 per share, with $25.00 in cash and $62.00 in Bidder C’s stock. At this time, Bidder C’s proposal no longer included a CVR. Later, during the evening on August 2, 2026, representatives of Bidder C called representatives of Citi and delivered a second revised oral offer at a price of $87.00 per share, with $25.00 in cash and $62.00 in Bidder C’s stock, plus an additional $10.00 per share in the form of a CVR without specifying the terms of the CVR.
On August 2, 2026, the Board held a meeting via means of remote communication which included senior management of Atkore and representatives from Debevoise, Citi and J.P. Morgan. During the meeting, Debevoise reviewed with the Board the directors’ fiduciary duties in connection with the proposed transaction. Debevoise also reviewed with the Board the terms of the Merger Agreement, which had been fully negotiated between Atkore and Prysmian and their respective counsel. Citi and J.P. Morgan reviewed with the Board and compared the financial terms of the latest all-cash offer by Prysmian and the latest part-cash, part-stock and CVR offer by Bidder C, including a review of the CVR being offered by Bidder C. The Board then discussed the relative strength of the proposals by Prysmian and Bidder C and unanimously determined that Prysmian’s July 31 Proposal was more compelling. Thereafter, Citi and J.P. Morgan each reviewed with the Board their respective financial analyses of the Merger Consideration. Representatives of Citi then rendered to the Board Citi’s oral opinion, subsequently confirmed by the delivery of a written opinion, dated August 2, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Thereafter, representatives of J.P. Morgan rendered to the Board J.P. Morgan’s oral opinion, subsequently confirmed by the delivery of a written opinion, dated August 3, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by J.P. Morgan as set forth in its written opinion, the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement in the proposed transaction was fair, from a financial point of view, to such holders. For more information, see the section entitled “—Opinions of Atkore’s Financial Advisors.”
Following discussion among the Board, the Board unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Atkore and its stockholders; (ii) determined that it is in the best interests of Atkore and its stockholders and declared it advisable to enter into the Merger Agreement; (iii) approved the execution and delivery by Atkore of the Merger Agreement, the performance by Atkore of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (iv) resolved to recommend that the stockholders of Atkore approve the Merger and adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to the stockholders of Atkore for its adoption.
Promptly following the meeting of the Board on August 2, 2026, Atkore and Prysmian exchanged signature pages to the Merger Agreement, and the Merger Agreement became effective.
Recommendation of the Board; Reasons for the Merger
The Board has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Atkore and its stockholders; (ii) determined that it is in the best interests of Atkore and its stockholders and declared it advisable to enter into the Merger Agreement; (iii) approved the execution and delivery by Atkore of the Merger Agreement, the performance by Atkore of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth therein; (iv) resolved to recommend that the stockholders of Atkore approve the Merger and adopt the Merger Agreement; and (v) directed that the Merger Agreement be submitted to the stockholders of Atkore for its adoption.
The Board unanimously recommends that the holders of shares of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
In evaluating the Merger, the Board consulted with Atkore’s management team and legal and financial advisors and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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Premium to Market Price of the Common Stock. The fact that the Merger Consideration to be paid by Prysmian provides the holders of shares of Common Stock with the opportunity to receive a meaningful premium over the trading price of the Common Stock, including the fact that the Merger Consideration represents:

•	a premium of approximately 30% to Atkore’s closing share price of $72.96 on July 31, 2026, the last trading day prior to the public announcement of the Merger; and
•	a premium of approximately 57% to Atkore’s closing share price of $60.69 on September 29, 2025, the last trading day before Atkore announced its initial strategic review.
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Certainty of Value to Stockholders. The fact that the Merger Consideration will be paid entirely in cash, which will allow the holders of shares of Common Stock to realize, upon Closing, a certainty of value without the market, economic and other risks that arise from owning an equity interest in a public company. The certainty of all-cash consideration also removes any valuation risk for Atkore stockholders associated with consideration that consists in whole or in part of stock or other variable or contingent consideration.

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Atkore’s Business. The fact that the Merger Consideration compares favorably to the potential value of Atkore and the Common Stock if Atkore were to remain as a standalone entity, after taking into account the Board’s understanding of Atkore’s business, operations, financial condition, earnings, prospects and competitive position, and the nature of the industry in which Atkore competes, including the short- and long-term risks, uncertainties and challenges facing Atkore and the industry, and the Board’s review of Atkore’s business plan and the historical and projected future financial performance of Atkore.

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Strategic Review Process. The strategic review process was undertaken by Atkore over the course of many months, with the assistance of its legal and financial advisors. The Board considered, among other things:

•
its evaluation of a broad range of potential strategic alternatives, including continuing to operate Atkore as an independent public company, potential acquisitions to transform Atkore’s portfolio, potential dispositions of portions of Atkore’s business and a potential sale or other business combination involving Atkore as a whole;

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the fact that, on September 29, 2025, Atkore publicly announced a strategic review process to increase stockholder value and, on November 20, 2025, Atkore publicly announced that the Board had expanded its review of strategic alternatives to include a potential sale or merger of the whole company, which gave any interested potential counterparty an opportunity to inquire about the process and express interest in a transaction involving Atkore; and

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the fact that the Merger is the culmination of a strategic review process that included (i) engagement with 28 potential counterparties in October through December 2025, consisting of strategic parties and financial sponsors, and the receipt of four indications of interest from such parties and (ii) engagement with 10 potential counterparties in May 2026, including two new potential counterparties, and the receipt of four indications of interest from such parties, which ultimately resulted in the receipt of indications of interest from six distinct parties over the course of the process and final proposals from two parties, with Prysmian submitting the highest all-cash offer, as described under the section titled “—Background of the Merger”.

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Treatment of Litigation-Related Liabilities. The fact that Prysmian’s $95.00 per share all-cash proposal took into account the potential exposure associated with Atkore’s pending litigation matters into Atkore’s valuation, thereby providing Atkore stockholders with certainty of value with respect to such exposure (see the section titled “—Background of the Merger”).

•	Negotiation Process. Atkore’s comprehensive negotiation process with Prysmian. The Board considered, among other things:
•
the fact that Atkore’s management, at the direction and under the oversight of the Board, negotiated vigorously with Prysmian with respect to price and other terms of the Merger Agreement, including obtaining increases in Prysmian’s proposed price from $87.00 per share in its initial proposal, which was qualified as to Prysmian’s evaluation of Atkore’s pending litigation matters, to the $95.00 per share Merger Consideration, which took into account the potential net exposure associated with Atkore’s pending litigation matters;

•	the terms and values of the other proposals received by Atkore during the strategic review process and the relative merits of those proposals as compared to Prysmian’s proposal; and
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the conclusion reached by the Board, after discussions with Atkore’s management and financial advisors, as well as negotiations with Prysmian, that the Merger Consideration is in the best interests of Atkore and Atkore stockholders and reflects a full value for the outstanding Common Stock.

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Stockholder Feedback. The fact that Atkore’s management and the Board received feedback from significant Atkore stockholders regarding Atkore’s business, strategy and potential strategic alternatives, including initiation of the comprehensive strategic review process. Feedback from significant Atkore stockholders indicated support for Atkore’s evaluation of a potential sale of the whole company as part of its strategic review process.

•	Financing. Considerations relating to the financing of the transactions contemplated by the Merger Agreement, including the following:
•	the fact that the receipt or availability of financing by Prysmian is not a condition to the Merger or to Prysmian’s or Merger Sub’s obligations under the Merger Agreement;
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the fact that, in connection with the execution of the Merger Agreement, Prysmian entered into a debt commitment letter pursuant to which the third-party lenders party thereto committed to provide debt financing to Prysmian to facilitate Prysmian’s acquisition of Atkore through the Merger; and

•
the representation of Prysmian in the Merger Agreement that, at the Closing, it will have sufficient funds available to pay all amounts required to be paid by Prysmian, Merger Sub or the surviving corporation in connection with the transactions contemplated by the Merger Agreement.

•	Terms of the Merger Agreement. Considerations relating to the terms of the Merger Agreement, including the following:
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the belief of the Board that the terms and conditions of the Merger Agreement, including, but not limited to, the representations, warranties and covenants of the parties and the conditions to closing, are reasonable and customary;

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Prysmian’s commitment under the Merger Agreement to use reasonable best efforts to obtain regulatory approvals for the Merger and to take all actions necessary to avoid or eliminate regulatory impediments to the Merger so as to enable the Closing to occur as promptly as practicable, including agreeing to remedial actions affecting Atkore’s business, subject to negotiated limitations;

•
the provisions of the Merger Agreement providing for two automatic three-month extensions of the End Date (as defined below) of August 2, 2027 if the specified regulatory conditions remain outstanding and the other applicable conditions to closing have been satisfied or waived;

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the fact that the Merger Agreement does not preclude a third party from making an unsolicited Acquisition Proposal (as defined in the section “The Merger Agreement—Covenants and Agreements—No Solicitation”) and, under specified circumstances more fully described in the sections titled “The Merger Agreement—Covenants and Agreements—No Solicitation” and “The Merger Agreement—Covenants and Agreements—Board Recommendation”:

•	Atkore may furnish nonpublic information to and engage in discussions or negotiations with the third party;
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the Board may withdraw or modify its recommendation to Atkore stockholders regarding the Merger in response to a Company Superior Proposal (as defined in the section “The Merger Agreement—Covenants and Agreements—No Solicitation”); and

•	Atkore may terminate the Merger Agreement in order to enter into a definitive agreement providing for a Company Superior Proposal;
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the fact that, under specified circumstances, the Board may withdraw or modify its recommendation to Atkore stockholders regarding the Merger in response to an Intervening Event (as defined in the section “The Merger Agreement—Covenants and Agreements—Board Recommendation”); and

•	the Board’s belief that the Company Termination Fee of $115.92 million is reasonable and would not preclude another party from making a Company Superior Proposal.
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Opinion of Citi. The financial analyses presented to the Board by Citi and the oral opinion rendered by Citi to the Board, which was confirmed by delivery of a written opinion, dated August 2, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section titled “—Opinions of Atkore’s Financial Advisors—Opinion of Citigroup Global Markets Inc.”

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Opinion of J.P. Morgan. The financial analyses presented to the Board by J.P. Morgan and the oral opinion rendered by J.P. Morgan to the Board, which was confirmed by delivery of its written opinion, dated August 3, 2026, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section titled “—Opinions of Atkore’s Financial Advisors—Opinion of J.P. Morgan Securities LLC.”

•	Likelihood of Closing. The likelihood that the transactions contemplated by the Merger Agreement, including the Merger, would be completed, based on, among other things:
•	the reasonable and customary conditions to Prysmian’s obligation to consummate the Merger as provided by the Merger Agreement, including the absence of any financing condition;

•	the commitment of Prysmian under the Merger Agreement to use reasonable best efforts to obtain regulatory approvals for the Merger as described above;
•	the likelihood and anticipated timing of obtaining all required regulatory approvals in connection with the Merger;
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Atkore’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, as described under the section titled “The Merger Agreement—Specific Performance”;

•	the fact that the lenders to Prysmian are experienced and internationally recognized financial institutions; and
•	the fact that the Guarantor, a creditworthy subsidiary of Prysmian located in the United States, has agreed to guarantee the payment obligations of Prysmian and Merger Sub under the Merger Agreement.
•
Appraisal Rights. The availability of appraisal rights to the holders of Common Stock who timely and properly exercise their rights under the DGCL, which rights provide the holders of Common Stock with the opportunity to have the Delaware Court of Chancery appraise the fair value of their Common Stock.

•
Opportunity for Atkore Stockholders to Vote. The fact that the consummation of the Merger is subject to the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Common Stock, and Atkore stockholders are free to evaluate the Merger and vote for or against the Merger Proposal at the Special Meeting.

•	No Vote of Prysmian Stockholders. The fact that the Merger is not subject to any required approval by Prysmian’s stockholders, and the attendant conditionality and execution risk of any such vote.
The Board also considered and balanced the factors described above against potentially negative factors and risks associated with the Merger, including the following factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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No Stockholder Participation in Further Growth. The fact that Atkore would no longer exist as an independent, publicly traded company, and the holders of Common Stock would no longer participate in any future earnings or growth, or benefit from any potential future appreciation in value of, Atkore.

•	Certainty of Closing. The risk that the Merger may not be completed in the time or manner currently anticipated or at all, including due to:
•	the risk of possible failure to obtain the regulatory approvals required for the Closing of the Merger;
•	the risk that the holders of Common Stock may not approve the Merger;
•	the risk that legal proceedings could be instituted against Atkore in connection with the Merger;
•	the fact that the Merger is subject to a number of closing conditions, some of which are outside of Atkore’s control; and
•	the fact that an event, change or other circumstance may occur that could give rise to the right of one or both of the parties to terminate the Merger Agreement.
•
Timing of Closing. The amount of time it could take from the date the Merger Agreement was signed to obtain the regulatory approvals required for the Closing of the Merger, including that an extended period of time may exacerbate the impact of other risks considered by the Board described in this section of this proxy statement.

•
Regulatory Risk. The risk that a governmental entity may oppose or refuse to approve the Merger or seek to impose conditions on Atkore, Prysmian or any of their respective affiliates in connection with approving the Merger, including conditions or remedies that Prysmian is not required to accept under the terms of the Merger Agreement, which could delay or prevent the consummation of the Merger.

•
Impact of the Pendency of the Merger. The potential negative effect of the announcement and pendency of the Merger on Atkore’s business, including on Atkore’s ability to retain customers, attract and retain key personnel and maintain relationships with suppliers, agents, distributors, vendors and other business partners, and on Atkore’s operating results and business generally.

•
Disruption to Business Operations. The substantial time and effort of management required to consummate the Merger, which could disrupt Atkore’s business operations and divert management’s attention from ongoing business operations and opportunities.

•
Interim Operating Covenants. The fact that restrictions on the conduct of Atkore’s business prior to consummation of the Merger could delay or prevent Atkore from undertaking business opportunities that arise pending consummation of the Merger, which opportunities might be lost to Atkore if the Merger were not to be consummated.

•
Loss of Opportunity with Other Potential Counterparties. Terms of the Merger Agreement that, either individually or in combination, could discourage potential acquirors from making a competing proposal to acquire Atkore, including the terms of the Merger Agreement placing certain limitations on the ability of Atkore to solicit, initiate, induce, propose, knowingly encourage or knowingly facilitate an Acquisition Proposal or engage, participate or continue in any discussions or negotiations regarding, or disclose any non-public information in connection with, an Acquisition Proposal.

•
Termination Fee. The fact that, under certain circumstances, including if (i) Prysmian terminates the Merger Agreement because the Board effects a Change in the Board Recommendation (as defined in the section “The Merger Agreement—Covenants and Agreements—Board Recommendation”) or (ii) Atkore terminates the Merger Agreement in order to enter into a definitive agreement providing for a Company Superior Proposal, Atkore would be required to pay Prysmian a $115.92 million termination fee upon termination of the Merger Agreement (as further described in the section titled “The Merger Agreement—Termination of the Merger Agreement—Company Termination Fee”).

•	Costs. The substantial costs being incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.
•	Tax Treatment of the Common Stock. The fact that the receipt of the Merger Consideration will be a taxable transaction for Atkore’s stockholders for U.S. federal income tax purposes.
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Effect on Pending Derivative Litigation. The fact that, as a result of the Merger, Atkore’s stockholders will cease to be stockholders of Atkore and will not benefit from any potential recovery on the derivative litigation claims belonging to Atkore (see the section titled “—Legal Proceedings”).

•
Interests of Directors and Executive Officers. The fact that some of Atkore’s directors and executive officers may have interests in the Merger that are different from, or in addition to, their interests as the holders of Common Stock (see the section titled “—Interests of Atkore Directors and Executive Officers in the Merger”).

The Board considered the factors described above as a whole, including by engaging in discussions with members of Atkore’s management team and legal and financial advisors. Based on this review and consideration, the Board unanimously concluded that these factors, on balance, supported a determination that the potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger and that the Merger was more favorable to Atkore and its stockholders than the other alternatives reasonably available to Atkore.
The foregoing discussion of the factors considered by the Board is not intended to be exhaustive but, rather, summarizes the material information and factors considered by the Board in its consideration of the Merger. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger and the complexity of these matters, the Board did not quantify or assign relative weights to the factors considered, and individual members of the Board may have given different weights to different factors. The Board based its unanimous recommendation on the totality of the information presented.
The foregoing discussion of the information and factors considered by the Board is forward-looking in nature and should be read in light of the factors described in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinions of Atkore’s Financial Advisors
Opinion of Citigroup Global Markets Inc.
Atkore retained Citi as its financial advisor in connection with a possible transaction involving Prysmian. In connection with Citi’s engagement, Atkore requested that Citi evaluate the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration pursuant to the Merger Agreement. On August 2, 2026, at a meeting of the Board held to evaluate the Merger and at which the Merger Agreement was approved, Citi rendered to the Board an oral opinion, confirmed by delivery of a written opinion, dated August 2, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Citi’s written opinion, dated August 2, 2026, to the Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Board (in its capacity as such) in connection with its evaluation of the Merger and was limited to the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration pursuant to the Merger Agreement. Citi’s opinion did not address any other terms, aspects or implications of the Merger. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Merger.
In arriving at its opinion, Citi:
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reviewed a draft, dated August 2, 2026, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Atkore concerning the business, operations and prospects of Atkore;

•
reviewed certain publicly available business and financial information relating to Atkore provided to or discussed with Citi by the management of Atkore, including certain financial forecasts and other information and data relating to Atkore which were prepared and provided to or discussed with Citi by the management of Atkore;

•
reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Common Stock; certain historical and projected earnings and other operating data of Atkore; and the capitalization and financial condition of Atkore; and

•
considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of Atkore.

In addition to the foregoing, Citi conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.
In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of Atkore that they were not aware of any relevant information that had been omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Atkore provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the management of Atkore, and Citi assumed, with the Board’s consent, that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Atkore as to, and were a reasonable basis upon which to evaluate, the future financial performance of Atkore. Citi expressed no view or opinion as to any financial and other information or data (or any underlying assumptions on which any such financial and other information or data are based) provided to or otherwise reviewed by or discussed with Citi.

Citi assumed, with the Board’s consent, that the Merger would be consummated in accordance with the terms, conditions and agreements set forth in the Merger Agreement, and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Atkore or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Representatives of Atkore advised Citi, and Citi further assumed, that the final terms of the Merger Agreement would not vary, in any material respect, from those set forth in the draft reviewed by Citi. Citi did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet, accrued or otherwise) of Atkore or any other business or person, nor did Citi make any physical inspection of the properties or assets of Atkore or any other business or person. Citi’s opinion did not address any terms (other than the Merger Consideration to the extent expressly specified in Citi’s opinion), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, or any other agreement, arrangement or understanding to be entered into in connection with, related to or contemplated by the Merger or otherwise. Citi did not express any opinion as to the prices at which the Common Stock would trade at any time, or any other securities would trade or otherwise be transferable at any time, including following the announcement of the Merger. Citi did not evaluate the solvency or fair value of Atkore, or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view as to, and its opinion did not address, the underlying business decision of Atkore to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Atkore or the effect of any other transaction in which Atkore might engage or that Atkore might consider. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger (in their capacity as such), or any class of such persons, relative to the Merger Consideration or otherwise. Citi did not express any opinion or view with respect to accounting, tax, regulatory, legal or similar matters and Citi relied, with the Board’s consent, upon the assessments of representatives of Atkore as to such matters. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. Although subsequent developments might affect Citi’s opinion, Citi has no obligation to update, revise or reaffirm its opinion.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Citi arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.
The estimates used by Citi for purposes of its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the Merger were determined through negotiations between Atkore and Prysmian and Atkore’s decision to enter into the Merger Agreement was solely that of the Board. Citi’s opinion was only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or the management of Atkore with respect to the Merger, the Merger Consideration or any other aspect of the transactions contemplated by the Merger Agreement.
Summary of Financial Analyses of Citi
The following is a summary of the material financial analyses prepared for and reviewed with the Board in connection with the rendering of Citi’s opinion, dated August 2, 2026, to the Board. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Approximate implied equity value per share reference ranges derived from the financial analyses described below and other per share ranges presented for reference purposes only were rounded to the nearest $0.05, except with respect to the 52-week trading range analysis. Financial data utilized for Atkore in the financial analyses described below, to the extent based on financial forecasts and estimates of management, were based on certain financial forecasts and other information and data relating to Atkore provided to or discussed with Citi by the management of Atkore, and approved for Citi’s use by the Board (see the “Prospective Financial Information,” as further summarized in the section titled “—Certain Unaudited Prospective Financial Information”).
Discounted Cash Flow Analysis
Citi conducted a discounted cash flow analysis of Atkore using the Prospective Financial Information (as defined below) for the purpose of determining an implied fully diluted equity value per share for the Common Stock. Citi calculated the estimated present value of unlevered free cash flows that Atkore was forecasted to generate during the period from the fourth quarter of fiscal year ending September 30, 2026 through fiscal year ending September 30, 2030 based on the Prospective Financial Information. Citi calculated a range of illustrative terminal values for Atkore as of September 30, 2030 by applying a selected range of perpetuity growth rates of 1.5% to 2.5% to an estimate of Atkore’s unlevered free cash flow in the terminal year based on the Prospective Financial Information. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of June 30, 2026, using mid-year discounting convention and discount rates ranging from 11.3% to 12.9%, to derive ranges of implied enterprise value for Atkore. Citi adjusted the range of implied enterprise values it derived for Atkore for Atkore’s net debt, payments related to a litigation settlement made after the quarter ended June 26, 2026, and a payment related to Atkore’s HDPE divestiture after the quarter ended June 26, 2026, in each case, as of June 30, 2026, as provided by Atkore’s management, added a range of present values of Atkore’s tax benefits from Federal net operating losses carry forwards, and divided the results by the diluted Common Stock share count of Atkore calculated using the treasury stock method, based on equity information as of July 31, 2026 as provided by Atkore’s management. The range of present values of Atkore’s tax benefits from Federal net operating losses carry forwards was calculated by discounting to present values, as of June 30, 2026, estimates of Atkore’s tax benefits from Federal net operating losses carry forwards, as provided in the Prospective Financial Information, using mid-year discounting convention and a discount rate of 5.4%. This analysis indicated an approximate implied per share equity value reference range for Atkore of $74.90 to $98.05 without the tax attributes, and $76.65 to $99.80 taking the tax attributes into account, as compared to the closing share price of the Common Stock as of July 31, 2026, of $72.96, and the Merger Consideration of $95.00.
Selected Public Companies Analysis
Citi reviewed certain publicly available financial and stock market information of Atkore and the selected companies listed in the table below, which are collectively referred to as the “selected companies”:
Although none of the selected companies is directly comparable to Atkore, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of Atkore based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of July 31, 2026.
For each of the selected companies, and for Atkore for reference, Citi calculated and reviewed, among other information, enterprise value as a multiple of 2026 calendar year estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) (such multiple, “EV / 2026E EBITDA”). Financial data of the selected companies were based on Wall Street research analysts’ estimates and other publicly available information. With respect to the multiples calculated for Atkore for reference, the financial data of Atkore was based on Wall Street research analysts’ estimates, other publicly available information and information provided by Atkore’s management.

Company	Enterprise Value / 2026E EBITDA (“EV / 2026E EBITDA”)
AZZ, Inc.	12.4x
Belden Inc.	11.4x
Nexans S.A.	9.2x
Nucor Corporation	8.3x
Orbia	6.5x
Prysmian	14.6x
Valmont Industries, Inc.	13.4x
Westlake Corporation	6.3x

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected companies, Citi then applied an illustrative EV / 2026E EBITDA multiple reference range of 6.9x to 10.3x to an estimate of Atkore’s 2026 calendar year Adjusted EBITDA based on the Prospective Financial Information, to derive ranges of implied enterprise value for Atkore. Citi adjusted the range of implied enterprise values it derived for Atkore, for Atkore’s net debt, payments related to a litigation settlement made after the quarter ended June 26, 2026, and a payment related to Atkore’s HDPE divestiture, in each case, as of June 30, 2026, as provided by Atkore’s management, and divided the results by the diluted Common Stock share count of Atkore calculated using the treasury stock method, based on equity information as of July 31, 2026 as provided by Atkore’s management. This analysis indicated an approximate implied per share equity value reference range for Atkore of $65.70 to $104.35, as compared to the closing share price of the Common Stock as of July 31, 2026, of $72.96, and the Merger Consideration of $95.00.
Selected Precedent Transactions Analysis
Using publicly available information, Citi performed a selected precedent transactions analysis of Atkore in which Citi reviewed financial data relating to the four selected transactions listed in the table below that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the “selected transactions”:
Although none of the target companies in the selected transactions are directly comparable to Atkore and none of the selected transactions are directly comparable to the transactions contemplated by the Merger Agreement, the selected transactions were chosen because they involved businesses with financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to Atkore and/or the transaction contemplated by the Merger Agreement or otherwise relevant for purposes of analysis.
For each of the selected transactions, Citi reviewed, among other information, the ratio of the target company’s firm value (calculated as the publicly disclosed transaction value) to the target company’s EBITDA for the specified prior 12 month period disclosed at the time the transaction was announced (“FV / EBITDA”). Financial data of the selected transactions were based on public filings and other publicly available information.

Target	Acquiror	Month / Year Announced	Firm Value / EBITDA (“FV / EBITDA”)
Republic Wire, Inc.	Nexans S.A.	April 2026	11.3x(1)
Encore Wire	Prysmian S.p.A.	April 2024	8.2x(2)
ECM Industries, LLC	nVent Electric plc	April 2023	10.6x(3)
Precoat Metal	AZZ Inc.	March 2022	9.3x(4)

(1)	Represents FV / 2025 EBITDA.
(2)	Represents FV / 2023 EBITDA.
(3)	Represents FV / last 12 months EBITDA as of February 28, 2023.
(4)	Represents FV / last 12 months EBITDA as of December 31, 2021.
Based on its professional judgment and experience and taking into consideration the observed multiples for the selected transactions, Citi then applied an illustrative FV / EBITDA multiple reference range of 8.2x to 10.0x to the fiscal year 2026 EBITDA of Atkore, to derive ranges of implied firm value for Atkore. Citi adjusted the range of implied firm values it derived for Atkore for Atkore’s net debt, payments related to a litigation settlement made after the quarter ended June 26, 2026, and a payment related to Atkore’s HDPE divestiture after the quarter ended June 26, 2026, in each case, as of June 30, 2026, as provided by Atkore’s management, and divided the results by the diluted Common Stock share count of Atkore calculated using the treasury stock method, based on equity information as of July 31, 2026 as provided by Atkore’s management. This analysis indicated an approximate implied per share equity value reference range for Atkore of $74.55 to $93.45, as compared to the closing share price of the Common Stock as of July 31, 2026, of $72.96, and the Merger Consideration of $95.00.
Certain Additional Information
Citi observed certain other information with respect to Atkore that was not considered part of its financial analyses with respect to its opinion, but was noted for reference purposes only, including the following:
52-Week Trading Range
Citi reviewed the historical closing share prices of the Common Stock for the 52-week period ended July 31, 2026. Citi noted that the low and high closing prices of the Common Stock during this period were approximately $53.49 and $90.16 per share, as compared to the closing share price of the Common Stock as of July 31, 2026, of $72.96, and the Merger Consideration of $95.00.
Discounted Equity Research Analyst Price Targets
Citi reviewed the most recent publicly available research analysts’ one-year forward price targets for the Common Stock prepared and published by selected research analysts. Citi noted that as of July 31, 2026, such price targets ranged from $76.00 to $86.00 per share for the Common Stock. Citi also noted that these ranges of price targets, discounted one year at an estimated 13.5%, reflecting a mid-point estimate of Atkore’s cost of equity, was $67.35 to $78.10 per share for the Common Stock, as compared to the closing share price of the Common Stock as of July 31, 2026, of $72.96, and the Merger Consideration of $95.00.
Miscellaneous
Atkore has agreed to pay Citi for its services in connection with the Merger an aggregate fee estimated based on information available as of the date of this proxy statement to be up to approximately $38 million, of which $2.5 million was payable in connection with the delivery of Citi’s opinion to the Board and up to $1.75 million is payable at Atkore’s sole discretion based on Atkore’s assessment of Citi’s performance of its services. In addition, Atkore agreed to reimburse Citi for certain expenses and to indemnify Citi against certain liabilities arising from Citi’s engagement.
As the Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide, certain investment banking, commercial banking and other similar services to Atkore and/or its affiliates unrelated to the Merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi’s opinion, having acted as financial advisor with respect to certain merger and acquisition matters and as co-documentation agent, bookrunner and lender with respect to certain credit facilities and loans of Atkore and having provided or providing certain markets and securities services and treasury and trade solutions services. For the services described above for Atkore, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees of approximately $4 million from Atkore and/or certain of its affiliates. In addition, as the Board was further aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Prysmian and/or its affiliates unrelated to the Merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi’s opinion, having acted or acting as underwriter, master lead arranger and lender with respect to certain credit facilities, loans and bond issuances of Prysmian, and having provided or providing certain markets and securities services and treasury and trade solutions services. For the services described above for Prysmian, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees of approximately $8 million from Prysmian and/or certain of its affiliates. In the ordinary course of its business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Atkore, Prysmian, and their respective affiliates for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Atkore, Prysmian, and their respective affiliates. As of July 31, 2026, Citi held, on a proprietary basis, less than 1.0% of the outstanding equity securities of (i) Atkore and (ii) Prysmian, respectively.

Atkore selected Citi to act as its financial advisor in connection with the Merger based on Citi’s reputation, experience and familiarity with Atkore and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Opinion of J.P. Morgan Securities LLC
Atkore retained J.P. Morgan as its financial advisor in connection with a possible transaction involving Prysmian. In connection with J.P. Morgan’s engagement, Atkore requested that J.P. Morgan evaluate the fairness, from a financial point of view, to the holders of Common Stock of the Merger Consideration pursuant to the Merger Agreement. On August 2, 2026, at a meeting of the Board held to evaluate the Merger and at which the Merger Agreement was approved, J.P. Morgan rendered its oral opinion to the Board that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock in the Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its August 2, 2026 oral opinion by delivering its written opinion, dated as of August 3, 2026, to the Board that, as of the date of such opinion, the consideration to be paid to the holders of Common Stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated August 3, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Atkore’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, was directed only to the consideration to be paid to the holders of Common Stock in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Atkore or as to the underlying decision by Atkore to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Atkore as to how such stockholder should vote with respect to the Merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
•	reviewed the Merger Agreement;
•	reviewed certain publicly available business and financial information concerning Atkore and the industries in which it operates;
•
compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of Atkore with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of Atkore relating to its business; and
•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
In addition, J.P. Morgan held discussions with certain members of the management of Atkore with respect to certain aspects of the Merger, the past and current business operations of Atkore, the financial condition and future prospects and operations of Atkore, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Atkore or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness, and, pursuant to J.P. Morgan’s engagement letter with Atkore, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Atkore or Prysmian under any state and federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by Atkore’s management as to the expected future results of operations and financial condition of Atkore to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement would be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by Atkore and Prysmian in the Merger Agreement and the related agreements were and would be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Atkore with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on Atkore or on the contemplated benefits of the Merger.
The projections furnished to J.P. Morgan were prepared by Atkore’s management as discussed more fully in the section titled “—Certain Unaudited Prospective Financial Information.” Atkore does not publicly disclose internal long-term management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Atkore’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section titled “—Certain Unaudited Prospective Financial Information.”
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Common Stock in the Merger, and J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Atkore or as to the underlying decision by Atkore to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Merger Consideration to be paid to the holders of Common Stock in the Merger or with respect to the fairness of any such compensation. The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between Atkore and Prysmian, and the decision to enter into the Merger Agreement was solely that of the Strategic Review Committee and the Board.
J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Strategic Review Committee, the Board or Atkore’s management with respect to the Merger or the consideration, including the Merger Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board on August 2, 2026, which was confirmed by delivery of a written opinion, dated August 3, 2026, and in the financial analyses presented to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples.
Using publicly available information, J.P. Morgan compared selected financial data of Atkore with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to Atkore’s business (or aspects thereof) based on J.P. Morgan’s experience and its familiarity with the industries in which Atkore operates. The companies selected by J.P. Morgan were as follows:
Value-Added Materials
•	Gibraltar Industries, Inc.
•	Nucor Corporation
•	Westlake Corporation
Branded Building Materials
•	Advanced Drainage Systems, Inc.
•	Trex Company, Inc.
These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered to be similar to those of Atkore. However, certain of these companies may have characteristics that are materially different from those of Atkore. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Atkore.
Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimates of Adjusted EBITDA for the fiscal year 2026, with such EBITDA multiples calendarized to Atkore’s fiscal year ending September 30, 2026 (the “FV/2026E Adjusted EBITDA Multiple”). Based on the results of this analysis, J.P. Morgan selected a FV/2026E Adjusted EBITDA Multiple reference range for Atkore of 7.0x to 9.5x. J.P. Morgan then applied such reference range to Atkore’s projected fiscal year 2026 Adjusted EBITDA of $376 million, as set forth in the Prospective Financial Information. The analysis indicated a range of implied per share equity value for the Common Stock (rounded to the nearest $0.25) of approximately $61.75 to $88.50, which J.P. Morgan compared to (i) the closing share price of the Common Stock of $72.96 as of July 31, 2026, the trading day immediately preceding the date of J.P. Morgan’s written opinion and (ii) the Merger Consideration of $95.00.
Selected Transactions Analysis.
Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to Atkore’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which Atkore operates. The following transactions were selected by J.P. Morgan as relevant to the evaluation of the Merger:

Transaction Announcement	Acquiror	Target
November 2025	Gibraltar Industries, Inc.	OmniMax International
April 2024	Prysmian S.p.A.	Encore Wire Corporation
April 2023	nVent Electric plc	ECM Industries
March 2022	AZZ Inc.	Precoat Metals
December 2017	Prysmian S.p.A.	General Cable Corporation

None of the selected transactions reviewed was identical to the Merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Merger.
Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s FV implied in the relevant transaction to the target company’s LTM Adjusted EBITDA for the twelve-month period immediately preceding the announcement of the applicable transaction, or the closest available proxy depending on the availability of information (the “FV/LTM Adjusted EBITDA Multiple”). Based on the results of this analysis, J.P. Morgan selected a FV/LTM Adjusted EBITDA Multiple reference range for Atkore of 8.0x to 10.5x. J.P. Morgan then applied such reference range to Atkore’s Adjusted EBITDA of $352 million for the twelve months ended June 26, 2026. The analysis indicated a range of implied per share equity value for the Common Stock (rounded to the nearest $0.25) of approximately $67.00 to $92.25, which J.P. Morgan compared to (i) the closing share price of the Common Stock of $72.96 as of July 31, 2026 and (ii) the Merger Consideration of $95.00.
Discounted Cash Flow Analysis.
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Common Stock. J.P. Morgan calculated the unlevered free cash flows that Atkore is expected to generate from June 27, 2026 through fiscal year 2030 based upon the Prospective Financial Information, which were discussed with, and approved by, Atkore for use by J.P. Morgan in connection with its financial analyses. J.P. Morgan also calculated a range of terminal values for Atkore at the end of this period by applying perpetual growth rates ranging from 1.25% to 2.25%, based on guidance provided by Atkore’s management, to estimates of Adjusted EBITDA for Atkore at the end of fiscal year 2030, as provided in the Prospective Financial Information. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of June 26, 2026 using discount rates ranging from 9.5% to 11.5%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Atkore. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for Atkore’s estimated net debt of $486 million as of June 26, 2026 and the value of Atkore’s net operating losses. This analysis indicated a range of implied per share equity value for the Common Stock (rounded to the nearest $0.25) of $84.25 to $119.50, which J.P. Morgan compared to (i) the closing share price of the Common Stock of $72.96 as of July 31, 2026 and (ii) the Merger Consideration of $95.00.
Miscellaneous.
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Atkore. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Atkore, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Atkore. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Atkore and the transactions compared to the Merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Atkore with respect to the Merger and deliver an opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Atkore and the industries in which it operates.
For financial advisory services rendered in connection with the Merger, Atkore has agreed to pay J.P. Morgan an estimated fee of approximately $21.5 million, $3 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the Merger. In addition, Atkore has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Atkore or its affiliates, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility in April 2025. During the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Prysmian or its affiliates, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead manager on a bond issuance in May 2025. During the two years preceding the date of J.P. Morgan’s written opinion, the aggregate fees recognized by J.P. Morgan from Atkore and Prysmian were approximately $2 million and $61.5 million respectively. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Atkore, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding Common Stock. In addition, J.P. Morgan and/or its affiliates are currently providing services to Prysmian and/or certain of its affiliates, which services are unrelated to the Merger. J.P. Morgan expects to receive customary compensation in connection with such services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan as of the date hereof to be less than the fees that it would receive from Atkore if the Merger were consummated. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Atkore or Prysmian for their own account or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities or other financial instruments.
Certain Unaudited Prospective Financial Information
Atkore does not, as a matter of course, publicly disclose long-term projections as to future revenue, earnings or other results and is especially cautious of making financial forecasts for extended periods given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. As a result, Atkore does not endorse projections or other unaudited prospective financial information as necessarily indicative of actual future results. However, in connection with the Board’s evaluation of a potential transaction, Atkore’s management prepared certain unaudited prospective financial information for fiscal years 2026 through 2030 (the “Prospective Financial Information”).
The Prospective Financial Information was not prepared with a view to public disclosure and is included in this proxy statement only because such information was (i) made available, in part, to potential counterparties, including Prysmian, and certain of their respective representatives in connection with such counterparties’ due diligence review of Atkore and (ii) provided to and reviewed with the Board in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Prospective Financial Information was approved by the Board for Citi’s and J.P. Morgan’s use and reliance in connection with their respective financial analyses and opinions, as described in the section titled “—Opinions of Atkore’s Financial Advisors.”
The Prospective Financial Information was not prepared with a view to compliance with U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures, as used in the Prospective Financial Information, may not be comparable to similarly titled amounts used by other companies or persons. Financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, Atkore has not provided a reconciliation of the financial measures included in the Prospective Financial Information.
In addition, the Prospective Financial Information was not prepared with a view to compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Prospective Financial Information has been prepared by, and is the responsibility of, Atkore’s management. Neither Atkore’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Prospective Financial Information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Prospective Financial Information.
The following is a summary of the Prospective Financial Information:

	Three Months Ending September 30,	Fiscal Year Ending September 30,
($ in millions)	2026E	2026E(1)	2027E	2028E	2029E	2030E
Net Sales	$811	$2,913	$2,952	$3,152	$3,372	$3,597
Adjusted EBITDA Pre-SBC(2)	$106	$376	$410	$471	$527	$587
Unlevered Free Cash Flow(3)	$111	$146	$302	$274	$297	$344
Cash Tax Savings from Tax Attributes Utilization(4)	$—	$—	$49	$15	$—	$—

(1)
The Prospective Financial Information for fiscal year 2026 is adjusted to remove the financial impact of the divested operations of HDPE, Tectron Tube and Vergo Galva and Coatings facilities over the entire year as if such divestitures had been completed prior to fiscal year 2026.

(2)
Adjusted EBITDA Pre-SBC is defined as net income (loss), adjusted to exclude income tax or benefit, depreciation and amortization, interest expense, net, stock-based compensation expense, loss on extinguishment of debt, gains and losses on the divestiture of a business, impairment of assets, certain legal matters, and other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, gain on purchase of business, loss on assets held for sale, restructuring costs and transaction costs.

(3)
Unlevered Free Cash Flow is defined as Adjusted EBITDA Pre-SBC less stock-based compensation expense, tax expense (after adjustment for depreciation expense) and capital expenditures, and adjusted to reflect changes in net working capital. As a result, Unlevered Free Cash Flow excludes the cash flow impact of settled litigation claims, proceeds from divestitures and plant shutdown costs. Unlevered Free Cash Flow does not adjust for tax savings from the utilization of net operating losses and ordinary losses generated from the HDPE divestiture (“Tax Attributes”).

(4)
Represents tax savings from the application of Atkore’s Tax Attributes on a standalone basis against management’s estimates of taxable income for fiscal years 2026 through 2030. The cash tax savings from the Tax Attributes utilization is derived assuming a 23.2% tax rate and Tax Attributes utilization limited to 80% of taxable income.

Although this summary of the Prospective Financial Information is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by Atkore’s management that Atkore’s management believed were reasonable at the time the Prospective Financial Information was prepared, taking into account the relevant information available to Atkore’s management at the time. Since the Prospective Financial Information covers multiple years, it becomes subject to greater uncertainty with each successive year. Various assumptions underlying the Prospective Financial Information may not prove to be reflective of actual results. The assumptions upon which the Prospective Financial Information were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond Atkore’s control. The Prospective Financial Information also reflects assumptions as to certain business strategies or plans that are subject to change. Furthermore, the Prospective Financial Information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the Merger Agreement. The projections in the Prospective Financial Information may not be realized, and actual results may be significantly higher or lower than projected in the Prospective Financial Information. Important factors that may affect actual results and cause projections in the Prospective Financial Information to not be achieved include, but are not limited to, risks and uncertainties relating to the business of Atkore (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory and competitive environment, general business and economic conditions and other risk factors described in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

The Prospective Financial Information included in this proxy statement is subjective and should not be regarded as an indication that Atkore or any of its affiliates, advisors or representatives, or any other persons, have considered the Prospective Financial Information to be necessarily predictive of actual future events, or that it should be construed as financial guidance, and the Prospective Financial Information should not be relied upon as such. Except to the extent required by applicable federal securities laws, Atkore does not intend to, and expressly disclaims any responsibility for, updating or otherwise revising or reconciling the Prospective Financial Information to reflect (i) circumstances existing after the date when the Prospective Financial Information was prepared or (ii) the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Prospective Financial Information are shown to no longer be appropriate. Neither Atkore nor any of its affiliates, advisors or representatives, nor any other person, makes any representation to any person regarding the ultimate performance of Atkore relative to the financial forecasts reflected in the Prospective Financial Information by virtue of its inclusion in this proxy statement.
This summary of the Prospective Financial Information is not being included in this proxy statement to influence your decision whether to vote in favor of the Merger Proposal, the Compensation Proposal, the Adjournment Proposal or any other proposal that may be voted upon at the Special Meeting. In light of the foregoing factors and the uncertainties inherent in these forecasts, you are cautioned not to place undue reliance on the Prospective Financial Information.
Interests of Atkore’s Directors and Executive Officers in the Merger
Atkore’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Atkore stockholders generally and these interests may create potential conflicts of interest. You should keep this in mind when considering the recommendation of the Board “FOR” the Merger Proposal and “FOR” the Compensation Proposal. The Board was aware of these interests and considered them, among other matters, when evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the Merger and in making its recommendation. The Merger will constitute a “change in control” for purposes of the Atkore executive compensation and benefit plans described below. These interests may include, among others, those described in this section and the section titled “—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger.”
For purposes of this disclosure, Atkore’s non-employee directors are: Michael V. Schrock; Franklin S. Edmonds, Jr.; B. Joanne Edwards; Jeri L. Isbell; Wilbert W. James, Jr.; Justin A. Kershaw; Scott H. Muse; Betty R. Wynn; and A. Mark Zeffiro.
For purposes of this disclosure, Atkore’s executive officers who are named executive officers are: William E. Waltz, Jr., President and Chief Executive Officer, Director; John M. Deitzer, Vice President, Chief Financial Officer; John W. Pregenzer, Chief Operating Officer and President, Electrical Business Unit; Daniel S. Kelly, Vice President, General Counsel & Corporate Secretary; and Mark F. Lamps, President, Safety & Infrastructure Business Unit.
In accordance with SEC rules, this disclosure also covers individuals who are not named executive officers but who served as executive officers of Atkore at any time since October 1, 2024 and who have interests in the Merger. Accordingly, for purposes of this disclosure, Atkore’s executive officers who are not named executive officers are: James W. Alvey, Vice President, Chief Accounting Officer; and LeAngela W. Lowe, Vice President, Chief Human Resources Officer.
Certain Assumptions
The following assumptions were used solely for purposes of quantifying the potential payments and benefits described in this section and the potential payments and benefits described in the below section titled “—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger”:
•
the Effective Time occurred on August 27, 2026, which is the latest practicable date prior to the filing of this proxy statement and is the assumed date of the Effective Time solely for the purposes of the disclosure in this section (the “Assumed Closing Date”);

•
for each share of Common Stock underlying an Atkore equity-based award, the holder thereof was entitled to receive an amount in cash equal to $95.00, without interest and subject to applicable withholding taxes, which is the Merger Consideration;

•	each executive officer’s salary and target short-term cash incentive opportunities remain unchanged from those in effect on the Assumed Closing Date; and
•	each executive officer and non-employee director experienced a Qualifying Termination (as defined below) on the Assumed Closing Date immediately following the Effective Time.
The amounts quantified in this section, including in the below section titled “—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger,” are estimates based on multiple assumptions, including the assumptions described above, that may or may not actually occur or be accurate as of the relevant date and do not reflect or attempt to forecast certain compensation actions that may occur before completion of the Merger but following the date of this proxy statement, including any additional equity award grants, issuances or forfeitures that may occur prior to the completion of the Merger. Accordingly, the actual amounts, if any, that will or may be paid or become payable to Atkore’s directors and executive officers may materially differ from such estimates. All amounts are rounded to the nearest whole number.
Equity-Based Awards Held by Non-Employee Directors and Executive Officers
Set forth below is a discussion of the Company RSUs, Company PSUs, Company Options and Company DSUs held by Atkore’s non-employee directors and executive officers. These equity-based awards were granted pursuant to the Atkore International Group Inc. 2020 Omnibus Incentive Plan, the Atkore International Group Inc. 2016 Omnibus Incentive Plan and the Atkore International Group Inc. Stock Incentive Plan (each such plan, together with all award agreements thereunder, an “Atkore Stock Plan”).
Treatment of Equity-Based Awards in the Merger
Atkore equity-based awards that are outstanding as of immediately prior to the Effective Time, including those held by Atkore non-employee directors and executive officers, will be treated as described in the section titled “The Merger Agreement—Merger Consideration—Treatment of Atkore Equity Awards.” This treatment is also summarized below. Pursuant to the Merger Agreement:
•
each Company Option that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product obtained by multiplying (A) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option by (B) the total number of shares of Common Stock underlying such Company Option. Any Company Option with an exercise price per share that is equal to or greater than the Merger Consideration will be canceled for no consideration;

•
each Company RSU that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company RSU. Any Company RSUs granted to an Atkore employee after August 2, 2026, if any and to the extent outstanding and unvested immediately prior to the Effective Time, will be converted into the contingent right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company RSU, with such contingent right remaining subject to the same terms and conditions (including vesting schedule and pro rata vesting upon a Qualifying Termination), that applied to such Company RSU immediately prior to the Effective Time. No Company RSUs subject to the terms described in the immediately preceding sentence have been granted to any of Atkore’s executive officers as of the date of this proxy statement;

•
each Company PSU that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company PSU. The number of shares of Common Stock underlying a Company PSU will be determined in accordance with the applicable terms of such Company PSU (as described further below); and

•
each Company DSU that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company DSU.

Equity-Based Awards Held by Non-Employee Directors
The following table summarizes the estimated cash value of the Company RSUs and Company DSUs held by each non-employee director as of the Assumed Closing Date, based on the assumptions set forth above and made solely for purposes of this proxy statement (including that each share of Common Stock underlying outstanding equity-based awards is entitled to receive the Merger Consideration).

Name	Company RSUs ($)	Company DSUs ($)	Total ($)
Michael V. Schrock	218,093	—	218,093
Franklin S. Edmonds, Jr.	269,189	—	269,189
B. Joanne Edwards	218,093	270,337	488,430
Jeri L. Isbell	218,093	2,418,970	2,637,063
Wilbert W. James, Jr.	218,093	1,409,260	1,627,353
Justin A. Kershaw	218,093	1,556,827	1,774,920
Scott H. Muse	218,093	2,340,315	2,558,408
Betty R. Wynn	218,093	533,126	751,219
A. Mark Zeffiro	218,093	1,084,731	1,302,824

Equity-Based Awards Held by Executive Officers
As of the Assumed Closing Date, Atkore’s executive officers held Company RSUs, Company PSUs and Company Options having an aggregate cash value (calculated assuming that each share of Common Stock underlying outstanding equity-based awards is entitled to receive the Merger Consideration) of $13,469,937, $11,603,086 and $21,764,547, respectively (including, in each case, unvested awards and awards that have vested but not yet settled into, or been exercised for, shares of Common Stock). The aggregate cash value of Company PSUs outstanding is calculated by determining the number of shares of Common Stock that would be subject to each award at the Assumed Closing Date according to the terms of such awards (as described further below).
The following table summarizes the vested and unvested equity-based awards held by each executive officer as of the Assumed Closing Date and the estimated cash value that each executive officer would be entitled to receive in respect of such awards based on the assumptions described above and made solely for purposes of this proxy statement (including that each share of Common Stock underlying outstanding equity-based awards is entitled to receive the Merger Consideration).

Name	Company RSUs ($)	Company PSUs ($)(1)	Total Unvested ($)	Company Options ($)(2)
William E. Waltz, Jr.	6,507,915	5,757,948	12,265,863	15,167,880
John M. Deitzer	1,274,710	1,255,157	2,529,867	—
Daniel S. Kelly	980,077	872,375	1,852,452	3,684,773
Mark F. Lamps	1,273,664	1,134,129	2,407,793	1,301,050
John W. Pregenzer	2,211,726	1,637,811	3,849,537	1,249,644
James W. Alvey	251,864	73,291	325,155	—
LeAngela W. Lowe	969,981	872,375	1,842,356	361,200

(1)
The terms of the Company PSUs provide that in the event of a change in control, performance is to be calculated assuming achievement of the applicable performance-vesting criteria for in-progress performance periods at their (i) target performance if less than 50% of the three-year performance period has elapsed at the Closing and (ii) actual performance if greater than or equal to 50% of the three-year performance period has elapsed at the Closing. Accordingly, based on the Assumed Closing Date, Company PSUs with a performance period commencing in each of 2023 and 2024 (the “2023 PSUs” and “2024 PSUs,” respectively) have been calculated based on forecasted actual performance, while Company PSUs with a performance period commencing in 2025 (the “2025 PSUs”) have been calculated based on target performance. Performance for the 2023 PSUs is assumed to be 0%, while performance for the 2024 PSUs is assumed to be 50%. Performance for the 2025 PSUs is assumed to be target or 100%. In addition, for 2023 PSUs and 2024 PSUs, the number of shares subject to conversion (after giving effect to the performance determination described in the immediately foregoing sentence) has been pro-rated based on the percentage of the performance period completed prior to the assumed Closing. The value of Company PSUs outstanding at the actual Effective Time may differ depending on the actual level of achievement of applicable performance vesting criteria as of the Effective Time and the number of days in the performance period that have elapsed as of the Effective Time.

(2)	All outstanding Company Options are fully vested.

For information regarding the number of shares of Common Stock held by Atkore executive officers and non-employee directors, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”
Atkore Executive Employment Arrangements
None of Atkore’s executive officers are currently party to an employment agreement or offer letter that governs the terms of their post-termination compensation. Each of Atkore’s named executive officers and Ms. Lowe are participants in the Executive Severance Policy. Post-termination compensation for Mr. Alvey is governed by Atkore’s general severance policy (the “General Severance Policy”), as described below.
Benefits upon Termination of Employment
Executive Severance Policy
Under the Executive Severance Policy, a participant is entitled to receive severance payments and termination benefits upon a termination of the participant’s employment by Atkore without “cause” or by the participant with “good reason” (each, a “Qualifying Termination”), with enhanced severance benefits payable if a participant experiences a Qualifying Termination within 24 months following a “change in control” (including the consummation of the Merger). These payments and termination benefits include:
•
a cash severance payment equal to the sum of (x) the participant’s then-current base salary multiplied by a “severance multiple” (as set forth below) plus (y) the average of the participant’s three most recent annual bonuses multiplied by the severance multiple;

•
a pro-rated annual bonus payment for the fiscal year in which the termination occurs, based on actual performance of Company metrics and target performance of individual metrics, and generally payable in a lump sum on the date of payment of annual bonuses; and

•
to the extent the participant elects COBRA continuation coverage, the provision of such coverage at active-employee rates for a period equal to the lesser of (x) 18 months and (y) the number of months of severance to which the participant would be entitled based on the severance multiple.

The severance multiples under the Executive Severance Policy depend on whether the participant’s Qualifying Termination occurs before or within 24 months after a change in control (including the consummation of the Merger). Given that, for purposes of this proxy statement, each executive officer that participates in the Executive Severance Policy is deemed to be have experienced a Qualifying Termination immediately following the Assumed Closing Date, the change in control multiple would apply. The applicable severance multiple for each executive officer who participates in the Executive Severance Policy is as follows, depending on the time of the Qualifying Termination:

Participant	Severance Multiple – Prior to Change in Control	Severance Multiple – Change in Control
CEO	2.0	2.5
Executive Officers	1.0	1.5

If the severance payment is paid in connection with a Qualifying Termination following a change in control, it will be paid in a lump sum to the maximum extent practicable under applicable law. For any other Qualifying Termination, the severance payment is paid in equal installments over the applicable severance period. Executive officers are also generally eligible for customary outplacement services in connection with a Qualifying Termination.
If any payments or benefits to a participant under the Executive Severance Policy would result in “golden parachute” excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such payments and benefits would be reduced to an amount that would not result in the imposition of such tax if the reduction would be better for the participant on a net after-tax basis. No employee is entitled to be made whole for these taxes under any circumstances. In order to receive the severance payments and termination benefits under the Executive Severance Policy, the participant must execute a release of claims and comply with the applicable restrictive covenants described below.

Severance and Retention for Mr. Alvey
General Severance Policy
Under the General Severance Policy, Mr. Alvey is entitled to receive severance payments and termination benefits upon a termination other than for “cause” of his employment by Atkore under specific circumstances specified in the General Severance Policy, regardless of whether a change in control (including the consummation of the Merger) has occurred. These payments and termination benefits include:
•
a cash severance payment equal to two weeks of base salary per year of service, subject to a minimum of 16 weeks. Mr. Alvey is eligible for 16 weeks of base salary continuation (the “Severance Period”) under the policy;

•	subject to the election of COBRA continuation coverage, the provision of such coverage at active-employee rates for a period equal to the Severance Period; and
•	customary outplacement services.
The severance payment will be paid in a lump sum. In order to receive the severance payments and termination benefits under the General Severance Policy, a participant must execute a release of claims and a non-compete agreement.
Retention Award
Atkore has entered into a retention award letter with Mr. Alvey, effective as of August 7, 2026, pursuant to which he will be eligible to receive a cash retention award approved by the Human Resources and Compensation Committee of the Board (the “Compensation Committee”). The retention award is intended to recognize and incentivize his contributions to the success of the Merger. The retention award value is $226,744, of which one-third will vest 30 days following the consummation of the Merger, and the remaining two-thirds will vest on December 31, 2027, in each case, subject to continued employment through the applicable date. In the event that Mr. Alvey’s employment is terminated without “cause” (as defined in the retention award letter) then, subject to his execution of a customary release of claims, he will become vested in any unvested amount of his retention award. As of the date hereof, Atkore has not, and does not intend to, enter into retention award letter with any of its other executive officers.
Restrictive Covenants
Pursuant to the Executive Severance Policy, each participant is subject to non-competition and non-solicitation of customers and employees covenants that apply for the number of months following the applicable participant’s termination of employment equal to the applicable severance multiple (e.g., 18 months for a 1.5-year severance multiple), as well as perpetual confidentiality and non-disparagement clauses.
In addition, all executive officers are subject to the restrictive covenants contained in their equity award agreements under the Atkore Stock Plans. Such awards generally include non-competition covenants that apply for one year following the applicable executive officer’s termination of employment, non-solicitation covenants that apply for up to two years following the applicable executive officer’s termination of employment, as well as perpetual confidentiality clauses.
Pro-rated Annual Bonuses for Fiscal Year of the Effective Time
The Merger Agreement provides that any employee of Atkore who continues to be an employee of the surviving corporation in the Merger following the consummation of the Merger, including any of Atkore’s executive officers, will receive a pro rata portion of the annual bonus for the fiscal year of the consummation of the Merger in an amount determined assuming (i) with respect to any applicable individual performance goals, that such goals are achieved at no less than target levels of performance and (ii) with respect to any applicable Company performance goals, that such goals are achieved at the greater of (x) target performance and (y) actual performance as of the Closing Date (as determined by Atkore in good faith immediately prior to the Closing), and pro-rated by a fraction, the numerator of which is the number of days elapsed in the fiscal year prior to the Effective Time, and the denominator of which is 365 (the “Pro Rata Bonus Payment”). The Pro Rata Bonus Payment will be payable at the same time and subject to the same terms and conditions as called for in the applicable bonus plan in effect at the Effective Time. If any participant in the Executive Severance Policy experiences a termination without “cause” prior to the applicable payment date, he or she will not be eligible for the Pro Rata Bonus Payment and will instead receive the pro-rated annual bonus provided in the Executive Severance Policy.

Compensation Arrangements with Prysmian and its Affiliates
As of the date of this proxy statement, none of our executive officers have entered into any agreement with Prysmian or any of its affiliates regarding continued employment with Prysmian, the surviving corporation in the Merger or one or more of their affiliates, although it is possible that Prysmian may enter into new employment or other arrangement with our executive officers in the future. In addition, pursuant to the Merger Agreement, as described in the section below titled “The Merger Agreement—Certain Employee Matters,” Prysmian has agreed that it will cause the surviving corporation to provide, for a period of 12 months following the Effective Time, certain levels of compensation and benefits to each individual who is employed by Atkore or any of its subsidiaries as of the Effective Time and continues to be employed by the surviving corporation or any of its subsidiaries as of immediately following the Effective Time.
Indemnification and Insurance; Further Actions
The Merger Agreement provides for certain indemnification arrangements for Atkore’s current and former officers and directors and certain other indemnified persons, and the continuation of certain insurance arrangements, in each case for six years after the Effective Time.
Derivative Litigation Claims
Upon Closing, Atkore’s stockholders pursuing litigation claims derivatively on behalf of Atkore against certain of Atkore’s current and former officers and directors will lose standing to maintain those claims. As a result, Atkore’s officers and directors who are defendants may benefit from either the dismissal of existing litigation and/or Prysmian’s assuming control of any and all of Atkore’s current or potential litigation claims. For additional information, see the section titled “—Legal Proceedings.”
Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Atkore’s named executive officers that is based on or otherwise relates to the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Atkore stockholders, as described in the section titled “Proposals for the Special Meeting—The Compensation Proposal.”
The table below sets forth estimates of the amounts of payments and benefits that each of Atkore’s named executive officers would receive in connection with the Merger using the assumptions described above under “—Interests of Atkore’s Directors and Executive Officers in the Merger—Certain Assumptions.” The amounts quantified in this section are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the relevant date. These amounts also do not reflect any compensation actions that may occur after the date of this proxy statement and before completion of the Merger. Further, the table below assumes no reduction in payments or benefits for the purposes of the excise tax under Section 4999 of the Code. Accordingly, the actual amounts, if any, that will or may be paid or become payable to our named executive officers may materially differ from such estimates. All amounts are rounded to the nearest whole number.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
William E. Waltz, Jr.	6,142,244	12,265,863	47,593	18,455,700
John M. Deitzer	1,718,869	2,529,867	47,936	4,296,672
Daniel S. Kelly	1,632,676	1,852,452	32,895	3,518,023
Mark F. Lamps	1,579,908	2,407,793	31,289	4,018,990
John W. Pregenzer	1,914,077	3,849,537	28,692	5,792,306

(1)
Cash. The amounts reported in this column reflect the aggregate value of the cash severance payments to which each named executive officer is entitled upon a Qualifying Termination under the Executive Severance Policy (as discussed above in the section titled “Interests of Atkore’s Directors and Executive Officers in the Merger—Atkore Executive Employment Arrangements”). The cash severance is “double-trigger” (i.e., triggered by a change in control for which payment is conditioned upon the executive officer’s termination without cause or resignation for good reason within a limited time period following the change in control). Such severance payments are contingent on the named executive’s officer’s execution and delivery of a release of claims and continued compliance with applicable restrictive covenants. The table below quantifies and further describes each component of each named executive officer’s cash severance entitlement assuming a Qualifying Termination occurred immediately following the Assumed Closing Date.

Name	Base Salary Severance Amount ($)(a)	Bonus Severance Amount ($)(b)	Pro-rated Bonus ($)(c)	Total ($)
William E. Waltz, Jr.	2,750,000	2,145,326	1,246,918	6,142,244
John M. Deitzer	915,000	361,327	442,542	1,718,869
Daniel S. Kelly	862,500	379,098	391,078	1,632,676
Mark F. Lamps	847,500	348,131	384,277	1,579,908
John W. Pregenzer	960,000	460,751	493,326	1,914,077

(a)
The amounts reported in this column reflect the component of each named executive officer’s severance entitlement determined by reference to base salary, which is calculated as the executive officer’s then-current base salary times a “severance multiple” as described above in “—Interests of Atkore’s Directors and Executive Officers in the Merger—Atkore Executive Employment Arrangements.” The severance multiple for Mr. Waltz is 2.5 and the severance multiple for each other named executive officer is 1.5, in each case, assuming a Qualifying Termination immediately following the Assumed Closing Date.

(b)
The amounts reported in this column reflect the component of each named executive officer’s severance entitlement determined by reference to annual bonus, which is calculated as the average of the executive officer’s three most recent annual bonuses times the severance multiple described above (as discussed above in “—Interests of Atkore’s Directors and Executive Officers in the Merger—Atkore Executive Employment Arrangements”).

(c)
The amounts reported in this column reflect each named executive officer’s entitlement to a pro-rated annual bonus payment for the fiscal year in which the termination occurs based on the actual days in service for such fiscal year, and generally payable on the date of payment of annual bonuses, as summarized above in the section titled “—Interests of Atkore’s Directors and Executive Officers in the Merger—Atkore Executive Employment Arrangements.” For purposes of determining the pro-rated bonus, we have assumed that actual performance is equal to the target level as of the Assumed Closing Date.

(2)
Equity. The amounts reported in this column reflect the aggregate cash value of the unvested Company RSUs and unvested Company PSUs held by each named executive officer as of the Assumed Closing Date, in each case, based on the Merger Consideration. As described above in the section titled “—Interests of Atkore’s Directors and Executive Officers in the Merger—Equity-Based Awards Held by Non-Employee Directors and Executive Officers,” under the Merger Agreement, outstanding unvested equity awards held by the named executive officers will become vested upon the consummation of the Merger if the named executive officer remains employed through such date and become payable immediately thereafter. These payments constitute “single-trigger” benefits. The table below quantifies the value (without regard to applicable tax withholding) of unvested Company RSUs and unvested Company PSUs included in the values reported above, assuming for purposes of the Company PSUs, that each such award becomes vested in accordance with its terms at the Assumed Closing Date as described above in “—Interests of Atkore’s Directors and Executive Officers in the Merger—Equity-Based Awards Held by Non-Employee Directors and Executive Officers.” All Company Options are vested and are therefore not included in this table.

Name	Company RSUs ($)	Company PSUs ($)	Total ($)
William E. Waltz, Jr.	6,507,915	5,757,948	12,265,863
John M. Deitzer	1,274,710	1,255,157	2,529,867
Daniel S. Kelly	980,077	872,375	1,852,452
Mark F. Lamps	1,273,664	1,134,129	2,407,793
John W. Pregenzer	2,211,726	1,637,811	3,849,537

(3)
Perquisites/Benefits. The amounts reported in this column represent (i) the estimated aggregate value of continued health coverage at active employee rates under the Executive Severance Policy as described above in “—Interests of Atkore’s Directors and Executive Officers in the Merger—Atkore Executive Employment Arrangements” and (ii) the estimated cost of outplacement services that would be provided upon each executive’s officer’s assumed qualifying termination in the amount of $14,000 for Mr. Waltz and $10,500 for each other named executive officer. Such benefits are “double-trigger.”

Financing of the Merger
The consummation of the Merger is not conditioned on Prysmian’s receipt of any financing.
In connection with its entry into the Merger Agreement, on July 29, 2026, Prysmian entered into a debt commitment letter. Pursuant to such debt commitment letter, certain lenders have committed, on the terms and subject to the conditions set forth therein, to provide debt financing to Prysmian in an aggregate amount sufficient to fund the consummation of the transactions contemplated by the Merger Agreement and the fees, commissions, costs and expenses incurred in connection therewith.

Appraisal Rights
Under Section 262 of the DGCL, if the Merger is completed and certain conditions under Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of shares of Common Stock who (i) have delivered a written demand for appraisal of such holder’s or owner’s shares of Common Stock in compliance with Section 262 of the DGCL to Atkore prior to the vote on the Merger Proposal, (ii) do not vote, in person or by proxy, in favor of the Merger Proposal, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time, and (iv) otherwise comply with the statutory requirements set forth in Section 262 of the DGCL are entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Merger Consideration, for the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the “fair value.” The “fair value” of such shares of Common Stock, as determined by the Delaware Court of Chancery, may be less than, equal to or more than the Merger Consideration. A holder of record or beneficial owner of shares of Common Stock must satisfy the requirements of Section 262 of the DGCL to exercise and perfect appraisal rights and follow precisely the statutory procedures pursuant to Section 262 of the DGCL in a timely manner. Failure to comply strictly with these procedures will result in a loss of appraisal rights. These procedures are described in the section titled “Appraisal Rights” and Section 262 of the DGCL, which governs such rights and procedures and may be accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein.
Delisting and Deregistration of the Common Stock
Atkore will cooperate with Prysmian and use its reasonable best efforts to cause the Common Stock to be delisted from the NYSE and deregistered under the Exchange Act as promptly as practicable following the Effective Time. If the Merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and Atkore will no longer be required to file periodic reports with the SEC on account of the Common Stock.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) that exchange their shares of Common Stock for cash pursuant to the Merger. This discussion is based on the Code, U.S. Treasury Regulations promulgated under the Code, judicial decisions, and published guidance of the Internal Revenue Service (the “IRS”), all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the statements set forth in this discussion. This discussion is not binding on the IRS or a court and there can be no assurance that the tax consequences described herein will not be challenged by the IRS or that they would be sustained by a court if so challenged. This summary is based upon the assumption that the Merger will be consummated in accordance with the Merger Agreement and as described elsewhere in this proxy statement.
This discussion is for general informational purposes only and does not constitute tax advice. This discussion is limited to U.S. holders of Common Stock that hold their shares of Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This is not a complete summary of all of the tax consequences of the Merger and it does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Common Stock in light of their particular circumstances, nor does it address tax considerations applicable to holders of Common Stock that are or may be subject to special treatment under the U.S. federal income tax laws (such as, without limitation, non-U.S. holders, banks or other financial institutions, insurance companies, mutual funds, certain former U.S. citizens or long-term residents of the United States, dealers in stocks, securities, commodities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, private foundations, private university endowments and other tax-exempt holders, governments or governmental organizations, real estate investment trusts, regulated investment companies, holders that hold their Common Stock in a retirement or other tax-advantaged account, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities (including

S Corporations) or owners thereof, holders who hold their Common Stock as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale” transaction or other risk reduction transaction, persons who, actually or constructively, own or have owned 5% or more of the equity interests in Atkore (by vote or value) or will own 5% or more of the equity interests in Prysmian after the Merger, U.S. expatriates or former long-term residents of the United States, holders whose functional currency is not the U.S. dollar and holders who acquired Common Stock upon the exercise of employee stock options or otherwise as compensation). In addition, this summary does not address any tax consequences arising under the alternative minimum tax, the Medicare tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury Regulations and other administrative guidance promulgated thereunder and intergovernmental agreements entered pursuant thereto or in connection therewith), any estate, gift or other non-income tax consequences or any state, local or foreign tax consequences.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax consequences of the Merger to such partnership or any person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend in part upon the status and activities of such partnership and each particular partner. Holders of Common Stock that are partnerships and partners in such partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger.
For purposes of this discussion, a U.S. holder is a beneficial owner of Common Stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or a resident of the United States;
•
a corporation, or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), have the authority to control all of the substantial decisions of the trust, or (ii) it has a valid election in place under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of Common Stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
THE FOLLOWING IS A GENERAL DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER UNDER CURRENT LAW, IS FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR HOLDER WILL DEPEND ON SUCH HOLDER’S PARTICULAR FACTS AND CIRCUMSTANCES AND TAX STATUS. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Tax Consequences of the Merger to U.S. Holders
The exchange of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who exchanges shares of Common Stock for cash in the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) such U.S. holder’s adjusted tax basis in the Common Stock exchanged therefor. Generally, any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Common Stock exchanged was held for more than one year as of the closing date of the Merger. Long-term capital gains of certain non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or at different prices, gain or loss must be determined separately with respect to each block of Common Stock.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to payments to a holder pursuant to the Merger. Backup withholding generally will not apply to a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on an IRS Form W-9 or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER UNDER CURRENT LAW, IS FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR HOLDER WILL DEPEND ON SUCH HOLDER’S PARTICULAR FACTS AND CIRCUMSTANCES AND TAX STATUS. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Regulatory Approvals
Atkore and Prysmian have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate and make effective the Merger as promptly as practicable after the date of the Merger Agreement, including to obtain the required regulatory approvals for the Merger, and Prysmian has agreed to use reasonable best efforts to take all actions necessary to avoid or eliminate regulatory impediments to the Merger so as to enable the closing of the Merger to occur as promptly as practicable, including agreeing to specified divestitures and other remedial actions affecting Atkore’s business, subject to negotiated limitations. For a summary of such actions, see “The Merger Agreement—Covenants and Agreements.”
United States Antitrust
Under the HSR Act, the Merger may not be completed until certain information and materials have been provided by Atkore and Prysmian to the Antitrust Division and the FTC, and the applicable waiting period under the HSR Act (or any extension thereof) has expired or been terminated. The parties filed the required HSR Act notifications with the Antitrust Division and the FTC on August 14, 2026. On that basis, the applicable waiting period under the HSR Act is expected to expire at 11:59 p.m. Eastern Time on September 14, 2026, unless earlier terminated by the FTC.
Other Jurisdictions
The Merger will entail pre-closing filings to national merger control authorities in Austria, Australia and Canada. Under jurisdiction-specific laws, the Merger Agreement would require Prysmian and Atkore to submit notifications to the antitrust authorities of each of these countries prior to the closing date of the Merger, and antitrust authorities thereof would have jurisdiction to conduct staged reviews, request information, pause their review, and issue governmental orders that could prohibit the Merger. The transactions contemplated by the Merger Agreement cannot be completed until Prysmian and Atkore obtain all necessary clearances or the applicable waiting periods have expired or been terminated in each of these jurisdictions.
The Antitrust Division, the FTC, and foreign antitrust authorities frequently scrutinize the legality of transactions, such as the Merger, under the Antitrust Laws. At any time before or after the Merger, the Antitrust Division, the FTC or a foreign antitrust authority could take action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial businesses or assets of Atkore, Prysmian or their respective affiliates. Private parties may also bring legal actions under the Antitrust Laws in certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, of the result.
Timing Considerations
The Merger Agreement provides until August 2, 2027 to achieve the necessary regulatory clearances, subject to an automatic extension to November 2, 2027 if, on August 2, 2027, all other applicable closing conditions have been satisfied or waived and any closing condition related to regulatory approvals or law or governmental orders (solely in connection with any antitrust law or foreign regulatory law) has not been satisfied or waived, and a further automatic extension to February 2, 2028 if such regulatory conditions remain unsatisfied or unwaived as of November 2, 2027 and the other applicable closing conditions have been satisfied or waived. The Merger Agreement provides that Prysmian is not obligated to proffer or agree to any divestiture or other remedy with respect to assets or businesses of Prysmian or any of its pre-Closing affiliates or specified assets or businesses of Atkore. Under the Merger Agreement, Atkore is not obligated to agree to any divestiture or other remedy not conditioned on the consummation of the Closing.
Legal Proceedings
As of the date of this proxy statement, there are pending stockholder derivative claims for breach of fiduciary duties and related claims against certain current and former Atkore directors and officers, based primarily on allegations in pending antitrust and securities litigation regarding PVC pipe pricing (as further described in the section titled “—Background of the Merger”). The claims seek recovery of $186.5 million Atkore paid to settle certain matters in the Antitrust Litigation, as well as additional defense costs and liabilities for other pending Antitrust and Related Matters. These derivative claims belong to Atkore, not to the individual stockholders who have asserted them, and any potential recovery would flow to Atkore and not to any individual stockholder. Under Delaware law, only current stockholders can pursue a derivative claim. Upon Closing, Atkore’s stockholders will cease to be stockholders of Atkore and, as a result, would no longer have standing to pursue the derivative claims. All of the derivative claims would remain assets of Atkore, and Prysmian would control the decision whether to pursue, settle, or abandon such claims and would receive any potential recovery from them.
More specifically, stockholders have filed derivative litigation and have made demands on the Board to investigate and to sue current and former directors and officers of Atkore. The derivative litigation has been stayed in an early stage. In response to the demands, the Board established a review committee (the “Review Committee”) to investigate the allegations and evaluate whether it is in Atkore’s best interests to sue any current or former directors or officers. The Review Committee consists of three outside directors, Ms. Edwards, Ms. Wynn, and Mr. Kershaw, and it has retained independent counsel. The Review Committee’s investigation remains ongoing. It has not yet reached conclusions or made recommendations to the Board.
You are encouraged to read the description of Atkore’s legal proceedings contained in the documents that are incorporated by reference into this proxy statement, including in “Item 3. Legal Proceedings” in Atkore’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and “Part II, Item 1. Legal Proceedings” in Atkore’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2026. See “Where You Can Find More Information.”

THE MERGER AGREEMENT
This section describes the material provisions of the Merger Agreement, but it does not describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of Atkore, Prysmian, Merger Sub and Guarantor are governed by the express terms and conditions of the Merger Agreement and not by this summary or any of the other information contained in this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger. This summary is not intended to provide any other factual information about Atkore, Prysmian, Merger Sub, Guarantor or any of their respective subsidiaries or affiliates. Information about Atkore, Prysmian, Merger Sub and Guarantor can be found elsewhere in this proxy statement and in the documents incorporated by reference herein. See also “Where You Can Find More Information.”
The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement, as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by publicly available information and confidential disclosures made between the parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or from those generally applicable to reports and documents filed with the SEC. It is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. Therefore, investors should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Atkore, Prysmian, Merger Sub, Guarantor or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants contained in the Merger Agreement or any other agreement between such parties or their affiliates may change and may have changed after the date of each such agreement (or the date on which such representations and warranties were made), which subsequent information may or may not be fully reflected in Atkore’s or Prysmian’s public disclosures or the public disclosures of any of their respective subsidiaries or affiliates. In addition, investors should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Atkore, Prysmian, Merger Sub or Guarantor, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The representations and warranties in the Merger Agreement generally do not survive the completion of the Merger. Investors are not third-party beneficiaries under the Merger Agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Atkore, Prysmian and their respective affiliates and businesses (including the foregoing explanation), which is contained in, or incorporated by reference into, this proxy statement (including the annexes hereto), as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that Atkore has made or will make with the SEC. See “Where You Can Find More Information.”
Structure of the Merger
Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Atkore, with Atkore surviving as a wholly owned subsidiary of Prysmian.
In connection with the Merger Agreement, the Guarantor has absolutely, unconditionally and irrevocably guaranteed the due and punctual payment and performance of the payment obligations of Prysmian and Merger Sub under the Merger Agreement.
As used in this section, the “Effective Time” means the time at which the certificate of merger with respect to the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties may agree in writing and specify in such certificate of merger. At the Effective Time, the certificate of incorporation of

Merger Sub as in effect immediately prior to the Effective Time will be amended and restated as set forth in Exhibit A to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation in the Merger, until thereafter amended. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time will be amended and restated as set forth in Exhibit B to the Merger Agreement and, as so amended and restated, will be the bylaws of the surviving corporation in the Merger, until thereafter amended. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the surviving corporation in the Merger and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the surviving corporation in the Merger, in each case effective as of the Effective Time and until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, incapacity or removal.
Timing of Closing
Unless another date, time or place is agreed to in writing by Atkore and Prysmian, the Closing will occur at 8:00 a.m. Eastern Time, remotely via electronic exchange of documents and signatures, no later than the fourth business day following the day on which the last of the conditions (other than those conditions that by their nature can only be satisfied on the closing date of the Merger, but subject to the satisfaction or waiver of such conditions) set forth in the Merger Agreement has been satisfied or waived.
Directors and Officers of the Surviving Corporation
The directors and officers of Merger Sub immediately prior to the Effective Time will be the initial directors and officers of the surviving corporation in the Merger as of the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, incapacity or removal, in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable law.
Merger Consideration
Conversion or Cancellation of Shares of Common Stock
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled or converted in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will automatically be canceled and will cease to exist and each holder thereof will thereafter have no rights with respect to such securities except the right to receive the Merger Consideration of $95.00 per share of Common Stock in cash, without interest and subject to applicable withholding taxes. For more information, see “—Potential Adjustments to Merger Consideration.”
All shares of Common Stock owned directly by Prysmian, Atkore (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time will be automatically canceled and will cease to exist, and no consideration will be delivered in exchange therefor. All shares of Common Stock owned by any wholly owned subsidiary of Prysmian (other than Merger Sub) or any wholly owned subsidiary of Atkore immediately prior to the Effective Time will be automatically converted into such number of shares of the surviving corporation so as to maintain relative ownership percentages.
Prysmian will make available to the paying agent the Merger Consideration to be paid in respect of certificates and book-entry shares formerly representing shares of Common Stock, as described below under “—Exchange of Atkore Stock Certificates and Book-Entry Shares.”
Exchange of Atkore Stock Certificates and Book-Entry Shares
Prior to or at the Effective Time, Prysmian will enter into a customary paying agent agreement with a nationally recognized bank or trust company designated by Prysmian and reasonably acceptable to Atkore, which we refer to as the “paying agent.” Prior to or substantially concurrently with the Effective Time, Prysmian will deposit or cause to be deposited with the paying agent cash in an aggregate amount sufficient for the paying agent to pay the aggregate Merger Consideration payable in respect of shares of Common Stock in accordance with the Merger Agreement. The amount of Merger Consideration paid to holders of shares of Common Stock may be reduced by any applicable withholding taxes or other amounts required by applicable law to be withheld.
As soon as reasonably practicable following the Effective Time (and in any event not later than the fifth business day following the closing date of the Merger), the paying agent will send to each holder of record of a stock certificate that formerly represented outstanding shares of Common Stock a letter of transmittal and instructions advising such stockholder how to surrender certificates in exchange for the Merger Consideration. Upon receipt of (1) surrendered certificates (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond) with respect to shares of Common Stock and (2) a signed letter of transmittal (in the case of Common Stock represented by stock certificates) and such other documents as may be required by the paying agent, the holder of such certificate will be entitled to receive the Merger Consideration, without interest and subject to applicable withholding taxes, and the surrendered certificates will be canceled. No interest will be paid or will accrue on any cash payable upon surrender of any certificates that formerly represented outstanding shares of Common Stock.
Any holder of book-entry shares of Common Stock will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the Merger Consideration to which such holder is entitled to receive in the Merger. Each holder of record of one or more book-entry shares converted into the Merger Consideration pursuant to the Merger Agreement will automatically upon the Effective Time be entitled to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock previously represented by such book-entry shares, and the book-entry shares of such holder will be canceled. No interest will be paid or will accrue on any cash payable upon conversion of any book-entry shares that formerly represented outstanding shares of Common Stock.
If any cash deposited with the paying agent is not claimed within one year following the Effective Time, such cash will be delivered to the surviving corporation in the Merger, upon demand, and any former holder of shares of Common Stock who has not complied with the exchange procedures in the Merger Agreement will thereafter look only to the surviving corporation in the Merger for satisfaction of their claims for payment. None of Prysmian, Merger Sub, Atkore, the surviving corporation in the Merger or the paying agent will be liable to any person in respect of any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar law.
Withholding
Each of Prysmian, Atkore, the surviving corporation in the Merger and the paying agent (and any affiliates and designees of the foregoing and any other withholding agent) will be entitled to deduct and withhold from any amount otherwise payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so deducted or withheld and remitted to the applicable governmental body, agency, authority or entity, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of whom such deduction and withholding was made.
Lost Certificates
If a certificate representing shares of Common Stock has been lost, stolen or destroyed, then, before an Atkore stockholder will be entitled to receive the Merger Consideration to be paid in respect of the shares of Common Stock represented by such lost, stolen or destroyed certificate, the holder will need to deliver an affidavit of that fact in form and substance reasonably acceptable to Prysmian, and, if required by Prysmian or the paying agent, post a bond in a reasonable and customary amount as Prysmian or the paying agent may direct, as indemnity against any claim that may be made against it or the surviving corporation in the Merger with respect to such certificate.
Potential Adjustments to Merger Consideration
In the event that, before the completion of the Merger, any change in the number or class of outstanding shares of Common Stock occurs as a result of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or any stock dividend is declared thereon with a record date during such period, the Merger Consideration and any other similarly dependent item, as the case may be, will be appropriately adjusted in order to provide Prysmian the same economic effect as contemplated by the Merger Agreement prior to such event.
Treatment of Atkore Equity Awards
Pursuant to the Merger Agreement, each Company Option that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product obtained by multiplying (A) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option by (B) the total number of shares of Common Stock underlying such Company Option.
At the Effective Time, each Company Option with an exercise price per share that is equal to or greater than the Merger Consideration will be canceled for no consideration.
At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation in the Merger equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company RSU. Any Company RSUs granted to an Atkore employee after August 2, 2026, if any and to the extent outstanding and unvested immediately prior to the Effective Time, will be converted into the contingent right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company RSU, with such contingent right remaining subject to the same terms and conditions (including vesting schedule and pro rata vesting upon a qualifying termination of employment), that applied to such Company RSU immediately prior to the Effective Time.
At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether or not vested, will be canceled and converted into the right to receive a cash payment from the surviving corporation equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company PSU. The number of shares of Common Stock underlying a Company PSU will be determined in accordance with the applicable terms of such Company PSU.
At the Effective Time, each Company DSU that is outstanding immediately prior to the Effective Time, whether or not vested, will be deemed fully vested and canceled and converted into the right to receive a cash payment from the surviving corporation equal to the product of (A) the Merger Consideration and (B) the total number of shares of Common Stock underlying such Company DSU.
For additional information on Atkore’s equity awards, including the interests of Atkore’s directors and executive officers in the Merger and the Merger-related compensation which may be payable to Atkore’s named executive officers, see “The Merger—Interests of Atkore’s Directors and Executive Officers in the Merger” and “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger,” respectively.
Covenants and Agreements
Interim Operations of Atkore
The Merger Agreement provides that, subject to certain exceptions or unless Prysmian approves in writing in advance (such approval not to be unreasonably withheld, conditioned or delayed), between August 2, 2026 and the Effective Time, Atkore will use its commercially reasonable efforts to conduct the business of Atkore and its subsidiaries in all material respects in the ordinary course of business consistent with past practice and to the extent consistent therewith, use its commercially reasonable efforts to preserve intact, in all material respects, Atkore and its subsidiaries’ business organizations, material assets and properties and maintain Atkore and its subsidiaries’ existing material business relationships and goodwill.
In addition, Atkore has agreed that during this period, subject to certain exceptions or unless Prysmian approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), it will not, and will cause its subsidiaries not to:
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(A) amend its organizational documents, (B) split, combine, subdivide or reclassify its outstanding shares of capital stock or other equity interests (except for any such transaction by a wholly owned subsidiary of Atkore which remains a wholly owned subsidiary of Atkore after consummation of such transaction), (C) declare, set aside, authorize or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock or other equity interests (except for (x) any dividends or distributions paid by a direct or indirect wholly owned subsidiary of Atkore to another direct or indirect wholly owned subsidiary of Atkore or to Atkore and (y) regular quarterly dividends in an amount no greater than $0.33 per share per quarter, paid at such times and in a manner consistent with Atkore’s historical quarterly dividend practice), or (D) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than (1) purchases, repurchases, redemptions or other acquisitions of securities of any wholly owned subsidiary of Atkore by Atkore or any other wholly owned subsidiary of Atkore or (2) in connection with cashless exercise or tax withholding provisions related to company equity awards as in effect as of the date of the Merger Agreement);
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except as required by any existing employee benefit plan, (A) enter into, adopt, amend or modify in any material respect (including accelerating the vesting), or terminate any employee benefit plan of Atkore or any of its subsidiaries (a “Company Plan”) or any plan, program, policy, practice, agreement or other arrangement that would be a Company Plan if it had been in existence on August 2, 2026, except (x) in conjunction with annual renewal or plan design changes for broad-based health and welfare plans made in the ordinary course of business consistent with past practices or (y) for offer letters or employment agreements for any employee, officer or director whose hire is permitted by the Merger Agreement that do not provide for any severance or change in control payments or benefits; (B) grant or increase the compensation, severance, termination pay or other benefits payable to any current or former employee whose annual base compensation is in excess of $180,000 per year or of any director; (C) enter into or expand the coverage of any change of control, severance, deferred compensation or retention agreement or plan; (D) take any action to waive or amend any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Plan; (E) make any contributions or payments to any trust or other funding vehicle with respect to any Company Plan; (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or change the manner in which such contributions are determined, except as required by GAAP; (G) terminate the employment (other than for cause) or hire or promote any employee, officer or director whose annual base compensation is in excess of $180,000 per year; (H) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act (as defined in the Merger Agreement); or (I) issue, grant, or authorize the issuance or grant of, or accelerate or amend, any equity awards or other equity-based or incentive compensation to any current or former employee, officer, director, or individual independent contractor of Atkore;

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make or authorize any payment of, accrual of or commitment for any capital expenditures that would exceed the Capex Budget (as defined in the Merger Agreement) for the applicable fiscal year, other than (A) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident (if covered by insurance or the portion of which is not covered by insurance is less than $1,000,000) or (B) for capital expenditures not exceeding $1,000,000 individually or $5,000,000 in the aggregate during the term of the Merger Agreement;

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sell, assign, license, lease, exchange or otherwise transfer, abandon, allow to lapse or expire or otherwise dispose of, fail to maintain, pledge or create any lien on, or authorize any of the foregoing with respect to any of Atkore’s or its subsidiaries’ assets, properties or rights, including intellectual property, other than (A) permitted liens, (B) sales of inventory in the ordinary course of business consistent with past practices, (C) sales or assignments with respect to assets, properties and rights (other than certain intellectual property) not exceeding $1,000,000 individually or $5,000,000 in the aggregate, (D) abandonment, allowance to lapse, or failure to maintain intellectual property that is not material to Atkore or its subsidiaries in the ordinary course of business consistent with past practices of intellectual property portfolio management and maintenance or (E) non-exclusive licenses granted (1) in the ordinary course of business consistent with past practices to third parties for their use of the products or services of Atkore or its subsidiaries or (2) appurtenant to dispositions of assets, properties and rights permitted pursuant to clause (C) of this bullet;

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grant, issue, sell, deliver, pledge, dispose of or encumber or agree or commit to grant, issue, sell, deliver, pledge, dispose of or encumber, any shares of capital stock or other securities or ownership interests in Atkore or its subsidiaries, or any securities convertible into, or exercisable for or exchangeable for any such shares, securities or interests, except for the issuance of shares with respect to, and upon the vesting, exercise or settlement of Company Options, Company RSUs, Company PSUs or Company DSUs pursuant to their terms, in each case, outstanding on August 2, 2026, subject to certain agreed-upon exceptions;

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make any acquisition (whether by merger, consolidation or acquisition of stock or assets or similar transaction) of any equity interest or otherwise invest in any person or any division or assets thereof, other than purchases of raw materials, inventory or supplies or other similar assets required to operate Atkore’s business in the ordinary course of business consistent with past practices;

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(A) incur, assume or guarantee any indebtedness, except for indebtedness incurred pursuant to Atkore’s existing revolving credit agreement, provided that the aggregate principal amount outstanding at any time does not exceed $20,000,000, or (B) amend, modify or supplement Atkore’s credit agreements or senior notes indenture (other than amendments that are on commercially reasonable terms and not adverse in any material respect to Atkore and its subsidiaries, Prysmian or the transactions contemplated by the Merger Agreement and do not amend, modify or supplement any terms related to the redemption or repayment of such indebtedness);
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change the fiscal year or make any material change with respect to the financial accounting policies or procedures of Atkore or its subsidiaries, except as required by changes in GAAP or Regulation S-X of the Exchange Act (or any interpretation thereof), any governmental entity or by applicable law;

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(A) make (except in the ordinary course of business consistent with past practices), change or rescind any material tax election, (B) adopt (except in the ordinary course of business consistent with past practices) or change any material method of tax accounting or tax accounting period, (C) amend any material tax return, (D) settle, compromise or resolve any tax proceeding or other claim for a material amount of taxes, (E) enter into any “closing agreement” or other agreement with a taxing authority with respect to material taxes or tax matters, (F) surrender any right to claim a material tax refund or (G) request any private letter ruling or other written advice or determination from a governmental entity with respect to material taxes or tax matters;

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enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business of Atkore and its subsidiaries as of August 2, 2026 or as was expressly contemplated by the Capex Budget and is reflected in Atkore’s long range plan as provided to Prysmian prior to August 2, 2026 or as set forth in the Company Disclosure Letter (as defined in the Merger Agreement);

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make any loans, advances or capital contributions to, or investments in, any person (other than (A) loans, advances or capital contributions solely among Atkore and its subsidiaries, (B) indemnification of attorneys’ fees and expenses or business expenses paid or advanced to or on behalf of directors, officers, employees or independent contractors and trade credit and customer or vendor advances, in each case, in the ordinary course of business consistent with past practices, or (C) investments made in the ordinary course of business consistent with past practices pursuant to Atkore and its subsidiaries’ existing cash management practices);

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amend or modify in any material respect, or enter into or terminate, or waive, release, or assign any material rights or claims under any material contracts or any contract that would be a material contract if in existence as of August 2, 2026 or after giving effect to such amendment or modification, other than (A) the entry into any contract in the ordinary course of business consistent with past practices, (B) amendments, modifications or waivers in the ordinary course of business consistent with past practice or (C) as expressly permitted by other interim operating covenants in the Merger Agreement; provided that the ordinary course exceptions will not apply to contracts involving non-competes, exclusivity or most-favored-nation provisions, rights of first refusal, restrictions on doing business, joint ventures, indebtedness, M&A agreements, settlement agreements, government contracts or related party contracts;

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settle, pay, discharge or satisfy any pending or threatened proceeding, other than (A) if the amount of any such settlement, payment, discharge or satisfaction is not in excess of $1,000,000 individually or $3,000,000 in the aggregate (net of insurance proceeds), (B) relating to taxes or (C) any proceeding arising under applicable workers’ compensation laws, in the ordinary course of business consistent with past practices; provided that, in each case of clauses (A) and (C), such settlements, payments, discharges or satisfactions do not involve any non-de-minimis injunctive, equitable or other non-monetary relief or impose non-de-minimis restrictions on the business activities of Atkore and its subsidiaries, do not involve any admission of wrongdoing by Atkore and its subsidiaries and do not relate to any actual or potential violation of any criminal law;

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adopt or enter into a plan of complete or partial liquidation, dissolution, merger (other than the Merger), consolidation, restructuring, recapitalization or other reorganization of Atkore or its subsidiaries (other than mergers, restructuring or reorganizations solely among Atkore and its subsidiaries);

•	enter into or renew any collective bargaining agreement; or
•	agree, authorize or commit to do any of the foregoing.
Atkore Special Meeting
The Merger Agreement requires Atkore, as promptly as practicable after the date of the Merger Agreement (and in any event within 20 business days), to prepare and file with the SEC this proxy statement. Atkore will cause this proxy statement to be mailed to Atkore stockholders as of the Record Date no later than three business days following the date on which this proxy statement is cleared by the SEC. Atkore will duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the clearance of this proxy statement, and in any event within 35 days thereafter.
Without the prior written consent of Prysmian, matters contemplated by this proxy statement are the only matters (other than matters of procedure and matters required by applicable law to be voted on by Atkore stockholders in connection therewith and the transactions contemplated by the Merger Agreement) that Atkore may propose to be voted on by Atkore stockholders at the Special Meeting. Atkore will not schedule any other meeting of its stockholders prior to the Special Meeting, other than Atkore’s annual meeting of stockholders held consistent with past practice so long as only matters typically presented at Atkore’s annual meetings of stockholders, including any stockholder proposals received in the ordinary course that are (i) not related to the Merger or the transactions contemplated by the Merger Agreement and (ii) required under applicable law as determined in good faith by Atkore, are presented at such meeting.
Atkore may not adjourn, postpone or otherwise delay the Special Meeting without the prior written consent of Prysmian (such consent not to be unreasonably withheld, conditioned or delayed) unless (i) Atkore believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (x) solicit additional proxies necessary to obtain stockholder approval of the Merger Proposal or (y) distribute any supplement or amendment to this proxy statement, the distribution of which the Board has determined in good faith to be necessary under applicable law, or (ii) for an absence of a quorum, in which case Atkore will use its reasonable best efforts to obtain a quorum as promptly as practicable.
Notwithstanding the foregoing, Atkore may not, without the prior written consent of Prysmian (such consent not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the meeting of its stockholders more than a total of three times pursuant to clauses (i)(x) or (ii) of the immediately preceding paragraph, and no such adjournment or postponement will be, without the prior written consent of Prysmian (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding 10 business days in connection with any one adjournment or postponement or more than an aggregate of 30 days.
If Atkore provides a Company Superior Proposal Notice or Intervening Event Notice (each as defined in the Merger Agreement) to Prysmian on a date that is less than five business days before the Special Meeting, Atkore will, if requested by Prysmian acting reasonably, postpone the Special Meeting to a date determined by Prysmian that is not more than 10 business days after the scheduled date of the Special Meeting (but in any event the Special Meeting will not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date (as defined below)).
Atkore will otherwise coordinate and cooperate with Prysmian with respect to the timing of the Special Meeting, including consulting with Prysmian regarding the Record Date prior to setting such date. Atkore will provide updates to Prysmian with respect to the proxy solicitation for the Special Meeting (including interim results) as reasonably requested by Prysmian.
No Solicitation
Atkore has agreed that it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective representatives not to, directly or indirectly:
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take any action to solicit, initiate, induce, propose or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (as defined below) (including by granting any waiver under Section 203 of the DGCL) or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal;

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engage, participate or continue in discussions or negotiations with any person with respect to an Acquisition Proposal (except solely to notify them of the existence of the applicable non-solicitation provisions of the Merger Agreement);

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disclose any nonpublic information or afford access to properties, books or records to any person relating to any Acquisition Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal;

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approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal; or

•	propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal.
For purposes of the Merger Agreement, an “Acquisition Proposal” is:
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any indication of interest, proposal or offer from any person or group of persons (other than Prysmian and its affiliates), with respect to any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, extraordinary dividend, share exchange, business combination, sale, license, exchange, lease, disposition or similar transaction involving Atkore or any of its subsidiaries which is structured to result in such person or group of persons (or their stockholders), directly or indirectly, in one or a series of related transactions, acquiring beneficial ownership of (x) 20% or more of Atkore’s consolidated total assets (including equity securities of Atkore’s subsidiaries), or (y) Atkore’s consolidated total assets to which 20% or more of the revenues or earnings of Atkore and its subsidiaries are attributable for the most recent fiscal year for which the audited financial statements are then available; or

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any acquisition by any person or group of persons (or their stockholders) (other than Prysmian and its subsidiaries) resulting in, or which if consummated would result in, any person or group of persons (or their stockholders) (other than Prysmian and its subsidiaries) obtaining control (through contract or otherwise) over or becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power of the equity securities of Atkore (or any direct or indirect parent company thereof or any successor company thereto), in each case other than the transactions contemplated by the Merger Agreement.

Nothing contained in the Merger Agreement will prevent the Board from making any disclosure if, in the good faith judgment of the Board, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the Board members’ exercise of their fiduciary duties to Atkore’s stockholders under applicable law. Additionally, Atkore may make any “stop, look and listen” communication to Atkore stockholders pursuant to Rule 14d-9(f) under the Exchange Act (and no communication that consists solely of a “stop, look and listen” statement, in and of itself, will be considered a Change in the Board Recommendation) and comply with disclosure obligations under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or the rules and regulations of the NYSE with regard to an Acquisition Proposal; provided that no disclosure or communication will be permitted that constitutes a Change in the Board Recommendation or that requires the giving of a Company Superior Proposal Notice or Intervening Event Notice, except in accordance with the Merger Agreement.
In addition, but subject to the terms and conditions contained in the Merger Agreement, prior to obtaining the stockholder approval, Atkore may, directly or indirectly through its advisors, agents or other intermediaries:
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furnish information and access to properties, books and records to any person, and its representatives (including sources of financing), that has made a bona fide, written Acquisition Proposal to the Board after the date of the Merger Agreement which was not obtained as a result of a material breach of the non-solicitation provisions and such person has executed an acceptable confidentiality agreement; and participate in discussions and negotiate with such person or its representatives concerning any such unsolicited Acquisition Proposal;

if and only if, in any such case, the Board determines, after consulting with its outside legal counsel and its financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Company Superior Proposal (as defined below) and that failure to do so would be reasonably likely to be inconsistent with the Board members’ exercise of their fiduciary duties to Atkore’s stockholders under applicable law.
Atkore may only furnish information and participate in discussions as described above, however, if and only if (i) Atkore first delivers to Prysmian written notice advising Prysmian that Atkore intends to take such action, and (ii) prior to furnishing any such information or affording any such access, Atkore receives from the person making the Acquisition Proposal an executed confidentiality agreement having provisions that are not materially less favorable in any substantive respect to Atkore than the provisions of the existing confidentiality agreement between Atkore and Prysmian; provided that such confidentiality agreement need not contain any “standstill” or similar provisions.

Atkore also agrees that any material nonpublic information provided to such person described in the immediately preceding bullet that has not previously been provided to Prysmian will be provided to Prysmian prior to or substantially concurrently with the time it is provided to such person.
In the event that, after the date of the Merger Agreement, Atkore receives an Acquisition Proposal, or any proposal, offer, inquiry or request (including any request for nonpublic information relating to Atkore or any of its subsidiaries or for access to the properties, books, or records of Atkore or any of its subsidiaries) that constitutes or would reasonably be expected to result in or lead to any Acquisition Proposal, Atkore will:
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promptly (and in no event later than 24 hours after a director or senior executive officer of Atkore becomes aware of such an Acquisition Proposal, proposal, offer, inquiry or request) notify (which notice will be provided in writing and will identify the person making such Acquisition Proposal, proposal, offer, inquiry or request and set forth the material terms thereof) Prysmian thereof;

•	keep Prysmian reasonably and promptly (and, in any event within 24 hours) informed of any material developments regarding the status or terms of any such Acquisition Proposal or request; and
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as promptly as practicable after the receipt or delivery thereof (but in no event later than 24 hours after a director or senior executive officer of Atkore becomes aware of receipt) provide Prysmian copies of all material written correspondence and other material written materials and reasonably comprehensive summaries of material oral communication, in each case, sent by or provided to or by Atkore or any of its subsidiaries or their respective representatives, including any proposed transaction agreements relating to such Acquisition Proposal, proposal, offer, inquiry or request.

A “Company Superior Proposal” is a bona fide written Acquisition Proposal made after the date of the Merger Agreement not resulting from a material breach of the non-solicitation provisions of the Merger Agreement that would result in a person or group of persons (or their stockholders) becoming, directly or indirectly, the beneficial owner of 50% or more of Atkore’s consolidated total assets, Atkore’s consolidated total assets to which 50% or more of the revenues or earnings of Atkore and its subsidiaries are attributable for the most recent fiscal year for which the audited financial statements are then available, or 50% or more of the total voting power of the equity securities of Atkore (or any direct or indirect parent company thereof or successor company thereto), that the Board has determined in its good faith judgment, after consultation with its outside legal and financial advisors, taking into account all the terms and conditions of such Acquisition Proposal, including likelihood of consummation on the terms proposed and all legal, financial and regulatory aspects of such proposal, as well as any revisions to the terms of the transactions contemplated by the Merger Agreement offered in writing by Prysmian pursuant to the matching rights provisions, is more favorable to Atkore’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and has a reasonable likelihood of being completed on the terms proposed.
Board Recommendation
Atkore has agreed that the Board will recommend the adoption of the Merger Agreement to Atkore stockholders (the “Board Recommendation”). The Merger Agreement provides that, subject to the exceptions described below, neither the Board nor any committee thereof will (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Prysmian, the approval of the Merger Agreement, the Merger or the Board Recommendation, (ii) approve, recommend, adopt, authorize, or declare advisable, or propose publicly to approve, recommend, adopt, authorize or declare advisable, any Acquisition Proposal, (iii) fail to publish, send or provide to the holders of Common Stock, pursuant to Rule 14e-2(a) under the Exchange Act, a statement recommending against any Acquisition Proposal that is a tender or exchange offer and publicly reaffirming the Board Recommendation within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (iv) if an Acquisition Proposal (other than an Acquisition Proposal that is a tender or exchange offer) or any material modification thereof has been publicly announced or disclosed, fail to recommend against such Acquisition Proposal or material modification thereof or fail to reaffirm the Board Recommendation within 10 business days after Prysmian so requests in writing following such public announcement or disclosure (or, if earlier, at least two business days prior to the Special Meeting), or (v) publicly announce an intention to effect any of the foregoing (any of the foregoing, a “Change in the Board Recommendation”). For purposes of the Merger Agreement, a Change in the Board Recommendation includes any failure by Atkore to include the Board Recommendation in this proxy statement. Notwithstanding the foregoing restrictions, prior to obtaining the stockholder approval, the Board is permitted to make or change its recommendation in response to a Company Superior Proposal or Intervening Event (as defined below) as discussed below.

The Board is permitted, in response to an Acquisition Proposal received after the date of the Merger Agreement, which has not been subsequently withdrawn and did not result from a breach of the non-solicitation provisions of the Merger Agreement, to effect a Change in the Board Recommendation, or to cause Atkore to terminate the Merger Agreement in accordance with its terms to enter into a definitive agreement providing for a Company Superior Proposal (so long as, prior to or concurrently with such termination, Atkore pays to Prysmian the Company Termination Fee of $115,920,000), if and only if:
•	stockholder approval of the Merger Proposal has not been obtained;
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the Board determines in good faith, after consulting with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Company Superior Proposal and that failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Atkore’s stockholders under applicable law;

•
before taking any such action, Atkore promptly gives Prysmian written notice advising Prysmian of the intention of the Board to take such action, specifying the material terms and conditions of the applicable Acquisition Proposal, the identity of the person making such Acquisition Proposal and the other information required by the notice provisions of the Merger Agreement (and Atkore will also promptly give Prysmian such a notice with respect to any subsequent material change in such proposal), and Atkore has given Prysmian at least four business days (as modified, extended or continued, the “Superior Proposal Match Period”) after delivery of such notice to propose revisions to the terms of the Merger Agreement (or to make another proposal) in response to such Acquisition Proposal and during such period Atkore negotiates in good faith, and has made its representatives available to negotiate in good faith, with Prysmian (to the extent Prysmian wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any amendment or modification (other than immaterial amendments or modifications) of such Acquisition Proposal will require a new notice period with a new Superior Proposal Match Period of two business days); and

•
the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Company Superior Proposal at the end of the Superior Proposal Match Period, and that failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Atkore’s stockholders under applicable law, taking into account any revisions to the terms of the Merger Agreement offered in writing by Prysmian.

The Board is permitted, in response to an Intervening Event, to effect a Change in the Board Recommendation, if:
•	stockholder approval of the Merger Proposal has not been obtained;
•
the Board determines in good faith, after consulting with outside legal counsel and financial advisors, that failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Atkore’s stockholders under applicable law;

•
before taking any such action, Atkore gives Prysmian written notice advising Prysmian of the intention of the Board to take such action, which notice will describe the Intervening Event in reasonable detail and the reasons for such action;

•
for a period of at least four business days (the “Intervening Event Match Period”) after delivery of such notice, Prysmian is given the opportunity to propose revisions to the terms of the Merger Agreement (or to make another proposal) and during such period Atkore negotiates in good faith, and has made its representatives available to negotiate in good faith, with Prysmian (to the extent Prysmian wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any material change in the facts or circumstances underlying such Intervening Event will require a new notice period with a new Intervening Event Match Period of two business days); and

•
the Board determines in good faith after consultation with its outside legal counsel and financial advisors that the failure to take such action would continue to be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Atkore’s stockholders under applicable law, taking into account any revisions to the terms of the Merger Agreement proposed by Prysmian during such Intervening Event Match Period.

An “Intervening Event” means any Effect (as defined below) that is (i) material to Atkore, (ii) was unknown to, and not reasonably foreseeable by, the Board as of the date of the Merger Agreement, or if known and reasonably foreseeable to the Board as of the date of the Merger Agreement, the material consequences of which were not known or reasonably foreseeable to the Board as of the date of the Merger Agreement, and (iii) does not involve or relate to (A) an Acquisition Proposal, or (B) (x) any failure by Atkore and its subsidiaries to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period, or (y) any change in the price or trading volume of Common Stock or the credit rating or other rating of financial strength of Atkore, its subsidiaries or any of their respective securities (provided, that, for purposes of clause (B), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, an Intervening Event, to the extent not otherwise excluded by the definition of Intervening Event).
However, even if the Board effects a Change in the Board Recommendation, Atkore must still call a stockholder meeting as otherwise required by the Merger Agreement and submit the Merger Agreement and the Merger to the vote of Atkore’s stockholders (unless Atkore terminates the Merger Agreement in order to accept a Company Superior Proposal).
Reasonable Best Efforts Covenant
Atkore and Prysmian have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement and, in any event, prior to the End Date, including:
•
preparing and filing with any governmental entity or other third party all documentation to effect all necessary actions or nonactions, proper or advisable filings, notices, petitions, registrations, statements, submissions of information, applications and other documents;

•
obtaining and maintaining all actions or nonactions, approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental entity or other third party, in each case, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement (whether or not such approvals, consents, registrations, permits, authorizations and other confirmations are conditions to the consummation of the Merger pursuant to the Merger Agreement); and

•	executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.
Prior to Closing, Atkore and Prysmian have agreed to each keep the other apprised of the status of certain matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental entity in connection with the Merger as specified in the Merger Agreement. Except as prohibited by applicable law or governmental order, Atkore and Prysmian will (i) cooperate and consult with each other in connection with any filing or submission with a governmental entity in connection with the transactions contemplated by the Merger Agreement and in connection with any investigation or inquiry by or before a governmental entity relating to the transactions contemplated by the Merger Agreement, including any proceeding initiated by a private party, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) promptly inform the other party of any substantive communication received from, or given to, the FTC, the Antitrust Division or any other governmental entity and of any substantive communication received from, or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the Merger Agreement, (iii) consult with each other prior to taking any material position in discussions with or filings to be submitted to any governmental entity, (iv) permit the other party to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any governmental entity and (v) coordinate with the other party in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any governmental entity relating to the Merger Agreement or the transactions contemplated thereby; provided that each party is permitted to redact any materials (A) to remove references concerning the valuation of Atkore, (B) as necessary to comply with contractual arrangements or applicable law and (C) as necessary to address reasonable attorney-client or other privileged, confidentiality or competitively sensitive information concerns. Unless prohibited by applicable law or governmental order, none of Atkore, Prysmian or their respective affiliates will participate in or attend any meeting, or engage in any substantive conversation, with any governmental entity in respect of the transactions contemplated by the Merger Agreement without giving the other party the opportunity to attend and participate. In the event of any dispute between the parties relating to strategy in connection with obtaining any necessary approvals under antitrust laws or foreign investment laws with respect to the Merger and the other transactions contemplated by the Merger Agreement, the parties will escalate such dispute to the chief legal officers of Atkore and Prysmian for resolution; provided, that, if any such dispute remains unresolved, Prysmian will have the right to make the final determination with respect to such matter acting reasonably and in good faith and in a manner consistent with Prysmian’s regulatory efforts obligations under the Merger Agreement.
Without limiting the foregoing, Prysmian and its affiliates have also agreed to use reasonable best efforts to take all actions necessary to avoid or eliminate each and every impediment that may be asserted by any governmental entity with respect to the transactions contemplated by the Merger Agreement so as to enable the Closing to occur as promptly as practicable and, in any event, prior to the End Date, including:
•
the prompt use of its best efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary governmental order that would materially delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement, including (i) the proffer and agreement by Prysmian of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, categories of assets or businesses or other operations or interests of Atkore and its subsidiaries (and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto, including the entry into hold separate arrangements, terminating, assigning or modifying contracts (or portions thereof) or other business relationships of Atkore and its subsidiaries, accepting restrictions on business operations of Atkore and its subsidiaries and entering into commitments and obligations with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of Atkore and its subsidiaries) and (ii) the proffer and agreement by Prysmian of its willingness to take such other actions, and promptly to effect such other actions (and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto, including the entry into hold separate arrangements, terminating, assigning or modifying contracts (or portions thereof) or other business relationships, accepting restrictions on business operations and entering into commitments and obligations, in each case with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of Atkore and its subsidiaries), in each case if such action should be necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum or issuance of any governmental order that would materially delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement by any governmental entity (each such action, a “Remedial Action”); and

•
defending through litigation on the merits (including any appeal therefrom) any claim asserted in any court, agency or other proceeding by any person, including any governmental entity, seeking to materially delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement.

However, notwithstanding the foregoing, Prysmian and its affiliates are not required to (x) proffer or agree to any Remedial Action with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of Prysmian or any of its pre-Closing affiliates, or (y) proffer or agree to any Remedial Action with respect to specified assets of Atkore or its subsidiaries identified in the Merger Agreement. Atkore and its subsidiaries are not permitted to proffer or agree to any Remedial Action without the prior written consent of Prysmian, and, if requested by Prysmian in writing, Atkore will agree to any Remedial Action; provided that Atkore is not required to (1) agree to any Remedial Action that is not conditioned on the consummation of the Closing or (2) pay, prior to the Effective Time, any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the transactions contemplated by the Merger Agreement under any contract or agreement or otherwise.
Prysmian has also agreed not to, and to cause its affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any person or portion thereof, or otherwise acquire or agree to acquire any assets, or commence any new business, if any such action would reasonably be expected to materially delay the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any governmental entity necessary to consummate the transactions contemplated by the Merger Agreement or prevent, materially delay or materially impede the consummation of the transactions contemplated by the Merger Agreement.
Certain Employee Matters
For a period of 12 months following the Effective Time, the surviving corporation in the Merger and its subsidiaries will (and Prysmian will cause the surviving corporation in the Merger and its subsidiaries to) provide each individual who is employed by Atkore or any of its subsidiaries as of the Effective Time and continues to be employed with Prysmian or any of its subsidiaries as of immediately following the Effective Time (a “Continuing Employee”) with:
•
a base salary or wage rate, as applicable, target cash incentive opportunities (including, as applicable, target annual or short-term bonus and commission opportunities but excluding severance, change in control, retention, transaction bonus or similar one-time or special arrangements, equity or equity-based incentive opportunities or other long-term incentives) that are, in each case, no less favorable than those in effect for such Continuing Employee immediately before the Effective Time; and

•
broad-based employee health, welfare and retirement benefits (excluding any defined benefit retirement, retiree medical plans or other post-employment health and welfare benefits) that are substantially similar, in the aggregate, to either (x) those provided to similarly situated employees of Prysmian or (y) those provided to such Continuing Employee immediately before the Effective Time.

During such 12-month period (or such longer period required by the terms of the applicable Company Plan), the surviving corporation in the Merger and its subsidiaries will (and Prysmian will cause the surviving corporation in the Merger and its subsidiaries to) provide each Continuing Employee with severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time and as disclosed by Atkore to Prysmian prior to the date of the Merger Agreement.
With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the surviving corporation in the Merger and its subsidiaries will (and Prysmian will cause the surviving corporation in the Merger and its subsidiaries to) use commercially reasonable efforts to grant to such Continuing Employee credit for all service with Atkore prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, severance entitlement or termination pay), subject to certain exceptions.
In addition, (i) the surviving corporation in the Merger and its subsidiaries will use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a corresponding Company Plan (such plans, the “Old Plans”), (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, the surviving corporation in the Merger and its subsidiaries will use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the surviving corporation in the Merger and its subsidiaries will use commercially reasonable efforts to cause any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plans ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time and will not be subject to accrual limits or other forfeiture and will not limit future accruals.
With respect to each Continuing Employee’s annual bonus for the fiscal year in which the Closing occurs (the “Closing Year Annual Bonus”), Prysmian will, or will cause the surviving corporation in the Merger to, pay to each Continuing Employee a pro rata portion of the Closing Year Annual Bonus in an amount determined assuming (i) with respect to individual performance goals, that such goals are achieved at no less than target levels of performance and

(ii) with respect to company performance goals, that such goals are achieved at the greater of (x) target performance and (y) actual performance as of the closing date of the Merger (as determined by Atkore in good faith immediately prior to the Closing), and pro-rated by a fraction, the numerator of which is the number of days elapsed in the fiscal year of Closing prior to the Closing and the denominator of which is 365 (the “Pro Rata Bonus Payment”). The Pro Rata Bonus Payment will be payable at the same time and subject to the same terms and conditions as called for in the applicable bonus plan in effect at the Effective Time, unless the Continuing Employee’s employment is terminated prior to the applicable payment date for the Closing Year Annual Bonus by the surviving corporation in the Merger without “cause,” in which case, if the Continuing Employee executes and does not revoke a customary general release, the Continuing Employee will be entitled to receive an amount in cash no less than the Pro Rata Bonus Payment no later than sixty (60) days following such termination. If any Continuing Employees participating in the Executive Severance Policy experience a termination without “cause” prior to the applicable payment date, they will not be eligible for Pro Rata Bonus Payment and will instead receive the pro-rated annual bonus provided in the Executive Severance Policy.
From and after the Effective Time, the surviving corporation in the Merger will (and Prysmian will cause the surviving corporation in the Merger to) (i) assume and honor all of the Company Plans in accordance with their terms as in effect immediately prior to the Effective Time and, in good faith, interpret the provisions of such Company Plans consistent with past practice and no less favorably than the manner in which they have been interpreted in the past and (ii) assume all collective bargaining agreements to which Atkore or any of its subsidiaries is a party in accordance with their terms as in effect immediately prior to the Effective Time.
For additional information on certain other compensation-related matters covered in the Merger Agreement that affect Atkore’s directors and executive officers, see the section titled “The Merger—Interests of Atkore’s Directors and Executive Officers in the Merger” and “The Merger—Quantification of Potential Payments and Benefits to Atkore’s Named Executive Officers in Connection with the Merger.”
Indemnification and Insurance of Atkore Directors and Officers
Prysmian has agreed that:
•
from and after the Effective Time and for a period of six (6) years thereafter, it will cause the surviving corporation in the Merger to, indemnify and hold harmless, to the fullest extent permitted under applicable law and the organizational documents of Atkore (or organizational documents of any of its subsidiaries) in effect as of August 2, 2026, each present and former (determined as of the Effective Time) director and officer of Atkore or any of its subsidiaries, and each individual who is or was serving or has agreed at the request of Atkore or any of its subsidiaries to serve as a director, officer or manager of another person, in each case, when acting in such capacity, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any proceedings, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) the transactions contemplated by the Merger Agreement and (ii) actions to enforce this provision of the Merger Agreement or any other indemnification or advancement right of any such person. Prysmian or the surviving corporation in the Merger will also advance expenses as incurred to the fullest extent permitted to do so under applicable law and the organizational documents of Atkore or its applicable subsidiary in effect as of August 2, 2026, provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification;

•
prior to the Effective Time, Atkore and its subsidiaries and, if Atkore is unable to, Prysmian will cause the surviving corporation in the Merger as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of Atkore and its subsidiaries’ existing directors’ and officers’ insurance policies, and (ii) Atkore and its subsidiaries’ existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six (6) years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as Atkore and its subsidiaries’ insurance carrier as of August 2, 2026 with respect to directors’ and officers’ liability insurance and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate to the insureds as Atkore and its subsidiaries’ existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated thereby; provided that in no event will Atkore or the surviving corporation in the Merger, unless approved by Prysmian, pay with respect to any such “tail” insurance policies more than 300% of the aggregate annual premium most recently paid by Atkore and its subsidiaries for the corresponding insurance policy (the “Maximum Amount”)); provided, further, that if Atkore or the surviving corporation in the Merger is unable to obtain any such tail policy because its aggregate premium exceeds the Maximum Amount, it will obtain as much comparable insurance as possible for the years within such six-year period for an aggregate premium equal to the Maximum Amount;
•
if Atkore and the surviving corporation in the Merger for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the surviving corporation in the Merger will, and Prysmian will cause the surviving corporation in the Merger to, continue to maintain in effect for the six-year tail period the directors’ and officers’ insurance in place as of August 2, 2026 with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate to the insureds as provided in Atkore and its subsidiaries’ existing policies as of August 2, 2026, or the surviving corporation in the Merger will, and Prysmian will cause the surviving corporation in the Merger to, purchase comparable directors’ and officers’ insurance for the six-year tail period with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate as provided in Atkore and its subsidiaries’ existing policies as of August 2, 2026; provided that, in either case, the surviving corporation in the Merger will not be required to pay, unless approved by Prysmian, an aggregate amount for such directors’ and officers’ insurance in excess of the Maximum Amount; provided, further, that if the surviving corporation in the Merger is unable to obtain any such insurance policy because its aggregate premium exceeds the Maximum Amount, it will obtain as much comparable insurance as possible for the years within such six-year period for an aggregate premium equal to the Maximum Amount. Prysmian will not, and will cause the surviving corporation in the Merger not to, cancel, impair, amend, modify or otherwise adversely affect any such directors’ and officers’ insurance during the six-year tail period;

•
if any such indemnified person wishes to claim indemnification under the Merger Agreement, upon learning of any proceeding, such person must promptly notify Prysmian in writing, but the failure to so notify will not relieve Prysmian or the surviving corporation in the Merger of any liability it may have to such person except to the extent such failure materially prejudices Prysmian or the surviving corporation in the Merger. In the event of any proceeding, Prysmian or the surviving corporation in the Merger will have the right to assume the defense thereof, except that if Prysmian or the surviving corporation in the Merger elects not to assume such defense or if legal counsel for such indemnified person advises that there are issues which raise conflicts of interest between Prysmian or the surviving corporation in the Merger and such indemnified person, such indemnified person may retain legal counsel satisfactory to them, and Prysmian or the surviving corporation in the Merger will pay all reasonable and documented fees and expenses of such legal counsel for such indemnified person promptly as statements therefor are received; provided that Prysmian and the surviving corporation in the Merger will be obligated to pay for only one firm of legal counsel for all such indemnified persons in any jurisdiction unless conflicts of interest require additional counsel. Such indemnified persons will cooperate in the defense of any matter if Prysmian or the surviving corporation in the Merger elects to assume such defense, and Prysmian and the surviving corporation in the Merger will cooperate in the defense of any such matter if Prysmian or the surviving corporation in the Merger elects not to assume such defense. The surviving corporation in the Merger will not settle, compromise or consent to the entry of judgement in any proceeding involving such indemnified person without such person’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed) unless such settlement, compromise or consent to judgment (A) includes a complete and unconditional release of such person from all liability, (B) contains no admission or acknowledgment of wrongdoing, liability, fault, misconduct, breach of duty or violation of law by such person and (C) imposes no injunctive relief, cooperation obligations, restrictions, bars, penalties or other non-monetary obligations on such person. Prysmian and the surviving corporation in the Merger will not have any obligation to any such indemnified person if and when a court of competent jurisdiction will ultimately determine, and such determination will have become final, that the indemnified action of such indemnified person in the manner contemplated by the Merger Agreement is prohibited by applicable law. All rights to indemnification in respect of any such proceedings will continue until final disposition of all such proceedings. Neither the surviving corporation in the Merger nor Prysmian will have any liability to any such indemnified person for any settlement effected without the consent of Prysmian (which consent will not be unreasonably withheld, conditioned or delayed);

•
from and after the Effective Time and for a period of six years thereafter, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any such indemnified person as provided in the organizational documents of Atkore and its subsidiaries or any indemnification agreement between such person and Atkore and its subsidiaries, in each case, as in effect on August 2, 2026 and specified in the Company Disclosure Letter, will survive the transactions contemplated by the Merger Agreement unchanged and will not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such person. Additionally, Prysmian will cause the surviving corporation in the Merger to maintain the indemnification agreements specified in the Company Disclosure Letter and any other indemnification agreements entered into by Atkore or its subsidiaries after August 2, 2026 with a director, officer or employee (with entry into such future agreements subject to the consent of Prysmian, not to be unreasonably withheld, conditioned or delayed), and to not change the outside counsel arrangements specified in the Merger Agreement without the consent of the applicable indemnified person, in each case, for a period of six years from and after the Effective Time;

•
if Prysmian or the surviving corporation in the Merger or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then proper provisions will be made so that the successors and assigns of Prysmian or the surviving corporation in the Merger will assume all of the indemnification and insurance obligations described above;

•
the rights of such indemnified persons under the indemnification and insurance provisions of the Merger Agreement are in addition to any rights such persons may have under the organizational documents of Atkore and its subsidiaries, or under any applicable contracts or laws, and nothing in the Merger Agreement is intended to, will be construed to, or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Atkore and its subsidiaries for any of their respective directors or officers. The indemnification provided for in the Merger Agreement is not prior to or in substitution of any such claims under such policies; and

•
the indemnification and insurance provisions of the Merger Agreement are intended to be for the benefit of, and from and after the Effective Time will be enforceable by, each such indemnified person, who will be a third-party beneficiary thereof.

Financing Cooperation
Atkore has agreed that, prior to the earlier of the Closing or termination of the Merger Agreement, Atkore will, and will cause its subsidiaries to, and will use commercially reasonable efforts to cause its representatives to use their reasonable best efforts to provide customary cooperation reasonably requested by Prysmian or Merger Sub, at Prysmian’s sole cost and expense, in connection with Prysmian’s efforts to obtain any debt financing in connection with the transactions contemplated by the Merger Agreement (the “Financing”), including:
•
participating in, only to the extent customary for financings of the same type as the Financing, a reasonable number of lender and investor meetings, lender presentations, due diligence sessions and rating agency meetings;

•
providing reasonable and customary assistance to Prysmian and Merger Sub in their preparation of customary rating agency presentations, customary bank information memoranda, offering memoranda, prospectuses and similar documents reasonably and customarily required in connection with the Financing, solely with respect to information relating to Atkore and its business, and promptly furnishing, to the extent practicable, to Prysmian and Merger Sub such information regarding Atkore, including historical financial information that is readily available from Atkore’s books and records in the ordinary course of business and other customary financial information reasonably requested by Prysmian and Merger Sub and customarily prepared or delivered in connection with financings of a type similar to the Financing; and

•
delivering “know your customer” and anti-money laundering documentation at least three business days prior to the closing date of the Merger (to the extent reasonably requested in writing at least nine business days prior to the closing date of the Merger).

Such cooperation will not require Atkore, its subsidiaries or their respective representatives to, among other things, (i) take any action that would (or would reasonably be expected to) cause the failure of any closing condition or any condition related to the availability of the Financing at the Closing, or cause Atkore to breach any representation, warranty, covenant or agreement in the Merger Agreement, (ii) enter into or otherwise approve or perform any agreement, commitment, document, certificate or instrument (or a modification thereof) effective prior to the Closing, (iii) deliver legal opinions, reliance letters, solvency certificates or other certificates, or adopt resolutions or take other corporate action, effective prior to the Closing, (iv) pay any commitment or other similar fee or incur any liability or give any indemnities in connection with the Financing prior to the Closing (other than payments subject to reimbursement by Prysmian), (v) provide information the disclosure of which is prohibited or restricted by law or would result in the loss or waiver of any privilege or similar protections, (vi) take any action that would unreasonably disrupt Atkore’s business operations, conflict with applicable laws or result in a breach or default under its material contracts or organizational documents, or (vii) provide any projections, estimates or pro forma financial information relating to the transactions (which will be the sole responsibility of Prysmian and Merger Sub).
Prysmian will reimburse Atkore for all reasonable and documented out-of-pocket expenses incurred in connection with such financing cooperation and will indemnify Atkore, its subsidiaries and their respective representatives from and against any losses suffered or incurred in connection with such cooperation, the Financing, the credit facility terminations and the redemption of Atkore’s senior notes, subject to certain exceptions for fraud, willful misconduct, gross negligence or material misstatements or omissions in information provided by Atkore.
The obtaining of the Financing is not a condition to Closing. A breach of the financing cooperation provisions will not constitute a breach by Atkore for purposes of Prysmian’s closing conditions unless (i) Prysmian has provided written notice of such breach and Atkore has failed to cure, (ii) such breach is a Willful Breach (as defined in the Merger Agreement) and (iii) such breach is the primary cause of the Financing not being consummated.
Other Covenants
The Merger Agreement contains certain other covenants and agreements, including covenants relating to, among other matters:
•	cooperation between Atkore and Prysmian in the preparation of this proxy statement;
•
confidentiality and access by each party to certain information about the other party during the period before the Effective Time; cooperation between the parties to cause (i) the delisting of the Common Stock from the NYSE as promptly as practicable after the Effective Time and (ii) deregistration of Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting;

•	cooperation between Atkore and Prysmian in connection with public announcements regarding the Merger;
•
keeping the other party reasonably apprised of the status of matters relating to the consummation of the transactions contemplated by the Merger Agreement and providing prompt notice to the other of any failure of any condition to the other party’s obligation to consummate the transactions contemplated by the Merger Agreement, and Atkore providing Prysmian prompt notice of the occurrence of any Company Material Adverse Effect (as defined below);

•	Atkore taking such actions as are necessary to eliminate or minimize the effects of takeover laws on the Merger and the transactions contemplated thereby;
•
causing the Merger and any other dispositions of equity securities of Atkore (including derivative securities) in connection with the Merger by each individual who is a director or officer of Atkore who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•
cooperation between Atkore and Prysmian in the defense or settlement of any stockholder litigation relating to the Merger including that Atkore will promptly notify Prysmian of any such litigation, give Prysmian a reasonable opportunity to participate in the defense or settlement thereof (at Prysmian’s sole expense and subject to a customary joint defense agreement) and not settle any such litigation without Prysmian’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed);

•
treatment of Atkore’s outstanding indebtedness, including the termination of credit facilities and the redemption of Atkore’s senior notes at the Effective Time, in each case conditioned on the occurrence of the Effective Time and Prysmian providing or causing to be provided funds sufficient therefor (or, in the case of the credit facilities, directing Atkore or its subsidiaries to use funds on their balance sheets);

•
delivery by Atkore to Prysmian and Merger Sub at or prior to the Closing of a FIRPTA certificate and IRS notice stating that Atkore is not and has not been during the relevant period a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

•	Atkore using its reasonable best efforts to cause each Atkore director to execute and deliver a resignation letter effective as of the Effective Time; and
•
Prysmian, in its capacity as sole stockholder of Merger Sub, approving by written consent the execution and delivery by Merger Sub of the Merger Agreement and the consummation of the Merger immediately following the execution of the Merger Agreement.

Representations and Warranties
Atkore makes various representations and warranties to Prysmian in the Merger Agreement that are subject in some cases to exceptions and qualifications set forth in the Merger Agreement. These representations and warranties relate to, among other things:
•	organization, good standing and qualification;
•	capitalization and ownership of subsidiaries;
•	corporate authorization of Atkore to enter into the Merger Agreement and other transaction documents and to complete the transactions contemplated thereby;
•	governmental approvals required in connection with the contemplated transactions;
•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;
•	filings with the SEC and financial statements;
•	disclosure controls and procedures and internal controls over financial reporting;
•	absence of material changes since September 30, 2025;
•	litigation and absence of undisclosed material liabilities;
•	employee benefits and labor matters;
•	compliance with laws and licenses;
•	certain material contracts;
•	environmental matters;
•	real property;
•	taxes;
•	intellectual property;
•	insurance;
•	company products;
•	customers and suppliers;
•	takeover Statutes and no rights plans;
•	accuracy of information provided for inclusion in this proxy statement;
•	brokers’ or advisors’ fees; and
•	no other representations and warranties.

In addition, Prysmian and Merger Sub make representations and warranties to Atkore that are subject in some cases to exceptions and qualifications set forth in the Merger Agreement. These representations and warranties relate to, among other things:
•	organization, good standing and qualification;
•	corporate authorization to enter into the Merger Agreement and to complete the transactions contemplated by the Merger Agreement;
•	governmental approvals required in connection with the contemplated transactions;
•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;
•	solvency;
•	litigation and liabilities;
•	financial ability;
•	accuracy of information provided for inclusion in this proxy statement;
•	ownership of Atkore securities;
•	brokers’ or advisors’ fees; and
•	no other representations and warranties.
The representations and warranties in the Merger Agreement generally do not survive the Effective Time or any termination of the Merger Agreement.
Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality,” or, as applicable, “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence (each, an “Effect”) that, individually or in the aggregate with any other Effect, is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), properties, assets, operations, liabilities, business or results of operations of Atkore and its subsidiaries, taken as a whole. However, none of the following, alone or in combination, will be deemed to constitute a Company Material Adverse Effect, or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
•
Effects generally affecting the economy, credit, capital, securities or financial markets or political, regulatory, economic or business conditions (including tariffs, trade policies and sanctions) in any jurisdiction in which Atkore or its subsidiaries have operations or in which products or services of Atkore or its subsidiaries are sold;

•	Effects that are the result of factors generally affecting the industries, markets or geographical areas in which Atkore or its subsidiaries have operations;
•
changes in the relationship of Atkore or its subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship or any resulting Effect that was caused by the entry into, announcement, pendency or performance of the transactions contemplated by the Merger Agreement, or resulting or arising from the identity of Prysmian as the acquiror of Atkore, Merger Sub or their affiliates; provided that this exception will not apply to certain representations and warranties relating to the governmental filings and no violations or to the conditions relating to such representations and warranties;

•
changes or modifications in accounting standards applicable to Atkore or its subsidiaries, including GAAP, or in any law of general applicability, including the repeal thereof, or in the interpretation or enforcement thereof, after August 2, 2026;

•
any failure by Atkore or its subsidiaries to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period (provided that the foregoing will not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect);

•
Effects resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberterrorism, ransomware or malware, military actions or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any epidemic, pandemic, outbreak of illness or other public health event (including pandemics and epidemics) or any other force majeure event, or any national or international calamity or crisis;

•
any actions taken or failed to be taken by Atkore or its subsidiaries that are required to be taken by the Merger Agreement or any actions taken with Prysmian’s express written consent or failed to be taken at Prysmian’s express written request; or

•
any Effect or announcement of an Effect affecting the credit rating or other rating of financial strength of Atkore, its subsidiaries or any of their respective securities (provided that the foregoing will not prevent or otherwise affect a determination that any Effect underlying such Effect or announcement of an Effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect);

provided that, in the case of the first, second, fourth and the sixth clauses listed above, such Effect will be taken into account in determining whether a Company Material Adverse Effect has occurred or is occurring to the extent it disproportionately adversely affects Atkore and its subsidiaries, taken as a whole, compared to other businesses operating in the industries and geographies in which Atkore and its subsidiaries operate (in which case only the incremental disproportionate impact may be taken into account and only to the extent otherwise permitted by this definition).
Conditions to Completion of the Merger
The obligations of each of Atkore, Prysmian and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following conditions:
•	adoption by Atkore’s stockholders of the Merger Agreement;
•
the expiration or termination of the applicable waiting period (or any extension thereof) under the HSR Act, and the expiration of any applicable waiting period of, or receipt of clearance or approval of, certain other governmental entities, including in Austria, Australia and Canada; and

•	the absence of any law or governmental order in effect that prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement.
In addition, the obligations of Atkore to complete the Merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:
•
the representations and warranties of Prysmian and Merger Sub relating to (i) Prysmian’s and Merger Sub’s legal organization and good standing, (ii) the corporate power and authority of Prysmian and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby and (iii) brokers and finders, in each case, being true and correct in all material respects, at and as of the date of the Merger Agreement and Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the other representations and warranties of Prysmian and Merger Sub being true and correct at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by the Merger Agreement;

•
the performance in all material respects of all obligations and compliance in all material respects with all covenants in the Merger Agreement required to be performed or complied with by Prysmian and Merger Sub prior to the Closing; and

•
receipt of a certificate, dated as of the closing date of the Merger and duly executed on behalf of Prysmian and Merger Sub by a duly authorized officer of Prysmian and Merger Sub, certifying that (in his or her capacity as such and not in his or her personal capacity and without any personal liability) the conditions above have been satisfied.

In addition, the obligations of Prysmian and Merger Sub to complete the Merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:
•
the representations and warranties of Atkore relating to (i) organization, good standing and qualification, (ii) the authorized and outstanding capital stock of Atkore and (iii) the absence of certain changes, in each case, being true and correct, at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, except, with respect to the capital structure representations, for de minimis inaccuracies;

•
the representations and warranties of Atkore relating to (i) certain capital structure matters, (ii) corporate authority and approval, (iii) governmental filings and no violations (solely with respect to Atkore), (iv) takeover statutes and no rights plan and (v) brokers and finders, in each case, being true and correct in all material respects, at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of Atkore that are qualified by a “Company Material Adverse Effect” qualification being true and correct in all respects as so qualified at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the other representations and warranties of Atkore being true and correct (without giving effect to any qualification as to the materiality contained therein) at and as of the date of the Merger Agreement and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

•
the performance in all material respects of all obligations and compliance in all material respects with all covenants in the Merger Agreement required to be performed or complied with by Atkore prior to the Closing;

•	the absence, since the date of the Merger Agreement, of any Company Material Adverse Effect; and
•
receipt of a certificate, dated as of the closing date and duly executed on behalf of Atkore by Atkore’s duly authorized officer, certifying that (in his or her capacity as such and not in his or her personal capacity and without any personal liability) the first six conditions above have been satisfied.

Termination of the Merger Agreement
Right to Terminate
The Merger Agreement may be terminated at any time prior to the Effective Time, even if Atkore’s stockholders have previously approved the Merger, in any of the following ways:
•	by the mutual written consent of Atkore and Prysmian;
•	by either Atkore or Prysmian, if:
○
the Effective Time has not occurred on or before the first business day that is twelve (12) months after the date of the Merger Agreement (the “End Date”), provided that (x) if, as of such date, all closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than the conditions relating to regulatory approvals or governmental orders (but with respect to governmental orders, only to the extent the applicable law or governmental order relates to the HSR Act or any other applicable antitrust law or foreign investment law)), then the End Date will automatically be extended to the first business day that is fifteen (15) months after the date of the Merger Agreement (the “First Extended End Date”); and (y) if, as of the First Extended End Date, all closing conditions have been satisfied or waived (other than those conditions described in clause (x) above), then the End Date will automatically be extended again to the first business day that is eighteen (18) months after the date of the Merger Agreement (the “Second Extended End Date”); provided, further, that the parties are entitled to extend the End Date by mutual written agreement and the party seeking to terminate the Merger Agreement pursuant to this provision shall not have breached in any material respect its obligations under the Merger Agreement in any manner that has been the primary cause of the failure to consummate the Merger on or before the End Date;

○	any law or governmental order permanently enjoining, prohibiting or making illegal the consummation of the Merger has been issued and become final, binding and non-appealable;

provided that the foregoing termination right will not be available to a party if such party has breached in any material respect its obligations under the Merger Agreement in a manner that has been the primary cause of such law or governmental order;
○	the Special Meeting (including any adjournments or postponements thereof) has been held and concluded and the stockholder approval of the Merger Proposal was not obtained; or
○
if there has been a breach or failure to perform in any material respect by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in the Merger Agreement and (B) such breach is incapable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) 45 business days after written notice thereof to the party alleged to be in breach stating the terminating party’s intention to terminate the Merger Agreement and the basis for such termination; provided, that the foregoing termination right will not be available to any party who is then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement;

•
by Atkore, prior to receipt of the stockholder approval of the Merger Proposal, in order to enter into a definitive agreement providing for a Company Superior Proposal, provided that (a) Atkore has complied with the matching rights provision of the Merger Agreement with respect to such Company Superior Proposal, and (b) Atkore pays the Company Termination Fee to Prysmian prior to or concurrently with such termination; or

•	by Prysmian, prior to receipt of the stockholder approval of the Merger Proposal, if the Board has effected a Change in the Board Recommendation.
Effect of Termination
If the Merger Agreement is terminated as described above, the terminating party will forthwith give written notice thereof to the other party or parties and the Merger Agreement will terminate, and the transactions contemplated thereby will be abandoned, without further action by any of the parties. Upon a valid termination, the Merger Agreement will become void and have no effect, and there will be no liability or obligation on the part of any party, except that:
•
no such termination will relieve Atkore of its obligation to pay the Company Termination Fee, if, as of and when required to pursuant to the Merger Agreement, or any of its other obligations under the termination fee provisions expressly contemplated to survive the termination of the Merger Agreement;

•
no such termination will relieve any party of liability for such party’s Fraud or Willful Breach (each as defined in the Merger Agreement) of any covenant or obligation contained in the Merger Agreement prior to its termination; and

•
the confidentiality agreement and the provisions of the Merger Agreement relating to effect of termination, the Company Termination Fee, financing cooperation, certain no-other-representations provisions and the miscellaneous provisions will survive the termination of the Merger Agreement.

Company Termination Fee
Atkore has agreed to pay or cause to be paid to Prysmian the Company Termination Fee, equal to $115,920,000, in connection with a termination of the Merger Agreement under the following circumstances:
•
if Atkore terminates the Merger Agreement, prior to receipt of the stockholder approval, in order to enter into a definitive agreement providing for a Company Superior Proposal, then Atkore will pay or cause to be paid the Company Termination Fee to Prysmian prior to or concurrently with such termination of the Merger Agreement;

•
if Prysmian terminates the Merger Agreement, prior to receipt of the stockholder approval, because the Board has effected a Change in the Board Recommendation, then Atkore will pay or cause to be paid the Company Termination Fee to Prysmian within three business days of such termination of the Merger Agreement; and

•
if (i) after the date of the Merger Agreement, an Acquisition Proposal (defined for this purpose with all references to 20% in the definition of Acquisition Proposal included above being replaced with “50%”) (a “Company Qualifying Transaction”) is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least three business days prior to, the Special Meeting (in the case of a termination due to failure to obtain the stockholder approval of the Merger Proposal), the End Date (in the case of a termination due to the Effective Time not having occurred by the End Date) or the applicable breach (in the case of a termination by Prysmian due to certain breaches by Atkore), (ii) the Merger Agreement is terminated (1) by Prysmian or Atkore as a result of the stockholder approval having not been obtained, (2) by Prysmian or Atkore due to the End Date having passed, or (3) by Prysmian as a result of a breach by Atkore of its representations, warranties or covenants in the Merger Agreement and (iii) concurrently with or within twelve (12) months after such termination, Atkore consummates a Company Qualifying Transaction or enters into a definitive agreement providing for a Company Qualifying Transaction and later consummates such Company Qualifying Transaction (whether during or following such twelve-month period), then Atkore will pay or cause to be paid the Company Termination Fee to Prysmian within three business days after the consummation of such Company Qualifying Transaction. In no event will Atkore be required to pay the Company Termination Fee on more than one occasion. In the event that the Company Termination Fee becomes payable by, and is paid by, Atkore to Prysmian, such Company Termination Fee will be Prysmian’s sole and exclusive remedy under the Merger Agreement (other than in respect of Fraud or Willful Breach). The right to receive the Company Termination Fee will not limit or otherwise affect any party’s right to specific performance as provided in the Merger Agreement.
Expenses
Except as described above, all costs and expenses (including fees and expenses of counsel and financial advisors) incurred in connection with the Merger Agreement will be paid by the party incurring such costs or expenses, except that Prysmian will pay all filing fees payable under the HSR Act or in connection with any other applicable antitrust laws or foreign investment laws, regardless of whether the transactions contemplated by the Merger Agreement are consummated.
Amendments; Waivers
Subject to applicable law and unless stated otherwise in the Merger Agreement, any provision of the Merger Agreement may be amended, modified or waived prior to the Effective Time if the amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by each party (and Guarantor, if the amendment is to certain provisions of the Merger Agreement) or, in the case of a waiver, by the party against whom the waiver is to be effective. The conditions to each of the parties’ respective obligations to consummate the transactions contemplated by the Merger Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.
Governing Law; Jurisdiction; Waiver of Jury Trial
The Merger Agreement is to be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of laws. Each of the parties agrees that: (i) it will bring any proceeding in connection with, arising out of or otherwise relating to the Merger Agreement, any instrument or other document delivered pursuant to the Merger Agreement or the transactions contemplated thereby exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the proceeding is vested exclusively in the United States federal courts, such proceeding will be heard in the United States District Court for the District of Delaware (the courts in this clause (i), together with any appellate court thereof, the “Chosen Courts”); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in the Merger Agreement or in such other manner as may be permitted by applicable law will be valid and sufficient service thereof and (E) it will not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) or that any governmental order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.
Each of the parties to the Merger Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated thereby.
Specific Performance
The parties will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the

Merger Agreement, in addition to any other available remedies at equity or at law, without necessity of posting a bond or other form of security. In the event that any proceeding is brought in equity to enforce the provisions of the Merger Agreement, no party will allege, and each party waives the defense, that there is an adequate remedy at law.
Third-Party Beneficiaries
The Merger Agreement is not intended to, and does not, confer upon any person other than the parties and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, except:
•
that, in accordance with Section 261 of the DGCL, Atkore will have the sole and exclusive right, if the Merger Agreement is terminated, on behalf of its stockholders (each of which are third-party beneficiaries of the Merger Agreement solely to the extent required for this provision to be enforceable) to pursue damages in the event of a breach by Prysmian or Merger Sub of the Merger Agreement, and such stockholders will not themselves be entitled to enforce such rights or Prysmian’s or Merger Sub’s obligations under the Merger Agreement. Following the Effective Time, Atkore’s stockholders and holders of equity awards will have the right to receive the Merger Consideration and the consideration payable in respect of their equity awards in accordance with the Merger Agreement;

•	from and after the Effective Time, the directors and officers of Atkore pursuant to the provisions of the Merger Agreement relating to indemnification and exculpation from liability; and
•
the provisions of the Merger Agreement related to certain matters concerning the financing related parties and the ability to bring suit against such financing related parties in connection with the transactions contemplated by the Merger Agreement, of which the financing related parties are express third-party beneficiaries.

Guaranty
Guarantor has absolutely, unconditionally and irrevocably guaranteed, as primary obligor and not as surety, the due and punctual payment and performance of the payment obligations of Prysmian and Merger Sub under the Merger Agreement (the “Guaranteed Obligations”). The guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations and is a guaranty of payment and performance, not of collection.
If Prysmian or Merger Sub defaults in the payment of any of the Guaranteed Obligations, the Guarantor will, as soon as reasonably practicable following demand, unconditionally perform and satisfy the Guaranteed Obligations in the manner prescribed by the Merger Agreement. The Guaranteed Obligations will be discharged upon (i) indefeasible payment in full in accordance with the Merger Agreement, or (ii) those defenses to payment that Prysmian or Merger Sub has arising from Fraud or Willful Breach by Atkore or under the specific terms of the Merger Agreement.
The Guarantor has represented and warranted that it is duly organized, validly existing and in good standing, has all requisite corporate power and authority to enter into the guaranty, and that the guaranty has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the Guarantor.
For so long as the guaranty remains in effect, the Guarantor will not consolidate with or merge into any other person, or transfer all or substantially all of its assets to any person, unless the resulting, surviving or transferee person expressly assumes all of the Guarantor’s obligations under the guaranty, and the Guarantor will not take any action outside the ordinary course of business that would reasonably be expected to render it unable to perform its obligations thereunder. In no event will the potential liability of the Guarantor in connection with the Merger Agreement or the transactions contemplated thereby exceed that of Prysmian.
Financing Provision
The Merger Agreement provides that the financing parties with respect to the Financing are express third-party beneficiaries of certain provisions of the Merger Agreement, that any legal action involving the financing parties arising out of or relating to the Merger Agreement or the Financing will be subject to the exclusive jurisdiction of the courts in the Borough of Manhattan, New York, governed by New York law, subject to certain exceptions set forth in the Merger Agreement, and that the financing parties will not have any liability to Atkore or its subsidiaries or their respective controlled affiliates or representatives relating to or arising out of the Merger Agreement or the Financing. These limitations do not affect Prysmian’s obligations under the Merger Agreement or Atkore’s rights against the financing parties following the closing date of the Merger.

APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which may be accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. Holders of record and beneficial owners of shares of Common Stock intending to exercise appraisal rights should carefully review Section 262 of the DGCL in its entirety and the information set forth below. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL in a timely manner will result in a loss of appraisal rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL.
All references in Section 262 of the DGCL and this summary to “stockholder” are to the record holder of the shares of Common Stock; all references to “beneficial owner” are to a person who is the beneficial owner of shares of Common Stock held either in voting trust or by a nominee on behalf of such person; and all references to “person” are to any individual, corporation, partnership, unincorporated association or other entity. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in a loss of appraisal rights.
Holders of record and beneficial owners of shares of Common Stock have the right under Section 262 of the DGCL to seek appraisal of the “fair value” of their shares of Common Stock, as determined in accordance with Delaware law. A holder of record or beneficial owner of shares of Common Stock must satisfy the requirements of Section 262 of the DGCL to exercise and perfect appraisal rights and follow precisely the statutory procedures pursuant to Section 262 of the DGCL in a timely manner.
Under Section 262 of the DGCL, if the Merger is completed and certain conditions under Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of shares of Common Stock who (i) have delivered a written demand for appraisal of such holder’s or owner’s shares of Common Stock in compliance with Section 262 of the DGCL to Atkore prior to the vote on the Merger Proposal, (ii) do not vote, in person or by proxy, in favor of the Merger Proposal, (iii) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time, and (iv) otherwise comply with the statutory requirements set forth in Section 262 of the DGCL are entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the Merger Consideration, for the “fair value” of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the “fair value.” The “fair value” of such shares of Common Stock, as determined by the Delaware Court of Chancery may be less than, equal to or more than the Merger Consideration.
Under Section 262 of the DGCL, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of Atkore’s stockholders, Atkore is required, not less than 20 days before the Special Meeting, to notify each stockholder as of the Record Date who is entitled to appraisal rights that appraisal rights are available for any or all of the shares of Common Stock, and must include in the required notice either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes such notice to stockholders, and Section 262 of the DGCL may be accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Any holder of record or beneficial owner of shares of Common Stock who wishes to exercise their appraisal rights or who wishes to preserve their right to do so should review Section 262 of the DGCL carefully, because failure to timely and properly comply with the procedures specified therein will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration without interest and less any applicable withholding taxes. Because of the complexity of Section 262 of the DGCL, any holder of record or beneficial owner of shares of Common Stock who desires to exercise their appraisal rights should consult their legal and financial advisors.
Holders of record and beneficial owners of shares of Common Stock who desire to exercise their appraisal rights must deliver to Atkore a written demand for appraisal of their shares of Common Stock no later than before the taking of the vote on the Merger Proposal at the Special Meeting, which is scheduled to occur on    , 2026. In the case of a written demand for appraisal made by a stockholder, a demand for appraisal will be sufficient if it reasonably informs Atkore of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Common Stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation in the Merger and to be set forth on the verified list (as defined below).
In addition, holders of record and beneficial owners of shares of Common Stock must not vote or submit a proxy in favor of the Merger Proposal at the Special Meeting. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold of record the shares of Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A beneficial owner exercising appraisal rights must own the shares of Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the Effective Time. Accordingly, a stockholder or beneficial owner who transfers their shares prior to the Effective Time will lose any right to appraisal in respect of such shares.
Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
All written demands for appraisal of shares of Common Stock pursuant to Section 262 of the DGCL must be mailed or delivered to:
Atkore Inc.
Attn: Corporate Secretary (Legal Department)
16100 South Lathrop Avenue
Harvey, IL 60426
If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.
If the Merger is completed, within 10 days after the Effective Time, the surviving corporation in the Merger will notify each record holder of shares of Common Stock who has properly and validly made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the Merger Proposal, and any beneficial owner who has demanded appraisal in accordance with Section 262 of the DGCL, that the Merger has become effective and the effective date thereof.
At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party, may withdraw such person’s demand for appraisal and accept the Merger Consideration by delivering to the surviving corporation in the Merger a written withdrawal of the demand for appraisal. Any attempt to withdraw such demand made more than 60 days after the Effective Time will require written approval of the surviving corporation in the Merger. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL, provided, however, that this will not affect the right of any such person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within 60 days after the Effective Time. If the surviving corporation in the Merger does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any person who withdraws such person’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of

Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value of such person’s shares of Common Stock as determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration.
Within 120 days after the Effective Time, but not thereafter, either the surviving corporation in the Merger or any person who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the “fair value” of the shares of Common Stock held by all stockholders and beneficial owners entitled to appraisal. Upon the filing of the petition by a person other than the surviving corporation in the Merger, service of a copy of such petition will be made upon the surviving corporation in the Merger. The surviving corporation in the Merger has no obligation to file such a petition and has no present intention to file a petition, and stockholders and beneficial owners of Common Stock should not assume that the surviving corporation in the Merger will file a petition.
Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to exercise and perfect their appraisal rights in respect of shares of Common Stock within the time and manner prescribed in Section 262 of the DGCL, and the failure of a person to file such a petition within the period specified in Section 262 of the DGCL could result in a loss of such person’s appraisal rights. Within 120 days after the Effective Time, any person who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation in the Merger, upon written request, a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares. The statement must be given within 10 days after such written request has been received by the surviving corporation in the Merger or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is not filed within the time provided in accordance with Section 262 of the DGCL, then the right to appraisal with respect to the shares of Common Stock will cease.
If a petition for appraisal is duly filed by a person and a copy of the petition is served upon the surviving corporation in the Merger, then the surviving corporation in the Merger will be obligated, within 20 days after such service is made, to file with the office of the Delaware Register in Chancery in which the petition was filed a duly verified list (referred to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached by the surviving corporation in the Merger. The Delaware Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by certified or registered mail to the surviving corporation in the Merger and to the persons shown on such list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice will be borne by the surviving corporation in the Merger.
At the hearing of such petition, the Delaware Court of Chancery will determine those persons who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. Upon application by the surviving corporation in the Merger or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Because Common Stock will be listed on the NYSE immediately prior to the Effective Time, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights, unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock or (2) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1 million.
After determination of the persons entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will conduct an appraisal proceeding in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled thereto. Such payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. Unless the

Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation in the Merger may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to “fair value” under Section 262 of the DGCL. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of “fair value” as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights and reserve the right to assert in any appraisal proceeding that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Common Stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of “fair value,” the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but that rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each person seeking appraisal is responsible for their attorneys’ and expert witness expenses; although, upon the application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Common Stock in compliance with Section 262 of the DGCL will be entitled to vote shares of Common Stock for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time).
If no petition for appraisal is filed within 120 days after the Effective Time, then the right of all persons to appraisal will cease and such persons’ shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. A person will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. In addition, as described above, a person may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL at any time within 60 days after the Effective Time (or thereafter with the written approval of Atkore) and accept the Merger Consideration, without interest and less any applicable withholding taxes. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under Section 262(j) of the DGCL. However, that restriction will not affect the right of any person who has not commenced an appraisal proceeding or has not joined the appraisal proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration, without interest and less any applicable withholding taxes, within 60 days after the Effective Time. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in a loss of statutory appraisal rights. Because of the complexity of Section 262 of the DGCL, holders of record and beneficial owners of shares of Common Stock who may wish to pursue appraisal rights should consult their legal and financial advisors.
To the extent there are any inconsistencies between the foregoing summary of procedures under Section 262 of the DGCL and Section 262 of the DGCL, Section 262 of the DGCL will govern.

MARKET PRICE AND DIVIDEND DATA
Shares of Common Stock are listed for trading on the NYSE under the symbol “ATKR.” On July 31, 2026, the last trading day prior to the public announcement of the Merger, the closing price for the shares of Common Stock on the NYSE was $72.96 per share. On    , 2026, the most recent practicable date before the date of this proxy statement, the closing price for the shares of Common Stock on the NYSE was $    per share. For current price information, you are urged to consult publicly available sources.
Atkore paid a total of $1.30 in cash dividends per share of Common Stock during the 12 months ended September 30, 2025. On November 18, 2025, the Board declared a quarterly cash dividend of $0.33 per share of Common Stock, payable on December 17, 2025, to stockholders of record as of December 5, 2025. On January 28, 2026, the Board declared a quarterly cash dividend of $0.33 per share of Common Stock, payable on February 27, 2026, to stockholders of record as of February 17, 2026. On April 30, 2026, the Board declared a quarterly cash dividend of $0.33 per share of Common Stock, payable on May 29, 2026, to stockholders of record as of May 19, 2026. On July 30, 2026, the Board declared a quarterly cash dividend of $0.33 per share of Common Stock, payable on August 28, 2026, to stockholders of record as of August 18, 2026.
Pursuant to the Merger Agreement, Atkore may not, without Prysmian’s prior written consent, declare, set aside, authorize or pay any dividend or distribution on the Common Stock during the period from the date of the Merger Agreement through the Effective Time, other than regular quarterly dividends in an amount no greater than $0.33 per share per quarter, paid at such times and in a manner consistent with Atkore’s historical quarterly dividend practice.
As a result of the Merger, following the Effective Time, the Common Stock will no longer be publicly traded, will be delisted from the NYSE and will be deregistered under the Exchange Act.
As of    , 2026, there were     outstanding shares of Common Stock, and there were     record holders of shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information provided below sets forth certain information as of August 21, 2026, regarding (i) the ownership of voting securities of Atkore by each person who is known to the management of Atkore to have been the beneficial owner of more than 5% of the outstanding Common Stock, (ii) the ownership interest of each director of Atkore, (iii) the ownership interest of each named executive officer of Atkore and (iv) the ownership interest of executive officers and directors of Atkore as a group. Insofar as is known to Atkore, each such person, entity or group has sole voting and dispositive power with respect to all such shares of Common Stock, except as otherwise noted.
For purposes of the tables below, the amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “dispositive power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney or other similar agreement. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which they have no economic interest.
Percentage computations are based on 33,772,550 shares of Common Stock outstanding as of August 21, 2026.
Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to Atkore’s knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o Atkore Inc., 16100 South Lathrop Avenue, Harvey, IL 60426.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (%)
BlackRock, Inc.(1)	2,462,609	7.3%
Vanguard Portfolio Management LLC(2)	2,117,497	6.3%
American Century Investment Management, Inc.(3)	1,775,158	5.3%
Vanguard Capital Management LLC(4)	1,773,377	5.3%
Gates Capital Management, Inc.(5)	1,710,192	5.1%
William E. Waltz Jr.(6)(7)	316,594	*
John M. Deitzer(6)	5,463	*
Mark F. Lamps(6)	51,033	*
Daniel S. Kelly(6)	81,324	*
John W. Pregenzer(6)	62,463	*
Michael V. Schrock(8)	19,884	*
Franklin S. Edmonds, Jr.	—	*
B. Joanne Edwards(8)	3,786	*
Jeri L. Isbell(8)	28,262	*
Justin A. Kershaw(8)	16,388	*
Wilbert W. James Jr.(8)	14,835	*
Betty R. Wynn(8)	18,499	*
Scott H. Muse(8)	30,333	*
A. Mark Zeffiro(8)	21,650	*
All current directors and executive officers as a group (16 persons)(6)(7)(8)	709,683	2.1%

*	Less than one percent.
(1)
According to the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on October 17, 2025, BlackRock beneficially owned 2,462,609 shares of Common Stock. BlackRock reported sole voting power with respect to 2,380,763 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,462,609 shares and shared dispositive power with respect to 0 shares. The address for BlackRock is 50 Hudson Yards, New York, New York 10001.

(2)
According to the Schedule 13G filed by Vanguard Portfolio Management LLC (“VPM”) on April 28, 2026, VPM beneficially owned 2,117,497 shares of Common Stock. VPM reported sole voting power with respect to 27,028 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,117,497 shares and shared dispositive power with respect to 0 shares. The address for VPM is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
According to the Schedule 13G filed by American Century Investment Management, Inc. (“ACIM”), American Century ETF Trust (“ACET”), American Century Companies, Inc. (“ACC”) and Stowers Institute for Medical Research (“SIMR” and, together with ACIM, ACET and ACC, “American Century”) on August 14, 2026, American Century beneficially owned 1,775,158 shares of Common Stock. ACIM, ACC and SIMR reported sole voting power with respect to 1,775,158 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,775,158 shares and shared dispositive power with respect to 0 shares. ACET reported sole voting power with respect to 1,696,217 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,696,217 shares and shared dispositive power with respect to 0 shares. The address for American Century is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(4)
According to the Schedule 13G filed by Vanguard Capital Management LLC (“VCM”) on April 29, 2026, VCM beneficially owned 1,773,377 shares of Common Stock. VCM reported sole voting power with respect to 258,267 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,773,377 shares and shared dispositive power with respect to 0 shares. The address for VCM is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
According to the Schedule 13G/A filed by Gates Capital Management, Inc. (“Gates”) on August 14, 2026, Gates beneficially owned 1,710,192 shares of Common Stock. Gates reported sole voting power with respect to 0 shares, shared voting power with respect to 1,710,192 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,710,192 shares. The address for Gates is 1177 Avenue of the Americas, 46th Floor, New York, New York 10036.

(6)
Includes shares which the current named executive officers have the right to acquire within 60 days of August 21, 2026, through the exercise of stock options or vesting of RSUs and PSUs: Mr. Waltz, 261,687; Mr. Deitzer, 0; Mr. Lamps, 28,637; Mr. Kelly, 59,010; and Mr. Pregenzer, 24,415. All current executive officers as a group have the right to acquire 384,270 shares within 60 days of August 21, 2026, through the exercise of stock options or vesting of RSUs and PSUs.

(7)	Beneficially owned shares do not include 36,836 shares of Common Stock held in a separate family trust, as to which shares Mr. Waltz disclaims beneficial ownership.
(8)
Includes RSUs held by the non-employee directors that are vested but deferred and payable at a future date upon the occurrence of the applicable triggering event in the following amounts: Mr. Schrock, 0 RSUs; Ms. Edwards, 2,846 RSUs; Ms. Isbell, 25,463 RSUs; Mr. Kershaw, 16,388 RSUs; Mr. James, 14,834 RSUs; Ms. Wynn, 5,612 RSU; Mr. Muse, 24,635 RSUs; and Mr. Zeffiro, 11,418 RSUs.

OTHER MATTERS
Submission of Stockholder Proposals
Atkore expects to hold an annual meeting of stockholders for 2027 (“2027 Annual Meeting of Stockholders”), unless the Merger has been completed prior to the date thereof. The table below summarizes the requirements for Atkore stockholders who wish to submit proposals or director nominations for such meeting. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and the bylaws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2027 proxy statement		Other proposals/nominees to be presented at 2027 Annual Meeting of Stockholders(1)
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2027 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act
Stockholders may present proposals or director nominations directly at the 2027 Annual Meeting of Stockholders (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 1.12 of the bylaws(2)

When proposal must be received by Atkore	Proposals were required to be received no later than August 14, 2026 (3)		No earlier than October 1, 2026 and no later than October 30, 2026(4)

Where to send	By Mail:	Atkore Inc. Attn: Corporate Secretary (Legal Department) 16100 South Lathrop Avenue Harvey, IL 60426

What to include	The information required by Rule 14a-8		The information required by the bylaws(2)

(1)
Any proposal or nomination without the required notice will not be considered properly submitted under the bylaws. Any proposal or nomination that is received by Atkore after October 30, 2026 will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals or nominations that are not properly submitted or timely filed will not be presented at the 2027 Annual Meeting of Stockholders. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies Atkore receives, provided that: (a) Atkore includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (b) the proponent does not issue a proxy statement.

(2)
The bylaws are filed as Exhibit 3.2 to Atkore’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and are available in the corporate governance section of Atkore’s Investor Relations website at investors.atkore.com.

(3)
Assumes Atkore’s 2027 Annual Meeting of Stockholders is held between December 30, 2026 and February 28, 2027. In the event the 2027 Annual Meeting of Stockholders is not held between December 30, 2026 and February 28, 2027, Atkore will announce a new date by which a proposal submitted pursuant to Rule 14a-8 must be received by Atkore. In accordance with Rule 14a-8, such date shall be a reasonable time before Atkore begins to print and mail its proxy materials for the 2027 Annual Meeting of Stockholders.

(4)
Assumes Atkore’s 2027 Annual Meeting of Stockholders is held between December 30, 2026 and April 9, 2027. Please see the bylaws for additional information regarding the advance notice deadline in the event the 2027 Annual Meeting of Stockholders is not held between December 30, 2026 and April 9, 2027.

WHERE YOU CAN FIND MORE INFORMATION
Atkore files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.atkore.com.
Atkore uses its website as a routine channel for distribution of information that may be deemed material for investors, including news releases, presentations, financial information, statutory filings and corporate governance information. Atkore posts filings on its website as soon as practicable after they are electronically filed with, or furnished to, the SEC, including its annual and quarterly reports on Forms 10-K and 10-Q and current reports on Form 8-K; its proxy statements; and any amendments to those reports or statements. All such postings and filings are available on the “Investor Relations” portion of Atkore’s website free of charge.
Information contained on or connected to any website referenced in this proxy statement or the documents incorporated by reference herein is not incorporated by reference into this proxy statement or the documents incorporated by reference herein and any website references are intended to be inactive textual references only, unless expressly noted.
This proxy statement also incorporates by reference, and is accompanied by, the documents listed below that Atkore has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about Atkore, its financial condition or other matters:
•	Annual Report on Form 10-K, filed on November 26, 2025, for the fiscal year ended September 30, 2025;
•
Definitive Proxy Statement on Schedule 14A, filed on December 12, 2025 (solely to the extent the information therein is incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended September 30, 2025);

•
Quarterly Reports on Form 10-Q, filed on February 3, 2026 for the fiscal quarter ended December 26, 2025, May 6, 2026 for the fiscal quarter ended March 27, 2026, and August 4, 2026, for the fiscal quarter ended June 26, 2026; and

•
Current Reports on Form 8-K, filed on October 3, 2025, November 21, 2025 (solely with respect to Items 1.01 and 9.01), December 2, 2025, February 2, 2026, April 29, 2026, June 4, 2026 and August 3, 2026 (solely with respect to Items 1.01 and 9.01).

In addition, Atkore incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Atkore will provide you with copies of these documents, without charge, upon written or oral request to:
Atkore Inc.
Attn: Corporate Secretary (Legal Department)
16100 South Lathrop Avenue
Harvey, IL 60426
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR COMMON STOCK. ATKORE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED

     , 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO ATKORE STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
This proxy statement contains a description of the representations and warranties that each of Prysmian and Atkore made to the other in the Merger Agreement. Representations and warranties made by Prysmian, Atkore and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached to this proxy statement or are incorporated by reference into this proxy statement. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements and not to provide any other factual information regarding Prysmian, Atkore or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

ATKORE INC.,

PRYSMIAN S.p.A.,

solely as provided in Section 9.8 and Section 9.15 of this Agreement,

PRYSMIAN CABLES AND SYSTEMS USA, LLC

and

TRINITY MERGER SUB, INC.

Dated as of August 2, 2026

A-i

A-ii

ANNEXES AND EXHIBITS

Annex A	Certain Definitions

Exhibit A	Certificate of Incorporation of the Surviving Corporation
Exhibit B	Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 2, 2026, is entered into by and among Atkore Inc., a Delaware corporation (“Company”), Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Buyer”), Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Buyer (“Merger Sub” and, together with the Company and Buyer, the “Parties” and each, a “Party”) and, solely for purposes of Section 9.8 and Section 9.15, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”).
RECITALS
WHEREAS, the Company, Buyer and Merger Sub desire to effect the acquisition of the Company by Buyer through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Buyer in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”);
WHEREAS, in the Merger each share of common stock, par value $0.01 per share, of the Company (“Company Stock” and each share of Company Stock, a “Share”) will be converted into the right to receive $95.00 in cash, without interest (such amount, the “Merger Consideration”), upon the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that the terms of this Agreement and the Transactions, including the Merger, are advisable and are fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein and (iii) resolved to recommend that the Company’s stockholders approve the Merger and adopt this Agreement (the “Company Recommendation”);
WHEREAS, (i) the board of directors of Merger Sub has unanimously approved this Agreement and determined that the terms of this Agreement and the Transactions, including the Merger, are advisable and are fair to, and in the best interests of, Merger Sub and Buyer, its sole stockholder, and (ii) Buyer, in its capacity as the sole stockholder of Merger Sub, will, immediately following the execution of this Agreement, approve the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of Buyer (the “Buyer Board”) has unanimously approved the execution and delivery by Buyer of this Agreement, the performance by Buyer of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein; and
WHEREAS, Buyer, the Company and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties agree as set forth herein.
ARTICLE I

THE MERGER
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Buyer. The Merger shall have the effects provided in this Agreement and as specified in the DGCL.
Section 1.2 Closing. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 8:00 a.m. Eastern Time, remotely via electronic exchange of documents and signatures, no later than the fourth (4th) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions), unless another date, time or place is agreed to in writing by Buyer and the Company (the date of the Closing, the “Closing Date”).
Section 1.3 Effective Time. On the Closing Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger relating to the Merger (the “Certificate of Merger”), in the form agreed between the Company and Buyer, executed and acknowledged in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).
Section 1.4 The Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall, at the Effective Time, be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with applicable Law and as provided therein. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall, at the Effective Time, be amended and restated to read in its entirety as set forth in Exhibit B, and as so amended and restated shall be the bylaws of the Surviving Corporation from the Effective Time until further amended in accordance with applicable Law and as provided therein.
Section 1.5 Directors and Officers of the Surviving Corporation. Effective as of the Effective Time, until their successors have been duly elected or appointed and qualified, or their earlier death, resignation, incapacity or removal, as the case may be: (a) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.
Section 1.6 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and managers of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK
Section 2.1 Effect of the Merger on Capital Stock of the Company Merger Sub.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Buyer or Merger Sub or any other Person:
  (i) All Shares that are owned, directly by Buyer, the Company (including Shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.
  (ii) All Shares that are owned by any wholly owned Subsidiary of Buyer (other than Merger Sub) or any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be automatically converted into such number of shares of the Surviving Corporation so as to maintain relative ownership percentages.
  (iii) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) to be canceled in accordance with Section 2.1(a)(i) or (ii) to be converted in accordance with Section 2.1(a)(ii), subject to the provisions of Section 2.3) shall be converted into the right to receive the Merger Consideration, subject to the provisions of this Article II.
  (iv) All Shares converted into the Merger Consideration pursuant to this Section 2.1 shall automatically be canceled and shall cease to exist, and each holder of (i) a certificate that immediately prior to the Effective Time represented any such Shares (a “Certificate”) or (ii) Shares held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except (subject to Section 2.3) the right to receive the Merger Consideration, without interest, subject to compliance with the procedures set forth in Section 3.2.
  (v) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
Section 2.2 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (a) the Effective Time and (b) any termination of this Agreement in accordance with Section 8.1, the outstanding shares Company Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide Buyer the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.2 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 2.3 Appraisal Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time (other than Shares canceled or converted in accordance with Section 2.1(a)(i) or Section 2.1(a)(ii)), as applicable, and that are held by any Person who is entitled to demand and has properly exercised appraisal rights in respect of such Shares in accordance with Section 262 of the DGCL (“Appraisal Shares”) shall not be converted into the Merger Consideration as provided in Section 2.1, but rather the holders of Appraisal Shares shall be entitled to payment by the Surviving Corporation of the “fair value” of such Appraisal Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the “fair value” of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the Merger Consideration as provided in Section 2.1. The Company shall provide prompt notice to Buyer of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL received by the Company. Buyer shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.
ARTICLE III

DELIVERY OF MERGER CONSIDERATION; PROCEDURES FOR SURRENDER
Section 3.1 Paying Agent. Prior to or at the Effective Time, Buyer shall enter into a customary paying agent agreement with a nationally recognized bank or trust company designated by Buyer and reasonably acceptable to the Company (the “Paying Agent”). Prior to or substantially concurrently with the Effective Time, Buyer shall deposit or shall cause to be deposited with the Paying Agent cash in an aggregate amount sufficient to provide all funds necessary for the Paying Agent to pay the aggregate Merger Consideration payable in respect of Company Stock in accordance with this Article III (the “Payment Fund”). The Paying Agent shall deliver the Merger Consideration to be paid pursuant to Section 2.1 out of the Payment Fund. Except as provided in Section 3.7, the Payment Fund shall not be used for any other purpose.
Section 3.2 Exchange Procedures.
(a) Certificates. Buyer shall cause the Paying Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Closing Date, to each holder of record of a Certificate representing Shares converted into the Merger Consideration pursuant to Section 2.1, (x) notice advising such holders of the effectiveness of the Merger, (y) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in customary form reasonably satisfactory to the Company) and (z) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.6) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Buyer shall cause the Paying Agent to deliver a notice advising such holders of the effectiveness of the Merger and to pay and deliver in exchange therefor as promptly as practicable, cash in an amount equal to the Merger Consideration multiplied by the number of Shares previously represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made and shares may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Buyer that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.
(b) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares converted into the Merger Consideration pursuant to Section 2.1 shall automatically upon the Effective Time be entitled to receive, and Buyer shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, cash in an amount equal to the Merger Consideration multiplied by the number of Shares previously represented by such Book-Entry Shares, and the Book-Entry Shares of such holder shall forthwith be canceled. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.
(c) Until surrendered as contemplated by this Section 3.2(c), each Certificate and Book-Entry Share (other than shares of Company Stock canceled pursuant to Section 2.1(a)(i) or converted pursuant to Section 2.1(a)(iii) and Appraisal Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, in the case of a Certificate, with a letter of transmittal in customary form, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent pursuant to such instructions) the Merger Consideration as contemplated by this Article III.
Section 3.3 Full Satisfaction. The Merger Consideration issued and paid in accordance with the terms of this Article III upon the surrender of the Certificates (or immediately, in the case of the Book-Entry Shares) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares represented by such Certificates or Book-Entry Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.
Section 3.4 Undistributed Payment Funds. Any portion of the Payment Fund that remains undistributed to the former holders of Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former holder of Shares who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of its claim for the Merger Consideration.
Section 3.5 Abandoned Property, Escheat or Similar Laws. None of Buyer, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any Merger Consideration remaining unclaimed by former holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.
Section 3.6 Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Buyer, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer or the Paying Agent, the posting by such Person of a bond in reasonable and customary amount as Buyer or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person would have been entitled had such lost, stolen or destroyed Certificate been surrendered as provided in this Article III.
Section 3.7 Investment of Payment Funds. The Paying Agent shall invest the cash included in the Payment Fund as directed by Buyer; provided, however, that no investment interest, gain or loss thereon shall affect the amounts payable to holders of Shares. Any interest or gains resulting from such investments shall be the sole and exclusive property of Buyer payable to Buyer upon its request, and no part of such interest or gains shall accrue to the benefit of holders of Shares; provided, further, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). If for any reason (including investment losses) the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Buyer shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.
Section 3.8 Treatment of Equity Awards.
(a) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Buyer or Merger Sub or any other Person:
  (i) Each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall automatically be deemed fully vested and shall be canceled and converted into the right of the holder of such Company Option to receive an amount in cash, without interest, equal to (A) the excess, if any, of the Merger Consideration over the exercise price per Share subject to such Company Option as of the Effective Time, multiplied by (B) the total number of Shares subject to such Company Option immediately prior to the Effective Time; provided, however, that if the exercise price per Share of such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled without any cash payment or other consideration being paid in respect thereof.
  (ii) Each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall automatically be deemed fully vested and shall be canceled and converted into the right of the holder of such Company RSU to receive an amount in cash, without interest, equal to the Merger Consideration in respect of each Share underlying such Company RSU.
  (iii) Each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall automatically be canceled and converted into the right of the holder of such Company PSU to receive an amount in cash, without interest, equal to the Merger Consideration in respect of each Share underlying such Company PSU; provided that the number of Shares underlying a Company PSU shall be determined in accordance with the applicable terms of such Company PSU.
  (iv) Each Company DSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall automatically be canceled and converted into the right to receive at the time specified in the applicable Company Plan and in accordance with Section 409A of the Code an amount in cash, without interest, equal to the Merger Consideration in respect of each Share underlying such Company DSU.
  (v) The payments described in Section 3.8(a)(i)-(iv) shall be paid through the payroll system of the Surviving Corporation (subject to any required withholdings or deductions) in the first regularly scheduled payroll occurring at least ten (10) days after the Effective Time or at such later date required to avoid the imposition of Taxes under Section 409A of the Code.
  (vi) Prior to the Effective Time, the Company Board (or, if appropriate, any appropriate committee thereof) shall take all necessary action for the treatment of the Company Options, Company RSUs, Company PSUs and Company DSUs as provided in this Section 3.8(a) and amend the Company Stock Plans, such that, following the Effective Time, there shall be no further awards of Company Equity Awards or other awards granted under the Company Stock Plans (whether vested or unvested) after the Effective Time and the Company Stock Plans will terminate at such time that no Company Equity Awards or other awards granted under the Company Stock Plans remain outstanding and no participant in the Company Stock Plans will have any right thereunder to acquire any equity securities or equity-based awards of the Company, the Surviving Corporation or one of its Subsidiaries. The Company shall provide Buyer with a reasonable opportunity to review drafts of all resolutions and any other documents effectuating the actions set forth in this Section 3.8(a)(vi) prior to the adoption of such resolutions or other documents and will give due consideration to all reasonable comments provided by Buyer in connection with such review.
Section 3.9 Withholding. Notwithstanding anything to the contrary contained in this Agreement, each of Buyer, the Company, the Surviving Corporation and the Paying Agent (and any Affiliates and designees of the foregoing and any other withholding agent), as applicable, shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the forms, statements, certifications, reports and documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (the forms, statements, certifications, reports and documents filed with or furnished to the SEC since the Applicable Date, including those filed with or furnished to the SEC subsequent to the date of this Agreement, in each case as amended, the “Company Reports”) that were filed with or furnished to the SEC at least two (2) Business Days prior to the date of this Agreement and are publicly available on EDGAR (excluding any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to Buyer by the Company concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”), it being agreed that, (i) for purposes of the representations and warranties set forth in this Article IV, disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face, and (ii) nothing in any Company Report shall be deemed to modify or qualify the representations and warranties set forth in Section 4.2, the Company hereby represents and warrants to Buyer and Merger Sub that:
Section 4.1 Organization, Good Standing and Qualification. Each of the Group Companies is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such corporate or similar power or authority (other than with respect to the Company’s due organization, valid existence or good standing) would not, individually or in the aggregate, have a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has made available to Buyer true, correct and complete copies of the Organizational Documents of the Company as amended through the date of this Agreement, and such Organizational Documents are in full force and effect. The Company is not in violation in any material respect of any provision of its Organizational Documents.
Section 4.2 Capital Structure.
(a) The authorized capital stock of the Company consists of (i) 1,000,000,000 Shares and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock” and, together with the Company Stock, the “Company Capital Stock”). As of July 30, 2026 (the “Measurement Date”), (x) there were (A) an aggregate of 33,772,550 Shares issued and outstanding and (B) no shares of Preferred Stock issued and outstanding and (y) there were (A) an aggregate of 1,159,138 Shares reserved for, and 1,262,537 Shares subject to, issuance pursuant to the Company Stock Plans, which included (i) 451,023.961764 Company RSUs, (ii) 305,674.378207 Company PSUs (assuming performance conditions are achieved at target level performance), (iii) 404,644 Company Options with a weighted exercise price per share of $40.90 and (iv) 101,195.424808 Company DSUs and (B) no shares of Preferred

Stock reserved for, and no shares of Preferred Stock subject to, issuance pursuant to the Company Stock Plans. From the Measurement Date to the date of this Agreement, the Company has not issued or granted any Shares or other securities of the Company, other than pursuant to (I) the vesting and settlement of Company RSUs, Company PSUs or Company DSUs or (II) the exercise of Company Options, in each case of the foregoing clauses (I) and (II) which were granted on or prior to the Measurement Date. All of the issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable.
(b) Section 4.2(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of the Company (such Subsidiaries, together with any other Subsidiaries of the Company as of the Effective Time, the “Company Subsidiaries”) and the ownership interest of the Company, directly or indirectly, in each such Company Subsidiary. The ownership interest in each Company Subsidiary set forth on Section 4.2(b) of the Company Disclosure Letter as owned by the Company, directly or indirectly, has been duly authorized and validly issued and is fully paid and nonassessable, free and clear of any Liens other than Permitted Liens. No Subsidiary of the Company owns any Shares of the Company.
(c) Except as set forth in Section 4.2(c) of the Company Disclosure Letter, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, restricted stock units, restricted stock, conversion rights, stock appreciation rights, “phantom” stock rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate any Group Company to issue or sell any shares of capital stock or other equity or voting securities of any Group Company or any securities or obligations convertible or exchangeable into or exercisable for, or valued by reference to, or giving any Person a right to subscribe for or acquire from any Group Company, any equity or voting securities of any Group Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No Group Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equityholders of such Group Company on any matter. There is no Contract to which the Company is party relating to the voting or registration of any equity or voting securities of the Company.
(d) All outstanding Shares and Company Equity Awards have been issued and granted in compliance in all material respects with all applicable Laws and Contracts.
(e) Section 4.2(e) of the Company Disclosure Letter contains a complete, accurate and correct list of each outstanding Company Equity Award as of the date of this Agreement, including, as applicable, the holder’s employee identification number, date of grant, vesting schedule, the Company Stock Plan under which such Company Equity Award was granted, the exercise price (for Company Options) and number of Shares subject thereto (at target and maximum levels).
(f) As of the date hereof, all dividends or distributions on any Shares that have been declared or authorized have been paid in full.
Section 4.3 Corporate Authority and Approval.
(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and will have all requisite corporate power and authority and has taken all corporate action necessary, subject to receipt of the Company Stockholder Approval, to consummate the Transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(b) The Company Board has unanimously (A) approved and declared advisable this Agreement and the Transactions, including the Merger, (B) determined that this Agreement and the Transactions, including the Merger, are advisable and are fair to, and in the best interests of, the Company and the holders of Shares and (C) resolved to make the Company Recommendation. The Company Board has received the opinions of Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities LLC (“JPM”) to the effect that, as of the date of such opinions and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Citi and JPM in preparing such opinions, the Merger Consideration provided for pursuant to this Agreement is fair, from a financial point of view, to the holders of the Shares.

(c) Other than the Company Stockholder Approval, no vote of the holders of any class of equity securities of the Company is required for the execution and delivery of this Agreement or any other agreements and documents contemplated hereby to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, or to consummate the Merger and the Transactions.
Section 4.4 Governmental Filings; No Violations.
(a) Other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to Section 1.3, (ii) required under the rules and regulations of NYSE, (iii) required under the HSR Act or any other applicable Antitrust Laws in connection with the Transactions, the Exchange Act and the Securities Act, (iv) to comply with state securities or “blue-sky” Laws, (v) as may be required pursuant to applicable Foreign Investment Laws and (vi) as set forth in Section 4.4(a) of the Company Disclosure Letter, no filings, notices or reports are required to be made by any Group Company with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by any Group Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions, except, in each case, those the failure of which to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Transactions.
(b) The execution, delivery and performance by the Company of this Agreement do not or will not (as applicable), and the consummation by the Company of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of any Group Company, (ii) with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination, acceleration or modification (or right of termination, acceleration or modification) under, payment of additional fees under, loss of benefits under, the creation or acceleration of any obligations under, the creation of a Lien (other than any Permitted Lien) on any Company Material Contract, or, assuming (solely with respect to the performance of this Agreement and the consummation of the Transactions) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods and authorizations referred to in Section 4.4(a) are made or obtained, under any Law, Governmental Order or License to which any Group Company is subject or (iii) any change in the rights or obligations under any Company Material Contract, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, acceleration, loss, modification, payment, acceleration, creation or change that would not, individually or in the aggregate, have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Transactions.
Section 4.5 Company Reports; Financial Statements.
(a) The Company has filed or furnished or will file or furnish, as applicable, on a timely basis, all Company Reports since the Applicable Date. Each of the Company Reports, at the time of its filing or being furnished, complied (or, if not yet filed or furnished, will comply) in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the Staff of the SEC with respect to the Company Reports. As of the date of this Agreement, none of the Company Reports filed on or prior to the date hereof is, to the Knowledge of the Company, subject to ongoing SEC review and, to the Knowledge of the Company, there are no inquiries or investigations by the SEC pending or threatened regarding the Company Reports.
(b) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NYSE. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company has no outstanding, and has not arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(c) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available prior to the date of this Agreement to Buyer (A) either materials relating to or a summary of any disclosure of matters described in clause (i) or (ii) in the preceding sentence made by management of the Company to its auditors and the audit committee of the Company Board on or after the Applicable Date and prior to the date of this Agreement and (B) any material communication on or after the Applicable Date and prior to the date of this Agreement made by management of the Company or its auditors to the audit committee of the Company Board as required by the listing standards of NYSE, such audit committee’s charter or professional standards of the Public Company Accounting Oversight Board.
(d) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) (the “Company Balance Sheets”) fairly presents or, in the case of Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the date of such balance sheet, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) (together with the Company Balance Sheets, the “Company Financial Statements”) fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be expressly noted therein or in the notes thereto, and complied or will comply, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto.
(e) Neither the Company nor any of its consolidated Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any structured finance, special purpose or limited purpose entity, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in any of the Company’s published financial statements or other Company Reports.
Section 4.6 Absence of Certain Changes.
(a) Since September 30, 2025, there has not been any Effect that, individually or in the aggregate, has had a Company Material Adverse Effect.
(b) Since September 30, 2025 and through the date of this Agreement, the business of the Group Companies has been conducted in the Ordinary Course in all material respects.
Section 4.7 Litigation and Liabilities.
(a) As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, except for those that would not, individually or in the aggregate, have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the consummation of the Transactions.
(b) There are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise, other than obligations or liabilities (i) disclosed, reflected, reserved against or otherwise provided for in the Company Financial Statements, (ii) incurred in the Ordinary Course since September 30, 2025,

(iii) arising out of this Agreement (and which do not arise out of a breach by the Company of any representation or warranty in this Agreement) or third-party service provider obligations incurred in connection with the Transactions, (iv) incurred pursuant to Contracts or Licenses binding on the Company or any of its Subsidiaries or pursuant to which their respective assets are bound (other than those resulting from a breach of such Contract or License) or (v) that would not, individually or in the aggregate, have a Company Material Adverse Effect.
(c) None of the Company or any of its Subsidiaries is a party to or subject to the provisions of any Governmental Order that would, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.8 Employee Benefits and Labor Matters.
(a) Section 4.8(a) of the Company Disclosure Letter sets forth a correct and complete list, as of the date of this Agreement, of all material Company Plans. With respect to each such material Company Plan, the Company has made available to Buyer, to the extent applicable: (i) the most recent plan document (and all material amendments thereto) or, to the extent unwritten, a summary of the benefits provided under such plan, and related trust, insurance and funding agreements, (ii) the most recent summary plan description and any summaries of material modifications, (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the IRS, (iv) the most recent determination or opinion letter, if any, issued by the IRS, (v) the most recent financial statements or actuarial reports, if applicable, (vi) the most recent determination or opinion letter and (vii) all material, non-routine correspondence or filings with any Governmental Entity.
(b) Except as set forth on Section 4.8(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains, sponsors or participates in, contributes to or has any liability under or with respect to, (i) a Multiemployer Plan, (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), (iii) an employee benefit plan subject to Section 302 or Title IV of ERISA or is otherwise a “defined benefit plan” (as defined in Section 3(35) of ERISA), (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (v) a “funded welfare plan” within the meaning of Section 419 of the Code.
(c) Except as would not, either individually or in the aggregate, have a Company Material Adverse Effect, with respect to each Company Plan that is subject to Title IV of ERISA (each, a “Company Title IV Plan”), (i) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full, other than any liability for premiums due the PBGC (which premiums have been paid when due), (ii) the minimum funding standards under Section 302 of ERISA and Sections 412 and 430 of the Code are satisfied and no waiver of any minimum funding standard or extension of any amortization period has been requested or granted (iii) no Proceedings have been commenced or threatened by the PBGC to terminate any Company Title IV Plan, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the thirty (30)-day notice requirement has not been waived has occurred, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by any Group Company or any ERISA Affiliate and (vi) all premiums to the PBGC have been timely paid in full, (vii) no Company Title IV Plan is in “at-risk” status (within the meaning of Section 303 of ERISA). No Group Company has been required to post any security under ERISA or Section 436 of the Code with respect to any Company Plan, and to the Knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such lien or requirement to post any such security with respect to any Company Plan.
(d) Neither the Company nor any of its Subsidiaries or any of their respective ERISA Affiliates has incurred any material unsatisfied liability (including withdrawal liability) under any Company Plan, and, to the Knowledge of the Company, no circumstances exist that would reasonably be expected to result in any material liability to the Company nor any of its Subsidiaries or any of their respective ERISA Affiliates under, Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that would result in the imposition of any material liability on Buyer or any of its Affiliates (including the Surviving Corporation following the Closing) other than liability for benefits or premiums payable to the PBGC arising in the ordinary course that are not yet due.
(e) Each Company Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS and, to the Knowledge of the Company, no circumstance exists that is likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.
(f) Except as would not, either individually or in the aggregate, have a Company Material Adverse Effect, each Company Plan has been established, funded and operated in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code.

(g) As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened litigation relating to the Company Plans, except as would not, either individually or in the aggregate, have a Company Material Adverse Effect.
(h) Except as would not, either individually or in the aggregate, have a Company Material Adverse Effect, no Group Company has any obligations for retiree health or life benefits under any of the Company Plans or any Collective Bargaining Agreement, except as required by Section 4980B of the Code or Section 601 of ERISA (or any similar non-U.S. Law).
(i) Neither the execution of this Agreement, the Company Stockholder Approval, receipt of approval or clearance from any one or more Governmental Entities of the Transactions, nor the consummation of the Transactions will, either alone or in combination with any other event, (A) result in any payment or increase in payment becoming due to any current or former officer, director, employee or individual independent contractor of the Company under any Company Plan or otherwise, (B) result in the acceleration of the time of payment, funding (through a grantor trust or otherwise) or vesting of any payments or benefits under any Company Plan or otherwise, (C) result in any breach or violation of, or default under or limit or restrict the right of the Company to merge, amend, transfer the assets of or terminate any of the Company Plans, (D) increase the benefits or result in the obligation to fund benefits or the transfer or setting aside of assets to fund any benefits under any Company Plan, (E) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
(j) No officer, employee, director or consultant of the Company or any of its Subsidiaries is entitled to receive any tax gross-up, indemnity or similar payment from the Company or any of its Subsidiaries as a result of the imposition of any income tax or excise tax under Sections 409A or 4999 of the Code or otherwise.
(k) Except as would not, either individually or in the aggregate, have a Company Material Adverse Effect, each Company Plan subject to the Laws of any jurisdiction outside of the United States (a “Foreign Benefit Plan”), (i) if intended to qualify for special tax treatment, meets all requirements for such treatment and, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to affect adversely the special tax treatment with respect to such Foreign Benefit Plan, (ii) if intended to be funded and/or book-reserved, is fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, and (iii) if intended or required to be qualified, approved or registered with a Governmental Entity, is and has been so qualified, approved or registered, as applicable.
(l) Except as set forth in Section 4.8(l) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is party to any Collective Bargaining Agreements. To the Knowledge of the Company, as of the date of this Agreement, there are no activities or Proceedings of any Labor Union to organize any Company Employees with regard to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, there is no strike, lockout, dispute or concerted work slowdown or stoppage pending or threatened in writing directly against the Company or any of its Subsidiaries, except where such strike, lockout, or concerted work slowdown or stoppage would not, individually or in the aggregate, have a Company Material Adverse Effect.
(m) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company is, and has been since the Applicable Date, in compliance with all applicable Laws governing employment or labor, including, but not limited to, all such Laws relating to wages, hours, worker classification, contractors, immigration, collective bargaining, discrimination, safety and health, workers’ compensation, privacy, retaliation, harassment, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, plant closings, mass layoffs, wrongful discharge and layoffs, including the Worker Adjustment and Retraining Notification Act (and any similar applicable state, local or foreign statute or regulation) (collectively, the “WARN Act”). The Company has not taken any action since January 1, 2024 that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act.
(n) To the Knowledge of the Company, in the past five (5) years, (A) no allegations of sexual harassment, sexual misconduct or sexual assault have been made against any member of the Company Board or employee of the Company at the level of Director or above, and (B) neither the Company nor any of or any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual misconduct or sexual assault involving any member of the Company Board or employee of the Company at the level of Director or above.

Section 4.9 Compliance with Laws, Licenses.
(a) The Group Companies, since the Applicable Date, have not been in violation of any applicable federal, state, local, foreign or transnational Law, any Governmental Order or any Privacy Requirement, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Group Companies, since the Applicable Date, have not received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding any actual or alleged violation of, or failure to comply with, any applicable Law, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Group Companies is pending or, as of the date of this Agreement, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, have a Company Material Adverse Effect.
(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Group Companies possess, and have possessed since the Applicable Date, each License necessary to conduct their business, (ii) all such Licenses are valid and in full force and effect or expired at a time when such Licenses were no longer required and (iii) the Group Companies are, and since the Applicable Date have been, in compliance with the terms and requirements of such Licenses. Since the Applicable Date, the Group Companies have not received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding (I) any actual or alleged material violation of or material failure to comply with any term or requirement of any material License or (II) any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any material License, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(c) Section 4.9(c) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each License made, issued or granted to, or used by, the Group Companies (other than EHS Permits and Business Licenses) that is material to the business and operations of the Group Companies, taken as a whole.
(d) The Group Companies and, to the Knowledge of the Company, the officers, directors, employees and agents of any of the Group Companies, are in compliance in all material respects with, and since the Applicable Date have complied in all material respects with: (i) the provisions of the FCPA; and (ii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Group Companies operate or have operated. Since the Applicable Date, the Group Companies and, to the Knowledge of the Company, the officers, directors, employees and agents acting on behalf of the Group Companies, have not paid, given, offered or promised to pay, or authorized the payment or transfer, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any Governmental Entity for the purpose of corruptly influencing any act or decision of such Government Official or Governmental Entity to obtain or retain business, to direct business to any Person or to secure any other improper benefit or advantage, in each case in violation in any material respect of the FCPA or any Laws described in clause (ii) of the foregoing sentence.
(e) The Group Companies have instituted and maintain policies and procedures reasonably designed to ensure compliance with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Group Companies operate.
(f) None of the Group Companies are, and since the Applicable Date, have been, subject to any pending, or, to the Knowledge of the Company, threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Group Companies relating to the FCPA or any other anti-bribery, anti-corruption or anti-money laundering Laws.
(g) The Group Companies, since the Applicable Date, have been and currently are in compliance in all material respects with the Export and Sanctions Regulations. Section 4.9(g) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of material specific licenses or authorizations held by a Group Company under the Export and Sanctions Regulations. The Group Companies have instituted and maintain policies and procedures reasonably designed to ensure compliance with the Export and Sanctions Regulations in each jurisdiction in which the Group Companies operate or are otherwise subject to jurisdiction.

(h) None of the Group Companies are, and since the Applicable Date, have been, subject to any actual, pending or, to the Knowledge of the Company, threatened Proceedings, demands, notices of violation, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Group Companies relating to the Export and Sanctions Regulations.
Section 4.10 Material Contracts.
(a) Section 4.10(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of each Contract (other than purchase orders, statements of work, work orders and rebate agreements entered into in the Ordinary Course) to which either the Company or any of its Subsidiaries is a party or bound, other than any Company Plan or Contracts solely among the Group Companies or Company Plans (each such Contract, a “Company Material Contract”) which:
  (i) (A) limits or restricts in any material respect the Group Companies from competing in any line of business or with any Person or competing or operating in any geographic region, (B) contains exclusivity obligations, “most favored nation” provisions in favor of the counterparty or rights of first refusal, first offer or first negotiation or any similar right binding on, and material to, the Group Companies, taken as a whole, (C) obligates the Group Companies to purchase a minimum amount of goods or services in excess of $5,000,000 in any twelve (12)-month period (other than Contracts for the acquisition or disposition of supplies, inventory or products in connection with the Ordinary Course conduct of the business of the Group Companies, in each case, where such Contracts have a remaining term of one (1) year or less from the date of this Agreement or can be terminated by the Group Companies without penalty on ninety (90) days or less prior notice) or (D) limits or restricts in any material respect the Group Companies from acquiring any product or other asset or any service from any Person, selling any product or other asset or any service to any other Person;
  (ii) is a joint venture, strategic alliance or partnership agreement or provides for a similar arrangement that is material to the Group Companies, taken as a whole, or relates to the management, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any such joint venture, strategic alliance, partnership or other similar arrangement;
  (iii) obligates the Company to make any capital investment or capital expenditure in excess of $2,500,000 individually or $5,000,000 in the aggregate during any twelve (12)-month period, except Contracts for expenditures to the extent account for or reflected in the Capex Budget;
  (iv) is a Real Property Lease providing for annual payments of $500,000 or more;
  (v) is a Contract (other than those solely among the Group Companies) (x) relating to indebtedness, including any loan, guarantee or credit agreement, note, bond, mortgage, indenture, security agreement (other than those solely among the Group Companies) relating to indebtedness for borrowed money in an amount in excess of $7,500,000 individually, (y) relating to swap agreements, collar agreements, other hedging arrangements and any other derivative arrangement or (z) that creates or evidences a Lien (other than a Permitted Lien) on any of the assets or properties of the Group Companies;
  (vi) is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
  (vii) is an acquisition agreement or a divestiture agreement pursuant to which (A) the Company reasonably expects that it is required to pay total consideration (including assumption of debt) after the date of this Agreement in excess of $7,500,000 or (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a fair market value or purchase price of more than $7,500,000 or (C) the Company or any of its Subsidiaries has any material ongoing indemnification or other obligations as of the date of this Agreement, excluding, in each case of this Section 4.10(a)(vii), acquisitions or dispositions of (x) supplies, inventory or products in connection with the Ordinary Course conduct of the business of the Group Companies or (y) supplies, inventory, products, equipment, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the Ordinary Course conduct of business of the Group Companies;
  (viii) includes a license, covenant not to sue or other right to any material Intellectual Property or under which any Group Company agrees to limit its use or enforcement of material Company Owned IP in any material respect (including pursuant to any co-existence or similar agreement), in each case, other than (A) non-exclusive licenses in the Ordinary Course of business to any customer for such customer’s end use of the Group Companies’

products, or to any service provider to enable the provision of services to a Group Company, or (B) non-exclusive licenses in the Ordinary Course of business that are merely incidental to a Group Company’s purchase of any product or service, including licenses of uncustomized, generally commercially available software involving annual and up-front fees of no more than $1,000,000;
  (ix) governs the development or ownership of any Intellectual Property, software or product developed by or jointly with any other Person at the request or direction of any of the Group Companies, which Intellectual Property, software or product is material to the Group Company’s business, but excluding employment, consulting, services or invention assignment agreements entered into in the Ordinary Course of business with employees, contractors or consultants of the Group Companies, in each case, assigning all rights therein to the Group Companies;
  (x) is any settlement or similar Contract arising out of a Proceeding or threatened Proceeding (A) that materially restricts or imposes any material obligation on the Group Companies or materially disrupts the business of the Group Companies as currently conducted or (B) that would require the Company to pay consideration valued at more than $1,000,000 individually or $2,500,000 in the aggregate following the date of this Agreement;
  (xi) is a material Contract with any Governmental Entity;
  (xii) is a Contract between or among any of the Group Companies, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of any of the Group Companies, or any Affiliate of the foregoing (excluding the Group Companies), on the other hand (other than a Company Plan);
  (xiii) is a Contract that has or would reasonably be likely to, either pursuant to its own terms or the terms of any related Contracts, involve payments or receipts in excess of $10,000,000 during any consecutive twelve (12)-month period during the term of such Contract, other than (A) Contracts for expenditures to the extent accounted for or reflected in the Capex Budget or (B) Contracts for the acquisition or disposition of raw materials, inventory or supplies in the Ordinary Course;
  (xiv) is a Contract with Significant Customer or Significant Supplier; or
  (xv) is a Contract (other than any other Company Material Contract) the termination of which would have a Company Material Adverse Effect.
(b) The Company has made available to Buyer a true, correct and complete copy of each Company Material Contract existing as of the date of this Agreement. Each of the Company Material Contracts is valid and binding on the applicable Group Company, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Group Companies or, to the Knowledge of the Company, any other party is in breach of or in default under any Company Material Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by a Group Company, except for such breaches and defaults as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Group Companies has received written notice from any other party to a Company Material Contract that such other party intends to terminate, not renew or renegotiate in any material respect the terms of such Company Material Contract (except in accordance with its terms).
Section 4.11 Environmental Matters. Except for such matters that would not, individually or in the aggregate, have a Company Material Adverse Effect:
(a) each of the Group Companies is, and since the Applicable Date has been, in compliance with all applicable Environmental Laws;
(b) each of the Group Companies has obtained, and is in compliance with, all permits and Licenses required under applicable Environmental Laws;
(c) since the Applicable Date, no notice of violation or liability has been received by any of the Group Companies arising out of any Environmental Law the substance of which has not been resolved;
(d) no Proceeding is pending or, to the Knowledge of the Company, threatened against any of the Group Companies under any Environmental Law; and

(e) none of the Group Companies, and to the Knowledge of the Company, no other Person, has Released Hazardous Substances at any real property owned, operated or leased by a Group Company (or to the Knowledge of the Company at any real property formerly owned, operated or leased by a Group Company during its ownership, operation or tenancy) in a manner that has resulted or would reasonably be expected to result in liability for or an investigation, remediation or other response action by any of the Group Companies under any Environmental Law.
Section 4.12 Real Property.
(a) Section 4.12(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (i) a list of all material real properties (by street address) owned by any of the Group Companies (each an “Owned Real Property”), and (ii) a list of the material leases, subleases, licenses or occupancy agreements pursuant to which any Group Company leases, subleases, licenses or occupies real property from any other Person (each a “Real Property Lease”).
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) a Group Company has good, valid and marketable title to each Owned Real Property, free and clear of all Liens, other than Permitted Liens, and (ii) there are no existing, pending or, to the Knowledge of the Company, threatened rezoning, condemnation or eminent domain proceedings that challenge or adversely affect, or would challenge or adversely affect, the continuation of the present use or operation of any Owned Real Property or, to the Knowledge of the Company, Leased Real Property.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) a Group Company has good and valid leasehold title each real property subject to a Real Property Lease (each a “Leased Real Property”), free and clear of all Liens, other than Permitted Liens, and (ii) each Real Property Lease is valid, binding and in full force and effect and enforceable against the Company and, to the Knowledge of the Company, each of the other parties thereto, subject to the Bankruptcy and Equity Exception. The Company has not received or issued any written notice of an uncured material breach or default under any Real Property Lease, nor, to the Knowledge of the Company, has any event or omission occurred that, with the giving of notice or the lapse of time or both, would constitute an uncured material breach or default under any Real Property Lease which, in any of the foregoing cases, could give rise to any such party having a right to terminate such Real Property Lease or accelerate rent thereunder.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, occupancy agreements, purchase agreements or other contractual obligations that grant an interest in the right of use or occupancy of any material portion of the Owned Real Property or, to the Knowledge of the Company, Leased Real Property to any Person other than the applicable Group Company, (ii) to the Knowledge of the Company, there is no Person in possession of any material portion of the Owned Real Property or Leased Real Property other than the applicable Group Company and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all buildings, structures, fixtures, machinery, and equipment owned by, or, to the Knowledge of the Company, leased to the Group Companies (including the Leased Real Property) are sufficient to permit the Group Companies to conduct the businesses in the manner in which such businesses are currently being conducted.
Section 4.13 Taxes. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:
(a) All Tax Returns required to be filed by or with respect to the Group Companies have been duly and timely filed (taking into account any valid extensions of time within which to file), and all such Tax Returns are true, correct and complete in all respects. All Taxes of or with respect to the Group Companies, whether or not shown as due on such Tax Returns, have been timely paid in full to the appropriate Governmental Entity or adequate reserves therefor have been made in the Company Financial Statements in accordance with GAAP.
(b) All Taxes required to be collected or withheld by any of the Group Companies have been so collected and withheld and, to the extent required, have been paid over to the appropriate Governmental Entity. The Group Companies have complied with all applicable laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements).

(c) No deficiency for any amount of Taxes has been proposed, assessed or asserted, in each case in writing or otherwise to the Knowledge of the Company by any Governmental Entity against any of the Group Companies, except for deficiencies which have been fully satisfied by payment, fully settled or withdrawn. No claim, audit or other Proceeding by any Governmental Entity is pending or threatened in writing with respect to any Taxes or Tax matters (including Tax Returns) of or with respect to any of the Group Companies. No Group Company has waived, extended or requested to waive or extend any statute of limitations with respect to any period for the collection or assessment of any Tax, which waiver or extension is currently in effect or which request is currently pending.
(d) No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code (or any similar provision of U.S. state or local Law) during the two (2)-year period ending on the date of this Agreement.
(e) No Group Company has “participated” in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local Law).
(f) There are no Liens for Taxes (other than Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and as to which appropriate reserves have been recorded in accordance with GAAP) upon the assets of any of the Group Companies.
(g) No Group Company is party to (or will be liable in respect of) any Contract relating to the allocation, sharing, reimbursement or indemnification of Taxes, other than (i) customary commercial, leasing or employment Contracts entered into in the Ordinary Course, the primary purposes of which do not relate to Taxes and (ii) Contracts solely between or among any of the Company or one or more of its Subsidiaries.
(h) No Group Company is, or has been, a member of a group (other than a group the common parent of which is or was the Company or any of its Subsidiaries) filing a consolidated, combined, unitary or similar income Tax Return. No Group Company has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor or otherwise by operation of Law.
(i) No Governmental Entity has notified any Group Company in writing that it is or may be subject to taxation of a particular type or required to file Tax Returns of such type by a jurisdiction in which it does not presently file Tax Returns of such type, including by virtue of having a permanent establishment or other place of business or taxable presence in any such jurisdiction. The Company is not and has not, in the five (5)-year period ending on the date of this Agreement, been a “United States real property holding corporation” within the meaning of Section 897 of the Code.
(j) No Group Company is or will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment pursuant to Section 481 of the Code (or any similar or analogous provision of state, local or foreign Law) with respect to a change in accounting method or use of an improper accounting method that occurred at or prior to the Closing, (ii) installment sale or open transaction made or entered into at or prior to the Closing, (iii) closing agreement (within the meaning of Section 7121 of the Code (or any similar or analogous provision of state, local, or non-U.S. Law)) entered into at or prior to the Closing, or (iv) any intercompany transaction entered into or effected, or an “excess loss account” existing, prior to the Closing.
(k) No Group Company is a party to, or in receipt of, any “closing agreement” (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other ruling or written agreement with a Governmental Entity in respect of Taxes.
Section 4.14 Intellectual Property.
(a) Section 4.14(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Registered Company IP, indicating for each item the legal and record owner, registration or application number, the applicable filing jurisdiction, filing date and issue date, as applicable.
(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) all material Registered Company IP is subsisting and, to the Knowledge of the Company, valid and enforceable, and (ii) no interference, opposition, reissue, reexamination or other Proceeding is pending or has been threatened in writing in which any Registered Company IP (including the enforceability, validity, scope, use or ownership thereof) is being contested or challenged.

(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, the Group Companies exclusively own, free and clear of all Liens (other than Permitted Liens), all Company Owned Intellectual Property and have a valid and enforceable license or other sufficient rights to use all other Intellectual Property used by the Group Companies, and such ownership and rights will not be terminated, impaired, or subject to any additional payment or other obligation (whether contingent or otherwise) as a result of the execution, delivery or performance of this Agreement or the consummation of the Transactions.
(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, (i) the Group Companies have not since the Applicable Date infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, the Intellectual Property of any Person, (ii) no Person is infringing, misappropriating or otherwise violating any Company Owned IP, (iii) there are no pending or threatened in writing Proceedings alleging that any of the Group Companies have infringed, misappropriated or otherwise violated the Intellectual Property rights of any Person and (iv) the Company and its Subsidiaries have not received any written notice since the Applicable Date alleging that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property of any Person.
(e) All Intellectual Property created or developed by former and current employees, consultants and contractors of the Company or its Subsidiaries in the course of employment or engagement by, or performance of services for, the Company or its Subsidiaries is owned by the Company or the applicable Subsidiary, either by written agreement or operation of Law.
(f) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Group Companies take and have taken commercially reasonable measures to maintain, preserve and protect (i) their respective interests in Intellectual Property, and (ii) the confidentiality of the Trade Secrets included in Company-owned IP or otherwise held by the Group Companies. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there has not been any unauthorized disclosure or other compromise of any confidential or proprietary information of any Group Company (including any such information of any other Person disclosed in confidence to any Group Company).
(g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company Information Technology operates and performs in accordance with its documentation and functional specifications and otherwise as required to permit the Group Companies to conduct their respective businesses as currently conducted without capacity, reliability, integrity, security or other issues, (ii) since the Applicable Date, the Company Information Technology has not malfunctioned or failed, (iii) the Group Companies have taken reasonable measures to protect the Company Information Technology from, and the Company Information Technology does not contain any, software or other computer code designed to disrupt, disable or harm in any manner the operation of any Information Technology, including any malicious code that causes software, data or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time, or upon command by any Person and (iv) to the Knowledge of the Company, since the Applicable Date, no Person has gained unauthorized access to the Company Information Technology or data Processed thereby. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, none of the software owned by any of the Group Companies contains or is distributed with any shareware, open source code or other software for which use or distribution is under a license that requires any of the Group Companies to do any of the following: (A) disclose or distribute the software owned by any of the Group Companies in source code form, (B) authorize a licensee of the software owned by any of the Group Companies to make derivative works of such software owned by the same or (C) distribute or otherwise make available the software owned by any of the Group Companies at no cost to the recipient.
(h) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Group Companies comply and since the Applicable Date have complied with all Privacy Requirements and (ii) to the Knowledge of the Company, there have not been any incidents of, or third-party claims related to, any loss, theft, unauthorized Processing, access to or acquisition, modification, disclosure, corruption or other misuse of any Personal Data Processed by or on behalf of any Group Company. To the Knowledge of the Company, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Group Companies has received any notice of any claims, investigations (including investigations by any Governmental Entity), Proceedings or alleged violations of any Data Protection Laws and Governmental Orders with respect to Personal Data Processed by or on behalf of any of the Group Companies.

Section 4.15 Insurance. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, as of the date hereof, each of the material insurance policies and arrangements relating to the business, assets and operations of the Group Companies, is in full force and effect and all premiums due thereunder have been paid when due. As of the date of this Agreement, none of the Group Companies has received any written notice regarding any cancellation or invalidation of any such insurance policy, other than such cancellation, or invalidation that would not, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.16 Company Products. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) to the Knowledge of the Company, the Company does not have any liability for replacement or repair of any product developed, manufactured, marketed, sold, leased or distributed by the Company (each a “Company Product”) or other damages in connection therewith and (b) since the Applicable Date, there has not been any recall or post-sale warning concerning any Company Product conducted by or on behalf of the Company or, to the Knowledge of the Company, any third party as a result of any alleged defect in any Company Product.
Section 4.17 Customers and Suppliers. Section 4.17 of the Company Disclosure Letter sets forth the fifteen (15) largest customers (by total aggregate annual revenue received by the Group Companies) of the Group Companies for the year ended on September 30, 2025 (the “Significant Customers”) and the fifteen (15) largest suppliers (by total aggregate annual spend amounts paid to such suppliers by, or on behalf of, the Group Companies) of the Group Companies for the year ended on September 30, 2025 (the “Significant Suppliers”). Since September 30, 2025, no Significant Customer or Significant Supplier has cancelled, terminated or otherwise modified its relationship with the Group Companies, except as permitted by the terms of a Contract with the Group Companies or as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.18 Takeover Statutes; No Rights Plan. Assuming the accuracy of the representations and warranties set forth in Section 5.8, no Takeover Statute is applicable to this Agreement, as it relates to the Merger or any of the Transactions. The Company Board has taken all actions necessary to render all potentially applicable Takeover Statutes inapplicable to this Agreement, the Merger and the other Transactions. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other Transactions.
Section 4.19 Information Supplied. The information supplied by or on behalf of the Company to be contained in, or incorporated by reference in, the Proxy Statement, including any amendments or supplements thereto and any other document incorporated or referenced therein, will not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 4.19, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement that were supplied by or on behalf of Buyer or Merger Sub for use therein.
Section 4.20 Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions, except that the Company has retained Citi and JPM as the Company’s financial advisors.
Section 4.21 No Other Representations and Warranties. The Company, on its own behalf and behalf of its Affiliates and each of its and their respective Representatives, acknowledges and agrees that (a) except for the representations and warranties made by Buyer and Merger Sub in Article V, neither Buyer, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Buyer and its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and Buyer and Merger Sub hereby disclaim any such other representations or warranties and (b) neither Buyer nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Buyer or any of its Affiliates or any of their respective businesses, or (ii) any oral or, except for the representations and warranties made by Buyer and Merger Sub in Article V, written information made available to the Company or any of its Affiliates or Representatives in the course of their evaluation of Buyer, the Buyer Entities or the business of Buyer and its Subsidiaries, the negotiation of this Agreement or in the course of the Transactions.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB
Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Buyer concurrently with the execution and delivery of this Agreement (the “Buyer Disclosure Letter”), it being agreed that for purposes of the representations and warranties set forth in this Article V, disclosure of any item in any section or subsection of the Buyer Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face, Buyer and Merger Sub hereby represent and warrant to the Company that:
Section 5.1 Organization, Good Standing and Qualification. Each of Buyer and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Prior to the date of this Agreement, Buyer has made available to the Company true, correct and complete copies of the Organizational Documents of Merger Sub as amended through the date of this Agreement, and such Organizational Documents are in full force and effect.
Section 5.2 Corporate Authority and Approval.
(a) Each of Buyer and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and will have all requisite corporate power and authority and will have taken all corporate action necessary to consummate the Transactions. This Agreement has been duly executed and delivered by Buyer and Merger Sub and constitutes a valid and binding agreement of Buyer and Merger Sub, enforceable against each of them in accordance with its terms, subject the Bankruptcy and Equity Exception. The execution and delivery by Buyer and Merger Sub of this Agreement and the consummation of the Transactions, have been duly authorized by all necessary and proper action on the part of Buyer and Merger Sub, and no other action on the part of Buyer or Merger Sub is necessary to authorize this Agreement (other than the approval of this Agreement and the Transactions by Buyer, in its capacity as the sole stockholder of Merger Sub, which shall occur immediately following the execution of this Agreement). As of the date of this Agreement, the board of directors of Merger Sub has approved and declared advisable and fair this Agreement and the Transactions. As of the date of this Agreement, the Buyer Board has approved this Agreement and the Transactions. The sole stockholder of Merger Sub will approve and adopt this Agreement and the Transactions immediately following the execution of this Agreement.
(b) No vote of the holders of any class of equity securities of Buyer or Merger Sub is required for the execution and delivery of this Agreement or any other agreements and documents contemplated hereby to which Buyer or Merger Sub is a party, the performance by Buyer or Merger Sub of its obligations hereunder and thereunder, or to consummate the Merger and the transactions contemplated hereunder and thereunder (other than the approval of this Agreement and the Transactions by Buyer, in its capacity as the sole stockholder of Merger Sub, which shall occur immediately following the execution of this Agreement).
(c) Merger Sub is an indirect, wholly owned Subsidiary of Buyer that was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation, Merger Sub has not carried, and prior to the Effective Time, will not carry, on any business or conduct any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
Section 5.3 Governmental Filings; No Violations.
(a) Other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) pursuant to Section 1.3 (ii) required under the HSR Act or any other applicable Antitrust Laws in connection with the Transactions, the Exchange Act and the Securities Act, (iii) as set forth in Section 5.3(a) of the Buyer Disclosure Letter, (iv) as may be required pursuant to applicable Foreign Investment Laws and (v) required under the Securities Act, the Exchange Act and any other applicable state, federal or foreign securities laws or the rules and regulations of the Milan Stock Exchange, no filings, notices or reports are required to be made by Buyer or Merger Sub with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by Buyer or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Buyer and Merger Sub or the consummation by Buyer and Merger Sub of the Transactions, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions.
(b) The execution, delivery and performance by Buyer and Merger Sub of this Agreement do not or will not (as applicable), and the consummation by Buyer and Merger Sub of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Buyer or Merger Sub (subject to the receipt of the approval of this Agreement and the Transactions by the sole stockholder of Merger Sub ), (ii) with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination, acceleration or modification (or right of termination, acceleration or modification) under, payment of additional fees under, loss of benefits under, the creation or acceleration of any obligations under, any material Contract binding upon Buyer or, assuming (solely with respect to the performance of this Agreement and the consummation of the Transactions) the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods and authorizations referred to in Section 5.3(a) are made or obtained, under any Law, Governmental Order or License to which Buyer or Merger Sub is subject or (iii) the creation or imposition of any Lien, other than any Permitted Lien, on any property, right or asset of Buyer, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, acceleration, loss, modification, payment, acceleration, creation or change that would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions.
Section 5.4 Solvency. Buyer is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) the satisfaction of the conditions set forth in Article VII (in each case, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and (b) that the representations and warranties set forth in Article IV as written are true and correct in all material respects at and immediately after the Closing, then, after giving effect to the consummation of the Transactions, each of Buyer and the Surviving Corporation will be Solvent as of immediately after the consummation of the Merger and the other Transactions. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness.
Section 5.5 Litigation and Liabilities. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Buyer, threatened by or before any Governmental Entity with respect to Buyer or any of its Subsidiaries, except for those that would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions.
Section 5.6 Financial Ability.
(a) At the Closing, Buyer will have sufficient funds available to it (including cash, available lines of credit or other sources of immediately available funds) to pay, or cause to be paid, all amounts required to be paid by Buyer, Merger Sub or the Surviving Corporation in connection with the consummation of the Transactions hereunder (including pursuant to Article III) and to pay all fees and expenses of Buyer and its Affiliates in connection therewith, and there is no restriction on the use of such cash for such purposes.
(b) In no event shall the receipt or availability of any funds or financing by or to Buyer or any of its Affiliates or the consummation of any other financing transaction be a condition to any of the obligations of Buyer or Merger Sub hereunder.
Section 5.7 Information Supplied. The information supplied by or on behalf of Buyer or Merger Sub to be contained in, or incorporated by reference in, the Proxy Statement, including any amendments or supplements thereto and any other document incorporated or referenced therein, will not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 5.7, no representation or warranty is made by Buyer or Merger Sub with respect to information or statements made or incorporated by reference in the Proxy Statement that were supplied by or on behalf of the Company for use therein.
Section 5.8 Share Ownership. None of Buyer, Merger Sub or any of their respective “affiliates” or “associates” (as defined in Section 203 of the DGCL) (a) beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or any options, warrants or other rights to acquire Shares or other securities of the Company, or has any other economic interest in the Company or (b) is, or at any time within the past three (3) years has been, an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company.
Section 5.9 Brokers and Finders. Buyer and Merger Sub have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Transactions for which any Group Company would be responsible.
Section 5.10 No Other Representations and Warranties. Buyer and Merger Sub, each on its own behalf and behalf of its Affiliates and each of its and their respective Representatives, acknowledges and agrees that (a) except for the representations and warranties made by the Company in Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company and its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties and (b) neither the Company nor any other Person makes or has made any representation or warranty to Buyer or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company or any of its Affiliates or any of their respective businesses, or (ii) any oral or, except for the representations and warranties by the Company in Article IV, written information made available to Buyer or any of its Affiliates or Representatives in the course of their evaluation of the Company, the negotiation of this Agreement or in the course of the Transactions.
ARTICLE VI

COVENANTS
Section 6.1 Interim Operations.
(a) Interim Operations of the Company. During the period from the date of this Agreement until the Effective Time, except (A) as required or expressly permitted by this Agreement, (B) as required by applicable Law, (C) as otherwise approved in writing in advance (which approval shall not be unreasonably withheld, conditioned or delayed) by Buyer, or (D) as set forth in Section 6.1(a) of the Company Disclosure Letter, the Company covenants and agrees to: (x) use its commercially reasonable efforts to in all material respects conduct the business of the Group Companies in the Ordinary Course and, to the extent consistent therewith, (y) use its commercially reasonable efforts to in all material respects preserve intact the Group Companies’ business organizations, material assets and properties and maintain the Group Companies’ existing relations and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates and others having material business dealings with them and (z) without limiting the generality of and in furtherance of the foregoing, not and shall cause its Subsidiaries not to:
  (i) (A) amend its Organizational Documents, (B) split, combine, subdivide or reclassify its outstanding shares of capital stock or other equity interests (except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary of the Company after consummation of such transaction), (C) declare, set aside, authorize or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock or other equity interests (except for (1) any dividends or distributions paid by a direct or indirect wholly owned Subsidiary of the Company to another direct or indirect wholly owned Subsidiary of the Company or to the Company and (2) regular quarterly dividends paid in respect of the Shares in an amount no greater than $0.33 per Share per quarter paid at such times and in a manner consistent with the Company’s historical quarterly dividend practice) or (D) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than (1) purchases, repurchases, redemptions or other acquisitions of securities of any wholly owned Subsidiary of the Company by the Company or any other wholly owned Subsidiary of the Company or (2) in connection with cashless exercise or tax withholding provisions related to Company Equity Awards as in effect as of the date of this Agreement);
  (ii) except as required by any Company Plan in effect on the date of this Agreement (A) enter into, adopt, amend or modify in any material respect (including accelerating the vesting), or terminate any Company Plan or any plan, program, policy, practice, agreement or other arrangement that would be a Company Plan if it had been in existence on the date of this Agreement except (x) in conjunction with annual renewal or plan design changes for the Company Plans that are broad-based health and welfare plans that are made in the Ordinary Course or (y) for offer letters or employment agreements for any employee, officer or director whose hire is permitted by clause (G) of this Section 6.1(a)(ii) that do not provide for any severance or change in control payments or benefits; (B) grant or increase the compensation, severance, termination pay or other benefits payable to any current or former employee whose annual base compensation is in excess of $180,000 per year or of any director; (C) enter into or expand the coverage of any change of control, severance, deferred compensation, retention agreement or plan; (D) take any action to waive or amend any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Plan; (E) make any contributions or payments to any trust or other funding vehicle with respect to any Company Plan; (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or change the manner in which such contributions are determined, except as may be required by GAAP; (G) terminate the employment (other than for cause) or hire or promote any employee, officer or director whose annual base compensation is in excess of $180,000 per year; (H) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act; or (I) issue, grant, or authorize the issuance or grant of, or accelerate or amend, any Company Equity Award or other equity or equity-based award or other incentive compensation to any current or former employee, officer, director, or individual independent contractor of the Company;
  (iii) make or authorize any payment of, accrual of or commitment for any capital expenditures that would exceed the Capex Budget for the applicable fiscal year, other than (A) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident (if covered by insurance or the portion of which is not covered by insurance is less than $1,000,000) or (B) for capital expenditures not exceeding $1,000,000 individually or $5,000,000 in the aggregate during the term of this Agreement;
  (iv) sell, assign, license, lease, exchange or otherwise transfer, abandon, allow to lapse or expire or otherwise dispose of, fail to maintain, pledge or create any Lien on, or authorize any of the foregoing with respect to any of the Company’s or its Subsidiaries’ assets, properties or rights, including Company Owned IP, other than (A) the creation of Liens that are Permitted Liens, (B) the sale of inventory in the Ordinary Course, (C) sales or assignments with respect to assets, properties and rights (other than Company Owned IP except for Company Owned IP that is exclusively related to assets, properties or other rights otherwise permitted to be sold or assigned pursuant to this clause (C)) not exceeding $1,000,000 individually or $5,000,000 in the aggregate, (D) abandonment, allowance to lapse, or failure to maintain Company Owned IP that is not material to the Group Companies in the Ordinary Course of Intellectual Property portfolio management and maintenance or (E) non-exclusive licenses granted (1) in the Ordinary Course to third parties for their use of the products or services of the Group Companies or (2) appurtenant to dispositions of assets, properties and rights permitted pursuant to clause (C) of this Section 6.1(a)(iv);
  (v)  grant, issue, sell, deliver, pledge, dispose of or encumber or agree or commit to grant, issue, sell, deliver, pledge, dispose of or encumber any shares of capital stock or other securities or ownership interests in the Group Companies or any securities convertible into, or exercisable for or exchangeable for any such shares, securities or interests, except for the issuance of Shares with respect to, and upon the vesting, exercise or settlement of, Company Options, Company RSUs, Company PSUs or Company DSUs pursuant to their terms, in each case, outstanding on the date of this Agreement or granted after the date hereof in compliance with this Agreement;
  (vi)  make any acquisition (whether by merger, consolidation or acquisition of stock or assets or similar transaction) of any equity interest or otherwise invest in any Person or any division or assets thereof, other than purchases of raw materials, inventory or supplies or other similar assets required to operate the Company’s business in the Ordinary Course;
  (vii) (A) incur, assume or guarantee, any Indebtedness, except for Indebtedness incurred pursuant to the Company Revolving Credit Agreement, provided, that the aggregate principal amount of Indebtedness under the

Company Revolving Credit Agreement outstanding at any time does not exceed $20,000,000, or (B) amend, modify or supplement the Company Credit Agreements or Company Senior Notes Indenture (other than amendments that are on commercially reasonable terms and not adverse in any material respect to the Group Companies, Buyer or the transactions contemplated hereby and do not amend, modify or supplement any terms related to the redemption or repayment of such Indebtedness);
  (viii) change the fiscal year or make any material change with respect to the financial accounting policies or procedures of the Group Companies, except as required by changes in GAAP or Regulation S-X of the Exchange Act (or any interpretation thereof), any Governmental Entity or by applicable Law;
  (ix) (A) make (except in the Ordinary Course), change or rescind any material Tax election, (B) adopt (except in the Ordinary Course) or change any material method of Tax accounting or Tax accounting period, (C) amend any material Tax Return, (D) settle, compromise or resolve any Tax Proceeding or other claim for a material amount of Taxes, (E) enter into any “closing agreement” or other agreement with a taxing authority with respect to material Taxes or Tax matters, (F) surrender any right to claim a material Tax refund or (G) request any private letter ruling or other written advice or determination from a Governmental Entity with respect to material Taxes or Tax matters;
  (x) enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business of the Group Companies as of the date of this Agreement or as was expressly contemplated (A) by the Capex Budget or (B) as set forth in Section 6.1(a)(x) of the Company Disclosure Letter by the Group Companies prior to the date of this Agreement;
  (xi) make any loans, advances or capital contributions to, or investments in, any Person (other than (A) loans, advances or capital contributions solely among Group Companies, (B) indemnification of attorneys’ fees and expenses or business expenses paid or advanced to or on behalf of directors, officers, employees or independent contractors and trade credit and customer or vendor advances, in each case, in the Ordinary Course, or (C) investments made in the Ordinary Course pursuant to the Group Companies’ existing cash management practices);
  (xii) amend or modify in any material respect, or enter into, or terminate, or waive, release, or assign any material rights or claims under any Company Material Contract or any Contract that would be a Company Material Contract if in existence as of the date of this Agreement or after giving effect to such amendment or modification, other than (A) the entry into any Contract in the Ordinary Course, (B) amendments, modifications or waivers in the Ordinary Course or (C) as expressly permitted by any other clause of this Section 6.01(a); provided, that the exceptions in clauses (A) and (B) shall not apply to Contracts that are or would constitute Company Material Contracts pursuant to Section 4.10(a)(i)(A) (non-competes), Section 4.10(a)(i)(B) (exclusivity, MFN, ROFR), Section 4.10(a)(i)(D) (restrictions on doing business), Section 4.10(a)(ii) (JV), Section 4.10(a)(v) (debt, liens), Section 4.10(a)(vii) (M&A agreements), Section 4.10(a)(x) (settlement agreements), Section 4.10(a)(xi) (government contracts) or Section 4.10(a)(xii) (related party contracts);
  (xiii) settle, pay, discharge or satisfy any pending or threatened Proceeding, other than (A) if the amount of any such settlement, payment, discharge or satisfaction is not in excess of $1,000,000 individually or $3,000,000 in the aggregate (net of insurance proceeds), (B) relating to Taxes (which shall be governed by Section 6.1(a)(ix)) or (C) any Proceeding arising under applicable workers’ compensation Laws, in the Ordinary Course; provided that, in each case of clauses (A) and (C), such settlements, payments, discharges or satisfactions do not involve any non-de-minimis injunctive, equitable or other non-monetary relief or impose non-de-minimis restrictions on the business activities of any Group Company, do not involve any admission of wrongdoing by the Group Companies and do not relate to any actual or potential violation of any criminal Law;
  (xiv) adopt or enter into a plan of complete or partial liquidation, dissolution, merger (other than the Merger), consolidation, restructuring, recapitalization or other reorganization of the Group Companies (other than mergers, restructurings or reorganizations solely among wholly owned Group Companies);
  (xv) enter into or renew any Collective Bargaining Agreement; or
(xvi)	agree, authorize or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.2 No Solicitation.
(a) The Company and its Subsidiaries will not, and the Company will direct and use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly, take any action to solicit, initiate, induce, propose, or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (including by granting any waiver under Section 203 of the DGCL) or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal or engage, participate or continue in discussions or negotiations with any Person with respect thereto (except solely to notify such Person of the existence of the provisions of this Section 6.2), or disclose any non-public information or afford access to properties, books or records to any Person relating to any Acquisition Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Acquisition Proposal, or approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal, or propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal.
(b) Nothing contained in this Agreement shall prevent the Company Board from making any disclosure if, in the good faith judgment of the Company Board, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the Company Board members’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law. The Company shall also be permitted to make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act (and no communication that consists solely of a “stop, look and listen” statement, in and of itself, will be considered a Change in the Company Recommendation) and comply with disclosure obligations under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or the rules and regulations of NYSE with regard to an Acquisition Proposal. Notwithstanding the foregoing, no disclosure or communication will be permitted pursuant to this Section 6.2(b) that constitutes a Change in the Company Recommendation or that requires the giving of a Superior Proposal Notice or an Intervening Event Notice, except in accordance with Section 6.3(b). It is understood and agreed that, for purposes of this Agreement, a public statement by the Company or the Company Board that describes the receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto (that does not otherwise indicate or suggest that such Acquisition Proposal constitutes a Company Superior Proposal and reaffirms the Company Recommendation) will not be deemed to be (A) a withholding, withdrawal, modification or proposal by the Company Board to withhold, withdraw or modify the Company Recommendation, (B) an approval, recommendation or declaration of advisability with respect to such Acquisition Proposal or (C) a Change in the Company Recommendation.
(c) Notwithstanding anything to the contrary in this Agreement but subject to the first sentence of Section 6.2(d), prior to (but not after) obtaining the Company Stockholder Approval, the Company may, directly or indirectly through its advisors, agents or other intermediaries, (A) furnish information and access to properties, books and records to any Person, and its Representatives (including sources of financing), that has made a bona fide, written Acquisition Proposal to the Company Board after the date of this Agreement which was not obtained as a result of a material breach of this Section 6.2 and such Person has executed an Acceptable Confidentiality Agreement and (B) participate in discussions and negotiate with such Person or its Representatives concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (A) or (B) of this sentence, the Company Board determines, (x) after consulting with its outside legal counsel and its financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Company Superior Proposal and (y) that failure to do so would be reasonably likely to be inconsistent with the Company Board members’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law. The Company agrees that any material non-public information provided to such Person that has not previously been provided to Buyer shall be provided to Buyer prior to or substantially concurrently with the time it is provided to such Person. The Company Board shall not take any of the actions referred to in the foregoing clauses (A) and (B) unless the Company shall have first delivered to Buyer written notice advising Buyer that the Company intends to take such action; provided that only one such notice need be given with respect to any specific Acquisition Proposal, other than any material amendment or material modification of any such Acquisition Proposal (in which case, a new notice shall be required).
(d) In the event that, after the date of this Agreement, the Company receives an Acquisition Proposal, or any proposal, offer, inquiry or request (including any request for non-public information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company) that constitutes or would reasonably be expected to result in or lead to, any Acquisition Proposal, the Company will (i) promptly (and in no event later than twenty-four (24) hours after a director or senior executive officer of the Company becomes aware of such an Acquisition Proposal, proposal, offer, inquiry or request) notify (which notice shall be provided in writing and shall identify the Person making such Acquisition Proposal, proposal, offer, inquiry or request and set forth the material terms thereof) Buyer thereof, (ii) keep Buyer reasonably and promptly (and, in any event within twenty-four (24) hours) informed of any material developments regarding the status or terms of any such Acquisition Proposal or request, and (iii) as promptly as practicable after the receipt or delivery thereof (but in no event later than twenty-four (24) hours after a director or senior executive officer of the Company becomes aware of receipt) provide to Buyer copies of all material written correspondence and other material written materials and reasonably comprehensive summaries of material oral communication, in each case, sent or provided to or by the Company, any of its Subsidiaries or their respective Representatives, including any proposed transaction agreements relating to such Acquisition Proposal, proposal, offer, inquiry or request.
(e) The Company (x) shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date of this Agreement with any Persons with respect to any Acquisition Proposal or the possibility thereof, (y) shall promptly (and in any event within two (2) Business Days after the date hereof) request each Person, if any, that has executed a confidentiality agreement within the twelve (12) months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries and (z) immediately terminate all physical and electronic data room access for such Person and its Representatives to diligence or other information regarding the Company or any of its Subsidiaries. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, the Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Acquisition Proposal; provided that if the Company Board determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to be inconsistent with the Company Board members’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law, the Company shall be permitted on a confidential basis, upon written request by a relevant party thereto, to release or waive such standstill obligations solely to the extent necessary to permit the party referred therein to submit an Acquisition Proposal to the Company Board on a confidential basis. The Company shall provide written notice to Buyer of any waiver or release of any standstill by the Company.
(f) For purposes of this Agreement, “Acquisition Proposal” means any indication of interest, proposal or offer from any Person or group of Persons, other than Buyer and its Affiliates, with respect to (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, extraordinary dividend, share exchange, business combination, sale, license, exchange, lease, disposition or similar transaction involving the Company or any of its Subsidiaries which is structured to result in such Person or group of Persons (or their stockholders), directly or indirectly, in one or a series of related transactions, acquiring beneficial ownership of (x) 20% or more of the Company’s consolidated total assets (including equity securities of the Company’s Subsidiaries), or (y) the Company’s consolidated total assets to which twenty percent (20%) or more of the revenues or earnings of the Company and its Subsidiaries are attributable for the most recent fiscal year for which the audited financial statements are then available or (ii) any acquisition by any Person or group of Persons (or their stockholders) (other than Buyer and its Subsidiaries) resulting in, or which if consummated would result in, any Person or group of Persons (or their stockholders) (other than Buyer and its Subsidiaries) obtaining control (through Contract or otherwise) over or becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power of the equity securities of the Company (or any direct or indirect parent company thereof or any successor company thereto), in each case other than the Transactions. For purposes of this Agreement, “Company Superior Proposal” means a bona fide written Acquisition Proposal made after the date of this Agreement not resulting from a material breach of Section 6.2 that would result in a Person or group of Persons (or their stockholders) becoming, directly or indirectly, the beneficial owner of, 50% or more of the Company’s consolidated total assets, the Company’s consolidated total assets to which fifty percent (50%) or more of the revenues or earnings of the Company and its Subsidiaries are attributable for the most recent fiscal year for which the audited financial statements are then available or 50% or more of the total voting power of the equity securities of the Company (or any direct or indirect parent company thereof or successor company thereto), that the Company Board has determined in its good faith judgment, after consultation with its outside legal and financial advisors taking into account all the terms and conditions of such Acquisition Proposal, including likelihood of consummation on the terms proposed and all legal, financial and regulatory aspects of such proposal, as well as any revisions to the terms of the transactions contemplated by this Agreement offered by Buyer pursuant to Section 6.3(b)(i), is more favorable to the Company’s stockholders from a financial point of view than the Transactions and has a reasonable likelihood of being completed on the terms proposed.
(g) Without limiting the foregoing, it is understood that any breach of the restrictions contained in this Section 6.2 by any of the Company’s Representatives acting at the direction or on behalf of the Company Board or senior management of the Company shall be deemed to be a breach of this Section 6.2 by the Company.
(h) The Company shall not enter into any confidentiality or other agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 6.2, and the Company represents that it is not a party to any such agreement.
Section 6.3 Company Stockholder Meeting; Proxy Material.
(a) Except as permitted by Section 6.3(b) below, the Company Board shall recommend adoption of this Agreement by the Company’s stockholders, and unless permitted by Section 6.3(b), neither the Company Board nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Buyer, the approval of this Agreement, the Merger or the Company Recommendation, (ii) approve, recommend, adopt, authorize or declare advisable, or propose publicly to approve, recommend, adopt, authorize or declare advisable, any Acquisition Proposal, (iii) fail to publish, send or provide to the holders of Shares, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Acquisition Proposal that is a tender or exchange offer and publicly reaffirming the Company Recommendation within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (iv) if an Acquisition Proposal (other than an Acquisition Proposal that is a tender or exchange offer) or any material modification thereof shall have been publicly announced or disclosed, fail to recommend against such Acquisition Proposal or material modification thereof or fail to reaffirm the Company Recommendation within ten (10) Business Days after Buyer so requests in writing following such public announcement or disclosure (or, if earlier, at least two (2) Business Days prior to the Company Stockholder Meeting), or (v) publicly announce an intention to effect any of the foregoing (any of the foregoing, a “Change in the Company Recommendation”). For purposes of this Agreement, a Change in the Company Recommendation shall also include any failure by the Company to include the Company Recommendation in the Proxy Statement.
(b)
  (i) The Company Board shall be permitted, in response to an Acquisition Proposal received after the date of this Agreement, which has not been subsequently withdrawn and did not result from a breach of Section 6.2 or Section 6.3, to effect a Change in the Company Recommendation, or to cause the Company to terminate this Agreement pursuant to Section 8.1(c)(ii), in each case, only if all of the following conditions are met: (A) the Company Stockholder Approval has not been obtained; (B) the Company Board determines in good faith, after consulting with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Company Superior Proposal and that failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law; (C) before taking any such action, the Company promptly gives Buyer written notice advising Buyer of the intention of the Company Board to take such action (a “Superior Proposal Notice”), specifying the material terms and conditions of the applicable Acquisition Proposal, the identity of the Person making such Acquisition Proposal and the other information required by Section 6.2(d) (and the Company will also promptly give Buyer such a notice with respect to any subsequent material change in such proposal), and the Company has given Buyer at least four (4) Business Days (as modified, extended or continued by this Section 6.3(b)(i), the “Superior Proposal Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal and during such period the Company negotiates in good faith, and has made its Representatives available to negotiate in good faith, with Buyer (to the extent Buyer wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any amendment or modification (other than immaterial amendments or modifications) of such Acquisition Proposal shall require a new notice period with a new Superior Proposal Match Period of two (2) Business Days); and (D) the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Company Superior Proposal (as defined in Section 6.2(f)) at the end of such Superior Proposal Match Period and that failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law, taking into account any revisions to the terms of this Agreement offered in writing by Buyer.
  (ii) The Company Board shall be permitted, in response to an Intervening Event that is continuing, to effect a Change in the Company Recommendation, if all of the following conditions are met: (A) the Company Stockholder Approval has not been obtained; (B) the Company Board determines in good faith, after consulting with outside legal counsel and financial advisors, that failing to effect a Change in the Company Recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law; (C) before taking any such action, the Company gives Buyer written notice (the “Intervening Event Notice”) advising Buyer of the intention of the Company Board to take such action (which notice shall set forth in reasonable detail the reasons for such action and the description of the applicable Intervening Event), and the Company has given Buyer at least four (4) Business Days (as modified, extended or continued by this Section 6.3(b)(ii), the “Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) and during such period the Company negotiates in good faith, and has made its Representatives available to negotiate in good faith, with Buyer (to the extent Buyer wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any material change in the facts or circumstances underlying such Intervening Event shall require a new notice period with a new Match Period of two (2) Business Days); and (D) the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, at the end of such Match Period, taking into account any revisions to the terms of this Agreement offered in writing by Buyer, that failing to effect a Change in the Company Recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law. Without limiting the Company’s right to terminate this Agreement in the circumstances set forth in Article VIII, a Change in the Company Recommendation shall not limit the Company’s obligation to submit this Agreement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval at the Company Stockholder Meeting.
(c) If the Company provides a Superior Proposal Notice or Intervening Event Notice to Buyer on a date that is less than five (5) Business Days before the Company Stockholder Meeting, the Company shall, if requested by Buyer acting reasonably, postpone the Company Stockholder Meeting to a date determined by Buyer that is not more than ten (10) Business Days after the scheduled date of the Company Stockholder Meeting but in any event the Company Stockholder Meeting shall not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.
(d) As promptly as practicable following the date of this Agreement (but in any event within twenty (20) Business Days after the date of this Agreement), the Company shall prepare and file with the SEC the Proxy Statement. Each of Buyer and the Company shall use all reasonable efforts for the Proxy Statement to be cleared by the SEC and its staff under the Exchange Act as promptly as practicable after such filing. Buyer shall promptly comply with all reasonable requests from the Company for information regarding Buyer or Merger Sub and required by applicable Law for inclusion in the Proxy Statement and any amendments or supplements thereto. The Company will not file the Proxy Statement or any amendments or supplements thereto with the SEC without first providing Buyer and its counsel a reasonable opportunity to review and comment thereon, and the Company will (x) include the reasonable additions, deletions or changes suggested by Buyer or its counsel to the extent relating to Buyer or its Affiliates and (y) consider in good faith all other such reasonable additions, deletions or changes suggested by Buyer or its counsel in connection therewith. The Company shall cause the Proxy Statement to be mailed to stockholders of the Company as of the record date established for the Company Stockholder Meeting, no later than three (3) Business Days following the Proxy Statement Clearance Date. For the avoidance of doubt, any communications filed pursuant to Rules 14a-12 and 14a-6 under the Exchange Act or any other disclosures or statements with respect to the Merger contained in any filing required under securities Laws, other than the Proxy Statement, shall be subject to Section 6.8.

(e) Each of the Company and Buyer shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company, Buyer or Merger Sub or any of their respective Affiliates, directors or officers is discovered by the Company, Buyer or Merger Sub, which is required to be set forth in an amendment or supplement to the Proxy Statement so that none of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party discovering such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
(f) The Company shall, as promptly as practicable after receipt thereof, provide Buyer with copies of any written comments, and advise Buyer of any oral comments, received from the SEC with respect to the Proxy Statement and shall provide Buyer with copies of all correspondence between the Company and its Affiliates, on the one hand, and the SEC, on the other hand, with respect thereto. The Company shall provide Buyer with a reasonable opportunity to participate in any meetings or calls with the SEC relating to the Proxy Statement and review and comment on any communications with the SEC prior to filing such with the SEC, and will promptly provide Buyer with a copy of all such filings and communications made with the SEC. The Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Proxy Statement as promptly as reasonably practicable, and Buyer shall reasonably cooperate with the Company.
(g) The Company shall take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the Proxy Statement Clearance Date, and in any event within thirty-five (35) days thereafter, for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholder Meeting”), and, unless the Company Board has effected a Change in the Company Recommendation in accordance with Section 6.3(b), the Company Board shall include the Company Recommendation in the Proxy Statement; provided, however, that the Company Board may effect a Change in the Company Recommendation if permitted by, and in accordance with, Section 6.3(b). Without limiting the generality of the foregoing, but subject to Section 6.3(b) and the Company’s rights to terminate this Agreement under the circumstances set forth in Article VIII, the Company agrees that its obligations pursuant to the first sentence of this Section 6.3(g) or its other obligations under this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its stockholders or Representatives of any Acquisition Proposal. The Company shall not, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided that the Company may, notwithstanding the foregoing, without the prior written consent of Buyer, adjourn or postpone the Company Stockholder Meeting (A) if the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the Company Stockholder Approval, or (2) distribute any supplement or amendment to the Proxy Statement the distribution of which the Company Board has determined in good faith to be necessary under applicable Law or (B) for an absence of a quorum, and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable. Notwithstanding the foregoing, the Company may not, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Company Stockholder Meeting more than a total of three (3) times pursuant to clause (A)(1) or (B) of the immediately preceding sentence, and no such adjournment or postponement pursuant to clause (A)(1) or (B) of the immediately preceding sentence shall be, without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten (10) days in connection with any one adjournment or postponement or more than an aggregate of thirty (30) days. Without the prior written consent of Buyer, the matters contemplated by the Company Stockholder Approval shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection therewith and the Transactions) that the Company shall propose to be voted on by the stockholders of the Company at the Company Stockholder Meeting and the Company shall not schedule any other meeting of the stockholders of the Company prior to the Company Stockholder Meeting, other than the Company’s annual meeting of stockholders that is held consistent with past practice (and so long as only matters typically presented at the Company’s annual meetings of stockholders, including any stockholder proposals received in the ordinary course that are (i) not related to the Merger or the Transactions and (ii) required under applicable Law as determined in good faith by the Company, are presented at such meeting). The Company shall otherwise coordinate and cooperate with Buyer with respect to the timing of the Company Stockholder Meeting, including consulting with Buyer regarding the record date of the Company Stockholder Meeting prior to setting such date. The Company shall provide updates to Buyer with respect to the proxy solicitation for the Company Stockholder Meeting (including interim results) as reasonably requested by Buyer.
Section 6.4 Cooperation; Efforts to Consummate.
(a) Each of the Company and Buyer shall use its reasonable best efforts to take (and, in the case of Buyer, including the efforts required by, and subject to the limitations set forth in Section 6.4(e) and Section 6.4(f)), or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable after the date of this Agreement and, in any event, prior to the End Date, including (i) preparing and filing, in consultation with the other Parties, as promptly as practicable with any Governmental Entity or other third party all documentation to effect all necessary actions or nonactions, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all actions or nonactions, approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Entity or other third party, in each case, that are necessary, proper or advisable to consummate and make effective the Merger and the other Transactions (whether or not such approvals, consents, registrations, permits, authorizations and other confirmations are conditions to the consummation of the Merger pursuant to Article VII) and (iii) executing and delivering any additional instruments necessary to consummate the Transactions.
(b) In furtherance and not in limitation of the foregoing, each of Buyer and the Company shall make as promptly as practicable after the date of this Agreement (i) the notification and report form required under the HSR Act and any other applicable Antitrust Laws and (ii) any filings, notices or reports required to be made pursuant to applicable Foreign Investment Laws; provided that each of Buyer and the Company shall make its filing with respect to the HSR Act within ten (10) Business Days after the date of this Agreement. Each of the Company and Buyer shall (A) supply as promptly as practicable any additional information and documentary material that may be requested by a Governmental Entity in connection with the foregoing, including any information, documentation or other material that may be requested by a Governmental Entity with respect to any controlling person of Buyer, (B) furnish to each other any necessary information and reasonable assistance as the other may request in connection with the foregoing, and (C) take all other actions necessary or advisable to cause the expiration or termination of any applicable waiting periods under the HSR Act and any other applicable Antitrust Laws and the Foreign Investment Laws, in each case as promptly as practicable and, in any event, prior to the End Date. The Company and Buyer shall each request early termination of the waiting period with respect to the Merger under the HSR Act. Buyer shall pay all filing fees payable under the HSR Act or in connection with any other applicable Antitrust Laws or Foreign Investment Laws, regardless of whether the Transactions are consummated.
(c) Except as prohibited by applicable Law or Governmental Order, each of Buyer and the Company shall (i) cooperate and consult with each other in connection with any filing or submission with a Governmental Entity in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Transactions, including any Proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) promptly inform the other Party of (and, if in writing, supply to the other Party) any substantive communication received by such Party from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity and of any substantive communication received or given in connection with any Proceeding by a private party, in each case regarding any of the Transactions, (iii) consult with each other prior to taking any material position with respect to the filings contemplated by Section 6.4(b) in discussions with or filings to be submitted to any Governmental Entity, (iv) permit the other Party to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Entity with respect to the filings contemplated by Section 6.4(b) and (v) coordinate with the other Party in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such Party with any Governmental Entity relating to this Agreement or the Transactions; provided that, each Party shall be permitted to redact any materials (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements or applicable Law and (C) as necessary to address reasonable attorney-client or other privileged, confidentiality or competitively sensitive information concerns. Notwithstanding the foregoing, in the event of any dispute between the Parties relating to strategy in connection with obtaining any necessary approvals under Antitrust Laws or Foreign Investment Laws with respect to the Merger and the other Transactions, the Parties shall escalate such dispute to the chief legal officers of the Company and Buyer for resolution. If such dispute is not resolved pursuant to the preceding sentence, Buyer shall have the right to make the final determination with respect to such matter acting reasonably and in good faith and in a manner consistent with Buyer’s obligations under Section 6.4(e).
(d) Unless prohibited by applicable Law or Governmental Order, (i) none of the Company, Buyer or their respective Affiliates shall participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Transactions (including with respect to any of the actions referred to in Section 6.4(a)) without giving the other Party the opportunity to attend and participate, (ii) each of the Company and Buyer shall give the other reasonable prior notice of any such meeting or conversation and (iii) in the event either the Company or Buyer is prohibited by applicable Law or Governmental Order or by the applicable Governmental Entity from participating or attending any such meeting or engaging in any such conversation, the participating or attending Party shall keep the non-participating or non-attending Party, as the case may be, reasonably apprised with respect thereto.
(e) Notwithstanding anything to the contrary in this Section 6.4, Buyer and its Affiliates shall use reasonable best efforts to take all actions necessary to avoid or eliminate each and every impediment that may be asserted by any Governmental Entity with respect to the Transactions so as to enable the Closing to occur as promptly as practicable and, in any event, prior to the End Date, including (i) the prompt use of its best efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary Governmental Order that would materially delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, including (A) the proffer and agreement by Buyer of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, such assets, rights, product lines, categories of assets or businesses or other operations or interests therein of the Company and its Subsidiaries (and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto, including the entry into hold separate arrangements, terminating, assigning or modifying Contracts (or portions thereof) or other business relationships of the Company and its Subsidiaries, accepting restrictions on business operations of the Company and its Subsidiaries and entering into commitments and obligations with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of the Company and its Subsidiaries) and (B) the proffer and agreement by Buyer of its willingness to take such other actions, and promptly to effect such other actions (and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto, including the entry into hold separate arrangements, terminating, assigning or modifying Contracts (or portions thereof) or other business relationships, accepting restrictions on business operations and entering into commitments and obligations, in each case with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of the Company and its Subsidiaries), in each case if such action should be necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum or issuance of any Governmental Order that would materially delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions by any Governmental Entity (each of the actions in the foregoing clauses (A) and (B), a “Remedial Action”), and (ii) defending through litigation on the merits (including any appeals therefrom) any claim asserted in any court, agency or other Proceeding by any Person, including any Governmental Entity, seeking to materially delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, Buyer and its Affiliates shall not be required to (x) proffer or agree to any Remedial Action with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of the Buyer or any of its pre-Closing Affiliates; or (y) proffer or agree to any Remedial Action with respect to assets, rights, product lines, categories of assets or businesses or other operations or interests therein of the Company or its Subsidiaries identified on Section 6.4(e) of the Company Disclosure Letter. The Company and its Subsidiaries shall not be permitted to proffer or agree to any Remedial Action without the prior written consent of Buyer, and, if requested by Buyer in writing, the Company shall agree to any Remedial

Action; provided, however, that nothing in this Agreement shall obligate the Company to (1) agree to any Remedial Action that is not conditioned on the consummation of the Closing or (2) pay, prior to the Effective Time, any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the Transactions under any contract or agreement or otherwise.
(f) Buyer shall not, and shall cause its Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, or commence any new business, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation or commencement of such new business would reasonably be expected to impose a material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the Transactions, or prevent, materially delay or materially impede the consummation of the Transactions.
Section 6.5 Status; Notifications. Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Buyer each shall keep the other apprised of the status of matters relating to the consummation of the Transactions. The Company shall give Buyer prompt notice of the occurrence of any Company Material Adverse Effect and each of the Company and Buyer shall give prompt notice to the other of (i) any failure of any condition to the other Party’s obligation to consummate the Transactions and (ii) any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Buyer; provided that the delivery of any notice pursuant to this Section 6.5 shall not affect or be deemed to modify any representation, warranty, covenant, right, remedy or condition to any obligation of any Party or update the Company Disclosure Letter or Buyer Disclosure Letter, as applicable.
Section 6.6 Information; Access and Reports.
(a) Subject to applicable Law and the other provisions of this Section 6.6, each of the Company and Buyer shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors and officers and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Buyer or the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions. Additionally, the Company shall, upon giving of reasonable notice by Buyer, afford Buyer’s authorized Representatives reasonable access, during normal business hours following reasonable advance notice throughout the period prior to the Effective Time, to its officers, employees, agents, contracts, books and records (including the work papers of its independent accountants upon receipt of any required consents from such accountants), as well as properties, offices and other facilities, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Buyer all information concerning its business, properties and personnel as may reasonably be requested by Buyer, in each case, for purposes reasonably related to the consummation of the Transactions.
(b) The foregoing provisions of this Section 6.6 shall not require and shall not be construed to require either the Company or Buyer to permit any access to any of its officers, employees, agents, contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that in the reasonable judgment of the Company or Buyer, as applicable, would (i) result in the disclosure of any Trade Secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement if the Party shall have used commercially reasonable efforts (without payment of any consideration, fees or expenses) to obtain the consent of such third party to such inspection or disclosure, (ii) result in a violation of applicable Law, including any fiduciary duty, (iii) result in the loss of the protection of any attorney-client privilege, (iv) result in the disclosure of any personal information that would expose the Party to the risk of liability, (v) unreasonably disrupt the operations of such Party or any of its Subsidiaries or (vi) include any environmental sampling or testing or other invasive or subsurface investigation. In the event that the Company or Buyer, as applicable, objects to any request submitted pursuant to and in accordance with this Section 6.6(b) and withholds information on the basis of the foregoing clauses (i) through (iv), the Company or Buyer, as applicable, shall inform the other Party as to the general nature of what is being withheld and the Company or Buyer shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law, jeopardizing the applicable privilege or exposure to the Company or Buyer to such liability. Each of the Company or Buyer, as it deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company or Buyer, as applicable. All information exchanged or made available shall be governed by the terms of the Confidentiality Agreement.
(c) To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and under the joint defense doctrine.
(d) No exchange of information or investigation by Buyer or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement, and no investigation by the Company or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of Buyer or Merger Sub set forth in this Agreement.
Section 6.7 Exchange Act Deregistration; Post-Closing SEC Reports. Prior to the Effective Time, the Company shall cooperate with Buyer and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable on its part under applicable Laws and rules and regulations of NYSE to cause the Shares and any other security issued by the Company or one of its Subsidiaries and listed on NYSE to be de-listed from NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time. Buyer will use reasonable best efforts to cause (a) the Surviving Corporation or NYSE to file with the SEC a Form 25 on the Closing Date and (b) the Surviving Corporation to file with the SEC a Form 15 on the first Business Day that is at least ten (10) days after the date the Form 25 is filed (such period between the Form 25 filing date and the Form 15 filing date, the “Delisting Period”). If the Company or Buyer reasonably determines that the Surviving Corporation is reasonably likely to be required to file any reports in accordance with the Exchange Act during the Delisting Period, the Company will use reasonable best efforts to deliver to Buyer prior to the Closing a draft, which is sufficiently developed such that it can be timely filed with a reasonable amount of effort within the time available, of any such reports reasonably likely to be required to be filed during the Delisting Period (“Post-Closing SEC Reports”). The Post-Closing SEC Reports provided by the Company in accordance with this Section 6.7 when delivered will (i) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of applicable Laws.
Section 6.8 Publicity. The initial press releases with respect to the Merger to be issued by the Company and Buyer shall be mutually agreed between the Company and Buyer and thereafter the Company and Buyer shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other Party, prior to issuing any press releases or otherwise making planned public statements with respect to the Merger and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto and shall not issue any such press release or other public statement without obtaining the other Party’s prior written consent, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or trading market (but after having consulted with the other Parties in accordance with this Section 6.8 to the extent reasonably practical under the circumstances), (ii) any consultation or consent that would not be reasonably practicable as a result of requirements of applicable Law, (iii) with respect to or following any Change in the Company Recommendation made in accordance with this Agreement or response to any Acquisition Proposal or (iv) any press release or other public statement consistent with the initial press releases or other mutually agreed communications (including any other public filings made with the SEC in connection with this Agreement or the Transactions). Each of the Company and Buyer may, without such consultation or consent, make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, make internal announcements to employees and make disclosures in documents (including exhibits and all other information incorporated therein) required to be filed with or furnished to the SEC, so long as such statements are not inconsistent with previous statements made by the Company or Buyer in compliance with this Section 6.8.
Section 6.9 Employee Matters.
(a) For a period of twelve (12) months following the Effective Time (or, if shorter, the applicable employee’s period of employment following the Closing Date) (the “Continuation Period”), the Surviving Corporation and its Subsidiaries shall (and Buyer shall cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee with (i) a base salary or wage rate, as applicable, and target cash incentive opportunities (including, as applicable, annual or short-term bonus and commission opportunities but excluding severance, change in control, retention, transaction bonus or similar one-time or special arrangements, equity or equity-based incentive opportunities or other long-term incentives) that are, in each case, no less favorable than those provided to such Continuing Employee immediately before the Effective Time and (ii) broad-based employee health, welfare and retirement benefits (excluding any defined benefit retirement, retiree medical plans or other post-employment health and welfare benefits) that are substantially similar, in the aggregate, to either (x) those provided to similarly situated employees of Buyer or (y) those provided to such Continuing Employee immediately before the Effective Time.
(b) For the Continuation Period (or such longer period required by the terms of the applicable Company Plan), the Surviving Corporation and its Subsidiaries shall (and Buyer shall cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee with severance and termination benefits that are no less favorable than those applicable to such Continuing Employee immediately before the Effective Time as set forth in Section 6.9(b) of the Company Disclosure Letter.
(c) With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the Surviving Corporation and its Subsidiaries shall (and Buyer shall cause the Surviving Corporation and its Subsidiaries to) use commercially reasonable efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, severance entitlement or termination pay), except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing: (i) the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Company Plan (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents; and (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, the Surviving Corporation and its Subsidiaries shall use commercially reasonable efforts to cause any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plans ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time and will not be subject to accrual limits or other forfeiture and shall not limit future accruals.

(d) In respect of each Continuing Employee’s annual bonus for the fiscal year in which the Closing Date occurs (the “Closing Year Annual Bonus”), Buyer shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee a pro rata portion of the Closing Year Annual Bonus, in an amount determined assuming (i) with respect to any applicable individual performance goals, that such goals are achieved at no less than target levels of performance and (ii) with respect to any applicable Company performance goals, that such goals are achieved at the greater of (x) target performance and (y) actual performance as of the Closing Date (as determined by the Company in good faith immediately prior to the Closing), and pro-rated by a fraction, the numerator of which is the number of days elapsed in such fiscal year prior to the Closing and the denominator of which is 365 (the “Pro Rata Bonus Payment”); provided, that the Pro Rata Bonus Payment will be payable at the same time and subject to the same terms and conditions as called for in the applicable Company Plan in effect as of the Closing Date, unless the Continuing Employee’s employment is terminated prior to the applicable payment date for the Closing Year Annual Bonus by the Surviving Corporation without “cause”, in which case, if such Continuing Employee executes and does not revoke a customary general release of claims pursuant to a form provided by the Company, such Continuing Employee shall be entitled to receive an amount in cash no less than the Pro Rata Bonus Payment no later than sixty (60) days following such termination. Notwithstanding the foregoing, if any such Continuing Employee participates in the Company Plan set forth on Section 6.9(d) of the Company Disclosure Letter and experiences a qualifying termination prior to the applicable bonus payment date, such Continuing Employee’s Closing Year Annual Bonus (including any Pro Rata Bonus Payment) shall be paid in accordance with such Company Plan, and in no event shall a Continuing Employee be entitled to duplicative payments related to such Continuing Employee’s annual bonus in respect of the same period of service.
(e) From and after the Effective Time, the Surviving Corporation shall (and Buyer shall cause the Surviving Corporation to) assume and honor all of the Company Plans in accordance with their terms as in effect immediately prior to the Effective Time and, in good faith, interpret the provisions of such Company Plans consistent with past practice and in any event, no less favorably than the manner in which the Company Plan has been interpreted in the past.
(f) The Surviving Corporation shall (and Buyer shall cause the Surviving Corporation to) assume all Collective Bargaining Agreements to which the Company or any of its Subsidiaries is a party in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing or anything in this Agreement to the contrary, the terms and conditions of employment for any (i) Continuing Employees covered, or who become covered, by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law, and (ii) Continuing Employees otherwise located outside the United States shall be subject to applicable Law.
(g) Nothing in this Agreement shall confer upon any Person any right to continue in the employ or service of the Company, Buyer or any of their respective Affiliates, or shall interfere with or restrict in any way the rights of the Company, Buyer or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Person at any time for any reason whatsoever, with or without cause, in accordance with any Collective Bargaining Agreements. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9(g) shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, or any plan, program or arrangement of the Company, Buyer or any of their respective Affiliates, or (ii) create any third-party rights in any current or former service provider or employee of the Company or its Affiliates (or any beneficiaries or dependents thereof).
Section 6.10 Indemnification; Directors’ and Officers’ Insurance.
(a) From and after the Effective Time and for period of six (6) years thereafter, Buyer agrees to cause the Surviving Corporation to indemnify and hold harmless, to the fullest extent permitted under applicable Law and the Organizational Documents of the Company (or Organizational Documents of any of its Subsidiaries) in effect as of the date of this Agreement, each present and former (determined as of the Effective Time) director and officer of the Company or any of its Subsidiaries, and each individual who is or was serving or has agreed at the request of the Company or any of its Subsidiaries to serve as a director, officer or manager of another Person, in each case, when acting in such capacity (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) the Transactions and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and Buyer shall cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted to do so under applicable Law and the Organizational Documents of the applicable Group Company in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification.
(b) Prior to the Effective Time, the Group Companies shall and, if the Group Companies are unable to, Buyer shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Group Companies’ existing directors’ and officers’ insurance policies and (ii) the Group Companies’ existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six (6) years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Group Companies’ insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate to the insureds as the Group Companies’ existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions), provided, that in no event shall the Company or the Surviving Corporation, unless approved by Buyer, pay with respect to any such “tail” insurance policies more than 300% of the aggregate annual premium most recently paid by the Group Companies for the corresponding insurance policy (the “Maximum Amount”); provided, further, that if the Company or the Surviving Corporation is unable to obtain any such tail policy because its aggregate premium exceeds the Maximum Amount, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for an aggregate premium equal to the Maximum Amount. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate to the insureds as provided in the Group Companies’ existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable in the aggregate as provided in the Group Companies’ existing policies as of the date of this Agreement, provided that, in either case, the Surviving Corporation shall not to be required pay, unless approved by Buyer, an aggregate amount for such D&O Insurance in excess of the Maximum Amount; provided, further, that if the Surviving Corporation is unable to obtain any such insurance policy because its aggregate premium exceeds the Maximum Amount, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for an aggregate premium equal to the Maximum Amount. Buyer shall not, and shall cause the Surviving Corporation not to, cancel, impair, amend, modify or otherwise adversely affect any such D&O Insurance during the Tail Period.
(c) Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such Proceeding, shall promptly notify Buyer thereof in writing, but the failure to so notify shall not relieve Buyer or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Buyer or Surviving Corporation. In the event of any Proceeding: (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Buyer nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Buyer or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Buyer and the Surviving Corporation shall be obligated pursuant to this Section 6.10 to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest (provided, that the fewest number of legal counsels necessary to avoid conflicts of interest shall be used); (ii) the Indemnified Parties shall cooperate in the defense of any such matter if Buyer or the Surviving Corporation elects to assume such defense, and Buyer and the Surviving Corporation shall cooperate in the defense of any such matter if Buyer or the Surviving Corporation elects not to assume such defense; (iii) the Surviving Corporation shall not settle, compromise or consent to the entry of judgment in any Proceeding involving an Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement, compromise or consent to judgment (A) includes a complete and unconditional release of such Indemnified Party from all liability, (B) contains no admission or acknowledgment of wrongdoing, liability, fault, misconduct, breach of duty or violation of Law by such Indemnified Party, and (C) imposes no injunctive relief, cooperation obligations, restrictions, bars, penalties or other non-monetary obligations on such Indemnified Party; (iv) Buyer and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law; and (v) all rights to indemnification in respect of any such Proceedings shall continue until final disposition of all such Proceedings. Neither the Surviving Corporation nor Buyer shall have any liability to an Indemnified Party under this Section 6.10 for any settlement effected without the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).
(d) From and after the Effective Time and for period of six (6) years thereafter, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Group Companies or any indemnification agreement between such Indemnified Party and the Group Companies, in each case, as in effect on the date of this Agreement and set forth on Section 6.10(d)(i) of the Company Disclosure Letter, shall survive the Transactions unchanged and shall not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Additionally, Buyer shall cause the Surviving Corporation (i) to maintain the indemnification agreements set forth in Section 6.10(d)(ii) of the Company Disclosure Letter and any other indemnification agreements entered by the Company or its Subsidiaries after the date hereof with a director, officer or employee (it being understood and agreed that entry into such agreements shall be subject to the consent of Buyer (not to be unreasonably withheld, conditioned or delayed)) and (ii) to not change the outside counsel arrangements set forth on Section 6.10(d)(iii) of the Company Disclosure Letter without the consent of the applicable Indemnified Person, in each case, for a period of six (6) years from and after the Effective Time.
(e) If Buyer or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.
(f) The rights of the Indemnified Parties under this Section 6.10 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Group Companies, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Group Companies for any of their respective directors or officers (it being agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution of any such claims under such policies).
(g) This Section 6.10 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 6.10.
Section 6.11 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, the Company (including the Company Board) shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to eliminate or minimize the effects of such statute or regulation on the Transactions.
Section 6.12 Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the Merger and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 6.13 Transaction Litigation. In the event that any stockholder litigation related to this Agreement or the Transactions is brought against the Company or any members of the Company Board from and following the date of this Agreement and prior to the Effective Time (such litigation, “Company Transaction Litigation”), the Company shall promptly notify Buyer of such Company Transaction Litigation and shall keep Buyer reasonably informed with respect to the status thereof. The Company shall give Buyer a reasonable opportunity to participate in the defense or settlement (at Buyer’s sole expense and subject to a customary joint defense agreement) of any Company Transaction Litigation and shall consider in good faith Buyer’s advice with respect to such Company Transaction Litigation; provided that the Company shall in any event control such defense and the disclosure of information to Buyer in connection therewith shall be subject to the provisions of Section 6.6; provided, further, that the Company shall not settle or agree to settle any Company Transaction Litigation without prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.14 Treatment of the Company’s Debt.
(a) The Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions reasonably requested by Buyer that are required to facilitate in accordance with the terms thereof the termination of all commitments outstanding under each of the Company Credit Agreements, the repayment in full of all obligations, if any, outstanding thereunder, the release of all Liens, if any, securing such obligations, and the release of guarantees, if any, in connection therewith, in each case, on the Closing Date as of the Effective Time (such termination, repayment and releases, the “Credit Facility Terminations”). In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, deliver to Buyer at least two (2) Business Days prior to the Closing Date, substantially final drafts of payoff letters and related lien release documentation with respect to each of the Company Credit Agreements (each such payoff letter and related release documentation, together, a “Payoff Letter”) in form and substance customary for transactions of this type (and executed copies of such Payoff Letters shall be delivered on the Closing Date), from the applicable agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letters shall, among other things, include the relevant payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing such indebtedness, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date, be released and terminated. Notwithstanding anything herein to the contrary, in no event shall this Section 6.14(a) require the Company or any of the Company Subsidiaries to cause the Credit Facility Terminations to be effective unless and until the Effective Time has occurred and Buyer has provided or caused to be provided to the Company or the Company Subsidiaries funds (or Buyer has directed the Company or any of the Company Subsidiaries to use funds on their balance sheet) to pay in full the amounts set forth in each Payoff Letter.
(b) The Company shall, and shall cause the Company Subsidiaries to, and shall use reasonable best efforts to cause its and their Representatives to, as applicable, (i) deliver to the trustee under the Company Senior Notes Indenture on a timely basis in advance of the Effective Time, a notice of optional redemption at the Effective Time for up to all of the outstanding aggregate principal amount of the Company Senior Notes, pursuant to the redemption provisions of the Company Senior Notes Indenture (it being understood that such notice shall be conditional on the consummation of the Merger) and (ii) provide all assistance reasonably requested by Buyer to facilitate the redemption (and, at the option of Buyer, satisfaction and discharge) of the Company Senior Notes at the Effective Time pursuant to the redemption provisions, and other applicable provisions relating thereto of the Company Senior Notes Indenture (the “Redemption”) and, in each case, take any other actions reasonably requested by Buyer that are customary or necessary in connection therewith, including the execution and delivery by the Company, the Company Subsidiaries or their Representatives (as applicable) of customary officers’ certificates and, if requested by the trustee, legal opinions to the trustee under the Company Senior Notes Indenture, to the extent such certificates and opinions are required pursuant to the terms of the Company Senior Notes Indenture; provided, that such requested assistance does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries. The Company (or the applicable Company Subsidiary) shall deliver a copy of any such notice or other document to Buyer at least three (3) Business Days prior to delivering or entering into such notice or other document and the Company shall consider in good faith any proposed changes thereto that Buyer reasonably requests.

Notwithstanding anything herein to the contrary, in no event shall this Section 6.14(b) require the Company or any of the Company Subsidiaries (A) to cause the Redemption to be effective unless and until the Effective Time has occurred and Buyer has provided or caused to be provided to the trustee under the Company Senior Notes Indenture funds sufficient to effect the Redemption in compliance with the provisions of the Company Senior Notes Indenture (including any fees or expenses payable to any agent or counsel of the trustee) or (B) to execute and deliver any document or instrument (or cause any document or instrument to be executed and delivered) not conditioned on or delivered substantially concurrently with the Effective Time.
Section 6.15 Financing Cooperation.
(a) Prior to the earlier of the Closing or termination of this Agreement in accordance with Article VIII, the Company shall use commercially reasonable efforts, and shall cause the Company Subsidiaries to use commercially reasonable efforts, and shall use commercially reasonable efforts to cause its Representatives to use their reasonable best efforts, to provide customary cooperation that is reasonably requested by Buyer or Merger Sub to assist Buyer and Merger Sub, at Buyer’s sole cost and expense, in connection with their efforts to obtain any debt financing in connection with the Transactions (the “Financing”), which cooperation shall include reasonable best efforts to do the following:
  (i) participating (which shall be limited to teleconference or virtual meeting platforms) in, only to the extent customary for financings of the same type as the Financing, a reasonable number of lender and investor meetings, lender presentations, due diligence sessions and rating agency meetings, in each case, upon reasonable advance notice, during normal business hours and at mutually agreed times;
  (ii) providing reasonable and customary assistance to Buyer and Merger Sub in their preparation of customary rating agency presentations, customary bank information memoranda, offering memoranda, prospectuses and similar documents reasonably and customarily required in connection with the Financing, in each case, solely with respect to information relating to the Company and its business, and promptly furnishing, to the extent practicable, to Buyer and Merger Sub such information regarding the Company (and updates thereto as reasonably requested by such Persons), including historical financial information, in each case, that is readily available from the books and records of the Company in the ordinary course of business, and other customary financial information as is reasonably requested by Buyer and Merger Sub and that is customarily prepared or delivered in connection with the arrangement, offering, execution and consummation of financings of a type similar to the Financing; and
  (iii) delivering at least three (3) Business Days prior to the Closing Date information and documentation related to the Company required and reasonably requested in writing by Buyer or Merger Sub at least nine (9) Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(b) Notwithstanding anything in Section 6.15(a) to the contrary, the cooperation and other obligations contemplated by Section 6.15(a) shall not (A) require any action that would (or would reasonably be expected to) (x) cause the failure of any condition of the Company to the Closing or any condition related to the availability of the Financing at the Closing to be satisfied or (y) cause the Company to breach any representation, warranty, covenant or agreement in this Agreement, (B) require the Company, the Company Subsidiaries or their respective Representatives to (i) execute, deliver, enter into, approve or perform any agreement, commitment, document, certificate or instrument, or modification of any agreement, commitment, document, certificate or instrument or incur any other actual or potential liability or obligation relating to the Financing, in each case, that becomes effective prior to the Closing, (ii) deliver or cause the delivery of any legal opinions or reliance letters or any certificate as to solvency or any other certificate in connection with the Financing, (iii) adopt any resolutions, execute any consents or otherwise take any corporate or similar action or deliver any certificate, in connection with the Financing or the incurrence of indebtedness contemplated thereby, in each case, that becomes effective prior to the Closing or (iv) pay any commitment or other similar fee, incur or reimburse any costs or expenses or incur any liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Financing, other than any payment that is subject to reimbursement required under Section 6.15(c), (C) require the change of any fiscal period, (D) require the Company, the Company Subsidiaries or their respective Representatives to provide, or cause to be provided, any information the disclosure of which is prohibited or restricted under applicable Law or any binding agreement with a third party that is not entered into for the purpose of evading this covenant or is legally privileged or consists of attorney work product or could reasonably be expected to result in the loss or waiver of any privilege, attorney work product protections or similar protections, (E) require the Company, the

Company Subsidiaries or their respective Representatives to take any action that would (or would reasonably be expected to) conflict with or violate any applicable Laws or result in a violation or breach of, or default under, any material contract to which any Company or Company Subsidiaries is a party, (F) unreasonably disrupt or interfere with the business or operations of the Company or the Company Subsidiaries, (G) require the preparation or delivery of any financial statements or other financial data that are not prepared in the ordinary course of its financial reporting practice, (H) require any action that would (or would reasonably be expected to) result in any director, officer, employee, stockholder or other personnel of the Company or the Company Subsidiaries incurring any personal liability, (I) require the Company, the Company Subsidiaries or their respective Representatives to provide, or cause to be provided, any information to the extent it could result in the disclosure of any Trade Secrets, customer-specific data or competitively sensitive information not otherwise required to be provided under this Agreement or (J) require the Company, the Company Subsidiaries or their respective Representatives to take any action that would (or would reasonably be expected to) conflict with or violate the Organizational Documents of the Company or the Company Subsidiaries; it being understood and agreed that under no circumstances shall the Company or the Company Subsidiaries be required to provide projections, estimates or pro forma financial information relating to the Transactions, including any pro forma cost savings, synergies, capitalization or other pro forma adjustments relating to the Transactions and to be incorporated into any pro forma financial information, all of which shall be the responsibility of Buyer and Merger Sub.
(c) Buyer shall, following a written request by the Company, reimburse the Company for any reasonable and documented out-of-pocket expenses and costs (limited, in the case of attorneys’ fees and disbursements to the reasonable and documented out-of-pocket attorneys’ fees and disbursements) incurred in connection with the Company’s or the Company’s Subsidiaries’ obligations under Section 6.14 and this Section 6.15 and shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) suffered or incurred by any of them as a result of, or in connection with, (1) such cooperation, (2) the Financing, (3) the Credit Facility Terminations and the Redemption and (4) any information used in connection therewith, except, in each case, to the extent such losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, or expenses (including outside attorneys’ fees and disbursements) arose from (x) fraud, willful misconduct or gross negligence by, or breach of its material obligations under this Agreement by, the Company, any of its Affiliates or any of their respective pre-Closing Representatives, or (y) information provided by the Company, the Company Subsidiaries or any of their respective pre-Closing Representatives, as applicable, that contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction. The Company hereby consents to the use of its logos in connection with the Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or the reputation or goodwill of the Company.
(d) Buyer acknowledges and agrees that (i) the obtaining of the Financing is not a condition to Closing and (ii) a breach of this Section 6.15 shall not constitute a breach by the Company for purposes of Section 7.3 unless (x) Buyer has provided the Company with notice in writing of such breach (with reasonable specificity as to the basis for any such breach) and the Company has failed to cure such breach in as promptly as practicable, (y) such breach is a Willful Breach and (z) such breach is the primary cause of the Financing not being consummated.
Section 6.16 FIRPTA Certificate. At or prior to the Closing, the Company shall deliver to Buyer and Merger Sub a certificate and IRS notice in form and substance required under Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c) stating that the Company is not and has not been during the relevant period a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. The Company hereby authorizes Buyer to deliver such certificate and notice to the IRS on behalf of the Company upon the Closing.
Section 6.17 Resignations. Prior to the Effective Time, the Company will use its reasonable best efforts to cause each director of the Company to execute and deliver a letter to the Company effectuating such director’s resignation, effective as of the Effective Time, as a director of the Company.

Section 6.18 Merger Sub Stockholder Consent. Buyer, in its capacity as the sole stockholder of Merger Sub, will, immediately following the execution of this Agreement, approve by written consent the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein.
ARTICLE VII

CONDITIONS
Section 7.1 Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:
(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) Regulatory Approvals. (i) Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated; and (ii) any applicable waiting period, clearance or approval of any Governmental Entity or other condition set forth in Section 7.1(b)(ii) of the Buyer Disclosure Letter shall have expired or been obtained.
(c) Laws or Governmental Orders. No Governmental Entity shall after the date of this Agreement have enacted, issued or promulgated any Law or Governmental Order that is in effect and prevents, prohibits or makes illegal the consummation of the Transactions.
Section 7.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction, or to the extent permitted by applicable Law, waiver by the Company prior to the Closing of each of the following conditions:
(a) (i) Each of the representations and warranties of Buyer and Merger Sub set forth in Section 5.1 (Organization, Good Standing and Qualification), Section 5.2 (Corporate Authority and Approval) and Section 5.9 (Brokers and Finders) shall be true and correct in all material respects, at and as of the date hereof and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) the other representations and warranties of Buyer and Merger Sub set forth in Article V shall be true and correct at and as of the date hereof and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (ii) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Transactions.
(b) Buyer and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.
(c) The Company shall have received a certificate duly executed on behalf of Buyer and Merger Sub by a duly authorized officer of Buyer and Merger Sub certifying that (in his or her capacity as such and not in his or her personal capacity and without any personal liability) the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
Section 7.3 Conditions to Obligation of Buyer and Merger Sub to Effect the Merger. The obligations of Buyer and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Buyer prior to the Closing of the following conditions:
(a) (i) Each of the representations and warranties of the Company set forth in the first sentence of Section 4.1 (Organization, Good Standing and Qualification), Section 4.2(a) (Capital Structure), the first sentence of Section 4.2(c) (Capital Structure) and Section 4.6(a) (Absence of Certain Changes) shall be true and correct, at and as of the date hereof and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, except, with respect to Section 4.2(a) (Capital Structure) and the first sentence of Section 4.2(c) (Capital Structure) for de minimis inaccuracies; (ii) the representations and warranties of the Company set forth in Section 4.2(e)(Capital Structure), Section 4.2(f) (Capital Structure), Section 4.3 (Corporate Authority and Approval), Section 4.4(b)(i) (Governmental Filings; No Violations) (solely with respect to the Company), Section 4.18 (Takeover Statutes; No Rights Plan) and Section 4.20 (Brokers and

Finders) shall be true and correct in all material respects, at and as of the date hereof and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Company set forth in Article IV that are qualified by a “Company Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date hereof and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the other representations and warranties of the Company set forth in Article IV shall be true and correct (without giving effect to any qualification as to materiality contained therein) at and as of the date hereof and the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, have a Company Material Adverse Effect.
(b) The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.
(c) Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
(d) Buyer shall have received a certificate duly executed on behalf of the Company by a duly authorized officer of the Company certifying that (in his or her capacity as such and not in his or her personal capacity and without any personal liability) the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.
Section 7.4 Frustration of Closing Conditions. No Party may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s material breach of any covenant or agreement of this Agreement.
ARTICLE VIII

TERMINATION
Section 8.1 Termination or Abandonment. This Agreement may be terminated and abandoned prior to the Effective Time, whether before or after the Company Stockholder Approval:
(a) by the mutual written consent of the Company and Buyer;
(b) by either the Company or Buyer, if:
  (i) the Effective Time shall not have occurred on or before the first Business Day that is twelve (12) months after the date of this Agreement (the “End Date”), provided, that (x) if, as of such date all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing and other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (but with respect to Section 7.1(c), only to the extent the applicable Law or Governmental Order relates to the HSR Act or any other applicable Antitrust Law or Foreign Investment Law)), then such date shall, automatically without the action of any Person, be extended to the first Business Day that is fifteen (15) months after the date of this Agreement (“First Extended End Date”), and references to the “End Date” shall instead refer to the First Extended End Date; and (y) if, as of the First Extended End Date all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing and other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (but with respect to Section 7.1(c), only to the extent the applicable Law or Governmental Order relates to the HSR Act or any other applicable Antitrust Law or Foreign Investment Law)), then the End Date shall, automatically without the action of any Person, be extended again to the first Business Day that is eighteen (18) months after the date of this Agreement (“Second Extended End Date”), and references to the “End Date” shall instead refer to the Second Extended End Date; provided, further, that the Parties shall be entitled to extend the End Date by mutual written agreement and the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not have breached in any material respect its obligations under this Agreement in any manner that has been the primary cause of the failure to consummate the Merger on or before the End Date;

  (ii) any Law or Governmental Order permanently enjoining, prohibiting or making illegal the consummation of the Merger shall have been issued and become final, binding and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not have breached in any material respect its obligations under this Agreement in any manner that has been the primary cause of such Law or Governmental Order; or
  (iii) if the Company Stockholder Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Company Stockholder Approval shall not have been obtained;
(c) by the Company:
  (i) if Buyer or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.1 or Section 7.2 and (B) cannot be cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) forty-five (45) Business Days following the Company’s delivery of written notice to Buyer stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) and the basis for such termination; provided, that the Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement; or
  (ii) prior to receipt of the Company Stockholder Approval, in order to enter into a definitive agreement providing for a Company Superior Proposal, provided that no such termination shall be effective unless the Company (a) has complied with Section 6.3(b), and (b) pays the Company Termination Fee due to Buyer in accordance with Section 8.3(a) prior to or concurrently with such termination;
(d) by Buyer:
  (i) if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 7.1 or Section 7.3 and (B) cannot be cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) forty-five (45) Business Days following Buyer’s delivery of written notice to the Company stating Buyer’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; provided, that Buyer shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Buyer or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement; or
  (ii) prior to receipt of the Company Stockholder Approval, if the Company Board shall have effected a Change in the Company Recommendation.
Section 8.2 Effect of Termination. In the event of a valid termination of this Agreement pursuant to Section 8.1, the terminating Party shall forthwith give written notice thereof to the other Party or Parties and this Agreement shall terminate, and the Transactions shall be abandoned, without further action by any of the Parties. In the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Buyer, Merger Sub or their respective Subsidiaries or Affiliates, except that: (i) no such termination shall relieve the Company of its obligation to pay the Company Termination Fee, if, as and when required pursuant to Section 8.3 or any of its other obligations under Section 8.3 expressly contemplated to survive the termination of this Agreement pursuant to Section 8.3; (ii) no such termination shall relieve any Party for liability for such Party’s Fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to its termination; and (iii) the Confidentiality Agreement and the provisions of this Section 8.2, Section 8.3 and Article IX shall survive the termination hereof.
Section 8.3 Company Termination Fee.
(a) Company Termination Fee. If (A) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), (B) this Agreement is terminated by Buyer pursuant to Section 8.1(d)(ii), or (C) (x) after the date of this Agreement, an Acquisition Proposal (substituting in the definition thereof “50%” for “20%” in each place each such phrase appears) (a “Company Qualifying Transaction”) is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least three (3) Business Days prior to, the Company Stockholder Meeting in the case of a termination pursuant to Section 8.1(b)(iii), prior to the End Date in the case of termination pursuant to Section 8.1(b)(i) or prior to the applicable breach in the case of a termination pursuant to Section 8.1(d)(i), (y) this

Agreement is terminated by the Company or Buyer pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Buyer pursuant to Section 8.1(d)(i) and (z) concurrently with or within twelve (12) months after such termination, the Company (1) consummates a Company Qualifying Transaction or (2) enters into a definitive agreement providing for a Company Qualifying Transaction and later consummates such Company Qualifying Transaction (whether during or following such twelve (12)-month period), then the Company shall pay to Buyer, by wire transfer of immediately available funds to an account designated in writing by Buyer, a fee of $115,920,000 in cash (the “Company Termination Fee”), such payment to be made prior to or concurrently with such termination in the case of clause (A) above, within three (3) Business Days after such termination in the case of clause (B) above, or within three (3) Business Days after the consummation of such Company Qualifying Transaction in the case of clause (C) above; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(b) Acknowledgements. Each Party acknowledges that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(a), Buyer would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay the Company Termination Fee when payable pursuant to Section 8.3(a), the Company shall pay to Buyer all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses reasonably incurred in connection with any action initiated seeking such payment), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge that in the event that the Company Termination Fee becomes payable by, and is paid by, the Company to Buyer, such Company Termination Fee shall be Buyer’s sole and exclusive remedy pursuant to this Agreement (other than in respect of Fraud or Willful Breach). The Parties further acknowledge that the right to receive the Company Termination Fee shall not limit or otherwise affect any Party’s right to specific performance as provided in Section 9.4.
ARTICLE IX

MISCELLANEOUS AND GENERAL
Section 9.1 Survival. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing or the termination of this Agreement only to the extent provided in this Section 9.1.
(a) The following provisions of this Agreement shall survive the Merger: this Article IX (Miscellaneous and General), the Confidentiality Agreement, the agreements of the Parties contained in Article I (The Merger), Article III (Delivery of Merger Consideration; Procedures for Surrender), Section 4.21 (No Other Representations and Warranties), Section 5.10 (No Other Representations and Warranties), Section 6.9 (Employee Matters), Section 6.10 (Indemnification; Directors’ and Officers’ Insurance) and Section 9.10 (Expenses), and those other covenants and agreements contained herein that by their terms apply, or that are to be performed, in whole or in part, after the Merger, and the provisions that substantively define any related defined terms.
(b) The following provisions of this Agreement shall survive the termination of this Agreement: this Article IX (Miscellaneous and General), the Confidentiality Agreement, and the agreements of the Parties contained in Section 4.21 (No Other Representations and Warranties), Section 5.10 (No Other Representations and Warranties), Section 6.15(c) (Financing Cooperation), Section 8.2 (Effect of Termination), Section 8.3 (Company Termination Fee) and Section 9.10 (Expenses), and the provisions that substantively define any related defined terms.
(c) All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the Closing or the termination of this Agreement, as applicable.
Section 9.2 Modification or Amendment; Waiver.
(a) Subject to the provisions of applicable Law and the provisions of Section 6.10, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by each Party (and Guarantor, if the amendment is to Section 9.15), or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to each of the Parties’ respective obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective.
(b) No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 9.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 9.4 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.
Section 9.5 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email with no “bounceback” or notice of non-delivery generated to sender. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 9.5:

If to the Company:

Atkore Inc.
16100 South Lathrop Avenue
Harvey, Illinois 60426
Attention:	***
Telephone:	***
Email:	***

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention:	William D. Regner Erik J. Andren
Email:	wdregner@debevoise.com ejandren@debevoise.com

If to Buyer, Merger Sub or Guarantor:

Prysmian S.p.A.
Via Chiese 6
20126 Milano, Italy
Attention:	*** and ***
Email:	*** ***

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street New York, New York 10019
Attention:	Adam O. Emmerich Ahsan M. Barkatullah
Email:	AOEmmerich@wlrk.com AMBarkatullah@wlrk.com

Section 9.6 Entire Agreement.
(a) This Agreement (including the exhibits and annexes hereto), the Company Disclosure Letter, the Buyer Disclosure Letter and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.
(b) Each Party acknowledges and agrees to the provisions set forth in Section 4.21 and Section 5.10 and, without limiting such provisions, additionally acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement, (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions, and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto, other than those for Fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.
Section 9.7 Third-Party Beneficiaries. Except (x) that, in accordance with Section 261 of the DGCL, the Company shall have the right, if this Agreement is terminated and subject to Section 8.2, on behalf of the Company’s stockholders (each of which are third party beneficiaries of this Agreement solely to the extent required for this provision to be enforceable), to pursue damages in accordance with this Agreement (including damages incurred or suffered by the Company’s stockholders in the event such stockholders would not receive the benefit of the bargain negotiated by the Company on their behalf as set forth in this Agreement) in the event of a breach by Buyer or Merger Sub of this Agreement, it being agreed that, except as provided in clause (y) below, in no event shall any such stockholders of the Company be entitled to enforce any of their rights, or any of Buyer’s or Merger Sub’s obligations, under this Agreement in the event of any such breach, but rather the Company shall have the sole and exclusive right to do so as a Representative for such stockholders of the Company (and upon receipt of any payments as a result thereof, the Company shall be entitled to retain the amount of such payments so received), (y) for the right of the Company’s stockholders and the holders of Company Equity Awards to receive, following the Effective Time, the Merger Consideration in accordance with Article III and the rights of the holders of Company Equity Awards to receive, following the Effective Time, the consideration payable in accordance with Article III and

(z) with respect to the provisions of Section 6.10, the Indemnified Parties, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties on the terms and subject to the conditions set forth in this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including, without limiting the generality of Section 9.6, the right to rely upon the representations and warranties set forth in this Agreement. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.8 Non-Recourse. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, or any instrument or other document delivered pursuant to this Agreement or the Transactions, may only be brought against the Guarantor and the Persons expressly named as Parties (or any of their respective successors, legal representatives and permitted assigns) and then only with respect to the specific obligations set forth herein with respect to such Person. No past, present or future director, employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or persons in a similar capacity, controlling person, Affiliate or Representative of the Guarantor or any Party (or any Affiliate of the Guarantor or any Party), or any of their respective successors, Representatives and permitted assigns (unless, for the avoidance of doubt, such Person is the Guarantor or a Party), shall have any liability or other obligation for any obligation of the Guarantor or any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, or any instrument or other document delivered pursuant to this Agreement or the Transactions; provided, however, that nothing in this Section 9.8 shall limit any liability or other obligation of the Parties or the Guarantor for breaches of the terms and conditions of this Agreement.
Section 9.9 Fulfillment of Obligations. Whenever this Agreement requires a Group Company to take any action, such requirement shall be deemed to include an undertaking, prior to the Effective Time, on the part of the Company to cause such Group Company to take such action and, on the part of the Surviving Corporation to cause such Group Company to take such action. Whenever this Agreement requires Merger Sub or any other Subsidiary of Buyer to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.
Section 9.10 Expenses. Except as otherwise provided in this Agreement and whether or not the Transactions are consummated, all costs and expenses (including fees and expenses of counsel and financial advisors) incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses.
Section 9.11 Severability. The provisions of this Agreement shall be deemed severable, and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 9.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors, legal representatives and permitted assigns). Except as expressly contemplated by Section 6.10, no Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties, and any attempted or purported assignment or delegation in violation of this Section 9.12 shall be null and void.

Section 9.13 Interpretation and Construction.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(b) The Preamble and all Recital, Article, Section, Subsection, Schedule, Annex and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules, annexes and exhibits to this Agreement unless otherwise specified herein.
(c) Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if” and (vii) documents, materials and information are deemed to have been “made available” to Buyer and Merger Sub, if such documents, materials or information were available for review by such Person and its Representatives through the data room for the Transactions, otherwise furnished to Buyer, Merger Sub or their respective Representatives (including by electronic mail), or disclosed in the Company Reports filed and publicly available, in each case, on or before 5:00 p.m. (New York City time) on the day immediately preceding the date of this Agreement.
(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(e) Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.
(f) Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.
(g) The Company Disclosure Letter and Buyer Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article IV or Article V, as applicable, or to one or more covenants contained in this Agreement. Inclusion of any items or information in the Company Disclosure Letter or Buyer Disclosure Letter, as applicable, shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would have a Company Material Adverse Effect, or to affect the interpretation of such term for purposes of this Agreement.
(h) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 9.14 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a) This Agreement and all Proceedings against any other Person in connection with, arising out of or otherwise relating to this Agreement, shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.
(b) Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the courts in this clause (i), together with any appellate court thereof, the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.14 or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.14.
Section 9.15 Guaranty.
(a) To induce the Company to enter into this Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to the Company the due and punctual payment and performance of each of the payment obligations of Buyer and Merger Sub, as applicable under this Agreement (the “Guaranteed Obligations”). This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. So long as this Section 9.15 is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company or any other guarantor of the Guaranteed Obligations or any security therefor. Notwithstanding anything herein to the contrary, the Company agrees and acknowledges that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor hereunder, any claim, set-off, deduction, defense or release that Buyer or Merger Sub could assert against the Company under the terms of, or with respect to, this Agreement, or otherwise with respect to the Guaranteed Obligations.
(b) If and whenever Buyer or Merger Sub defaults for any reason whatsoever in the payment of any of the Guaranteed Obligations, Guarantor shall, as soon as reasonably practicable following demand, unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company as such Person would have received if the Guaranteed Obligations had been duly performed and satisfied by Buyer and Merger Sub.
(c) Guarantor represents and warrants to the Company as of the date of this Agreement (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows:

  (i) Guarantor is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
  (ii) Guarantor has all requisite corporate power and authority to enter into this Section 9.15 and to perform its obligations under this Section 9.15.
  (iii) The execution, delivery and performance of this Section 9.15 by the Guarantor, have been duly and validly authorized by the board of directors of the Guarantor, and this Section 9.15 has been duly and validly executed and delivered by Guarantor and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Section 9.15 constitutes the valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception.
  (iv) The execution, delivery and performance by Guarantor of this Section 9.15 do not and will not (A) violate or conflict with the Organizational Documents of Guarantor, (B) violate any Law applicable to Guarantor or (C) result in a breach or default under, or give rise to any right of termination, acceleration or cancellation under, any material Contract to which Guarantor is a party, except, in the case of clauses (B) and (C), for any such violation, breach, default, termination, acceleration or cancellation that would not reasonably be expected to impair in any material respect the ability of Guarantor to perform its obligations under this Section 9.15.
  (v) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party is required to be obtained or made by Guarantor in connection with the execution, delivery or performance by Guarantor of this Section 9.15, except for such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to obtain or make would not reasonably be expected to impair in any material respect the ability of Guarantor to perform its obligations under this Section 9.15.
(d) Except for the representations and warranties expressly set forth in this Section 9.15, neither Guarantor nor any other Person makes any other express or implied representation or warranty on behalf of Guarantor. Guarantor’s obligations under this Section 9.15 are expressly limited to Guaranteed Obligations and shall automatically expire upon the full discharge and performance of all Guaranteed Obligations and thereafter, Guarantor shall no longer have any duties or obligations under this Agreement.
(e) This guaranty is to be a continuing guaranty and accordingly is to remain in force until all the Guaranteed Obligations have been performed or satisfied. This guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses to the payment of the Guaranteed Obligations that Buyer or Merger Sub has (A) arising from Fraud or Willful Breach by the Company or (B) under the specific terms of this Agreement.
(f) As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that any of the Guaranteed Obligations that is or becomes unenforceable against, or not capable of recovery from, Buyer or Merger Sub by reason of any legal limitation, disability or incapacity on or of Buyer or Merger Sub (other than any limitation imposed by this Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation. Guarantor hereby waives: (A) notice of acceptance of this guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (C) any requirement that suit be brought against Buyer or Merger Sub, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor (in each case except to the extent expressly set forth in this Agreement); and the liability of Guarantor under this Agreement shall be irrevocable and enforceable irrespective of: (A) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith in conformity with the terms of this Agreement; (B) any sale, exchange, release, or non-perfection of any property standing as security for the Guaranteed Obligations, or any release, amendment, waiver, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (C) failure, omission, delay, waiver, or refusal by the Company to exercise, in whole or in part, any right or remedy held by such Person with respect to the Guaranteed Obligations; and (D) any change in the existence, structure, or ownership of Guarantor, Buyer or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding.
(g) Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representative of Guarantor, whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Proceeding, by virtue of any Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative of Guarantor under this Section 9.15 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Guarantor is agreeing to enter into this Section 9.15(g) in reliance on the provisions set forth in this Section 9.15(g) and that this Section 9.15(g) shall survive the termination of this Agreement. For the avoidance of doubt, in no event shall the potential liability of Guarantor in connection with this Agreement or the Transactions exceed that of Buyer in connection with this Agreement or the Transactions.
(h) For so long as this Section 9.15 remains in effect, Guarantor shall not consolidate with or merge into any other Person, or transfer all or substantially all of its assets to any Person, unless, in each case, the resulting, surviving or transferee Person expressly assumes in writing all of the obligations of Guarantor under this Section 9.15 (unless such assumption arises automatically by operation of law), and Guarantor shall not take any action, including any dividend, distribution or other transfer of assets, in each case, outside the ordinary course of business that would reasonably be expected to render Guarantor unable to perform its obligations hereunder.
(i) If the Company brings any Proceeding to enforce this Section 9.15 and prevails in such Proceeding in a final and non-appealable judgement, Guarantor shall reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with such Proceeding.
(j) Guarantor agrees that it shall be bound by, and entitled to the benefits of, Section 9.5 (Notices) and Section 9.14 (Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury) of this Agreement, solely with respect to any Proceeding in connection with, arising out of or otherwise relating to this Section 9.15.
Section 9.16 Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement or the Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in a commitment letter or in any definitive documentation related to the Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal action brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any of its Subsidiaries or any of their respective controlled affiliates or representatives relating to or arising out of this Agreement or the Financing (subject to the last sentence of this Section 9.16), and (e) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.16 and that this Section 9.16 may not be amended in a manner materially adverse to the Financing Parties without the written consent of the Financing Entities (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 9.16 shall in any way limit or modify the rights and obligations of Buyer under this Agreement or any Financing Party’s obligations to Buyer under a commitment letter or the rights of the Company and its Subsidiaries against the Financing Parties with respect to the Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

ATKORE INC.

By	/s/ William E. Waltz
	Name:	William E. Waltz
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

PRYSMIAN S.p.A.

By	/s/ Massimo Battaini
	Name:	Massimo Battaini
	Title:	Chief Executive Officer

TRINITY MERGER SUB, INC.

By	/s/ Andrea Pirondini
	Name:	Andrea Pirondini
	Title:	President

PRYSMIAN CABLES AND SYSTEMS USA, LLC (solely for purposes of Section 9.8 and Section 9.15)

By	/s/ Andrea Pirondini
	Name:	Andrea Pirondini
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A
Certain Definitions
“Acceptable Confidentiality Agreement” means a confidentiality agreement to which the Company is a party having provisions that are not materially less favorable in any substantive respect to the Company than the provisions of the Confidentiality Agreement; provided, that such confidentiality agreement shall not restrict compliance by the Company with the terms of this Agreement; provided, further, that such confidentiality agreement need not contain any “standstill” or similar provisions.
“Acquisition Proposal” has the meaning set forth in Section 6.2(f).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).
“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other United States or non-United States antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Applicable Date” means September 30, 2024.
“Appraisal Shares” has the meaning set forth in Section 2.3.
“Book-Entry Shares” has the meaning set forth in Section 2.1(a)(iv).
“Business Day” means any day ending at 11:59 p.m. (New York Time) other than a Saturday or Sunday or a day on which banks in the City of New York, New York or Milan, Italy are required or authorized by Law to close.
“Business Licenses” means building occupancy, routine business licensing or qualification requirements, including business Licenses, business tax registrations and similar authorizations.
“Buyer” has the meaning set forth in the Preamble to this Agreement.
“Capex Budget” means, the Company’s expenditure budget for the fiscal year ending September 30, 2026 and the fiscal year ending September 30, 2027 set forth on Section 10 of the Company Disclosure Letter; provided, that any unused amounts for any fiscal year shall be carried forward and available for expenditure during any subsequent fiscal year. For the period after September 30, 2027 until the End Date, the Capex Budget shall be an amount equal to 60% of the Capex Budget for the fiscal year ended September 30, 2027.
“Certificate” has the meaning set forth in Section 2.1(a)(iv).
“Change in the Company Recommendation” has the meaning set forth in Section 6.3(a).
“Citi” has the meaning set forth in Section 4.3(b).
“Closing Year Annual Bonus” has the meaning set forth in Section 6.9(d).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means a collective bargaining agreement or other similar Contract with a Labor Union.
“Company Balance Sheets” has the meaning set forth in Section 4.5(d).
“Company Board” has the meaning set forth in the Recitals to this Agreement.
“Company Credit Agreements” means (i) that certain Term Loan Credit Agreement, dated as of May 26, 2021 (as amended by Amendment No. 1 thereto, dated as of March 15, 2023 and by Amendment No. 2 thereto, dated as of September 29, 2025 as may be further amended, amended and restated, supplemented or otherwise modified from time to time after the date hereof in compliance with the terms of this Agreement), by and among Company and JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, and (ii) the Company Revolving Credit Agreement.

“Company DSU” means any deferred stock unit of the Company granted under any Company Stock Plan.
“Company Employee” means a current or former employee of the Company or any of its Subsidiaries.
“Company Equity Awards” means the Company Options, the Company RSUs, the Company PSUs and the Company DSUs.
“Company Financial Statements” has the meaning set forth in Section 4.5(d).
“Company Information Technology” means all Information Technology owned, leased, licensed or used by the Group Companies.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), properties, assets, operations, liabilities, business or results of operations of the Group Companies taken as a whole; provided, however, that none of the following, alone or in combination, shall be deemed to constitute a Company Material Adverse Effect, or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
(A) Effects generally affecting the economy, credit, capital, securities or financial markets or political, regulatory, economic or business conditions (including tariffs, trade policies and sanctions) in any jurisdiction in which the Group Companies have operations or in which products or services of the Group Companies are sold;
(B) Effects that are the result of factors generally affecting the industries, markets or geographical areas in which the Group Companies has operations;
(C) changes in the relationship of the Group Companies, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship or any resulting Effect that was caused by the entry into, announcement, pendency or performance of the Transactions, or resulting or arising from the identity of the Buyer as the acquiror of the Company, Merger Sub or their Affiliates; provided, that the exceptions in this clause (C) shall not apply to the representations and warranties set forth in Section 4.4 or in the conditions set forth in Article VII with respect to such representations and warranties;
(D) changes or modifications in accounting standards applicable to the Group Companies, including GAAP, or in any Law of general applicability, including the repeal thereof, or in the interpretation or enforcement thereof, after the date of this Agreement;
(E) any failure by the Group Companies to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;
(F) Effects resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberterrorism, ransomware or malware, military actions or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any epidemic, pandemic, outbreak of illness or other public health event (including pandemics and epidemics) or any other force majeure event, or any national or international calamity or crisis;
(G) any actions taken or failed to be taken by the Company or its Subsidiaries that are required to be taken by this Agreement or any actions taken with Buyer’s express written consent or failed to be taken at Buyer’s express written request; or
(H) any Effect or announcement of an Effect affecting the credit rating or other rating of financial strength of the Company, its Subsidiaries or any of their respective securities; provided that the exception in this clause (I) shall not prevent or otherwise affect a determination that any Effect underlying such Effect, announcement of an Effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect;
provided, further that, with respect to clauses (A), (B), (D) and (F), such Effect shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or is occurring to the extent it disproportionately adversely affects the Group Companies (taken as a whole) compared to other businesses operating in the industries and geographies in which the Group Companies operate (in which case only the incremental disproportionate impact may be taken into account, and only to the extent otherwise permitted by this definition).
“Company Option” means each option to purchase the Shares granted under any Company Stock Plan.
“Company Owned IP” means all Intellectual Property owned or purported to be owned by any of the Group Companies.
“Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, separation, termination, retention, change of control, stay bonus and other similar material plan, program, agreement or arrangement that is maintained or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries would reasonably be expected to have any liability, other than any such plan, scheme or arrangement (i) that is sponsored or maintained by, or provided through, a Governmental Entity or Labor Union, (ii) that the Company or any of its Subsidiaries is required by Law to maintain or contribute to or (iii) any Multiemployer Plan.
“Company Product” has the meaning set forth in Section 4.16.
“Company PSU” means any performance restricted stock unit of the Company granted under any Company Stock Plan.
“Company Recommendation” has the meaning set forth in the Recitals to this Agreement.
“Company Reports” has the meaning set forth in Article IV.
“Company Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 28, 2020 (as amended by that certain Amendment Number One thereto, dated as of May 26, 2021, Amendment Number Two thereto, dated as of March 24, 2023, Amendment Number Three thereto, dated as of September 17, 2024, and Amendment Number Four thereto, dated as of April 30, 2025), by and among Atkore International Inc., Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto (as may be amended, amended and restated, supplemented or otherwise modified from time to time after the date hereof in compliance with the terms of this Agreement).
“Company RSU” means each restricted stock unit of the Company granted under any Company Stock Plan (other than any Company PSU or Company DSU).
“Company Senior Notes Indenture” means that certain Indenture, dated May 26, 2021, by and among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and the other parties thereto (as may be amended, amended and restated, supplemented or otherwise modified from time to time after the date hereof in compliance with the terms of this Agreement).
“Company Senior Notes” means the 4.250% Senior Notes due 2031 issued pursuant to the Company Senior Notes Indenture (as may be amended, amended and restated, supplemented or otherwise modified from time to time after the date hereof in compliance with the terms of this Agreement).
“Company Stock” has the meaning set forth in the Recitals to this Agreement.
“Company Stock Plans” means the Company’s 2020 Omnibus Incentive Plan (as amended) and the Company’s 2016 Omnibus Equity Incentive Plan (as amended).
“Company Stockholder Approval” means the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose.
“Company Stockholder Meeting” has the meaning set forth in Section 6.3(g).
“Company Subsidiaries” has the meaning set forth in Section 4.2(b).
“Company Superior Proposal” has the meaning forth in Section 6.2(f).

“Confidentiality Agreement” means the confidentiality letter agreement entered into between Buyer and the Company, dated December 3, 2025.
“Continuing Employee” means each individual who is a Company Employee immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Buyer or one of its Subsidiaries (including the Surviving Corporation) immediately following the Merger.
“Contract” means any written contract, agreement, lease, license, note, mortgage, indenture, arrangement or other similar obligation.
“Costs” has the meaning set forth in Section 6.10(a).
“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”
“Credit Facility Terminations” has the meaning set forth in Section 6.14(a).
“Data Protection Laws” means all applicable Laws relating to the Processing or security (both technical and physical) of Personal Data including (i) Section 5 of the Federal Trade Commission, (ii) the Electronic Communications Privacy Act of 1986, (iii) the Video Privacy Protection Act of 1988, (iv) the California Invasion of Privacy Act, and all other applicable state Laws regulating wiretapping and/or interception or recording of communications, (v) the Stored Communications Act, (vi) the California Consumer Privacy Act and all other applicable United States state privacy Laws, (vii) the Illinois Biometric Information Privacy Act and other applicable Laws regulating biometric data, (viii) the CAN-SPAM Act, the Telephone Consumer Protection Act and all other applicable Laws concerning marketing and advertising and (ix) analogous applicable Laws in other jurisdictions.
“Delisting Period” has the meaning set forth in Section 6.7.
“D&O Insurance” has the meaning set forth in Section 6.10(b).
“EDGAR” means the SEC’s online database of public company filings.
“EHS Permits” means Licenses relating primarily to environmental, health and safety matters or building occupancy.
“Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence.
“Effective Time” has the meaning set forth in Section 1.3.
“End Date” has the meaning set forth in Section 8.1(b)(i).
“Environmental Law” means any Law relating to the protection of the environment or, as it relates to exposure to Hazardous Substances, human health and safety.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Export and Sanctions Regulations” means sanctions and export control Laws and regulations where such Person does business or is otherwise subject to jurisdiction, including the U.S. International Traffic in Arms Regulations, the Export Administration Regulations, U.S. sanctions Laws and regulations administered by the Department of the Treasury’s Office of Foreign Assets Control and the anti-boycott regulations administered by the U.S. Department of Commerce and U.S. Department of Treasury.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977.
“Financing” has the meaning set forth in Section 6.15(a).
“Financing Entities” has the meaning set forth in the definition of “Financing Parties.”

“Financing Parties” means each debt provider (including each agent and arranger) that commits to arrange or provide or actually arranges or provides Buyer or any of its Subsidiaries Financing (the “Financing Entities”), and their respective Representatives and other Affiliates; provided, that neither Buyer nor Merger Sub shall be a Financing Party.
“First Extended End Date” has the meaning set forth in Section 8.1(b)(i).
“Foreign Investment Laws” means Laws regarding (a) foreign direct investments, including, but not limited to, Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all interim or final rules issued and effective thereunder, or (b) concerning the review, notification or regulation of foreign subsidies or other forms of state support provided by non-domestic governments, including any Laws governing the assessment of distortive foreign subsidies in connection with mergers, acquisitions, joint ventures or public procurement.
“Fraud” means actual and intentional common law fraud under Delaware law with respect to a representation and warranty set forth in Article IV or Article V by the Party making such representation or warranty. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness.
“Foreign Benefit Plan” has the meaning set forth in Section 4.8(k).
“GAAP” means United States generally accepted accounting principles.
“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Entity, or for or on behalf of any such public international organization.
“Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination or award entered by or with any Governmental Entity.
“Guaranteed Obligations” has the meaning set forth in Section 9.15(a).
“Guarantor” has the meaning set forth in the Preamble to this Agreement.
“Group Companies” means the Company and its Subsidiaries.
“Hazardous Substance” means any substance, material or waste listed, defined, designated, classified or regulated as “hazardous,” “toxic,” “radioactive,” a “pollutant,” a “contaminant,” or words of similar meaning or effect pursuant to any Environmental Law, including any petroleum product or derivative or by-product, asbestos and asbestos-containing material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, or urea formaldehyde foam insulation.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means, with respect to any Person, as of the date of determination and without duplication, all liabilities of such Person (a) for borrowed money; (b) evidenced by notes, bonds, debentures or other similar Contracts; (c) for lease obligations of such Person that are required to be capitalized on the books and records of such Person in accordance with GAAP (other than obligations not exceeding $10,000,000 in the aggregate that are incurred in the Ordinary Course ); (d) to pay the deferred and unpaid purchase price of property (other than obligations not exceeding $10,000,000 in the aggregate); (e) pursuant to securitization or factoring programs or arrangements; (f) for Contracts relating to swap agreements, collar agreements, other hedging arrangements and any other derivative arrangement; and (g) in the nature of a guarantee of the obligations described in clauses (a) through (g) above of any other Person (other than a guarantee among Group Companies). Notwithstanding the foregoing, “Indebtedness” shall not include (i) any trade payables incurred in the ordinary course of business and not overdue for more than sixty (60) days or (ii) operating lease obligations.

“Indemnified Parties” has the meaning set forth in Section 6.10(a).
“Information Technology” means all software, computer systems (including computers, screens, servers, middleware, workstations, routers, hubs, switches, networks, data communications lines and hardware), network and telecommunications systems hardware and other information technology equipment.
“Intellectual Property” means, collectively, all United States and non-United States intellectual property rights, including all such rights in (a) patents and patent applications, including divisions, continuations, continuations-in-part, extensions, reissues, reexaminations, and any other governmental grant for the protection of inventions or industrial designs (“Patents”); (b) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, designs, symbols, trade dress, trade names, Internet domain names, social media handles, whether registered or unregistered, and other indicia of source, quality or origin, including all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby (“Trademarks”); (c) published and unpublished works of authorship in any media (including software, source code, object code, information, data, databases and other compilations of information), copyrights, whether registered or unregistered, therein and thereto, and registrations and applications therefor, including all renewals, extensions, restorations and reversions thereof, and including all derivative, compilation and ancillary rights of every kind, whether now known or hereafter recognized, related to copyrights (“Copyrights”); (d) Trade Secrets; and (e) moral rights, rights of publicity and rights of privacy.
“Intervening Event” means any Effect that (i) is material to the Company, (ii) was unknown to, and not reasonably foreseeable by, the Company Board as of the date of this Agreement, or if known and reasonably foreseeable to the Company Board as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement, and (iii) does not involve or relate to (A) an Acquisition Proposal, or (B) (x) any failure by the Group Companies to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period, or (y) any change in the price or trading volume of the Shares or the credit rating or other rating of financial strength of the Company, its Subsidiaries or any of their respective securities (provided, that, for purposes of clause (B), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, an Intervening Event, to the extent not otherwise excluded by the definition of Intervening Event).
“IRS” means the United States Internal Revenue Service.
“JPM” has the meaning set forth in Section 4.3(b).
“Knowledge” when used in this Agreement (i) with respect to the Company, means the actual knowledge, after reasonable inquiry of their direct reports, of the Persons listed in Section A(2) of the Company Disclosure Letter and (ii) with respect to Buyer, means the actual knowledge, after reasonable inquiry of their direct reports, of the Persons listed in Section A(3) of the Buyer Disclosure Letter.
“Labor Union” means any labor union, works council or similar employee or labor organization.
“Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, license or permit of any Governmental Entity.
“Leased Real Property” has the meaning set forth in Section 4.12(c).
“Licenses” means any permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance, option, put, call, preemptive rights easement, restriction, right of first offer or refusal, hypothecation or other claim in respect of such property or asset.
“Merger” has the meaning set forth in the Recitals to this Agreement.
“Merger Sub” has the meaning set forth in the Preamble to this Agreement.
“Merger Consideration” has the meaning set forth in the Recitals to this Agreement.
“Milan Stock Exchange” means Euronext Milan, any successor stock exchange operated by Borsa Italiana S.p.A. or any successor thereto.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA.
“NYSE” means the New York Stock Exchange, any successor stock exchange operated by the NYSE Euronext or any successor thereto.
“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent with the ordinary course of business and past practices of such Person.
“Organizational Documents” means (i) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents.
“Owned Real Property” has the meaning set forth in Section 4.12(a).
“Patents” has the meaning set forth in the definition of “Intellectual Property.”
“Paying Agent” has the meaning set forth in Section 3.1.
“Payment Fund” has the meaning set forth in Section 3.1.
“Payoff Letter” has the meaning set forth in Section 6.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Lien” means (i) real estate and personal property Taxes, assessments, governmental levies, fees or charges or statutory Liens, in each case, for Taxes or assessments that are not yet due and payable or which are being contested in good faith and by appropriate Proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Balance Sheets, (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business with respect to amounts not yet due and payable or which are being contested in good faith and by appropriate Proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Balance Sheets that would not be individually or in the aggregate materially adverse, (iii) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Entity having jurisdiction over real property and that are not violated in any material respect by the current use and operation of such real property or the operation of the businesses of the Group Companies, (iv) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above real property, (v) all matters disclosed in Section A(4) of the Company Disclosure Letter, (vi) any state of facts which an accurate survey or inspection of real property would disclose and which, individually or in the aggregate, do not materially impair the continued use of such real property for the purposes for which it is used by such Person, (vii) title exceptions disclosed by any title insurance commitment or title insurance policy for any such real property issued by a title company and delivered or otherwise made available to Buyer prior to the date hereof, (viii) statutory Liens in favor of lessors arising in connection with any leased real property, (ix) other defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and mining reservations, rights, licenses and leases, which, in each case, do not materially impair the continued use of real property for the purposes for which it is used by such Person, (x) grants of non-exclusive licenses or other non-exclusive rights with respect to Intellectual Property that do not, in each case, otherwise contain or constitute a mortgage, lien, pledge, charge, security interest, encumbrance or limitation on transfer and otherwise made in the Ordinary Course, (xi) Liens pursuant to the Company Credit Agreements, so long as such Liens will be released and terminated in connection with the Credit Facility Terminations pursuant to Section 6.14(a), and (xii) Liens that, individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of the properties, rights or assets of the Company and its Subsidiaries or materially interfere with the use thereof as currently used by such Person.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Data” means any data or information in any media that is associated with, related to or linked to, or can reasonably be used to identify, a particular individual or device, and any data or information that constitutes “personal information,” “personally identifiable information,” “personal data,” “protected health information” or any analogous term under any applicable Law.
“Post-Closing SEC Reports” has the meaning set forth in Section 6.7.
“Privacy Requirements” means all applicable (i) Data Protection Laws, (ii) contractual obligations of the Group Companies relating to Processing of Personal Data, (iii) internal and public-facing privacy, data handling and/or security policies of the Group Companies, and (iv) if applicable, any rules of self-regulatory organizations, codes of conduct, or other industry frameworks to which the Group Companies is bound, including the Payment Card Industry Data Security Standard.
“Pro Rata Bonus Payment” has the meaning set forth in Section 6.9(d).
“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.
“Processing” means, with respect to data or information (including Personal Data), any operation or set of operations such as collection, recording, organization, structuring, storage, adaptation, enhancement, enrichment or alteration, retrieval, consultation, analysis, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“Proxy Statement” means the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein, as each may be amended or supplemented, to be filed with the SEC in connection with seeking the Company Stockholder Approval.
“Proxy Statement Clearance Date” means the earlier of (i) ten (10) calendar days after the filing of the preliminary Proxy Statement with the SEC if, on or prior to such date, the SEC has not informed the Company, orally or in writing, that it intends to review, or has indicated that it does not intend to review, the preliminary Proxy Statement and (ii) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.
“Real Property Lease” has the meaning set forth in Section 4.12(a).
“Redemption” has the meaning set forth in Section 6.14(b).
“Registered” means issued by, registered with, or the subject of a pending application for issuance or registration before, any Governmental Entity or domain name registrar.
“Registered Company IP” means Company Owned IP that is Registered.
“Representative” means, with respect to any Person, any director, officer, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee, consultant, investment banker, financial advisor, legal counsel, attorneys-in-fact, accountant or other advisor, agent or other representative of such person, in each case acting in their capacity as such.
“Release” means disposing, discharging, injecting, spilling, leaking, migrating, pumping, pouring, releasing, leaching, emitting, escaping or emptying into or upon the indoor or outdoor environment.
“Remedial Action” has the meaning set forth in Section 6.4(e).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Extended End Date” has the meaning set forth in Section 8.1(b)(i).
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” has the meaning set forth in the Recitals.

“Significant Customers” has the meaning set forth in Section 4.17.
“Significant Suppliers” has the meaning set forth in Section 4.17.
“Subsidiary” means, with respect to any Person, any other Person (i) of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or (ii) of which such Person, directly or indirectly, possesses the power to direct or cause the direction of the management and policies by Contract.
“Tail Period” has the meaning set forth in Section 6.10(b).
“Takeover Statute” means a “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation.
“Tax” or “Taxes” means any income, gross income, gross receipts, profits, capital stock, recording, franchise, withholding, payroll, social security, workers’ compensation, unemployment, disability, property, ad valorem, value added, stamp, excise, production, severance, occupation, service, digital services, environmental, sales, consumption, turnover, goods and services, use, license, lease, transfer, import, export, customs, duty, escheat, alternative minimum, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Governmental Entity or political subdivision thereof, and any interest, penalty, additions to tax or additional amounts in respect of the foregoing.
“Tax Law” means the Law of any Governmental Entity or political subdivision thereof relating to any Tax.
“Tax Return” means any report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, any documentation with respect to transfer pricing or any other similar report, statement, declaration or document filed or required to be filed under the Code or other Tax Law with respect to Taxes, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.
“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”
“Trade Secrets” means trade secrets and all other confidential and proprietary information, including rights in know-how, processes, schematics, business methods, formulae, technical data, specifications, operating and maintenance manuals, drawings, prototypes, models, designs, customer lists and supplier lists.
“Transactions” means the transactions contemplated by this Agreement.
“Willful Breach” means an intentional and willful act, or an intentional and willful material failure to act, in each case that is taken or not taken with the knowledge that the taking of such act or failure to take such act would cause or constitute, or would reasonably be expected to cause or constitute, a material breach of this Agreement; it being acknowledged and agreed, without limitation, that any failure by any Party to consummate the Merger and the other Transactions after the applicable conditions thereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at such time) shall constitute a Willful Breach of this Agreement.

Exhibit A
FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
ATKORE INC.
ARTICLE I
The name of the corporation is Atkore Inc. (the “Corporation”).
ARTICLE II
The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
Section 1. The Corporation shall be authorized to issue 1,000 shares of capital stock, all of which 1,000 shares shall be shares of common stock, par value $0.01 per share (the “Common Stock”).
Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of the Common Stock shall have one vote, and the Common Stock shall vote together as a single class.
ARTICLE V
Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted in the election of directors.
ARTICLE VI
In furtherance and not in limitation of those powers conferred by law, the board of directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the by-laws of the Corporation (the “By-Laws”).
ARTICLE VII
Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be designated by, or in the manner provided in, the By-Laws or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.
ARTICLE VIII
The Corporation reserves the right at any time or from time to time to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Fifth Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE IX
Section 1. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, provided that nothing contained in this Section 1 shall eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Corporation. All references in this Section 1 to an officer shall have the meaning ascribed to such term in Section 102(b)(7) of the DGCL.
Section 2. To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses to the directors and officers of the Corporation, provided that, except as otherwise provided in the By-Laws, the Corporation shall not be obligated to indemnify or advance expenses to a director or officer of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by the Board. The rights provided by this Section 2 shall not limit or exclude any rights, indemnities or limitations of liability to which any director or officer of the Corporation may be entitled, whether as a matter of law, under the By-Laws, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.
Section 3. Any repeal or amendment of this Article, or the adoption of any other provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of this Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

Exhibit B
FIFTH AMENDED AND RESTATED BY-LAWS

of

ATKORE INC.
dated as of [•], 2026

ARTICLE I

OFFICES
SECTION 1. REGISTERED OFFICE – The address, including street, number, city, and county, of the registered office of Atkore Inc. (the “Corporation”) in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
SECTION 2. OTHER OFFICES – The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
SECTION 1. ANNUAL MEETINGS – Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2. SPECIAL MEETINGS – Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President or the Secretary, or by resolution of the Board of Directors.
SECTION 3. VOTING – Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.
SECTION 4. QUORUM – Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
SECTION 5. NOTICE OF MEETINGS – Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING – Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III

DIRECTORS
SECTION 1. NUMBER AND TERM – The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall initially be [two] and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.
SECTION 2. RESIGNATIONS – Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
SECTION 3. VACANCIES – If the office of any director becomes vacant, the remaining director(s) in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.
SECTION 4. REMOVAL – Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.
SECTION 5. COMMITTEES – The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.
SECTION 6. MEETINGS – The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.
Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, or by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of the meeting.
Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM – A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.
SECTION 8. COMPENSATION – Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 9. ACTION WITHOUT MEETING – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE IV

OFFICERS
SECTION 1. OFFICERS – The officers of the Corporation shall be a President, a Treasurer and a Vice President and Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board of Directors and such Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS – The Chairman of the Board of Directors, if elected by the Board of Directors, shall have such powers and duties as may be prescribed by the Board of Directors. Such officer shall preside at all meetings of the Board of Directors.
SECTION 3. PRESIDENT – The President shall be the Chief Operating Officer of the Corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.
SECTION 4. VICE PRESIDENTS – Vice Presidents, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
SECTION 5. TREASURER – The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board of Directors, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.
SECTION 6. SECRETARY – The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors.

SECTION 7. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES – Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
ARTICLE V

MISCELLANEOUS
SECTION 1. CERTIFICATED AND UNCERTIFICATED STOCK – The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe or be uncertificated.
SECTION 2. LOST CERTIFICATES – A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
SECTION 3. TRANSFER OF SHARES – The shares of stock of the Corporation shall be transferred upon its books, (a) in the case of certificated shares of stock, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued; and (b) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by their duly authorized attorneys or legal representatives, and upon compliance with appropriate procedures for transferring shares in uncertificated form. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
SECTION 4. STOCKHOLDERS RECORD DATE – In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5. DIVIDENDS – Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

SECTION 6. FISCAL YEAR – The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 7. CHECKS – All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
SECTION 8. NOTICE AND WAIVER OF NOTICE – Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.
SECTION 9. CORPORATE SEAL – The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.
ARTICLE VI

INDEMNIFICATION
SECTION 1. INDEMNIFICATION.
(a) In General. The Corporation shall indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”) by reason of the fact that (i) such person is or was serving or has agreed at the request of the Corporation to serve as a director or officer of the Corporation, or (ii) such person, while serving as a director or officer of the Corporation, is or was serving or has agreed at the request of the Corporation to serve as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) such person is or was serving or has agreed at the request of the Corporation to serve as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:
(i) in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom; or
(ii) in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom.
(b) Indemnification in Respect of Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1(a) of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(c) Indemnification in Respect of Proceedings Instituted by Indemnitee. Section 1(a) of this Article VI does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 3 of this Article VI.

SECTION 2. ADVANCE OF EXPENSES. – The Corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.
SECTION 3. PROCEDURE FOR INDEMNIFICATION. – Any indemnification under Section 1 of this Article VI or any advance of expenses under Section 2 of this Article VI shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 1 of this Article VI in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Court of Chancery of the State of Delaware to the extent all or any portion of a requested indemnification has not been granted within 90 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 20 days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation.
SECTION 4. BURDEN OF PROOF.
(a) In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 1 of this Article VI, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.
(b) In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 2 of this Article VI, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 2 of this Article VI.
SECTION 5. CONTRACT RIGHT; NON-EXCLUSIVITY; SURVIVAL.
(a) The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.
(b) The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.
(c) The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.
SECTION 6. INSURANCE. – The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.
SECTION 7. EMPLOYEES AND AGENTS. – The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.
SECTION 8. INTERPRETATION; SEVERABILITY. – Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VII

AMENDMENTS
These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation. Notwithstanding the foregoing, no amendment, alteration or repeal of Article VI of these By-Laws shall adversely affect any right or protection existing under these By-Laws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.
ARTICLE VIII

EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws (as either may be amended or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Annex B
August 2, 2026

The Board of Directors
Atkore Inc.
16100 South Lathrop Avenue
Harvey, IL 60426

Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (as defined below) of Atkore Inc. (the “Company”) of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into by and among Prysmian S.p.A. (“Buyer”), Trinity Merger Sub, Inc., a wholly owned subsidiary of Buyer (“Merger Sub”), the Company, and, solely with respect to Section 9.8 and Section 9.15 of the Merger Agreement, Prysmian Cables and Systems USA, LLC. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Buyer, and (ii) each issued and outstanding share of the Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”), other than shares that are owned by Buyer, the Company (including shares held as treasury stock or otherwise) or any wholly owned subsidiary of Buyer or the Company, will be converted into the right to receive $95.00 in cash (the “Merger Consideration”), without interest. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
In arriving at our opinion, we reviewed a draft, dated August 2, 2026, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company. We reviewed certain publicly available business and financial information relating to the Company provided to or discussed with us by the management of the Company, including certain financial forecasts and other information and data relating to the Company which were prepared and provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Company Common Stock; certain historical and projected earnings and other operating data of the Company; and the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company, and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to, and are a reasonable basis upon which to evaluate, the future financial performance of the Company. We express no view or opinion as to any financial and other information or data (or any underlying assumptions on which any such financial and other information or data are based) provided to or otherwise reviewed by or discussed with us.
We have assumed, with your consent, that the Merger will be consummated in accordance with the terms, conditions and agreements set forth in the Merger Agreement, and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed or occur that

The Board of Directors
Atkore Inc.
August 2, 2026

would have an adverse effect on the Company or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of the Company have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary, in any material respect, from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet, accrued or otherwise) of the Company or any other business or person, nor have we made any physical inspection of the properties or assets of the Company or any other business or person. Our opinion does not address any terms (other than the Merger Consideration to the extent expressly specified herein), aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, or any other agreement, arrangement or understanding to be entered into in connection with, related to or contemplated by the Merger or otherwise. We are not expressing any opinion as to the prices at which the Company Common Stock will trade at any time, or any other securities will trade or otherwise be transferable at any time, including following the announcement of the Merger. We have not evaluated the solvency or fair value of the Company, or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view as to, and our opinion does not address, the underlying business decision of the Company to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage or that the Company might consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger (in their capacity as such), or any class of such persons, relative to the Merger Consideration or otherwise. We are not expressing any opinion or view with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of the Company as to such matters. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion.
Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, of which a portion is payable upon delivery of this opinion, and the principal portion is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain expenses and to indemnify us against certain liabilities arising from our engagement.
As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide, certain investment banking, commercial banking and other similar services to the Company and/or its affiliates, unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted as financial advisor with respect to certain merger and acquisition matters and as co-documentation agent, bookrunner and lender with respect to certain credit facilities and loans of the Company and having provided or providing certain markets and securities services, treasury and trade solutions services. As you are further aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Buyer and/or its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date hereof, having acted or acting as underwriter, master lead arranger and lender with respect to certain credit facilities, loans and bond issuances of Buyer, and having provided or providing certain markets and securities services and treasury and trade solutions services. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of the Company, Buyer, and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Buyer, and their respective affiliates.

The Board of Directors
Atkore Inc.
August 2, 2026

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Annex C
August 3, 2026

The Board of Directors
Atkore, Inc.
16100 South Lathrop Avenue
Harvey, IL, 60426

Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Atkore, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Prysmian S.p.A (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of August 3, 2026 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Trinity Merger Sub, Inc. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Appraisal Shares (as defined in the Agreement), will be converted into the right to receive $95.00 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

C-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility in April 2025. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead manager on a bond issuance in May 2025. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,

J.P. MORGAN SECURITIES LLC

C-2

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Atkore

ATKORE INC.
16100 S. LATHROP AVENUE
HARVEY, IL 60426

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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T03507-TBD

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DETACH AND RETURN THIS PORTION ONLY

ATKORE INC.

The Board of Directors recommends you vote FOR each of Proposals 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this proxy will be voted FOR each of Proposals 1, 2 and 3.** If any other matters properly come before the Special Meeting, the persons named in the proxy will vote in their discretion on such matters.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on [TBD], 2026:
The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

T03508-TBD

ATKORE INC.
Special Meeting of Stockholders
[TBD], 2026 at [TBD] ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Courtney H. Young and Matthew D. Kline, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATKORE INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] Eastern Time, on [TBD], 2026, held virtually at www.virtualshareholdermeeting.com/ATKR2026SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR EACH OF PROPOSALS 1, 2 AND 3.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PERSONS NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION ON SUCH MATTERS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE